EXHIBIT 4.1



                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,



                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           as General Master Servicer,



                          MIDLAND LOAN SERVICES, INC.,
                          as General Special Servicer,



                                    NCB, FSB,
                             as NCB Master Servicer,


                       NATIONAL CONSUMER COOPERATIVE BANK,
                           as Co-op Special Servicer,


                       LASALLE BANK NATIONAL ASSOCIATION,
               as Trustee, Paying Agent and Certificate Registrar


                                       and


                              ABN AMRO BANK, N.V.,
                                as Fiscal Agent.


                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2005



                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                                                               EXECUTION VERSION



                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions......................................................
Section 1.2   Calculations Respecting Mortgage Loans...........................
Section 1.3   Calculations Respecting Accrued Interest.........................
Section 1.4   Interpretation...................................................
Section 1.5   ARD Loan.........................................................

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1   Conveyance of Mortgage Loans.....................................
Section 2.2   Acceptance by Trustee............................................
Section 2.3   Repurchase of Mortgage Loans for Material Document
               Defects and Material Breaches of Representations and
               Warranties......................................................
Section 2.4   Representations and Warranties...................................
Section 2.5   Conveyance of Interests..........................................

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1   The Certificates.................................................
Section 3.2   Registration.....................................................
Section 3.3   Transfer and Exchange of Certificates............................
Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates................
Section 3.5   Persons Deemed Owners............................................
Section 3.6   Access to List of Certificateholders' Names and Addresses........
Section 3.7   Book-Entry Certificates..........................................
Section 3.8   Notices to Clearing Agency.......................................
Section 3.9   Definitive Certificates..........................................

                                   ARTICLE IV

                                    ADVANCES

Section 4.1   P&I Advances by the Master Servicers.............................
Section 4.2   Servicing Advances...............................................
Section 4.3   Advances by the Trustee and the Fiscal Agent.....................
Section 4.4   Evidence of Nonrecoverability....................................
Section 4.5   Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan.................................
Section 4.6   Reimbursement of Advances and Advance Interest...................
Section 4.7   Fiscal Agent Termination Event...................................
Section 4.8   Procedure Upon Termination Event.................................
Section 4.9   Merger or Consolidation of Fiscal Agent..........................
Section 4.10  Limitation on Liability of the Fiscal Agent and Others...........
Section 4.11  Indemnification of Fiscal Agent..................................

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1   Collections......................................................
Section 5.2   Application of Funds in the Certificate Accounts and
               Interest Reserve Accounts.......................................
Section 5.3   Distribution Account, Excess Interest Sub-account and
               Reserve Account.................................................
Section 5.4   Paying Agent Reports.............................................
Section 5.5   Paying Agent Tax Reports.........................................

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1   Distributions Generally..........................................
Section 6.2   REMIC I..........................................................
Section 6.3   REMIC II.........................................................
Section 6.4   Reserved.........................................................
Section 6.5   REMIC III........................................................
Section 6.6   Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability.............................
Section 6.7   Net Aggregate Prepayment Interest Shortfalls.....................
Section 6.8   Adjustment of Servicing Fees.....................................
Section 6.9   Appraisal Reductions.............................................
Section 6.10  Compliance with Withholding Requirements.........................
Section 6.11  Prepayment Premiums and Yield Maintenance Charges................

                                   ARTICLE VII

        CERTAIN MATTERS CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE
                                  PAYING AGENT

Section 7.1   Duties of the Trustee, the Fiscal Agent and the Paying
               Agent...........................................................
Section 7.2   Certain Matters Affecting the Trustee, the Fiscal Agent
               and the Paying Agent............................................
Section 7.3   The Trustee, the Fiscal Agent and the Paying Agent Not
               Liable for Certificates or Interests or Mortgage Loans..........
Section 7.4   The Trustee, the Fiscal Agent and the Paying Agent May
               Own Certificates................................................
Section 7.5   Eligibility Requirements for the Trustee, the Fiscal
               Agent and the Paying Agent......................................
Section 7.6   Resignation and Removal of the Trustee, the Fiscal Agent
               or the Paying Agent.............................................
Section 7.7   Successor Trustee, Fiscal Agent or Paying Agent..................
Section 7.8   Merger or Consolidation of Trustee, Fiscal Agent or
               Paying Agent....................................................
Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
               Custodian.......................................................
Section 7.10  Authenticating Agents............................................
Section 7.11  Indemnification of Trustee, Fiscal Agent and the Paying
               Agent...........................................................
Section 7.12  Fees and Expenses of Trustee, the Fiscal Agent and the
               Paying Agent....................................................
Section 7.13  Collection of Moneys.............................................
Section 7.14  Trustee to Act; Appointment of Successor.........................
Section 7.15  Notification to Holders..........................................
Section 7.16  Representations and Warranties of the Trustee, the Fiscal
               Agent and the Paying Agent......................................
Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Trustee, the Fiscal Agent and the
               Paying Agent....................................................

                                  ARTICLE VIII

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; Servicing Duties.............................
Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Master Servicers..............................
Section 8.3   Master Servicers' General Power and Duties.......................
Section 8.4   Primary Servicing and Sub-Servicing..............................
Section 8.5   Servicers May Own Certificates...................................
Section 8.6   Maintenance of Hazard Insurance, Other Insurance and Taxes.......
Section 8.7   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Due-On-Encumbrance Clause...........................
Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files..........
Section 8.9   Documents, Records and Funds in Possession of the Master
               Servicers to Be Held for the Trustee for the Benefit of
               the Certificateholders..........................................
Section 8.10  Servicing Compensation...........................................
Section 8.11  Master Servicer Reports; Account Statements......................
Section 8.12  Annual Statement as to Compliance................................
Section 8.13  Annual Independent Public Accountants' Servicing Report..........
Section 8.14  Operating Statement Analysis Reports Regarding the
               Mortgaged Properties............................................
Section 8.15  Other Available Information and Certain Rights of the
               Master Servicer.................................................
Section 8.16  Rule 144A Information............................................
Section 8.17  Inspections......................................................
Section 8.18  Modifications, Waivers, Amendments, Extensions and
               Consents........................................................
Section 8.19  Specially Serviced Mortgage Loans................................
Section 8.20  Representations, Warranties and Covenants of the Master
               Servicers.......................................................
Section 8.21  Merger or Consolidation..........................................
Section 8.22  Resignation of the Master Servicer...............................
Section 8.23  Assignment or Delegation of Duties by the Master Servicer........
Section 8.24  Limitation on Liability of the Master Servicers and Others.......
Section 8.25  Indemnification; Third-Party Claims..............................
Section 8.26  1934 Act Reporting...............................................
Section 8.27  Compliance with REMIC Provisions.................................
Section 8.28  Termination......................................................
Section 8.29  Procedure Upon Termination.......................................

                                   ARTICLE IX

   ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICERS

Section 9.1   Duties of the Special Servicers..................................
Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy
               of the Special Servicers........................................
Section 9.3   Sub-Servicers....................................................
Section 9.4   Special Servicers' General Powers and Duties.....................
Section 9.5   "Due-On-Sale" Clauses; Assignment and Assumption
               Agreements; Modifications of Specially Serviced Mortgage
               Loans; Due-On-Encumbrance Clauses...............................
Section 9.6   Release of Mortgage Files........................................
Section 9.7   Documents, Records and Funds in Possession of the Special
               Servicers to Be Held for the Trustee............................
Section 9.8   Representations, Warranties and Covenants of the Special
               Servicers.......................................................
Section 9.9   Standard Hazard, Flood and Comprehensive General
               Liability Insurance Policies....................................
Section 9.10  Presentment of Claims and Collection of Proceeds.................
Section 9.11  Compensation to the Special Servicer.............................
Section 9.12  Realization Upon Defaulted Mortgage Loans........................
Section 9.13  Foreclosure......................................................
Section 9.14  Operation of REO Property........................................
Section 9.15  Sale of REO Property.............................................
Section 9.16  Realization on Collateral Security...............................
Section 9.17  Reserved.........................................................
Section 9.18  Annual Officer's Certificate as to Compliance....................
Section 9.19  Annual Independent Accountants' Servicing Report.................
Section 9.20  Merger or Consolidation..........................................
Section 9.21  Resignation of the Special Servicer..............................
Section 9.22  Assignment or Delegation of Duties by the Special
               Servicers.......................................................
Section 9.23  Limitation on Liability of the Special Servicers and
               Others..........................................................
Section 9.24  Indemnification; Third-Party Claims..............................
Section 9.25  Reserved.........................................................
Section 9.26  Special Servicers May Own Certificates...........................
Section 9.27  Tax Reporting....................................................
Section 9.28  Application of Funds Received....................................
Section 9.29  Compliance with REMIC Provisions.................................
Section 9.30  Termination......................................................
Section 9.31  Procedure Upon Termination.......................................
Section 9.32  Certain Special Servicer Reports.................................
Section 9.33  Special Servicers to Cooperate with the Master Servicers and Paying Agent................................................
Section 9.34  Reserved.........................................................
Section 9.35  Reserved.........................................................
Section 9.36  Sale of Defaulted Mortgage Loans.................................
Section 9.37  Operating Adviser; Elections.....................................
Section 9.38  Limitation on Liability of Operating Adviser.....................
Section 9.39  Rights of Operating Adviser......................................

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation of
               All Mortgage Loans..............................................
Section 10.2  Procedure Upon Termination of Trust..............................
Section 10.3  Additional Trust Termination Requirements........................

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders..................................
Section 11.2  Access to List of Holders........................................
Section 11.3  Acts of Holders of Certificates..................................

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1  REMIC Administration.............................................
Section 12.2  Prohibited Transactions and Activities...........................
Section 12.3  Modifications of Mortgage Loans..................................
Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC
               Status..........................................................
Section 12.5  Grantor Trust Administration.....................................

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1  Binding Nature of Agreement......................................
Section 13.2  Entire Agreement.................................................
Section 13.3  Amendment........................................................
Section 13.4  GOVERNING LAW....................................................
Section 13.5  Notices..........................................................
Section 13.6  Severability of Provisions.......................................
Section 13.7  Indulgences; No Waivers..........................................
Section 13.8  Headings Not to Affect Interpretation............................
Section 13.9  Benefits of Agreement............................................
Section 13.10 Special Notices to the Rating Agencies...........................
Section 13.11 Counterparts.....................................................
Section 13.12 Intention of Parties.............................................
Section 13.13 Recordation of Agreement.........................................
Section 13.14 Rating Agency Monitoring Fees....................................

                             EXHIBITS AND SCHEDULES
                             ----------------------

EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class A-3 Certificate
EXHIBIT A-4       Form of Class A-4 Certificate
EXHIBIT A-5       Form of Class A-AB Certificate
EXHIBIT A-6       Form of Class A-5 Certificate
EXHIBIT A-7       Form of Class A-1A Certificate
EXHIBIT A-8       Form of Class A-J Certificate
EXHIBIT A-9       Form of Class B Certificate
EXHIBIT A-10      Form of Class C Certificate
EXHIBIT A-11      Form of Class D Certificate
EXHIBIT A-12      Form of Class E Certificate
EXHIBIT A-13      Form of Class F Certificate
EXHIBIT A-14      Form of Class G Certificate
EXHIBIT A-15      Form of Class H Certificate
EXHIBIT A-16      Form of Class J Certificate
EXHIBIT A-17      Form of Class K Certificate
EXHIBIT A-18      Form of Class L Certificate
EXHIBIT A-19      Form of Class M Certificate
EXHIBIT A-20      Form of Class N Certificate
EXHIBIT A-21      Form of Class O Certificate
EXHIBIT A-22      Form of Class P Certificate
EXHIBIT A-23      Form of Class EI Certificate
EXHIBIT A-24      Form of Class R-I Certificate
EXHIBIT A-25      Form of Class R-II Certificate
EXHIBIT A-26      Form of Class R-III Certificate
EXHIBIT A-27      Form of Class X-1 Certificate
EXHIBIT A-28      Form of Class X-2 Certificate
EXHIBIT A-29      Form of Class X-Y Certificate
EXHIBIT B-1       Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2       Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C         Form of Request for Release
EXHIBIT D-1       Form of Transferor Certificate for Transfers to Definitive
                  Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A      Form I of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2B      Form II of Transferee Certificate for Transfers of
                  Definitive Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3A      Form I of Transferee Certificate for Transfers of Interests
                  in Book-Entry Privately Offered Certificates
                  (Section 3.3(c))
EXHIBIT D-3B      Form II of Transferee Certificate for Transfers of
                  Interests in Book-Entry Privately Offered Certificates
                  (Section 3.3(c))
EXHIBIT E-1       Form of Transfer Affidavit and Agreement for Transfers of
                  REMIC Residual Certificates (Section 3.3(e))
EXHIBIT E-2       Form of Transferor Certificate for Transfers of REMIC
                  Residual Certificates (Section 3.3(e))
EXHIBIT F         Form of Transferor Certificate for Transfers of Regulation
                  S Certificates
EXHIBIT G         Reserved
EXHIBIT H         Form of Exchange Certification
EXHIBIT I         Form of EUROCLEAR or Clearstream Certificate
                  (Section 3.7(d))
EXHIBIT J         List of Loans to Which Excess Servicing Fees Are Paid
EXHIBIT K-1       Form of Mortgage Loan Purchase Agreement I (MSMC)
EXHIBIT K-2       Form of Mortgage Loan Purchase Agreement II (IXIS)
EXHIBIT K-3       Form of Mortgage Loan Purchase Agreement III (Principal)
EXHIBIT K-4       Form of Mortgage Loan Purchase Agreement IV (MM)
EXHIBIT K-5       Form of Mortgage Loan Purchase Agreement V (NCB, FSB)
EXHIBIT K-6       Form of Mortgage Loan Purchase Agreement VI (WAMU)
EXHIBIT K-7       Form of Mortgage Loan Purchase Agreement VII (UCMFI)
EXHIBIT K-8       Form of Mortgage Loan Purchase Agreement VIII (TIAA)
EXHIBIT L         Reserved
EXHIBIT M         Form of Monthly Certificateholders Report (Section 5.4(a))
EXHIBIT N         Reserved
EXHIBIT O         Reserved
EXHIBIT P         Reserved
EXHIBIT Q         Reserved
EXHIBIT R         Reserved
EXHIBIT S-1A      Form of Power of Attorney to General Master Servicer
                  (Section 8.3(c))
EXHIBIT S-1B      Form of Power of Attorney to NCB Master Servicer (Section
                  8.3(c))
EXHIBIT S-2A      Form of Power of Attorney to General Special Servicer
                  (Section 9.4(a))
EXHIBIT S-2B      Form of Power of Attorney to Co-op Special Servicer
                  (Section 9.4(a))
EXHIBIT T         Reserved
EXHIBIT U         Form of Assignment and Assumption Submission to Special
                  Servicer (Section 8.7(a))
EXHIBIT V         Form of Additional Lien, Monetary Encumbrance and Mezzanine
                  Financing Submission Package to the Special Servicer
                  (Section 8.7(h))
EXHIBIT W         Reserved
EXHIBIT X         Reserved
EXHIBIT Y         Investor Certification (Section 5.4(a))
EXHIBIT Z         Form of Notice and Certification regarding Defeasance of
                  Mortgage Loan (Section 8.3(h))
EXHIBIT AA        Form of Performance Certification (Section 8.26(b))

SCHEDULE I        MSMC Loan Schedule
SCHEDULE II       IXIS Loan Schedule
SCHEDULE III      Principal Loan Schedule
SCHEDULE IV       MM Loan Schedule
SCHEDULE V        NCB, FSB Loan Schedule
SCHEDULE VI       WAMU Loan Schedule
SCHEDULE VII      UCMFI Loan Schedule
SCHEDULE VIII     TIAA Loan Schedule
SCHEDULE IX List of Escrow Accounts Not Currently Eligible Accounts (Section 8.3(e))
SCHEDULE X        Certain Escrow Accounts for Which a Report Under
                  Section 5.1(g) is Required
SCHEDULE XI       List of Mortgagors that are Third-Party Beneficiaries Under
                  Section 2.3(a)
SCHEDULE XII      Reserved
SCHEDULE XIII     Earn-Out Reserves
SCHEDULE XIV List of Mortgage Loans for which a Scheduled Payment is Due After the End of a Collection Period
SCHEDULE XV List of Mortgage Loans that Permit Voluntary Principal Prepayment Without Payment of a Full Month's Interest
SCHEDULE XVI Rates Used in Determination of Class X Pass-Through Rates ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE XVII     Class A-AB Planned Principal Balance

            THIS POOLING AND SERVICING AGREEMENT is dated as of February 1, 2005 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a master servicer (the "General Master Servicer"), MIDLAND LOAN SERVICES, INC., as a special servicer (the "General Special Servicer"), NCB, FSB, as a master servicer (the "NCB Master Servicer"), NATIONAL CONSUMER COOPERATIVE BANK, as a special servicer (the "Co-op Special Servicer"), LaSalle Bank National Association, as trustee of the Trust, as paying agent and as certificate registrar (the "Trustee," "Paying Agent" and "Certificate Registrar"), and ABN AMRO Bank, N.V., as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent").

                              PRELIMINARY STATEMENT

            On the Closing Date, the Depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), IXIS Real Estate Capital, Inc., as seller ("IXIS"), Principal Commercial Funding, LLC, as seller ("Principal"), Massachusetts Mutual Life Insurance Company, as seller ("MM"), NCB, FSB, as seller ("NCB, FSB"), Washington Mutual Bank, FA, as seller ("WaMu"), Union Central Mortgage Funding, Inc., as seller ("UCMFI"), and Teachers Insurance and Annuity Association of America ("TIAA"), as seller, and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust of the Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting REMIC I; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust; and (iv) the Class EI Certificates as consideration for its transfer of the Excess Interest to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III and (D) the Class EI Certificates representing in the aggregate the entire beneficial ownership of the Class EI Grantor Trust.

            Excess Interest received on the Mortgage Loans shall be held in the Class EI Grantor Trust for the benefit of the Class EI Certificates. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, the REMIC III Regular Certificates, the Class EI Certificates and the Residual Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated February 7, 2005, as supplemented by the preliminary prospectus supplement dated February 7, 2005 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated February 15, 2005 (together with the Prospectus, the "Final Prospectus Supplement") and the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class EI Certificates will be offered for sale pursuant to a Private Placement Memorandum dated February 15, 2005.

                                     REMIC I

            Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest (other than the Group X-Y REMIC I Regular Interests) will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date (as defined herein). Each Group X-Y REMIC I Regular Interest will relate to a specific Specially Designated Co-op Loan. Each Group X-Y REMIC I Regular Interest will have a Pass-Through Rate equal to the Class X-Y Strip Rate, an initial notional amount equal to the Scheduled Principal Balance as of the Cut-Off Date of the Specially Designated Co-op Loan to which such Group X-Y REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date. Excess Interest shall not be included as an asset of REMIC I. The Class R-I Certificates will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

            The REMIC II Regular Interests have the pass-through rates and Certificate Balances or Notional Amount set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

            The following table sets forth the Class or Component designation, the corresponding REMIC II Regular Interest (the "Corresponding REMIC II Regular Interest"), the Corresponding Components of the Class X-1 or Class X-2 Certificates and the Original Class REMIC II Certificate Balance for each Class of Principal Balance Certificates (the "Corresponding Certificates").

                                                    Original      Corresponding
                 Original Class                     REMIC II      Components of
                   Certificate    Corresponding    Certificate    Class X-1 or
                   Balance or       REMIC II       Balance or       Class X-2
 Corresponding      Notional         Regular        Notional      Certificates
  Certificates       Balance      Interests (1)      Balance           (1)
---------------- -------------- ---------------- --------------- ---------------
Class A-1         $62,100,000         A-1-1          $9,583,000       A-1-1
                                      A-1-2         $25,995,000       A-1-2
                                      A-1-3         $26,522,000       A-1-3
Class A-2        $112,600,000         A-2-1          $2,778,000       A-2-1
                                      A-2-2         $29,135,000       A-2-2
                                      A-2-3         $28,097,000       A-2-3
                                      A-2-4         $27,410,000       A-2-4
                                      A-2-5         $25,180,000       A-2-5
Class A-3        $194,700,000         A-3-1          $1,456,000       A-3-1
                                      A-3-2         $26,813,000       A-3-2
                                      A-3-3        $112,303,000       A-3-3
                                      A-3-4         $16,249,000       A-3-4
                                      A-3-5         $28,318,000       A-3-5
                                      A-3-6          $9,561,000       A-3-6
Class A-4         $94,400,000         A-4-1         $12,517,000       A-4-1
                                      A-4-2         $81,883,000       A-4-2
Class A-AB        $43,800,000        A-AB-1          $7,274,000      A-AB-1
                                     A-AB-2          $8,578,000      A-AB-2
                                     A-AB-3          $9,083,000      A-AB-3
                                     A-AB-4         $18,865,000      A-AB-4
Class A-5        $446,242,000         A-5-1         $21,892,000       A-5-1
                                      A-5-2        $424,350,000       A-5-2
Class A-1A       $271,561,000        A-1A-1          $3,421,000      A-1A-1
                                     A-1A-2          $6,331,000      A-1A-2
                                     A-1A-3          $7,018,000      A-1A-3
                                     A-1A-4          $6,849,000      A-1A-4
                                     A-1A-5          $6,655,000      A-1A-5
                                     A-1A-6          $6,492,000      A-1A-6
                                     A-1A-7          $6,314,000      A-1A-7
                                     A-1A-8          $6,166,000      A-1A-8
                                     A-1A-9          $5,995,000      A-1A-9
                                     A-1A-10         $5,856,000      A-1A-10
                                     A-1A-11         $5,696,000      A-1A-11
                                     A-1A-12         $5,566,000      A-1A-12
                                     A-1A-13        $11,234,000      A-1A-13
                                     A-1A-14       $187,968,000      A-1A-14
Class A-J        $130,199,000          A-J         $130,199,000        A-J
Class X-Y        $168,257,608          X-Y         $168,257,608        N/A
Class B           $32,550,000          B-1           $2,447,000        B-1
                                       B-2           $9,753,000        B-2
                                       B-3          $20,350,000        B-3
Class C           $11,488,000          C-1           $3,472,000        C-1
                                       C-2           $8,016,000        C-2
Class D           $26,806,000          D-1           $7,933,000        D-1
                                       D-2          $11,455,000        D-2
                                       D-3           $7,418,000        D-3
Class E           $15,317,000          E-1          $10,550,000        E-1
                                       E-2           $4,767,000        E-2
Class F           $15,318,000          F-1          $12,673,000        F-1
                                       F-2           $2,645,000        F-2
Class G           $11,488,000          G-1          $10,469,000        G-1
                                       G-2           $1,019,000        G-2
Class H           $17,232,000          H-1          $13,496,000        H-1
                                       H-2           $3,736,000        H-1
Class J            $5,744,000          J-1           $4,509,000        J-1
                                       J-2           $1,235,000        J-2
Class K            $7,659,000           K            $7,659,000         K
Class L            $5,744,000          L-1           $2,642,000        L-1
                                       L-2           $3,102,000        L-2
Class M            $5,744,000           M            $5,744,000         M
Class N            $3,830,000           N            $3,830,000         N
Class O            $5,744,000           O            $5,744,000         O
Class P           $11,488,420           P           $11,488,420         P

------------------
(1) The REMIC II Regular Interests and the Components of the Class X-1 and Class X-2 Certificates that correspond to any particular Class of Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC II Regular Interest" and the "Corresponding Components," respectively, with respect to each other.

                                    REMIC III

            The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder; and the Class EI Certificates comprising the beneficial ownership interest in the Class EI Grantor Trust.

                         Approximate     Initial Aggregate
                           Initial          Certificate        Final Scheduled
 REMIC III Regular    Pass-Through Rate       Balance         Distribution Date
Interest Designation         (a)         or Notional Amount          (b)
--------------------- ----------------- -------------------- -------------------
Class A-1                   3.99%            $62,100,000      December 15, 2009
Class A-2                   4.30%           $112,600,000      February 15, 2010
Class A-3                   4.54%           $194,700,000        July 15, 2012
Class A-4                   4.66%            $94,400,000       August 15, 2013
Class A-AB                  4.51%            $43,800,000       March 15, 2014
Class A-5                   4.70%           $446,242,000      December 15, 2014
Class A-1A                  4.66%           $271,561,000      January 15, 2015
Class A-J                   4.77%           $130,199,000       March 15, 2015
Class X-1                   0.06%         $1,531,754,420      October 15, 2029
Class X-2                   0.84%         $1,491,944,000      February 15, 2012
Class X-Y                   0.14%           $168,257,608      December 15, 2024
Class B                     4.86%            $32,550,000      January 15, 2017
Class C                     4.91%            $11,488,000       March 15, 2017
Class D                     5.00%            $26,806,000        July 15, 2017
Class E                     5.11%            $15,317,000      October 15, 2017
Class F                     5.34%            $15,318,000      February 15, 2018
Class G                     5.51%            $11,488,000        July 15, 2018
Class H                     5.44%            $17,232,000        June 15, 2019
Class J                     4.61%            $5,744,000        August 15, 2019
Class K                     4.61%            $7,659,000       October 15, 2019
Class L                     4.61%            $5,744,000       November 15, 2019
Class M                     4.61%            $5,744,000         May 15, 2020
Class N                     4.61%            $3,830,000         June 15, 2020
Class O                     4.61%            $5,744,000         May 15, 2021
Class P                     4.61%            $11,488,420      October 15, 2029
Class R-III (c)              N/A                 N/A                 N/A

------------------
(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment
      Date) in the case of the REMIC III Regular Interests.

(c) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates that are REMIC III Regular Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

            Each Class EI Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class EI Certificates shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the "Class EI Grantor Trust").

            As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $1,531,754,421.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans (other than the Excess Interest payable with respect to such Mortgage Loans)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular Certificates will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC III Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "Accountant" means a Person engaged in the practice of accounting who is Independent.

            "Accrued Certificate Interest" means, with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1 and Class X-2 Certificates for each Distribution Date will equal the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest on the Class X-Y Certificates for each Distribution Date will equal the Class X-Y Interest Amount.

            "Accrued Component Interest" With respect to each Component of the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest at the Class X-1 Strip Rate or Class X-2 Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of each Mortgaged Property securing any Loan Group).

            "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid from Late Fees and default interest in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicers, the Special Servicers, any Primary Servicer, the Certificate Registrar, the Trustee, the Paying Agent, the Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Accounts or Distribution Account, (v) the amount of any Advance plus interest due thereon and Unliquidated Advances that are not recovered from the proceeds of a Mortgage Loan or Loan Group upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof. Notwithstanding anything in this Agreement to the contrary, "Additional Trust Expenses" shall not include allocable overhead of a Master Servicer, a Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses, except to the extent specifically allowed in this Agreement.

            "Adjusted Mortgage Rate" means, with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 basis"), and with respect to any Distribution Date, the Mortgage Rate thereof minus the Administrative Cost Rate. For any Mortgage Loan that accrue(s) interest on a basis other than that of a 30/360 basis and with respect to any Distribution Date, the rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of interest actually due on such Mortgage Loan on the Due Date preceding such Distribution Date (less the Administrative Cost Rate for such Mortgage Loan); provided that for purposes of this definition, (i) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Accounts and (ii) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Date in March (commencing in March 2006) shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Accounts, provided, further, that if the Maturity Date on any Mortgage Loan in January or February or if there is a Principal Prepayment on any Mortgage Loan in January or February, then the Adjusted Mortgage Rate shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account for such month.

            "Administrative Cost Rate" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate.

            "Advance" means either a P&I Advance or a Servicing Advance.

            "Advance Interest" means interest payable to a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent on outstanding Advances (other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement.

            "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the Trustee in its reasonable discretion.

            "Advance Report Date" means the third Business Day prior to each Distribution Date.

            "Adverse Grantor Trust Event" shall mean any action taken by a Person or the failure of a Person to take any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Class EI Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Class EI Grantor Trust or its assets or transactions.

            "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the REMIC I Regular Interests (other than the Group X-Y REMIC I Regular Interests), or the REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests (other than the Group X-Y REMIC I Regular Interests) or REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

            "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

            "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Anticipated Repayment Date" means, with respect to the ARD Loans, the date on which a substantial principal payment on an ARD Loan is anticipated to be made, as set forth in the related Mortgage Note.

            "Appraisal" means an appraisal by an Independent state certified MAI appraiser having at least five years' experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

            "Appraisal Event" means, with respect to any Mortgage Loan, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of such Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

            "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage
Loan), at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances (other than Unliquidated Advances) at the Advance Rate with respect to such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the value of each Mortgaged Property that is security for each Mortgage Loan in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan shall be taken into account when calculating such Appraisal Reduction. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually, for so long as an Appraisal Reduction exists, from the date of such Appraisal or internal valuation. In addition, the Operating Adviser may at any time request the applicable Special Servicer to obtain (at the Operating Adviser's expense) an updated Appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

            "Appraised Value" means (i) with respect to any Mortgaged Property (other than the Mortgaged Property securing a Co-op Mortgage Loan), the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the General Master Servicer, the NCB Master Servicer or the General Special Servicer, as applicable or, in the case of an internal valuation performed by the General Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation and (ii) with respect to each Mortgaged Property securing a Co-op Mortgage Loan, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Co-op Mortgage Loan made by an Independent appraiser selected by the NCB Master Servicer or the Co-op Special Servicer, as applicable, or in the case of an internal valuation performed by the Co-op Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation, each determined as if such property were operated as a cooperatively owned multifamily residential building (rather than a multifamily rental apartment building).

            "ARD Loan" means the Mortgage Loans designated on the Mortgage Loan Schedule as Mortgage Loan No. 7 and Mortgage Loan No. 8, collectively.

            "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

            "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

            "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

            "Authenticating Agent" means any authenticating agent serving in such capacity pursuant to Section 7.10.

            "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

            "Available Advance Reimbursement Amount" has the meaning set forth in Section 4.6(a) hereof.

            "Available Distribution Amount" means, with respect to any Distribution Date and the Mortgage Loans, an amount equal to the aggregate of the following amounts (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were (x) received by a Master Servicer or a Special Servicer through the end of the related Collection Period (other than any portion thereof that constituted a portion of the Available Distribution Amount for a prior Distribution Date as described in clause (a)(y) below) or (y) remitted by the applicable Master Servicer on the related Master Servicer Remittance Date pursuant to Section 5.1(h), exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicers in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicers in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums or Yield Maintenance Charges, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Accounts and (v) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period (other than any portion thereof described in clause (a)(y) above) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by a Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicers for such Distribution Date pursuant to the terms hereof, and (iii) if a Distribution Date occurs in March of any year, commencing March 2005 or if a Maturity Date or Principal Prepayment falls on a January or February of any year, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Accounts in respect of the related Interest Reserve Loan or Interest Reserve Loans.

            "Balloon Mortgage Loan" means a Mortgage Loan that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

            "Balloon Payment" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

            "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

            "Base Interest Fraction" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

            "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Seattle, Washington and Cincinnati, Ohio (but only with respect to matters related to the performance of obligations delegated to Union Central Mortgage Funding, Inc. as Primary Servicer under the related Primary Servicing Agreement), Des Moines, Iowa (but only with respect to matters related to the performance of obligations delegated to Principal Global Investors, LLC as Primary Servicer under the related Primary Servicing Agreement), Dallas, Texas (but, in each case, only with respect to matters related to the performance of obligations by Washington Mutual Bank, FA, as Primary Servicer under the related Primary Servicing Agreement), and Springfield, Massachusetts (but only with respect to matters related to the performance of obligations delegated to Babson Capital Management LLC as Primary Servicer under the related Primary Servicing Agreement), or the principal cities in which the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent or the Master Servicers conduct servicing or trust operations, or (iii) a day on which banking institutions or savings associations in Pittsburgh, Pennsylvania, Chicago, Illinois, Columbia, Maryland, Minneapolis, Minnesota, New York, New York, San Francisco, California, Hillsboro, Ohio or Washington, D.C. are authorized or obligated by law or executive order to be closed. Upon the request of any party to this Agreement or the Operating Adviser, the Trustee, the Fiscal Agent, the Paying Agent, each Master Servicer, each Special Servicer and each Primary Servicer shall provide such party a list of the legal holidays observed by such entity; provided that each Primary Servicer shall be required to provide the Operating Adviser on or before the first day of January of each calendar year with a list of each day that will not be a "Business Day" in the jurisdiction of such Primary Servicer during such calendar year.

            "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. Each Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the applicable Special Servicer to the applicable Master Servicer), of each Cash Liquidation.

            "Category 1 Requests" has the meaning set forth in the Primary Servicing Agreements for the Principal Loans, the WaMu Loans and the MM Loans and, with respect to the Principal Loans, shall also include "Deemed Category 1 Requests" as defined in the related Primary Servicing Agreement.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

            "Certificate Account" means one or more separate accounts established and maintained by each Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the applicable Master Servicer) pursuant to
Section 5.1(a), each of which shall be an Eligible Account.

            "Certificate Balance" means, with respect to any Certificate (other than the Class X Certificates, the Class EI Certificates and the Residual Certificates) or Interest (other than the Group X-Y REMIC I Regular Interests and the REMIC II Regular Interest X-Y) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus (A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or
Section 6.3(a), as the case may be and (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to
Section 6.6, plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount, such increases to be allocated to the Principal Balance Certificates or Interests in sequential order (i.e., to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder.

            "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Register" has the meaning provided in Section 3.2.

            "Certificate Registrar" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

            "Certificateholders" has the meaning provided in the definition of "Holder."

            "Certificates" means, collectively, the REMIC III Certificates, the Class EI Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

            "Certification Parties" has the meaning set forth in Section
8.26(b).

            "Certifying Person" has the meaning set forth in Section 8.26(b).

            "Class" means, with respect to the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Certificates and Class EI Certificates, any class of such Certificates or Interests.

            "Class A Certificates" means the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates and Class A-1A Certificates, collectively.

            "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates," "Class A-4 Certificates," "Class A-AB Certificates," "Class A-5 Certificates," "Class A-1A Certificates," "Class A-J Certificates," "Class X-1 Certificates," "Class X-2 Certificates," "Class X-Y Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E Certificates," "Class F Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates," "Class L Certificates," "Class M Certificates," "Class N Certificates," "Class O Certificates," "Class P Certificates," "Class EI Certificates," "Class R-I Certificates," "Class R-II Certificates," or "Class R-III Certificates" mean the Certificates designated as "Class A-1," "Class A-2," "Class A-3," "Class A-4," "Class A-AB," "Class A-5," "Class A-1A," "Class A-J," "Class X-1," "Class X-2," "Class X-Y," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class EI," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-29.

            "Class A-1-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1-1.

            "Class A-1-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1-2.

            "Class A-1-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1-3.

            "Class A-2-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-1.

            "Class A-2-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-2.

            "Class A-2-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-3.

            "Class A-2-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-4.

            "Class A-2-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-2-5.

            "Class A-3-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-1.

            "Class A-3-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-2.

            "Class A-3-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-3.

            "Class A-3-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-4.

            "Class A-3-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-5.

            "Class A-3-6 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-3-6.

            "Class A-4-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-1.

            "Class A-4-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-4-2.

            "Class A-AB-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-1.

            "Class A-AB-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-2."

            "Class A-AB-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-3."

            "Class A-AB-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-AB-4."

            "Class A-5-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-1.

            "Class A-5-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-5 Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-5-2.

            "Class A-1A-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-1.

            "Class A-1A-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-2.

            "Class A-1A-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-3.

            "Class A-1A-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-4.

            "Class A-1A-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-5.

            "Class A-1A-6 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-6.

            "Class A-1A-7 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-7.

            "Class A-1A-8 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-8.

            "Class A-1A-9 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-9.

            "Class A-1A-10 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-10.

            "Class A-1A-11 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-11.

            "Class A-1A-12 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-12.

            "Class A-1A-13 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-13.

            "Class A-1A-14 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-1A-14.

            "Class A-J Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest A-J.

            "Class B-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B-1.

            "Class B-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B-2.

            "Class B-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest B-3.

            "Class C-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-1.

            "Class C-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest C-2.

            "Class D-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-1.

            "Class D-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-2.

            "Class D-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest D-3.

            "Class E-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E-1.

            "Class E-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest E-2.

            "Class EI Grantor Trust" means that portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account.

            "Class F-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest F-1.

            "Class F-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest F-2.

            "Class G-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest G-1.

            "Class G-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest G-2.

            "Class H-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H-1.

            "Class H-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H-2.

            "Class J-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest J-1.

            "Class J-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest J-2.

            "Class K Component" means a component of the beneficial interest in REMIC III evidenced by the Class K Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest K.

            "Class L-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class L Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest L-1.

            "Class L-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class L Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest L-2.

            "Class M Component" means a component of the beneficial interest in REMIC III evidenced by the Class M Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest M.

            "Class N Component" means a component of the beneficial interest in REMIC III evidenced by the Class N Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest N.

            "Class O Component" means a component of the beneficial interest in REMIC III evidenced by the Class O Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest O.

            "Class P Component" means a component of the beneficial interest in REMIC III evidenced by the Class P Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest P.

            "Class X Certificates" means the Class X-1 Certificates, the Class X-2 Certificates and the Class X-Y Certificates, collectively.

            "Class X-1 Notional Amount" means, with respect to the Class X-1 Certificates and any date of determination, the aggregate of the outstanding Certificate Balances of the Principal Balance Certificates.

            "Class X-1 Strip Rate" means, with respect to any Class of Components (other than Components that are also Class X-2 Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. In the case of any Class of Components that are also Class X-2 Components, (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, a rate per annum equal to, (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XVI attached hereto and (2) the Pass Through Rate for the Class of Corresponding Certificates, and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, a rate per annum equal to (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X-1 Strip Rate be less than zero).

            "Class X-2 Component Crossover Date" means, (i) with respect to the Class A-1-2 Component and the Class A-1A-2 Component, the Distribution Date in Febuary 2006, (ii) with respect to the Class A-1-3 Component, Class A-2-1 Component and Class A-1A-3 Component, the Distribution Date occurring in August 2006, (iii) with respect to the Class A-2-2 Component, Class A-1A-4 Component, Class J-1 Component and Class L-1 Component, the Distribution Date occurring in February 2007, (iv) with respect to the Class A-2-3 Component, the Class A-1A-5 Component, Class H-1 Component, Class J-2 Component and Class L-2 Component, the Distribution Date occurring in August 2007, (v) with respect to the Class A-2-4 Component, Class A-1A-6 Component, Class G-1 Component and Class H-2 Component, the Distribution Date occurring in February 2008, (vi) with respect to the Class A-2-5 Component, Class A-3-1 Component, Class A-1A-7 Component, Class F-1 Component and Class G-2 Component, the Distribution Date occurring in August 2008, (vii) with respect to the Class A-3-2 Component, Class A-1A-8 Component, Class E-1 Component and the Class F-2 Component, the Distribution Date occurring in February 2009, (viii), with respect to the Class A-3-3 Component, Class A-1A-9 Component, Class D-1 Component and Class E-2 Component, the Distribution Date occurring in August 2009, (ix) with respect to the Class A-3-4 Component, Class A-1A-10 Component, Class A-AB-1 Component and Class D-2 Component, the Distribution Date occurring in February 2010, (x) with respect to the Class A-3-5 Component, Class A-AB-2 Component, Class A-1A-11 Component, Class C-1 Component and Class D-3 Component, the Distribution Date occurring in August 2010, (xi) with respect to the Class A-3-6 Component, Class A-AB-3 Component, Class A-1A-12 Component, Class B-1 Component and Class C-2 Component, the Distribution Date occurring in February 2011, (xii) with respect to the Class A-4-4 Component, Class A-AB-4 Component, Class A-1A-13 Component and Class B-2 Component, the Distribution Date occurring in August 2011 and (xiii) with respect to the Class A-5-2 Component, Class A-1A-14 Component and Class B-3 Component, the Distribution Date occurring in February 2012.

            "Class X-2 Components" means each of the Class A-1-1 Component, Class A-1-2 Component, Class A-1-3 Component, Class A-2-1 Component, Class A-2-2 Component, Class A-2-3 Component, Class A-2-4 Component, Class A-2-5 Component, Class A-3-1 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-3-4 Component, Class A-3-5 Component, Class A-3-6 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-AB-1 Component, Class A-AB-2 Component, Class A-AB-3 Component, Class A-AB-4 Component, Class A-5-1 Component, Class A-5-2 Component, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-1A-8 Component, Class A-1A-9 Component, Class A-1A-10, Class A-1A-11 Component, Class A-1A-12 Component, Class A-1A-13 Component, Class A-1A-14 Component, Class A-J Component, Class B-1 Component, Class B-2 Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class D-1 Component, Class D-2 Component, Class D-3 Component, Class E-1 Component, Class E-2 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L-1 Component and Class L-2 Component.

            "Class X-2 Notional Amount" means as of any date of determination, the sum of the then Component Notional Amounts of the Class X-2 Components excluding the Class X-2 Components for which the Class X-2 Crossover Date has been previously passed.

            "Class X-2 Strip Rate" means, with respect to each of the Class X-2 Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XVI attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass Through Rate for the Class of Corresponding Certificates (provided that, in no event shall any Class X-2 Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, 0% per annum.

            "Class X-Y Interest Amount" means, with respect to any Distribution Date and the related Interest Accrual Period, interest accrued on the Class X-Y Notional Amount during the related Interest Accrual Period at a rate equal to one twelfth of a per annum rate equal to the Weighted Average Class X-Y Strip Rate.

            "Class X-Y Notional Amount" means, with respect to any Distribution Date, the aggregate of the Principal Balances of the Specially Designated Co-op Mortgage Loans (or any successor REO Mortgage Loans), reduced by any Advances of principal on such Specially Designated Co-op Mortgage Loans (or any successor REO Mortgage Loans) and losses on those Specially Designated Co-op Mortgage Loans previously allocated to the Certificateholders.

            "Class X-Y Strip Rate" means, with respect to any Specially Designated Co-op Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), for any Distribution Date, a rate per annum equal to either: (1) if such Mortgage Loan accrues interest on a 30/360 basis, 0.15%; and (2) if such Mortgage Loan accrues interest on a basis other than that of a 30/360 basis, the product of (a) 0.15%, multiplied by (b) a fraction, the numerator of which is the number of days in the Interest Accrual Period that corresponds to such Distribution Date, and the denominator of which 30.

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

            "Clearstream" means Clearstream Banking Luxembourg, societe anonyme.

            "Closing Date" means on or about February 24, 2005.

            "CMSA" means the Commercial Mortgage Securities Association.

            "CMSA Bond Level File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee, as applicable.

            "CMSA Collateral Summary File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee, as applicable.

            "CMSA Comparative Financial Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Financial File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Level Reserve/LOC Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File" means a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Setup File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA NOI Adjustment Worksheet" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Work" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Property File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA REO Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reports" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively, as the forms thereof are modified, expanded or otherwise changed from time to time by the CMSA. With respect to new reports created and approved by the CMSA, such new reports will be used in this transaction (provided, however, that insofar as any such new report requires the presentation of information in addition to that called for by the current CMSA reports, such new report is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable) and the Depositor shall direct the Trustee as to whether such reports will be Restricted Servicer Reports or Unrestricted Servicer Reports. The Trustee shall provide the Master Servicer and Special Servicer with a copy of such direction within two Business Days after its receipt. In the case of each Mortgaged Property securing a Co-op Mortgage Loan, the respective files and reports comprising the CMSA Reports shall present the Projected Net Cash Flow for such Mortgaged Property and the Debt Service Coverage Ratio for such Co-op Mortgage Loan, as such terms apply to residential cooperative properties, if and to the extent that such file or report requires preparation and/or submission of data concerning net cash flow or debt service coverage.

            "CMSA Servicer Watch List" means a report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable; provided, however, that, notwithstanding the foregoing, the NCB Master Servicer shall not be required to include a Co-op Mortgage Loan on the Servicer Watch List on account of the Debt Service Coverage Ratio of such Co-op Mortgage Loan, unless such Debt Service Coverage Ratio shall fall below 0.90x (for purposes of the calculation of the Debt Service Coverage Ratio of a Co-op Mortgage Loan for this definition only, the Projected Net Cash Flow of the related Mortgaged Property shall be adjusted to reflect the actual expenses incurred by the Mortgagor).

            "CMSA Special Servicer Loan File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Special Servicer, as applicable.

            "CMSA Website" means the CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

            "Collection Period" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

            "Commission" means the Securities and Exchange Commission.

            "Compensating Interest" means, with respect to any Distribution Date and each Master Servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans serviced by such Master Servicer (but not including any Specially Serviced Mortgage Loan) resulting from (x) voluntary Principal Prepayments on such Mortgage Loans or (y) to the extent that such Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents, involuntary Principal Prepayments, during the related Collection Period, over (B) the aggregate of the Prepayment Interest Excesses received in respect of the Mortgage Loans serviced by such Master Servicer (but not including any Specially Serviced Mortgage Loan) resulting from Principal Prepayments on such Mortgage Loan during the same related Collection Period, but in any event with respect to Compensating Interest to be paid by each Master Servicer hereunder, not more than the portion of the aggregate Master Servicing Fee of such Master Servicer accrued at a rate per annum equal to 2 basis points for the related Distribution Date calculated in respect of such Master Servicer's Mortgage Loans (including REO Mortgage Loans).

            "Component" means each of the Class A-1-1 Component, Class A-1-2 Component, Class A-1-3 Component, Class A-2-1 Component, Class A-2-2 Component, Class A-2-3 Component, Class A-2-4 Component, Class A-2-5 Component, Class A-3-1 Component, Class A-3-2 Component, Class A-3-3 Component, Class A-3-4 Component, Class A-3-5 Component, Class A-3-6 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-AB-1 Component, Class A-AB-2 Component, Class A-AB-3 Component, Class A-AB-4 Component, Class A-5-1 Component, Class A-5-2 Component, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-1A-8 Component, Class A-1A-9 Component, Class A-1A-10, Class A-1A-11 Component, Class A-1A-12 Component, Class A-1A-13 Component, Class A-1A-14 Component, Class A-J Component, Class B-1 Component, Class B-2 Component, Class B-3 Component, Class C-1 Component, Class C-2 Component, Class D-1 Component, Class D-2 Component, Class D-3 Component, Class E-1 Component, Class E-2 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L-1 Component, Class L-2 Component, Class M Component, Class N Component, Class O Component and Class P Component.

            "Component Notional Amount" means with respect to each Component and any date of determination, an amount equal to the then Certificate Balance of its Corresponding REMIC II Regular Interest.

            "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan).

            "Controlling Class" means the most subordinate Class of REMIC III Regular Certificates outstanding at any time of determination; provided that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC III Regular Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class O Certificates.

            "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

            "Co-op Mortgage Loan" means any Mortgage Loan that, as of the date it is first included in the Trust, is secured by a Mortgage that encumbers a residential cooperative property, as identified on Schedule IV hereto.

            "Co-op Special Servicer" means National Consumer Cooperative Bank, or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section 9.39 hereof.

            "Co-op Trust Assets" means the Co-op Mortgage Loans, any REO Properties acquired by the Trust with respect to the Co-op Mortgage Loans and any and all other related assets of the Trust.

            "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Morgan Stanley Capital I Inc., Series 2005-IQ9, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicers and the Special Servicers.

            "Corresponding Certificate" means the class of Certificates as set forth in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC II Regular Interest.

            "Corresponding Component" means the Component as set forth in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC II Regular Interest.

            "Corresponding REMIC I Regular Interest" means, with respect to each Mortgage Loan, the REMIC I Regular Interest or Interests having an initial Certificate Balance (in the case of the Group PB REMIC Regular Interests) or initial Notional Amount (in the case of the Group X-Y REMIC I Regular Interests), equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

            "Corresponding REMIC II Regular Interest" means the REMIC II Regular Interest as defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding Component.

            "Cross-Collateralized Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

            "Customer" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Cut-Off Date" means the end of business on February 1, 2005. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on February 1, 2005 and Scheduled Payments due in February 2005 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on February 1, 2005, not the actual day on which such Scheduled Payments were due.

            "Debt Service Coverage Ratio" means either, (a) with respect to any Mortgage Loan (other than a Co-op Mortgage Loan), as of any date of determination, the ratio of (1) the annual, year-end net cash flow of the related Mortgaged Property or Mortgaged Properties, determined as provided in the NOI Adjustment Worksheet based on the most recent annual, year-end operating statements provided by the Mortgagor (or if no annual, year-end operating statements have been provided, based on such information provided by the Mortgagor, including without limitation rent rolls and other unaudited financial information, as the applicable Master Servicer shall determine in accordance with the Servicing Standard) to (2) the annualized amount of debt service payable on that Mortgage Loan or, in the case of Mortgage Loan Nos. 2-4, 9, 13, 25, 28, 30, 31, 37, 41, 45, 75 and 91, where periodic payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the Mortgage Loan, the annualized amount of debt service that will be payable under the Mortgage Loan after the beginning of the amortization term of the Mortgage Loan, or (b) with respect to any Co-op Mortgage Loan, as of any date of determination, the ratio of (1) the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis to (2) the annualized amount of debt service payable on that Co-op Mortgage Loan.

            "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

            "Defaulted Mortgage Loan" means a Mortgage Loan that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

            "Defeasance Collateral" means, with respect to any Defeasance Loan, "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 required to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan" means any Mortgage Loan which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation" means, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to such Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan.

            "Deficient Valuation Amount" means with respect to each Mortgage Loan, the amount by which the total amount due with respect to such Mortgage Loan (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation.

            "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

            "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

            "Depository" has the meaning set forth in Section 3.7(a).

            "Depository Agreement" means the Blanket Letter of Representations dated the Closing Date between the Depositor and the Depository.

            "Determination Date" means (a), with respect to any Distribution Date and any of the Mortgage Loans other than the NCB, FSB Loans and the MM Loans, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing March 8, 2005, (b) with respect to any Distribution Date and any of the NCB, FSB Loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day and (ii) the 4th Business Day prior to the related Distribution Date, commencing March 9, 2005 or (c) with respect to any Distribution Date and any of the MM Loans, the 5th Business Day prior to the related Distribution Date, commencing March 8, 2005.

            "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

            "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the applicable Master Servicer will select a comparable publication to determine the Treasury Rate.

            "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest" means, with respect to any Distribution Date and any Class of Certificates (other than the Class EI Certificates and the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest, plus (C) if the Aggregate Certificate Balance is reduced because of a diversion of principal in accordance with Section 5.2(a)(II)(iv), and there is a subsequent recovery of amounts as described in Section 6.6(c)(i), then interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the Aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

            "Distribution Account" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

            "Distribution Date" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing March 15, 2004.

            "Due Date" means, with respect to a Mortgage Loan, the date on which a Scheduled Payment is first due without the application of grace periods.

            "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long term unsecured debt obligations are rated at least "AA" (or with respect to an account held by WaMu, as a Primary Servicer or by Wachovia Bank, N.A., "A") by Fitch and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P, if the deposits are to be held in the account more than 30 days, (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) an account or accounts of a depository institution acceptable to the Rating Agencies, as evidenced by Rating Agency Confirmation with respect to the use of any such account as a Certificate Account or the Distribution Account or in the case of Escrow Accounts with respect to NCB, FSB Loans, any account maintained with NCB, FSB (provided that NCB, FSB has a combined capital and surplus of at least $40,000,000) or (iv) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as PNC's long-term unsecured debt rating shall be at least "A" from Fitch and "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1" from S&P (if the deposits are to be held in the account for more than 30 days) or PNC's short-term deposit or short-term unsecured debt rating shall be at least "F1" from Fitch and "A-1" from S&P (if the deposits are to be held in the account for 30 days or less). Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, if the deposits are to be held in the account for more than 30 days.

            "Eligible Investments" means any one or more of the following financial assets or other property:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

            (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicers, the Special Servicers, the Paying Agent or any Affiliate of a Master Servicer, a Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1" by Fitch and "A-1" (without regard to any plus or minus) by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA" by Fitch and "AA-" by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from a Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in a Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch and "A-1" (without regard to any plus or minus) by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (vi) units of investment funds (including money market funds) that are rated in the highest long-term category by Fitch and "AAAm" by S&P (or if not rated by any such Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation);

            (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA" (or its equivalent) by Fitch and S&P, or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

            (viii) any money market funds (including those managed or advised by the Paying Agent or its Affiliates) that maintain a constant asset value and that are rated "AAA" (or its equivalent) by Fitch (if so rated by Fitch) and "AAAm" or "AAAm-G" (or its equivalent) by S&P, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

            (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the applicable Master Servicer or Special Servicer at the applicable Master Servicer's or Special Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicers but not yet deposited in the Certificate Accounts) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

            "Escrow Amount" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

            "Euroclear" means the Euroclear system.

            "Event of Default" has the meaning set forth in Section 8.28(b).

            "Excess Interest" means, with respect to an ARD Loan if such ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over
(ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account, in accordance with the provisions of Section 5.3. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Liquidation Proceeds" means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and all expenses (including Additional Trust Expenses and Unliquidated Advances) with respect to such Mortgage Loan.

            "Excess Servicing Fee" means, with respect to the Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to the parties set forth on Exhibit J hereto or their successors and assigns, as holders of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of a right to receive Excess Servicing Fees is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

            "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A IAI Global Certificate, as applicable.

            "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

            "Extension" has the meaning set forth in Section 9.15(a).

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Final Certification" has the meaning set forth in Section 2.2.

            "Final Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Final Rated Distribution Date" means, with respect to each rated Class of Certificates, the Distribution Date in July 2056.

            "Final Recovery Determination" means a determination with respect to: (i) any Mortgage Loan other than a Specially Serviced Mortgage Loan, by the applicable Master Servicer in consultation with the applicable Special Servicer and (ii) with respect to any Specially Serviced Mortgage Loan (including a Mortgage Loan that became an REO Property) by the applicable Special Servicer, in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the applicable Master Servicer or the applicable Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan, without regard to any obligation of such Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of the Mortgaged Properties and other security must be considered in connection with any such Final Recovery Determination. The applicable Special Servicer shall be required to provide the applicable Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan upon making such determination. The applicable Master Servicer shall promptly notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

            "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that the ARD Loan is assumed to be repaid on its Anticipated Repayment Date.

            "Fiscal Agent" means ABN AMRO Bank, N.V., a foreign banking organization organized under the laws of the Netherlands and its permitted successors and assigns.

            "Fiscal Agent Termination Event" has the meaning set forth in
Section 4.7 hereof.

            "Fitch" means Fitch Ratings, Inc. or its successor in interest.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "General Master Servicer" means Wells Fargo Bank, National Association and its permitted successors or assigns.

            "General Special Servicer" means means Midland Loan Services, Inc., or any successor General Special Servicer as herein provided, including without limitation any successor General Special Servicer appointed pursuant to Section 9.39.

            "Global Certificate" means any Rule 144A IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

            "Grantor Trust Provisions" shall mean those provisions of the Code relating to grantor trusts, which appear in subpart E, Part I of subchapter J, and related provisions, and proposed, temporary and final Treasury regulations, including Treasury Regulations Section 301.7701-4(c)(2), and any published rulings, notice and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Group PB REMIC I Regular Interests" means, collectively, all of the REMIC I Regular Interests other than the Group X-Y REMIC I Regular Interests, which are the REMIC I Regular Interests with principal balances.

            "Group X-Y REMIC I Regular Interests" means, collectively, the REMIC I Regular Interests, which represent interests in the Class X-Y Strip Rates with respect to the Specially Designated Co-op Mortgage Loans, which are the REMIC I Regular Interests without principal balances (but have notional amounts for purposes of accruing interest).

            "Holder" means the Person in whose name a Certificate is registered on the Certificate Register.

            "IAI Definitive Certificate" means, with respect to any Class of Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

            "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

            "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the applicable Master Servicer (other than any Master Servicer, but which may be an Affiliate of such Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the applicable Special Servicer that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including a Master Servicer or a Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification" has the meaning set forth in Section 2.2.

            "Initial Deposit" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

            "Initial LTV Co-op Basis" shall mean, with respect to any Co-op Mortgage Loan, the related loan-to-value ratio specified under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement.

            "Inspection Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Institutional Accredited Investor" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

            "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

            "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy (other than amounts required to be paid over to the Mortgagor (or used to restore the related Mortgaged Property) pursuant to law, the related Mortgage Loan or the Servicing Standard).

            "Insured Environmental Event" has the meaning set forth in Section 9.1(f).

            "Interest" means a REMIC I Regular Interest or a REMIC II Regular Interest, as applicable.

            "Interest Accrual Period" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

            "Interest Reserve Account" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

            "Interest Reserve Amount" has the meaning set forth in Section
5.1(d).

            "Interest Reserve Loans" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve 30-day months.

            "Interested Person" means, as of any date of determination, the Master Servicers, the Special Servicers, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by a Master Servicer or a Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "IXIS" has the meaning assigned in the Preliminary Statement hereto.

            "IXIS Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

            "IXIS Sub-Servicer" means Laureate Capital LLC, L.J. Melody & Company of Texas, LP, Holiday Fenoglio Fowler, L.P. and Northmarq Capital, Inc., each in its capacity as sub-servicer of the IXIS Loans pursuant to each IXIS Sub-Servicing Agreement.

            "IXIS Sub-Servicing Agreement" means each agreement between Laureate Capital LLC, L.J. Melody & Company of Texas, LP, Holiday Fenoglio Fowler, L.P. and Northmarq Capital, Inc., respectively, and the Master Servicer, each dated as of February 1, 2005, under which such IXIS Sub-Servicers service the IXIS Mortgage Loans set forth on the schedule attached thereto.

            "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

            "Late Collections" means, with respect to any Mortgage Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

            "Late Fees" means a fee payable to the applicable Master Servicer or the applicable Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan, if applicable, in connection with a late payment made by such Mortgagor.

            "Liquidation Expenses" means reasonable and direct expenses incurred by the applicable Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the applicable Master Servicer or Special Servicer, subject to Section 4.4 and
Section 4.6(d) hereof, as a Servicing Advance.

            "Liquidation Fee" means a fee equal to the product of (x) 1.00% (with respect to a Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) and (y) the Liquidation Proceeds received in connection with full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and any Condemnation Proceeds or Insurance Proceeds received by the Trust; provided, however, that in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to a Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase.

            "Liquidation Proceeds" means (i) with respect to the sale or liquidation of a Mortgage Loan or related REO Property (other than pursuant to Section 2.3), the proceeds of such sale or liquidation net of Liquidation Expenses (to the extent not otherwise paid pursuant to Section 4.6(c)) and (ii) with respect to the repurchase of a Mortgage Loan or an REO Mortgage Loan pursuant to Section 2.3, the Purchase Price of such Mortgage Loan or REO Mortgage Loan (or such allocable portion) at the time of such repurchase.

            "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition (adjusted in accordance with Section 6.6(c)(i)), plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate (including interest accrued and unpaid on the portion of the Principal Balance added in accordance with Section 6.6(c)(i), which interest shall accrue from the date of the reduction in the Principal Balance resulting from the allocation of a Realized Loss incurred pursuant to Section 6.6(b)(i)), plus (C) any expenses (including Additional Trust Expenses) incurred in connection with such Mortgage Loan that are payable or reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income allocated as recoveries of principal or interest on the related Mortgage Loan, and (ii) with respect to any Mortgage Loan, Liquidation Proceeds, Late Collections and all other amounts received from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred. REO Income and Liquidation Proceeds shall be applied in accordance with Section 1.2(b) hereof.

            "Loan Group" means either Loan Group 1 or Loan Group 2, as the case may be.

            "Loan Group 1" means all of the Mortgage Loans that are Loan Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 1 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 1.

            "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable.

            "Loan Group 2" means all of the Mortgage Loans that are Loan Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 2 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 2.

            "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

            "Lock-Box Account" has the meaning set forth in Section 8.3(g).

            "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or a Primary Servicer or Sub Servicer on its behalf) pursuant to which a Lock-Box Account is created.

            "Losses" has the meaning set forth in Section 12.4.

            "MAI" means Member of the Appraisal Institute.

            "Master Servicer" means: (a) with respect to any Mortgage Loan (other than an NCB, FSB Loan), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than an NCB, FSB Loan) and any matters relating to the foregoing, the General Master Servicer; and (b) with respect to any NCB, FSB Loan, any REO Property acquired by the Trust with respect to an NCB, FSB Loan and any matters relating to the foregoing, the NCB Master Servicer.

            "Master Servicer Consent Matter" has the meaning set forth in
Section 8.3(a).

            "Master Servicer Remittance Date" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan, an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c). For the further avoidance of doubt, Master Servicing Fees are in addition to Primary Servicing Fees.

            "Master Servicing Fee Rate" means, with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

            "Material Breach" has the meaning set forth in Section 2.3(a).

            "Material Document Defect" has the meaning set forth in Section 2.3(a).

            "Maturity Date" means, with respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Loan, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or (ii) any grace period permitted by the related Mortgage Loan.

            "MM" has the meaning assigned in the Preliminary Statement hereto.

            "MM Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VIII and shown on
Schedule VIII hereto.

            "Modification Fee" means a fee, if any, (i) collected from a Mortgagor by the applicable Master Servicer in connection with a modification of a Mortgage Loan other than a Specially Serviced Mortgage Loan or (ii) collected by the applicable Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

            "Modification Loss" means, with respect to each Mortgage Loan (i) a decrease in the Principal Balance of such Mortgage Loan, as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the applicable Special Servicer or the applicable Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

            "Money Term" means, with respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof, or the amount of the scheduled payment thereof, or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

            "Monthly Additional Report on Recoveries and Reimbursements" means with respect to each Collection Period, a report prepared by the applicable Master Servicer, in a format reasonably acceptable to the applicable Special Servicer, the Paying Agent, the Trustee and the Certificate Registrar, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

            (a) the amount of any Advance (and accrued and unpaid Advance Interest thereon) that became a Workout-Delayed Reimbursement Amount during such Collection Period;

            (b) (i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent during such Collection Period,
      (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal during the Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from amounts in the Certificate Account allocable to principal on the remainder of the Mortgage Loans during such Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II) and (iv) the amount of any related Unliquidated Advances;

            (c) the amount of any Unliquidated Advances recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period;

            (d) (i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in the current Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior Collection Period, was not reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent in the current or a prior Collection Period (and therefore had not become an Unliquidated Advance) but which became a Nonrecoverable Advance in the current Collection Period;

            (e) the amount of any Advance (and accrued and unpaid Advance Interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Collection Period;

            (f) (i) the amount of any Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) that was reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) was made from amounts allocable to principal during such Collection Period as contemplated by subsection (iv) of Section 5.2(a)(II);

            (g) (i) the amount of any Advance reimbursed to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable Advance in a prior Collection Period but recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is an amount described by clause (I)(C) of the definition of Principal Distribution Amount; and

            (h) a reconciliation of Advance Interest accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Late Fees and default interest collected during the related Collection Period and the amount of Late Fees and default interest that were applied to pay such Advance Interest.

            The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the applicable Master Servicer and shall not constitute a responsibility of any other party. Each Loan Periodic Update File prepared by the applicable Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements. Notwithstanding anything in this Agreement that suggests otherwise, the applicable Master Servicer shall not be required to deliver a Monthly Additional Report on Recoveries and Reimbursements (and no Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable."

            "Monthly Certificateholders Report" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums or Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the applicable Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Fee and the Excess Servicing Fees; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses or Expense Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the applicable Master Servicer, the applicable Special Servicer, the Trustee and the Fiscal Agent; and (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date. In the case of information furnished pursuant to subclauses
(i), (ii) and (vii) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

            "Moody's" means Moody's Investors Service, Inc. or its successor in interest.

            "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

            "Mortgage File" means the mortgage documents listed below:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

            (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with, if applicable, evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9";

            (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with,
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (B) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9," which assignment may be effected in the related Assignment of Mortgage);

            (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (viii) the original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent with one of the foregoing attached thereto and, in each case, with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (ix) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

            (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or, (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the applicable Master Servicer) on behalf of the Trustee and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, each Primary Servicer (and the General Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer or a Master Servicer, as applicable, sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer or a Master Servicer, as applicable, will assign the applicable letter of credit to the Trust or at the direction of the General Special Servicer to such party as such Special Servicer may instruct, in each case, at the expense of the Primary Servicer or a Master Servicer, as applicable. The Primary Servicer (or the applicable Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (xiii) the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (xiv) copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

            (xv) the original of any Environmental Insurance Policy or (i) if the original is held by the related borrower, a copy thereof, or (ii) the binder for such Environmental Insurance Policy;

            (xvi) a copy of any affidavit and indemnification agreement in favor of the lender; and

            with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan, any REO Mortgage Loan, unless the context requires otherwise.

            "Mortgage Loan Purchase Agreement" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV, Mortgage Loan Purchase Agreement V, Mortgage Loan Purchase Agreement VI, Mortgage Loan Purchase Agreement VII and Mortgage Loan Purchase Agreement VIII, as the case may be.

            "Mortgage Loan Purchase Agreement I" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of February 1, 2005 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit K-1.

            "Mortgage Loan Purchase Agreement II" means that certain Mortgage Loan Purchase Agreement between IXIS and the Depositor dated as of February 1, 2005 with respect to the IXIS Loans, a form of which is attached hereto as Exhibit K-2.

            "Mortgage Loan Purchase Agreement III" means that certain Mortgage Loan Purchase Agreement between Principal and the Depositor dated as of February 1, 2005 with respect to the Principal Loans, a form of which is attached hereto as Exhibit K-3.

            "Mortgage Loan Purchase Agreement IV" means that certain Mortgage Loan Purchase Agreement between MM and the Depositor dated as of February 1, 2005 with respect to the MM Loans, a form of which is attached hereto as Exhibit K-4.

            "Mortgage Loan Purchase Agreement V" means that certain Mortgage Loan Purchase Agreement between NCB, FSB and the Depositor dated as of February 1, 2005 with respect to the NCB, FSB Loans, a form of which is attached hereto as Exhibit K-5.

            "Mortgage Loan Purchase Agreement VI" means that certain Mortgage Loan Purchase Agreement between WaMu and the Depositor dated as of February 1, 2005 with respect to the WaMu Loans, a form of which is attached hereto as Exhibit K-6.

            "Mortgage Loan Purchase Agreement VII" means that certain Mortgage Loan Purchase Agreement between UCMFI and the Depositor dated as of February 1, 2005 with respect to the UCMFI Loans, a form of which is attached hereto as Exhibit K-7.

            "Mortgage Loan Purchase Agreement VIII" means that certain Mortgage Loan Purchase Agreement between TIAA and the Depositor dated as of February 1, 2005 with respect to the TIAA Loans, a form of which is attached hereto as Exhibit K-8.

            "Mortgage Loan Schedule" or "Loan Schedule" means collectively the schedule attached hereto as Schedule I, which identifies each MSMC Loan, the schedule attached hereto as Schedule II, which identifies each IXIS Loan, the schedule attached hereto as Schedule III, which identifies each Principal Loan, the schedule attached hereto as Schedule IV, which identifies each MM Loan, the schedule attached hereto as Schedule V, which identifies each NCB, FSB Loan, the schedule attached hereto as Schedule VI, which identifies each WaMu Loan, the schedule attached hereto as Schedule VII, which identifies each UCMFI Loan and the schedule attached hereto as Schedule VIII, which identifies each TIAA Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

            "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool" means all of the Mortgage Loans and any successor REO Mortgage Loans, collectively.

            "Mortgage Rate" means, for a given Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

            "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

            "Mortgagee" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

            "Mortgagor" means the obligor on a Mortgage Note.

            "MSMC" has the meaning assigned in the Preliminary Statement hereto.

            "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on
Schedule I hereto.

            "NCB, FSB Subordinate Debt Conditions" means, with respect to a Borrower encumbering a Mortgaged Property relating to a Co-op Mortgage Loan with a subordinate mortgage, the following conditions: (i) each of the loans, or the sole loan, to be secured by each such subordinate mortgage is made by NCB, FSB or any Affiliate thereof (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) each such subordinate mortgage is expressly made in compliance with the underwriting standards which NCB, FSB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed 40%,
(v) NCB, FSB or any Affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Trustee for inclusion in the Mortgage File a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit T hereto (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the maturity date of the related Co-op Mortgage Loan, (vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral, (viii) the subordinate mortgage loan is made principally for the purpose of funding capital expenditures, major repairs or reserves at or with respect to the Mortgaged Property in question and (ix) the aggregate amount of subordinate debt encumbering the Mortgaged Property in question does not exceed $7,500,000. For purposes of this definition, and notwithstanding anything herein to the contrary: "Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Co-op Mortgage Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Co-op Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; and "Appraised Value" shall be based on an MAI appraisal of the applicable Mortgaged Property made, in conformance with NCB, FSB's customary underwriting requirements, not more than one year prior to the origination date of the related Co-op Mortgage Loan and reviewed by the NCB Master Servicer.

            "NCB Master Servicer" means NCB, FSB and its permitted successors or assigns.

            "NCB Master Servicer's Website" has the meaning set forth in Section
8.14 hereof.

            "NCB, FSB Trust Assets" means the NCB, FSB Loans, any REO Properties acquired by the Trust with respect to the NCB, FSB Loans and any and all other related assets of the Trust.

            "NCB, FSB" has the meaning assigned in the Preliminary Statement hereto.

            "NCB, FSB Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VI and shown on
Schedule VI hereto.

            "Net Aggregate Prepayment Interest Shortfall" means, for any Distribution Date and each Master Servicer, the excess of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the Mortgage Loans serviced by such Master Servicer (including Specially Serviced Mortgage Loans) during any Collection Period over the sum of (A) the Compensating Interest to be paid by such Master Servicer (or any Primary Servicer or Sub-Servicer, if applicable according to the related Primary Servicing Agreement or Sub-Servicing Agreement) on such Distribution Date and
(B) the aggregate Prepayment Interest Excesses during such Collection Period for such Master Servicer's Mortgage Loans (including Specially Serviced Mortgage Loans). Prepayment Interest Shortfalls and Prepayment Interest Excesses will be separately accounted for by each of the Master Servicers.

            "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "1940 Act" means the Investment Company Act of 1940, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "Non-Investment Grade Certificates" means each Class of Certificates other than a Residual Certificate or a Class EI Certificate that, at the time of determination, is not rated in one of the four highest generic rating categories by at least one of Fitch, S&P or Moody's.

            "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI or Residual Certificate.

            "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

            "Noneconomic Residual Interest" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c).

            "Nonrecoverable Advance" means the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (or, in the case of an Unliquidated Advance, not reimbursed to the Trust) or proposed to be made by a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent that, in its respective sole discretion, exercised in good faith and, with respect to such Master Servicer and such Special Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan or REO Property, as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of such Mortgaged Properties and other security must be considered in connection with any determination of whether an Advance or Unliquidated Advance is a Nonrecoverable Advance. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the applicable Special Servicer and the Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the applicable Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, such determination by the applicable Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicers, the Trustee and the Fiscal Agent. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things) the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iii) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer (among other things), future expenses and (iv) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer (among other things), the timing of recovery to such party. In addition, the relevant party may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the applicable Special Servicer, obtain from the applicable Special Servicer any analysis, appraisals or other information in the possession of such Special Servicer for such purposes.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-Y Certificates as a Class, the Class X-Y Notional Amount as of such date of determination; (iv) with respect to any Class X-Y Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-Y Notional Amount; (v) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination; (vi) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount of such date of determination; (vii) with respect to any Group X-Y REMIC I Regular Interest, the Principal Balance of the related Specially Designated Co-op Mortgage Loan (or any successor REO Mortgage Loan), reduced by any Advances of principal made with respect to such Specially Designated Co-op Mortgage Loan and losses thereon previously allocated to Certificateholders; and
(viii) with respect to the REMIC II Regular Interest X-Y, the Class X-Y Notional Amount, which is equal to the aggregate of the Notional Amounts with respect to all Group X-Y REMIC I Regular Interests.

            "Officer's Certificate" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the applicable Master Servicer(s) and the applicable Special Servicer(s), any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President; Senior Vice President, Second Vice President, Vice President or Assistant Vice President, any Treasurer, any Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized signatory and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

            "Operating Adviser" shall have the meaning specified in Section 9.37(a).

            "Opinion of Counsel" means a written opinion of counsel addressed to the applicable Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the applicable Special Servicer, or the Trustee and the Paying Agent, as applicable, reasonably acceptable in form and substance to such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), such Special Servicer, or the Trustee and the Paying Agent, as applicable, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the applicable Special Servicer, or the Trustee and the Paying Agent, as applicable, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a "grantor trust" under the Grantor Trust Provisions of the Class EI Grantor Trust.

            "Option" shall have the meaning specified in Section 9.36(a).

            "Option Holder" shall have the meaning specified in Section 9.36(a).

            "Option Purchase Price" shall have the meaning specified in Section 9.36(b).

            "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "P&I Advance" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payment), other than a Balloon Payment or any default interest, due during the related Collection Period was not received by the applicable Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Mortgage Loan which provided for a Balloon Payment) as to which a Balloon Payment was due or deemed due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment (net of the related Master Servicing Fee, Excess Servicing Fees, Primary Servicing Fees and other master or primary servicing fees payable from such Assumed Scheduled Payment) for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the REO Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the applicable Master Servicer by the applicable Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan or REO Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest portion amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount with respect to interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan as of such Determination Date.

            "P&I Advance Amount" means the amount of the P&I Advance computed for any Distribution Date.

            "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Pass-Through Rate" or "Pass-Through Rates" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC III Regular Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i)(A) the Group PB REMIC I Regular Interests shall equal their respective REMIC I Net Mortgage Rates and (B) the Group X-Y REMIC I Regular Interests, their respective Class X-Y Strip Rates on the related Mortgage Loan for such Distribution Date, (ii)(A) the REMIC II Regular Interests (other than REMIC II Regular Interest X-Y) shall equal the Weighted Average REMIC I Net Mortgage Rate and (B) the REMIC II Regular Interest X-Y shall equal the Weighted Average Class X-Y Strip Rate for such Distribution Date, (iii) the Class A-1, Class A-2, Class A-3 , Class A-4, Class A-AB, Class A-5, Class A-1A, Class B, Class C and Class D Certificates shall equal the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (iv) the Class E Certificates shall equal a per annum rate equal to the lesser of 5.11% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (v) the Class F Certificates shall equal a per annum rate equal to the lesser of 5.34% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vi) the Class G Certificates shall equal a per annum rate equal to the lesser of 5.51% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vii) the Class H Certificates shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate less 0.08% for such Distribution Date (viii) the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates shall equal the lesser of (A) 4.61% and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (ix) the Class X-1 Certificates shall equal the per annum rate equal to the weighted average of Class X-1 Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date),(x) the Class X-2 Certificates shall equal the per annum rate equal to the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date) and (xi) the Class X-Y Certificates shall equal the Weighted Average Class X-Y Strip Rate.

            "Paying Agent" means LaSalle Bank National Association and any successor or assign, as provided herein.

            "Paying Agent's Website" has the meaning set forth in Section 5.4(a) hereof.

            "Percentage Interest" means, with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performing Party" has the meaning set forth in Section 8.26(b).

            "Permitted Transferee" means any Transferee other than (i) a Disqualified Organization or (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Report" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

            "Placement Agent" means Morgan Stanley & Co. Incorporated or its successor in interest.

            "Plan" has the meaning set forth in Section 3.3(d).

            "Planned Principal Balance" means for any Distribution Date, the balance shown for such Distribution Date on Schedule XVII.

            "Post Closing Request" has the meaning set forth in the applicable Primary Servicing Agreements with respect to the Principal Loans.

            "Preliminary Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Prepayment Interest Excess" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment of a Mortgage Loan (including any payment of an unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made on or after the Due Date for such Mortgage Loan through and including the last day of the Collection Period (or, with respect to those Mortgage Loans listed on Schedule XV, through and including the first Business Day prior to the Master Servicer Remittance Date), the amount of interest that accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, plus (if made) any payment by the related Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the amount of any Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee in each case, to the extent payable out of such collection of interest), to the extent collected.

            "Prepayment Interest Shortfall" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including any payment of an unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued at the REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee), plus, with respect to each Specially Designated Co-op Mortgage Loan, the related Class X-Y Strip Rate over (B) the aggregate interest that did so accrue at the REMIC I Net Mortgage Rate plus, with respect to each Specially Designated Co-op Mortgage Loan, the related Class X-Y Strip Rate, through the date such payment was made.

            "Prepayment Premium" means, with respect to any Mortgage Loan for any Distribution Date, the prepayment premiums or percentage premiums, if any, received during a related Collection Period in connection with Principal Prepayments on such Mortgage Loan.

            "Primary Collateral" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

            "Primary Servicers" means any of Union Central Mortgage Funding, Inc., Principal Global Investors, LLC, Washington Mutual Bank, FA and Babson Capital Management LLC and each of their respective permitted successors and assigns.

            "Primary Servicing Agreement" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the General Master Servicer, dated as of February 1, 2005, under which such Primary Servicer services the Mortgage Loans set forth on the schedule attached thereto.

            "Primary Servicing Fee" means, for each calendar month, as to each Mortgage Loan for which a Primary Servicing Fee is payable pursuant to this Agreement, the Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

            "Primary Servicing Fee Rate" means, the rate per annum at which the monthly Primary Servicing Fee payable to the applicable Primary Servicer (or the applicable Master Servicer, as applicable) accrues, which rate is the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicers, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

            "Principal" has the meaning assigned in the Preliminary Statement hereto.

            "Principal Balance" means, with respect to any Mortgage Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date (assuming, for any Mortgage Loan with a Cut-Off Date in February 2005 that is not February 1, 2005, that principal and interest payments for such month were paid on February 1, 2005), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan, in each case, during any related and preceding Collection Period.

            "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Principal Distribution Amount" means, on any Distribution Date, the amount equal to the excess, if any, of (I) the sum of:

            (A) the aggregate (without duplication) of the following amounts received with respect to the Mortgage Loans: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof;

            (B) the aggregate amount of any collections received on or in respect of the Mortgage Loans that represents a delinquent amount as to which an Advance had been made, which Advance or interest thereon was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage Loan); and

            (C) the aggregate amount of any collections identified and applied by the applicable Master Servicer as recoveries of principal and received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance and any interest thereon and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage Loan), and which are applied pursuant to Section 6.6(c)(i); over

            (II) the sum of (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount applicable to such Mortgage Loan, and then to the other Loan Group Principal Distribution Amount):

            (A) the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the applicable Master Servicer, the applicable Special Servicer, the Trustee and the Fiscal Agent from principal collections on the Mortgage Loans pursuant to subsection (iii) of Section 5.2(a)(II); and

            (B) the aggregate amount of Nonrecoverable Advances (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the applicable Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period from principal collections on the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II).

            "Principal Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

            "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to
Section 2.3; provided that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

            "Private Placement Memorandum" means the Private Placement Memorandum dated February 15, 2005, pursuant to which the Class X-1, Class X-2, Class X-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be offered for sale.

            "Projected Net Cash Flow" shall mean, with respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Mortgage Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market rate vacancy assumption and projected reserves.

            "Prospectus" has the meaning set forth in the Preliminary Statement hereto.

            "PTCE" has the meaning set forth in Section 3.3(d).

            "Purchase Price" means, with respect to (i) the repurchase, pursuant to Article II of this Agreement, by the applicable Seller of a Mortgage Loan sold by such Seller, (ii) the determination of fair value of an REO Mortgage Loan with respect to a liquidation by the Special Servicer pursuant to Section
9.15 or (iii) the determination of fair value of a Mortgage Loan in connection with a purchase by the Option Holder pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan) and all unpaid Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan) that are reimbursable or payable to the applicable Master Servicer, the applicable Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the applicable Master Servicer, the applicable Special Servicer, the Depositor, the Paying Agent, the Trustee or the Fiscal Agent in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

            "Purchase Proceeds" means any cash amounts received by the applicable Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3, (ii) the purchase by the Option Holder of a Mortgage Loan pursuant to Section 9.36 or
(iii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the applicable Master Servicer, the applicable Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b).

            "Qualified Bidder" means as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person).

            "Qualified Institutional Buyer" means a qualified institutional buyer qualifying pursuant to Rule 144A.

            "Qualified Insurer" means, (i) with respect to any Mortgage Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A" by Fitch, or if not so rated by Fitch, then Fitch has issued a Rating Agency Confirmation, and "A" by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by S&P if rated by S&P, or if not so rated by S&P, then A:IX by A. M. Best or S&P has issued a Rating Agency Confirmation, "A" by Fitch (or if such company is not rated by Fitch, is rated at least A:IX by A.M. Best's Key Rating Guide) and, in the case of S&P, an insurance financial strength rating of "A" or better or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained from Fitch and S&P. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

            "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the applicable Master Servicer for deposit into the applicable Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in the related Mortgage File and such Phase I Environmental Report does not, in the good faith reasonable judgment of the applicable Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (viii) is secured by a residential cooperative property if the Mortgage Loan substituted for a Deleted Mortgage Loan is a Co-op Mortgage Loan; and (ix) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause (i) above and the remaining term to stated maturity referred to in clause (ii) above shall be determined on a weighted average basis; provided, however, that no individual interest rate, minus the Administrative Cost Rate, shall be lower than the highest Pass-Through Rate of any Class of Principal Balance Certificates then outstanding having a fixed rate. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Master Servicers, the Special Servicers, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

            "Rating Agencies" means Fitch and S&P.

            "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

            "Realized Interest Loss" means, with respect to each Mortgage Loan
(i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

            "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan. Realized Losses on a Mortgage Loan are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan.

            "Realized Principal Loss" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss and
(v) the amounts in respect thereof that are withdrawn from the Certificate Account pursuant to Section 6.6(b)(i). Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to a Mortgage Loan that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

            "Record Date" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

            "Regulation S" means Regulation S under the 1933 Act.

            "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

            "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

            "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

            "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

            "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) one of the following statements is true with respect to any cost incurred as a result of the occurrence of the Servicing Transfer Event:
(a) the cost has been reimbursed to the Trust, (b) the Mortgagor's obligation to pay the cost has been forgiven, (c) the Mortgagor has agreed in writing to reimburse such costs or (d) the cost represents an amount that has been the subject of an Advance made with respect to the Mortgage Loan following default, the mortgage loan has been worked out under terms that do not provide for the repayment of such Advance in full upon the execution of the workout arrangement but the Mortgagor is nonetheless obligated under the terms of the workout arrangement to reimburse such Advance in the future.

            "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

            "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Accounts, the Reserve Accounts and the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account or funds held with respect to REMIC II or REMIC III), the related Insurance Policies and any related REO Properties, for which a REMIC election has been made pursuant to Section 12.1(a) hereof. Excess Interest on the Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder.

            "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

            "REMIC I Net Mortgage Rate" means, with respect to any Distribution Date and any REMIC I Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the related Mortgage Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date) minus, with respect to each Specially Designated Co-op Mortgage Loan, the Class X-Y Strip Rate.

            "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to (i) each Mortgage Loan (other than a Specially Designated Co-op Mortgage Loan), an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan and (ii) with respect to each Specially Designated Co-op Mortgage Loan, one interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Specially Designated Co-op Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Specially Designated Co-op Mortgage Loan and one interest having an initial Notional Amount equal to the Cut-Off Date Scheduled Principal Balance of such Specially Designated Co-op Mortgage Loan, and which has a Pass-Through Rate equal to the Class X-Y Strip Rate of such Specially Designated Co-op Mortgage Loan.

            "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

            "REMIC II Regular Interest A-1-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest A-3-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-6" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-5-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-6" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-7" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-8" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-9" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-10" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-11" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-12" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-13" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-14" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest G-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest G-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest H-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest H-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest L-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest L-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

             "REMIC II Regular Interest M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest P" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest X-Y" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial notional amount equal to the initial Class X-Y Notional Amount, and which has a Pass-Through Rate equal to the Weighted Average Class X-Y Strip Rate.

            "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-2-4, REMIC II Regular Interest A-2-5, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3, REMIC II Regular Interest A-3-4, REMIC II Regular Interest A-3-5, REMIC II Regular Interest A-3-6, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-AB-1, REMIC II Regular Interest A-AB-2, REMIC II Regular Interest A-AB-3, REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2, REMIC II Regular Interest A-1A-1, REMIC II Regular Interest A-1A-2, REMIC II Regular Interest A-1A-3, REMIC II Regular Interest A-1A-4, REMIC II Regular Interest A-1A-5, REMIC II Regular Interest A-1A-6, REMIC II Regular Interest A-1A-7, REMIC II Regular Interest A-1A-8, REMIC II Regular Interest A-1A-9, REMIC II Regular Interest A-1A-10, REMIC II Regular Interest A-1A-11, REMIC II Regular Interest A-1A-12, REMIC II Regular Interest A-1A-13, REMIC II Regular Interest A-1A-14, REMIC II Regular Interest A-J, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest D-3, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L-1, REMIC II Regular Interest L-2, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P and REMIC II Regular Interest X-Y.

            "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC III Certificates" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

            "REMIC III Regular Certificates" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-J Certificates, Class X-1 Certificates, Class X-2 Certificates, Class X-Y Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates.

            "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(b) hereof.

            "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

            "Rent Loss Policy" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

            "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

            "REO Account" shall have the meaning set forth in Section 9.14(a) hereof.

            "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

            "REO Income" means, with respect to any REO Property, except as set forth below, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period.

            "REO Mortgage Loan" means a Mortgage Loan, as to which the related Mortgaged Property is an REO Property or a Mortgaged Property acquired under an Other Pooling and Servicing Agreement.

            "REO Property" means a Mortgaged Property (or the Trust's interest therein, if the Mortgaged Property securing a Loan Group has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

            "Report Date" means the close of business on the third Business Day before the related Distribution Date.

            "Repurchased Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

            "Required Appraisal Loan" means any Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

            "Reserve Account" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account, which may be a sub-account of the Distribution Account.

            "Residual Certificates" means, with respect to REMIC I, the Class R-I Certificates; with respect to REMIC II, the Class R-II Certificates; and with respect to REMIC III, the Class R-III Certificates.

            "Responsible Officer" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Global Securitization Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Corporate Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Fiscal Agent or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or Persons performing similar roles on behalf of the Trustee, Fiscal Agent or Paying Agent.

            "Restricted Servicer Reports" means, collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Reverse Sequential Order" means sequentially to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and finally to the Class X-1, Class X-2, Class X-Y, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates on a pro rata basis, as described herein.

            "Rule 144A" means Rule 144A under the 1933 Act.

            "Rule 144A IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Sarbanes-Oxley Certification" has the meaning set forth in Section 8.26(b).

            "Scheduled Payment" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

            "Scheduled Principal Balance" means, with respect to any Mortgage Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan or such REO Mortgage Loan.

            "Seller" means MSMC, IXIS, Principal, MM, NCB, FSB, WaMu, UCMFI or TIAA or MM, as the case may be.

            "Servicer Errors and Omissions Insurance Policy" or "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by each Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Fidelity Bond" or "Fidelity Bond" means a bond or insurance policy under which the insurer agrees to indemnify each Master Servicer, each Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of a Master Servicer's, a Special Servicer's, the Trustee's, the Fiscal Agent's or the Paying Agent's, as the case may be, officers or employees and is maintained in accordance with Section 8.2, Section
9.2 and Section 7.17, respectively.

            "Servicer Mortgage File" means (i) with respect to all Mortgage Loans other than the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan, and (ii) with respect to the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and, to the extent required to be (and actually) delivered to the General Master Servicer by the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

            "Servicing Advance" means any cost or expense of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by or for such Master Servicer, such Special Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan.

            "Servicing Officer" means, any officer or employee of the Master Servicers involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by each Master Servicer and signed by an officer of each Master Servicer, as such list may from time to time be amended.

            "Servicing Standard" means, with respect to each Master Servicer, each Primary Servicer and each Special Servicer the higher of the following standards of care:

            (i) the same general manner in which and with the same care, skill, prudence and diligence with which the applicable Master Servicer, any applicable Primary Servicer or the applicable Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans which are similar to the Mortgage Loans and to the maximization of the net present value of the Mortgage Loans; or

            (ii) the care, skill, prudence and diligence the applicable Master Servicer, any applicable Primary Servicer or the applicable Special Servicer, as the case may be, uses for loans which it owns and which are similar to the Mortgage Loans, giving due consideration to the maximization of the net present value of the Mortgage Loans;

but without regard to: (I) any other relationship that the applicable Master Servicer, the applicable Special Servicer, any applicable Primary Servicer, any applicable Sub-Servicer, the Depositor or the Trustee, or any Affiliate of any of them may have with the related Mortgagor or any Affiliate of the Mortgagor, the Depositor or Seller; (II) the ownership of any Certificate by the applicable Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer, the applicable Special Servicer or any Affiliate of any of them; (III) the applicable Master Servicer's, the applicable Special Servicer's, the Trustee's or the Fiscal Agent's obligation to make P&I Advances and Servicing Advances as specified herein or to incur servicing expenses (subject to the terms of this Agreement regarding the making or collection of Nonrecoverable Advances); (IV) the applicable Master Servicer's, any applicable Primary Servicer's, any applicable Sub-Servicer's or the applicable Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; (V) the ownership or servicing or management for others by the applicable Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer or the applicable Special Servicer of any other mortgage loans or property; (VI) any obligation of the applicable Master Servicer or the applicable Special Servicer or an Affiliate thereof to pay any indemnity with respect to any repurchase obligation; (VII) any option to purchase any Mortgage Loan it may have; (VIII) the ownership of any indebtedness of any Mortgagor or Affiliate of any Mortgagor by the applicable Master Servicer, any applicable Primary Servicer, any applicable Sub-Servicer or the applicable Special Servicer or any Affiliate of any of them; or (IX) any obligation of any Seller to repurchase any Mortgage Loan pursuant to any Mortgage Loan Purchase Agreement.

            "Servicing Transfer Event" means the occurrence of any of the following events: (i) any Mortgage Loan as to which a Balloon Payment is past due, and the applicable Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (A) the Mortgagor makes all monthly payments that would have become due if such Mortgage Loan had not matured, based on the amortization term of such Mortgage Loan, (B) the Mortgagor has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (C) such refinancing is obtained on or before the 150th day succeeding the date the Balloon Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any Mortgage Loan as to which, to the applicable Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days; (iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the applicable Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of such Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and (vi) any Mortgage Loan as to which, in the good faith reasonable judgment of the Master Servicer, (a) a payment default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders.

            "Single-Purpose Entity" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with Affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

            "Sole Certificateholder" means any Certificateholder (or Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X-1, Class X-2, Class X-Y, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class EI Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

            "Special Servicer" means: (a) with respect to any Mortgage Loan (other than a Co-op Mortgage Loan), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than a Co-op Mortgage Loan) and any matters relating to the foregoing, the General Special Servicer and (b) with respect to any Co-op Mortgage Loan, any REO Property acquired by the Trust with respect to a Co-op Mortgage Loan and any matters relating to the foregoing, the Co-op Special Servicer.

            "Special Servicer Compensation" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to a Special Servicer pursuant to the terms of this Agreement.

            "Special Servicer Remittance Date" means the Business Day preceding each Determination Date.

            "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

            "Special Servicing Fee Rate" means 0.25% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more).

            "Special Servicing Officer" means any officer or employee of the applicable Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the applicable Master Servicer by such Special Servicer signed by an officer of such Special Servicer, as such list may from time to time be amended.

            "Specially Designated Co-op Mortgage Loan" means, any Co-op Mortgage Loan or any successor REO Mortgage Loan.

            "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan with respect to which the applicable Master Servicer has notified the applicable Special Servicer, the Operating Adviser and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and such Special Servicer has received all information, documents and records relating to such Mortgage Loan, as reasonably requested by such Special Servicer to enable it to assume its duties with respect to such Mortgage Loan. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the applicable Special Servicer notifies the applicable Master Servicer, the Operating Adviser, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan, with respect to such Servicing Transfer Event, has become a Rehabilitated Mortgage Loan, unless and until such Master Servicer notifies such Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan, exists or occurs.

            "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

            "Sub-Servicer" has the meaning set forth in Section 8.4.

            "Sub-Servicing Agreement" means the IXIS Sub-Servicing Agreement and/or TIAA Sub-Servicing Agreement.

            "Subordinate Certificates" means, collectively, the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

            "Successful Bidder" has the meaning set forth in Section 8.29(d).

            "Tax Matters Person" means the Person designated as the "tax matters person" of the related REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T.

            "Termination Price" has the meaning set forth in Section 10.1(b) herein.

            "30/360 basis" means any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

            "TIAA" has the meaning assigned in the Preliminary Statement hereto.

            "TIAA Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement VII and shown on
Schedule VII hereto.

            "TIAA Sub-Servicer" means Heitman Financial Services, LLC, GMAC Commerical Mortgage, Inc., Dwyer-Curlett, Inc., Walker & Dunlop, Inc. and Newmark Realty Capital, Inc., each in its capacity as sub-servicer of the TIAA Loans pursuant to the TIAA Sub-Servicing Agreements.

            "TIAA Sub-Servicing Agreements" means the agreement between Heitman Financial Services, LLC, GMAC Commerical Mortgage, Inc., Dwyer-Curlett, Inc., Walker & Dunlop, Inc. and Newmark Realty Capital, Inc., respectively, and the Master Servicer, each dated as of February 1, 2005, under which such person services the TIAA Mortgage Loans set forth on the schedule attached thereto.

            "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan.

            "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust" means the trust created pursuant to this Agreement, the assets of which consist of all the assets of the REMIC I (including the related Mortgage Loans (other than Excess Interest thereon), such related amounts as shall from time to time be held in the Certificate Accounts, the Distribution Account, the Interest Reserve Accounts, the Reserve Account, the REO Accounts, the Trustee's rights under the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof, in each case to the extent allocable to the related Mortgage Loan), REMIC II, REMIC III and the Class EI Grantor Trust.

            "Trustee" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co trustee (subject to Section
7.9 hereof), as the case may be.

            "Trustee Fee" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month.

            "Trustee Fee Rate" means 0.0014% per annum.

            "Trustee Mortgage File" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "UCMFI" has the meaning assigned in the Preliminary Statement hereto.

            "UCMFI Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

            "Underwriter" means each of Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America Inc. or their respective successors in interest.

            "United States Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

            "United States Tax Person" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            "Unliquidated Advance" means any Advance previously made by a party hereto that has been previously reimbursed to the Person that made the Advance by the Trust as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates and the Class EI Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

            "Unrestricted Servicer Reports" means, collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "WaMu" has the meaning assigned in the Preliminary Statement hereto.

            "WaMu Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V and shown on
Schedule V hereto.

            "Weighted Average Class X-Y Strip Rate" means, with respect to any Distribution Date, the weighted average of the Class X-Y Strip Rates for each of the Group X-Y REMIC I Regular Interests, weighted on the basis of their respective Notional Amounts as of the close of business on the preceding Distribution Date.

            "Weighted Average REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balance as of the close of business on the preceding Distribution Date.

            "Workout-Delayed Reimbursement Amount" has the meaning set forth in subsection (II)(A) of Section 5.2(a).

            "Work-Out Fee" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.00% (with respect to any Rehabilitated Mortgage Loan with a principal balance of less than $20,000,000) or 0.75% (with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more) and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan or otherwise payable as set forth in
Section 9.21(d).

            "Yield Maintenance Charges" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            Section 1.2 Calculations Respecting Mortgage Loans

            (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan shall be made based upon current information as to the terms of such Mortgage Loan and reports of payments received from the applicable Master Servicer on such Mortgage Loan and payments to be made to the Paying Agent as supplied to the Paying Agent by such Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the applicable Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the applicable Master Servicer of such error.

            (b) Unless otherwise required by law or the applicable Mortgage Loan documents, any amounts (other than escrow and reserve deposits and reimbursements of Servicing Advances and expenses) received in respect of a Mortgage Loan as to which a default has occurred and is continuing (other than Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income) shall be applied as follows: first, to overdue interest due with respect to such Mortgage Loan at the Mortgage Rate thereof, second, to current interest due with respect to such Mortgage Loan at the Mortgage Rate thereof, third, to the reduction of the Principal Balance of such Mortgage Loan to zero if such Mortgage Loan has been accelerated, and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan has not yet been accelerated, fourth, to any default interest and other amounts due on such Mortgage Loan and fifth, to Late Fees due with respect to such Mortgage Loan.

            Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income shall be applied as follows: first, as a recovery of any related and unreimbursed Advances (together with interest thereon) and Unliquidated Advances (to the Trust), and if applicable, unpaid Liquidation Expenses; second, as a recovery of unpaid servicing compensation; third, as a recovery of any Additional Trust Expenses; fourth, as a recovery of any Nonrecoverable Advances and interest thereon, except with respect to any Unliquidated Advance previously reimbursed from principal pursuant to Section 5.2(a)(II)(iv); fifth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full monthly payment from any Mortgagor, through the related Due Date); sixth, as a recovery of any remaining principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid Principal Balance); seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; eighth, as a recovery of any Late Fees and default interest then due and owing under such Mortgage Loan; ninth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; tenth, as a recovery of any assumption fees, Modification Fees and extension fees then due and owing under such Mortgage Loan; and eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan.

            (c) Notwithstanding the foregoing applications of amounts received by or on behalf of the Trust in respect of any Mortgage Loan, any amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) shall be applied in accordance with the express provisions of the related Mortgage Loan documents.

            Section 1.3 Calculations Respecting Accrued Interest

            Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

            Section 1.4 Interpretation

            (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

            (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

            (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section 1.5 ARD Loan

            Notwithstanding any provision of this Agreement:

            (a) For the ARD Loan, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

            (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

            (c) Neither a Master Servicer nor a Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of such Master Servicer and such Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

            (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

            (e) With respect to the ARD Loan after its Anticipated Repayment Date, the respective Master Servicer or the respective Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with
Section 8.18 and Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the respective Master Servicer's or the respective Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with
Section 8.18 and Section 9.5 hereof. The respective Master Servicer or the respective Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other Person so long as such determination is based on such criteria.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

            Section 2.1 Conveyance of Mortgage Loans

            (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit and (iv) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Fiscal Agent, the Paying Agent, any Custodian, any Master Servicer or any Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

            (c) Each Seller other than IXIS and NCB, FSB, at its own expense, for the Mortgage Loans sold to the Depositor by such Seller, and the Trustee, at the expense of IXIS and NCB, FSB, as applicable, for the IXIS Loans sold to the Depositor by IXIS and the NCB, FSB Loans sold to the Depositor by NCB, FSB, shall promptly (and in any event within 90 days following the receipt of all recording information necessary to record such document) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Trustee, for all Mortgage Loans, other than the Principal Loans, and the Primary Servicers for the Principal Loans, shall obtain therefrom, at the expense of the applicable Seller, a certified copy of the recorded original and shall forward copies thereof to the applicable Master Servicer and the applicable Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee for all Mortgage Loans other than the Principal Loans, and the applicable Primary Servicers for the Principal Loans, shall promptly notify the applicable Seller and the applicable Seller for its respective Mortgage Loans shall promptly prepare or cause to be prepared and delivered to the Trustee a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof from such Seller cause the same to be duly recorded or filed, as appropriate.

            The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreements or Exhibit 5 to the Mortgage Loan Purchase Agreements in favor of the Trustee, the applicable Master Servicer and the applicable Special Servicer to empower the Trustee, such Master Servicer and, in the event of the failure or incapacity of the Trustee and such Master Servicer, such Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

            (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the servicing of any Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan shall be delivered to the Master Servicer or the related Primary Servicer on its behalf, on or before the date that is 75 days following the Closing Date and shall be held by such Master Servicer or the related Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the Master Servicer (for Mortgage Loans other than the IXIS Loans, the TIAA Loans, the Principal Loans, the MM Loans, the WaMu Loans and the UCMFI Loans), the IXIS Sub-Servicer, the TIAA Sub-Servicer or the related Primary Servicer (for the IXIS Loans, the TIAA Loans, the Principal Loans, the MM Loans, the WaMu Loans and the UCMFI Loans) by the related Seller, the Servicer Mortgage File will consist of (i) with respect to all Mortgage Loans other than the MSMC Loans, the documents listed in the definition of Mortgage File or (ii) with respect to the MSMC Loans, the documents listed in the definition of Mortgage File and, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies; provided, however, the Seller shall not be required to deliver any draft documents, attorney-client privileged communications, internal correspondence or credit analysis. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the applicable Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Each of the foregoing items shall be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the applicable Master Servicer. None of any Master Servicer, any Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Trustee and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

            (f) In connection herewith, the Depositor has acquired the MSMC Loans from MSMC, the IXIS Loans from IXIS, the Principal Loans from Principal, the MM Loans from MM, the NCB, FSB Loans from NCB, FSB, the WaMu Loans from WaMu, the UCMFI Loans from UCMFI and the TIAA Loans from TIAA. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the IXIS Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Principal Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Note, as described in the definition of Mortgage File) relating to the MM Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the NCB, FSB Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the WaMu Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies the related Mortgage Note, as described in the definition of Mortgage File) relating to the UCMFI Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the TIAA Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, MSMC, IXIS, Principal, MM, NCB, FSB, WaMu, UCMFI and TIAA, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements in blank or naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall be in blank or name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the IXIS Loans shall be deemed to have been transferred from IXIS to the Depositor, the Principal Loans shall be deemed to have been transferred from Principal to the Depositor, the MM Loans shall be deemed to have been transferred from MM to the Depositor, the NCB, FSB Loans shall be deemed to have been transferred from NCB, FSB to the Depositor, the WaMu Loans shall be deemed to have been transferred from WaMu to the Depositor, the UCMFI Loans shall be deemed to have been transferred from UCMFI to the Depositor, and the TIAA Loans shall be deemed to have been transferred from TIAA to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

            Section 2.2 Acceptance by Trustee

            The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests, (iii) the REMIC II Regular Interests and (iv) the assets of the Class EI Grantor Trust, in each case, in trust for the use and benefit of all present and future Certificateholders.

            On the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicers, the Special Servicers and the Operating Adviser, a certification (the "Initial Certification" and the "Final Certification," respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (vi), (viii) and (xii) of the definition of Mortgage File required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement and any applicable Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to this Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(C) based on its examination and only as to the Mortgage Note and Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed as required by the terms of this Agreement. Notwithstanding the foregoing, the delivery of an original or a copy of a binder, pro forma policy or title commitment certified by the title company in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File. The Trustee shall deliver to the Master Servicers, the Special Servicers, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

            Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the applicable Master Servicer, the applicable Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

            If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the applicable Master Servicer, the applicable Special Servicer, the Operating Adviser and the Paying Agent on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above, except, with respect to clause (iii) above, the Trustee shall continue to provide such updated schedule of exceptions annually after such date). The Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Sections 5.4(e) and 5.4(f). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the applicable Master Servicer, the applicable Special Servicer or the Operating Adviser that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(e).

            The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            Other than with respect to any original letters of credit relating to the Principal Loans, which original letters of credit shall be held by Principal Global Investors, LLC, the Master Servicer agrees to hold all of the original letters of credit, which are part of the Mortgage File, in trust for the benefit of the Trust Fund.

            Section 2.3 Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required (and including the expiration of any grace or cure period), has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect," and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the applicable Master Servicer shall, and the applicable Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is at the end of the initial 90 day period a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and
(y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. Notwithstanding anything herein to the contrary, any breach of the representation and warranty contained under the heading "Prepayment Premiums" in Exhibit 2 to each Mortgage Loan Purchase Agreement with respect to any Mortgage Loan shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans at the time of origination, as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. In addition, if such Mortgage Loan is modified so that it becomes a Qualified Substitute Mortgage Loan, such breach shall be deemed cured and the related Seller will not be obligated to repurchase such Mortgage Loan or otherwise remedy such breach. The related Seller is required to pay for any expenses incurred by the applicable Master Servicer or the applicable Special Servicer in connection with such modification.

            If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller that is the subject of such Material Breach shall be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the two-year period commencing on the Closing Date, at the related Seller's option, replace, without recourse, such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within 90 days from the earlier of the date the related Seller discovered or was notified of the breach or defect.

            As to any Qualifying Substitute Mortgage Loan or Loans, the applicable Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by
Section 2.1 and such Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the applicable Master Servicer and remitted by such Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The applicable Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment such Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the applicable Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such other Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is not less than 0.10x below the lesser of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) the debt service coverage ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used), and (2) the Loan-to-Value Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than 10% more than the greater of (x) the loan-to-value ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and (y) the Loan-to-Value Ratio for all such Mortgage Loans that are cross-collateralized and cross-defaulted with one another (including the Affected Loan(s)). The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to such Master Servicer: (i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause
(2) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the applicable Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any other Mortgage Loan that is cross-collateralized and cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule XI hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a copy of the Mortgage certified by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian) or any other party hereto, the Trustee (or as set forth in Section 2.3(a), the applicable Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            (b) If the related Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses
(i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that
(x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the applicable Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12, Section 9.15 and Section 9.36, as applicable, of this Agreement, while pursuing the repurchase claim. Each Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the related Seller for any repurchase claim. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 of this Agreement and (ii) the applicable Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right, subject to any repurchase obligation under this Section 2.3 with respect to such Mortgage Loan, to repurchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the related Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the related Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The related Seller shall have five Business Days from the date of its receipt of a notice of such intention to exercise such Option or such offer to notify the Trustee or applicable Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property. The applicable Special Servicer shall be obligated to provide the related Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable such Seller to evaluate the Mortgage Loan or REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the related Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the related Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, each Master Servicer or Special Servicer, as applicable, shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related Seller shall be required to follow the procedures set forth in the related Mortgage Loan Purchase Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the related Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto; provided, further, that if the Seller is the prevailing party in such action, such costs, fees and expenses (including reasonable attorneys fees) shall be an Additional Trust Expense.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the related Seller receives notice of a breach or defect until a final determination has been made, as set forth in the prior paragraph, as to whether the related Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Subject to the last two sentences of the first paragraph of Section 2.3(a), upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the related Seller is or was obligated to repurchase a Mortgage Loan, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO Property, with such Liquidation Fee payable by the related Seller or (ii) with respect to a determination that the related Seller is not or was not obligated to repurchase a Mortgage Loan (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amounts to be paid from amounts in the Certificate Account.

            In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the applicable Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the applicable Master Servicer of such event which notice shall be accompanied by an Officer's Certificate as to the calculation of such shortfall.

            If the affected Mortgage Loan is to be repurchased, the applicable Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the applicable Master Servicer and the applicable Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it (including, without limitation, all documents delivered to the Trustee and such Master Servicer pursuant to the related Mortgage Loan Purchase Agreement), and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the applicable Master Servicer of a Request for Release. The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the applicable Master Servicer to do so. The applicable Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in the applicable Escrow Account relating to the Mortgage Loan being repurchased or substituted for. Each Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by such Master Servicer.

            (d) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) MSMC, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the MSMC Loans, (ii) IXIS, as Seller under Mortgage Loan Purchase Agreement II, will be providing remedies with respect to the IXIS Loans, (iii) Principal, as Seller under Mortgage Loan Purchase Agreement III, will be providing remedies with respect to the Principal Loans, (iv) MM, as Seller under Mortgage Loan Purchase Agreement IV, will be providing remedies with respect to the MM Loans, (v) NCB, FSB, as Seller under Mortgage Loan Purchase Agreement V, will be providing the remedies with respect to the NCB, FSB Loans, (vi) WaMu, as Seller under Mortgage Loan Purchase Agreement VI, will be providing the remedies with respect to the WaMu Loans, (vii) UCMFI, as Seller under Mortgage Loan Purchase Agreement VII, will be providing remedies with respect to the UCMFI Loans and (viii) TIAA, as Seller under Mortgage Loan Purchase Agreement VIII, will be providing the remedies with respect to the TIAA Loans.

            (e) The Trustee shall enforce the provisions of this Section 2.3. Alternatively, the Trustee may, in its sole discretion, appoint a designee to enforce such provisions (which, with the applicable Master Servicer's consent, may be such Master Servicer or which, with the applicable Special Servicer's consent, may be such Special Servicer).

            Section 2.4 Representations and Warranties

            The Depositor hereby represents and warrants to the Master Servicers, the Special Servicers, the Trustee (in its capacity as Trustee of the Trust), the Fiscal Agent and the Paying Agent as of the Closing Date that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

            (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

            (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

            Section 2.5 Conveyance of Interests

            Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of REMIC I in exchange for the REMIC I Interests, (ii) the assets of REMIC II in exchange for the REMIC II Interests, (iii) the assets of REMIC III in exchange for the REMIC III Certificates and (iv) the assets of the Class EI Grantor Trust in exchange for the Class EI Certificates.

                                   ARTICLE III

                                THE CERTIFICATES

            Section 3.1 The Certificates

            (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-29 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            (b) The Class A Certificates and the Class A-J Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class EI, Class R-I, Class R-II and Class R-III Certificates each will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

            (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class A-J, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class EI and Class X-Y Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

            Section 3.2 Registration

            The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            Section 3.3 Transfer and Exchange of Certificates

            (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

            (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Fiscal Agent, the Paying Agent, the Trustee, the Master Servicers, the Special Servicers or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, each Master Servicer, each Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

            (d) No transfer of a Non-Investment Grade Certificate, Class EI Certificate or Residual Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code or any applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code or materially similar provisions of applicable federal, state or local law or subject the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicers, the Special Servicers or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or, in the case of a Non-Investment Grade Certificate, unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or
(ii) in the case of a Non-Investment Grade Certificate, that the purchase and holding of such Certificate or interest therein by such Person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor. No transfer of a Class EI Certificate or Residual Certificate will be made to any Person that does not make the representation in clause (i) of the preceding sentence.

            (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, that it will not cause income with respect to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Tax Person and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Tax Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Tax Person.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder," by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                  (F) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Master Servicers, the Special Servicers, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
            Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (G) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The General Master Servicer, on behalf of the Paying Agent, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding the Ownership Interest in a Residual Certificate shall be responsible for the reasonable compensation of the General Master Servicer and the Paying Agent for providing such information. The NCB Master Servicer shall take all reasonable action to cooperate with the General Master Servicer in making such information available, as applicable.

            The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, each Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

            (f) None of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this
Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

            (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

            (h) The Certificate Registrar shall provide the Master Servicers, the Special Servicers and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

            (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

            Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates

            If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.5 Persons Deemed Owners

            Prior to presentation of a Certificate for registration of transfer, the Master Servicers, the Special Servicers, the Trustee, the Operating Adviser, the Fiscal Agent, the Paying Agent and any agents of the Master Servicers, the Special Servicers, the Paying Agent, the Trustee, the Fiscal Agent or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent, the Operating Adviser or any agent of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

            Section 3.6 Access to List of Certificateholders' Names and
Addresses

            If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicers, the Special Servicers, the Depositor, the Paying Agent, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 3.7 Book-Entry Certificates

            (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section
3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to Section 3.9:

            (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

            (ii) the Depositor, the Master Servicers, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
      Section 3.7 shall control with respect to each such Class; and

            (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

            (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates initially sold to Institutional Accredited Investors shall be represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

            (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A IAI Global Certificate for such Class as described in Section 3.7(f).

            (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

            So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

            (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

            Section 3.8 Notices to Clearing Agency

            Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            Section 3.9 Definitive Certificates

            (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicers in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

            (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

            P&I Advances and Servicing Advances shall be made as provided herein by the General Master Servicer (with respect to the Mortgage Loans other than NCB, FSB Loans) and the NCB Master Servicer (with respect to the NCB, FSB Loans) and, if the applicable Master Servicer does not make such Advances, by the Trustee, and, if the Trustee does not make such Advances, by the Fiscal Agent, except to the extent that the applicable Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.1 P&I Advances by the Master Servicers

            (a) On or prior to the Advance Report Date, the applicable Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and such Master Servicer shall only make a P&I Advance in respect of each Mortgage Loan of such amount on the Master Servicer Remittance Date. It is understood that the obligation of each Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the applicable Master Servicer shall not be required to make such P&I Advance, if such Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such P&I Advance, if made, would be a Nonrecoverable Advance as determined by the applicable Special Servicer in accordance with the Servicing Standard and the Special Servicer has notified the Master Servicer of such determination not later than 24 hours (and on a Business Day) prior to the date on which the Master Servicer would be required to make such P&I Advance in the absence of a recoverability determination. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Master Servicers, the Trustee, and the Fiscal Agent shall not advance default interest, Balloon Payments, Prepayment Premiums.

            (b) No Special Servicer shall make P&I Advances under this Agreement. If a Master Servicer fails to make a P&I Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee and the Paying Agent of such failure.

            (c) If a Master Servicer determines that there is a P&I Advance Amount with respect to its applicable Mortgage Loans for a Distribution Date, such Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the applicable Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in such Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in a Certificate Account for future distribution or withdrawal and so used shall be replaced by the applicable Master Servicer from its own funds by deposit in such Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in such Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

            Section 4.2 Servicing Advances

            The applicable Master Servicer and, if such Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by such Master Servicer, and if the Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such Advance is required to be made) shall make Servicing Advances to the extent provided in this Agreement, except to the extent that such Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. If such Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such advance would constitute a Nonrecoverable Advance, then such party shall promptly deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of such Master Servicer, the Trustee or the Fiscal Agent, as applicable) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then such Special Servicer shall direct such Master Servicer, Trustee or the Fiscal Agent, as applicable, in writing to make such payment and such party shall make such payment from amounts in the Certificate Account. Such determination by such Master Servicer or such Special Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The applicable Special Servicer shall not be required to make Servicing Advances under this Agreement, but may make such Servicing Advances at its option in which event the Master Servicer shall reimburse such Special Servicer within 30 days of receipt of a statement therefor. The applicable Special Servicer shall notify the applicable Master Servicer that a Servicing Advance is required in connection with a Specially Serviced Mortgage Loan or REO Property, and such Master Servicer shall make such Servicing Advance within five Business Days of receipt of such notice. Promptly after discovering that such applicable Master Servicer has failed to make a Servicing Advance that such Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by such Master Servicer to make such Servicing Advance. The applicable Master Servicer may make Servicing Advances in its own discretion if it determines that making such Servicing Advance is in the best interest of the Certificateholders, even if such Master Servicer or the applicable Special Servicer has determined, in accordance with
Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.3 Advances by the Trustee and the Fiscal Agent

            (a) To the extent that a Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that such Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the applicable Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the applicable Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will make such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee or Fiscal Agent is required hereunder to make P&I Advances on the Mortgage Loans, it shall remit the amount thereof to the Paying Agent for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the applicable Master Servicer has failed to make a P&I Advance.

            (b) To the extent that a Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that such Master Servicer or the applicable Special Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Trustee determines that such advance would constitute a Nonrecoverable Advance, then the Trustee shall deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of the Trustee) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then such Special Servicer shall direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment from amounts in the Distribution Account.

            (c) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the applicable Master Servicer (other than a Servicing Advance that such Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent shall make such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Fiscal Agent determines that such advance would constitute a Nonrecoverable Advance, then the Fiscal Agent shall deliver notice of such determination to the applicable Special Servicer. Upon receipt of such notice, the applicable Special Servicer shall determine (with the reasonable assistance of the Fiscal Agent) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If such Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then such Special Servicer shall direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment from amounts in the Distribution Account.

            The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

            Section 4.4 Evidence of Nonrecoverability

            (a) If a Master Servicer or the applicable Special Servicer determines at any time, in its sole discretion, exercised in accordance with the Servicing Standard, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer or the applicable Special Servicer, the Paying Agent, the Operating Adviser and the Rating Agencies promptly upon making such determination, but in no event later than the Business Day following the date of such determination. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the applicable Master Servicer's or applicable Special Servicer's possession, any related financial information such as related income and expense statements, rent rolls (with respect to mortgaged properties other than residential cooperative properties), occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the applicable Master Servicer or the applicable Special Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time, in its sole discretion, exercised in good faith, that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Paying Agent and the Operating Adviser similar to the Officer's Certificate of a Master Servicer or a Special Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the applicable Master Servicer or the applicable Special Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith business judgment and, with respect to the applicable Master Servicer or the applicable Special Servicer, in accordance with the Servicing Standard, that such Advance or such payment (including interest accrued thereon at the Advance
Rate) would be a Nonrecoverable Advance. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the applicable Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, such determination by the applicable Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicers, the Trustee and the Fiscal Agent. The applicable Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverability determinations as if such Unliquidated Advance were a P&I Advance or Servicing Advance, as applicable.

            Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan

            Any unreimbursed Advance funded from each Master Servicer's, each Special Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicers nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan documents. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or a particular REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The applicable Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-off Date. The applicable Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Late Fees and default interest that relates to the period commencing after the Servicing Transfer Event in respect of a Specially Serviced Mortgage Loan, as to which the applicable Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such Mortgage Loan exceed unreimbursed Advance Interest with respect to such Mortgage Loan arising on or after the Cut-off Date. The applicable Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest payable with respect to such Specially Serviced Mortgage Loan to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan (other than the related Special Servicing Fees) and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation.

            Section 4.6 Reimbursement of Advances and Advance Interest

            (a) Advances made with respect to each Mortgage Loan or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

            (b) To the extent that Advances have been made on the Mortgage Loans, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (iii) the applicable Master Servicer and applicable Special Servicer for any Advances outstanding to such Master Servicer or such Special Servicer, as the case may be, with respect to any of such Mortgage Loans, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the applicable Master Servicer or applicable Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Fiscal Agent, the Trustee, the applicable Master Servicer or the applicable Special Servicer, as the case may be, from amounts on deposit in the applicable Certificate Account (or sub-account thereof) (or, if not available from such Certificate Account, the other Certificate Account) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii), to the extent of amounts identified to be applied thereunder. The Master Servicers', the Special Servicers', the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances and interest thereon shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Mortgage Loans.

            (c) Advance Interest arising on or after the Cut-off Date and not previously paid with respect to any Mortgage Loan will be paid to the Fiscal Agent, the Trustee, the applicable Special Servicer and/or the applicable Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected with respect to such Mortgage Loan during the Collection Period, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest with respect to a Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-off Date).

            (d) To the extent that a Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the applicable Master Servicer shall, subject to Section 4.4, reimburse such Special Servicer for such expenditures on the next succeeding Master Servicer Remittance Date, provided such Special Servicer has delivered, on or before the related Determination Date, an invoice and a report substantiating such expenses from such Special Servicer requesting such reimbursement. All such amounts paid by a Special Servicer and reimbursed by the applicable Master Servicer shall be a Servicing Advance. In the event that the applicable Master Servicer fails to reimburse such Special Servicer hereunder or the applicable Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the applicable Master Servicer does not make such payment, such Special Servicer shall notify the applicable Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to such Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The applicable Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to such Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by such Special Servicer pursuant to this Section 4.6(d).

            Section 4.7 Fiscal Agent Termination Event

            "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

            (i) any failure by the Fiscal Agent to remit to the Paying Agent when due any required Advances; or

            (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of at least 60 days; or

            (iii) the Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

            (iv) the Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (v) the long-term unsecured debt of the Fiscal Agent is rated below "AA-" by Fitch, "Aa3" by Moody's or "AA-" by S&P (or "A+" if the Fiscal Agent's short term unsecured debt is rated at least "A-1" by S&P), unless such other rating shall be acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation; or

            (vi) with respect to the initial Fiscal Agent, LaSalle Bank National Association resigns or is removed pursuant to Section 7.6 hereof.

            Section 4.8 Procedure Upon Termination Event

            (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that the successor Fiscal Agent meets the eligibility requirements set forth in
Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

            (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Accounts.

            Section 4.9 Merger or Consolidation of Fiscal Agent

            Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, and (iv) the successor or surviving entity meets the eligibility requirements set forth in
Section 7.5.

            Section 4.10 Limitation on Liability of the Fiscal Agent and Others

            Neither the Fiscal Agent nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. If the Fiscal Agent nonetheless appears in, prosecutes or defends such legal action, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as a Servicing Advance as provided in this Agreement. The provisions of this
Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

            Section 4.11 Indemnification of Fiscal Agent

            The Fiscal Agent and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement or the Mortgage Loans other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Sellers, the Paying Agent, the Special Servicers, the Master Servicers and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.

                                   ARTICLE V

                           ADMINISTRATION OF THE TRUST

            Section 5.1 Collections

            (a) On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank National Association, as General Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" and "NCB, FSB, as NCB Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" (collectively, or individually, as the case may be the "Certificate Account"). The General Master Servicer shall maintain the Certificate Account with respect to all of the Mortgage Loans (other than the NCB, FSB Loans) and the NCB Master Servicer shall maintain the Certificate Account with respect to the NCB, FSB Loans. On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells Fargo Bank, National Association, as General Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" and "NCB, FSB, as NCB Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9" (collectively, or individually, as the case may be, the "Interest Reserve Account"). The General Master Servicer shall maintain the Interest Reserve Accounts with respect to non-NCB, FSB Loans and the NCB Master Servicer shall maintain the Interest Reserve Accounts with respect to the NCB, FSB Loans.

            (b) On or prior to the date a Master Servicer shall first deposit funds in a Certificate Account or an Interest Reserve Account, as the case may be, such Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicers shall take such actions as are necessary to cause any depository institution holding a Certificate Account and an Interest Reserve Account to hold such accounts in the name of the applicable Master Servicer as provided in
Section 5.1(a), subject to such Master Servicer's (or its Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c) The applicable Master Servicer shall deposit, or cause to be deposited, into its Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to such Master Servicer by the applicable Special Servicer from the applicable REO Account pursuant to Section 9.14 and amounts received from the Primary Servicers or Sub-Servicers), other than amounts received by it in respect of interest and principal on the Mortgage Loans due on or before the Cut-Off Date which shall be remitted to the applicable Seller (provided that such Master Servicer (I) may retain amounts otherwise payable to such Master Servicer as provided in Section 5.2(a) rather than deposit them into such Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in
Section 5.2(a)(iv) (unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in a Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv) (unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including
            Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans;

                  (B) Interest: all payments on account of interest on the
            Mortgage Loans (excluding Interest Reserve Amounts to be deposited in the applicable Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C) Liquidation Proceeds: all Liquidation Proceeds with
            respect to the Mortgage Loans;

                  (D) Insurance Proceeds: all Insurance Proceeds other than
            proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (F) REO Income: all REO Income received from the applicable
            Special Servicer;

                  (G) Investment Losses: any amounts required to be deposited by such Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Accounts and amounts required to be deposited by the applicable Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Accounts;

                  (H) Advances: all P&I Advances unless made directly to the
            Distribution Account;

                  (I) Compensating Interest: all Compensating Interest received with respect to the Mortgage Loans; and

                  (J) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Accounts pursuant to this Agreement, including, but not limited to, Purchase Proceeds of any Mortgage Loans repurchased by a Seller or the maker of a representation and warranty with respect to any Mortgage Loan or substitution shortfall amounts (as described in the ninth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, any payments or recoveries in respect of Unliquidated Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loans pursuant to Section 5.2(a)(II).

            Remittances from any REO Accounts to the applicable Master Servicer for deposit in the applicable Certificate Accounts shall be made by the applicable Special Servicer no later than the Special Servicer Remittance Date.

            (d) The applicable Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the applicable Interest Reserve Account in respect of each related Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate, as applicable (without regard to the provisos in the definition of Adjusted Mortgage Rate), on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

            (e) Funds in the Certificate Accounts and Interest Reserve Accounts may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by such Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the applicable Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable Certificate Account or applicable Interest Reserve Account, as the case may be, out of its own funds immediately as realized. No Master Servicer shall be liable for any losses incurred in respect of any account which is not controlled by such Master Servicer or any losses with respect to a default on an Eligible Investment. If the applicable Master Servicer deposits in or transfers to any Certificate Account or any Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from such Certificate Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if a Master Servicer shall have deposited in the applicable Certificate Account and the Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to such Master Servicer as additional servicing compensation) such Master Servicer shall have the sole right to enforce such payment or performance.

            (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the applicable Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The applicable Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). No Master Servicer shall release any Escrow Amounts held for "earn-outs" or performance criteria listed on Schedule XIII hereof, without the prior consent of the Operating Adviser, which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the Closing Date, the applicable Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule X hereto, a brief statement as to the status of the work or project based on the most recent information provided by the related Mortgagor. Schedule X sets forth those Mortgage Loans as to which an upfront reserve was collected at the closing of such Mortgage Loan (and still exists) in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the applicable Master Servicer and the applicable Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

            (h) In the case of the Mortgage Loans set forth on Schedule XIV, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, subject to Section 4.4, the applicable Master Servicer shall, unless the Scheduled Payment is received before the end of the Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the Scheduled Payment or the Assumed Scheduled Payment, as applicable, and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period.

            Section 5.2 Application of Funds in the Certificate Accounts and Interest Reserve Accounts

            (a) Subsection (I). Each Master Servicer shall, from time to time, make withdrawals from the applicable Certificate Accounts and remit them by wire transfer prior to 2:00 p.m., New York City time, on the related Master Servicer Remittance Date, in immediately available funds to the account specified in this Section or otherwise (x) to such account as each shall determine from time to time of amounts payable to the applicable Master Servicer from the applicable Certificate Account pursuant to clauses (i), (ii), (iii), (iv), (vi), (viii) and
(ix) below; (y) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent, the Trustee and the Fiscal Agent from the applicable Certificate Account pursuant to clauses (ii), (iii),
(v), (vi), (xi), (xii) and (xiii) below; and (z) to the applicable Special Servicer from time to time of amounts payable to such Special Servicer from the Certificate Account pursuant to clauses (i), (ii), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

            (i) Fees: Each Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans, 100% of any Modification Fees relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (except with respect to the UCMFI Loans with respect to which the Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer) as provided in Section 8.18(b), 50% of any assumption fees relating to Mortgage Loans, which are not Specially Serviced Mortgage Loans (or, with respect to the UCMFI Loans, 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan) as payable under Section 8.7(a) or 8.7(d), 100% of any extension fees payable under Section 8.10 or other fees payable to each such Master Servicer hereunder; provided that any such fees described in (A) hereof shall be divided between such Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement and (B) directly to the applicable Special Servicer, 50% of any assumption fees on Mortgage Loans which are not Specially Serviced Mortgage Loans (or, with respect to the UCMFI Loans, 0% of such fees in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or
      (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan) as provided in Sections 8.7(a) and 8.7(d), and, to the extent deposited into a Certificate Account, all assumption fees relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor and, to the extent provided in
      Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected);

            (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): in the case of all Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to the Master Servicers, the Special Servicers, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Servicing Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan from payments made by or on behalf of the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan, will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan, on or after the Cut-Off Date), to the payment of Advance Interest incurred on or after the Cut-Off Date and unpaid on all Advances on such Mortgage Loan or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan-by-loan basis" to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan arising on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (notwithstanding anything herein to the contrary each Master Servicer shall reimburse itself or such other party pursuant to
      Section 4.4(b));

            (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of the Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to each Master Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds allocable to the related Mortgage Loan and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period and allocable to such Mortgage Loan, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan on or after the Cut-Off Date) or (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period allocable to such Mortgage Loan (applying such Late Fees and default interest on a "loan-by-loan basis," to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan incurred on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account);

            (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicers the Special Servicing Fee and the Work-Out Fee and, if applicable, to pay to the Primary Servicers (or the General Master Servicer) the Primary Servicing Fees and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

            (v) Trustee Fee: to pay to the Distribution Account for withdrawal by the Trustee, the Trustee Fee;

            (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses at the time set forth herein or in the definition thereof, the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

            (vii) Liquidation Fees: to pay to the Special Servicers from the applicable Certificate Accounts, the amount certified by each Special Servicer equal to the Liquidation Fee, to the extent provided in Section
      9.11 hereof;

            (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the applicable Certificate Accounts;

            (ix) Prepayment Interest Excesses: to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Mortgage Loans for which they act as Master Servicer which are not Specially Serviced Mortgage Loans, to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans; and to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Specially Serviced Mortgage Loans for which they act as Master Servicer, which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Specially Serviced Mortgage Loans;

            (x) Correction of Errors: to withdraw funds deposited in the Certificate Accounts in error;

            (xi) Distribution Account: other than amounts held for payment in future periods or pursuant to clause (xii) below, to make payment on each Master Servicer Remittance Date of the remaining amounts in the applicable Certificate Accounts (excluding Excess Interest and Excess Liquidation Proceeds) into the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account);

            (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

            (xiii) Clear and Terminate: to clear and terminate the Certificate Accounts pursuant to Section 8.29.

            No decision by the Master Servicer or the Trustee under either this
Section 5.2(a) or subsection (iv) of Section 5.2(a)(II), to defer the reimbursement of Advances and/or Advance Interest shall be construed as an agreement by the Master Servicer to subordinate (in respect of realizing losses), to any Class of Certificates, such party's right to such reimbursement during such period of deferral.

            Subsection (II). The provisions of this subsection II of this
Section 5.2(a) shall apply notwithstanding any contrary provision of subsection
(I) of this Section 5.2(a):

            (i) Identification of Workout-Delayed Reimbursement Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan, such Advance, together with such Advance Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            (ii) General Relationship of Provisions: Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 5.2(a)(I) above. Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee or the Fiscal Agent to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances at its sole option. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of the applicable Master Servicer's (or, if applicable, the Trustee's or the Fiscal Agent's) exercise of its sole option authorized by subsection (iv) below.

            (iii) Reimbursements of Workout-Delayed Reimbursement Amounts: Each Master Servicer, each Special Servicer, the Trustee and the Fiscal Agent, as applicable, shall be entitled to reimbursement and payment for all Workout-Delayed Reimbursement Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amounts in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such amounts in the Certificate Account allocable to principal in accordance with Section 5.2(a)(II)(iv) below. As and to the extent provided in clause (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from amounts in the Certificate Account allocable to principal pursuant to the preceding sentence.

            (iv) Reimbursement of Nonrecoverable Advances; Sole Option to Abstain from Reimbursements of Certain Nonrecoverable Advances: To the extent that Section 5.2(a)(I) otherwise entitles the applicable Master Servicer, Special Servicer, Trustee or Fiscal Agent to reimbursement for any Nonrecoverable Advance (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage
      Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate principal collections and recoveries on the Mortgage Loans for such Collection Period contemplated by clause
      (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from principal collections on the Mortgage Loans, as described by clause
      (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, and
      (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal collections and recoveries on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the applicable Master Servicer (and the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon), provided that the aggregate amount that is the subject of the exercise of such option with respect to all Nonrecoverable Advances (and Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). If the applicable Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance Interest thereon), then such Nonrecoverable Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period to the same extent as set forth under subsection (I) above construed without regard to this subsection (II). In connection with a potential election by the applicable Master Servicer, Special Servicer, Trustee or Fiscal Agent to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the applicable Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period.

            None of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection
(II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection
(II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

            Any election by a Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on such Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer (or the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon). Any election by a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, none of the Master Servicers, the Special Servicers, the Trustee or the Fiscal Agent shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.

            To the extent that amounts in the Certificate Account allocable to principal are not sufficient to fully reimburse any Nonrecoverable Advance (with interest thereon) in any Collection Period and a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent, as applicable, does not intend to exercise its sole option to defer the reimbursement of such amounts to a subsequent Collection Period, then, except in circumstances that are extraordinary in the sole discretion of such Person, the applicable Master Servicer, the applicable Special Servicer, the Trustee or the Fiscal Agent, as applicable, shall deliver notice of such circumstances to each Rating Agency (along with a copy to each other party) not less than 21 days prior to any reimbursement of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans.

            (v) Reimbursement Rights of the Master Servicers, Special Servicers, Trustee and Fiscal Agent Are Senior: Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the applicable Master Servicer's, the applicable Special Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement for Advances plus Advance Interest (whether those that constitute Workout-Delayed Reimbursement Amounts, those that have been the subject of the Master Servicer's election authorized in subsection (iv) or otherwise).

            (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the applicable Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate; provided, however, that as to (i) the Mortgage Loans set forth on Schedule XIV, for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, sums received by the applicable Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by such Master Servicer to reimburse any related P&I Advance made pursuant to Section 5.1(h), and such Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any such Scheduled Payments (including any Balloon Payments) received after the end of such Collection Period but no later than the first Business Day immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on
Schedule XIV, and (ii) the Mortgage Loans set forth on Schedule XV, for which a voluntary Principal Prepayment is permitted on any day of the month without the payment of a full month's interest, the applicable Master Servicer with respect to such Principal Prepayment shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than the first Business Day immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XV. In connection with the deposit of any Scheduled Payments and Principal Prepayments to the Distribution Account in accordance with the immediately preceding sentence, the applicable Master Servicer shall promptly notify the Paying Agent and the Paying Agent shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the applicable Master Servicer nor the Paying Agent nor the Trustee shall be liable or held responsible for any resulting delay or failure or any claims or costs incurred in the making of such distribution to Certificateholders. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.

            (c) On each Master Servicer Remittance Date in March of every year commencing in March 2006, each Master Servicer shall withdraw all related amounts then in the applicable Interest Reserve Accounts and deposit such amounts into the Distribution Account.

            Section 5.3 Distribution Account, Excess Interest Sub-account and Reserve Account

            (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), which shall include a certain sub-account (the "Excess Interest Sub-account") to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Reserve Account shall not be invested. The Distribution Account and the Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement. The Excess Interest Sub-account and the Reserve Account shall be deemed sub-accounts of the Distribution Account.

            Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Paying Agent to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9." None of the Depositor, the Mortgagors, the Special Servicers, the Master Servicers, the Primary Servicers, the Trustee or the Fiscal Agent shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, notwithstanding any provision herein to the contrary.

            (b) Except as set forth in the next succeeding sentences, the Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received, all moneys remitted by the Master Servicers pursuant to this Agreement, including P&I Advances made by the Master Servicers, the Trustee and the Fiscal Agent, other than Excess Liquidation Proceeds, into the Distribution Account and all Excess Liquidation Proceeds into the Reserve Account. The Paying Agent shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. Subject to Section 5.1(h), on any Master Servicer Remittance Date, none of the Master Servicers shall have any duty to remit to the Distribution Account any amounts other than amounts held in the applicable Certificate Accounts and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2005, related amounts held in the applicable Interest Reserve Accounts. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

            (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any amounts payable to the Master Servicers, the Primary Servicers, the Special Servicers, the Trustee (including the Trustee's
      Fee) and the Fiscal Agent, or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to
      Section 5.2;

            (iii) to make distributions to the Certificateholders pursuant to Sections 6.5 and 6.11; and

            (iv) to clear and terminate the Distribution Account pursuant to
      Section 10.2.

            Section 5.4 Paying Agent Reports

            (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicers and delivered to the Paying Agent by such Master Servicers (no later than 2:00 p.m., New York City time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at "www.etrustee.net" (the "Paying Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iv) the Monthly Additional Report on Recoveries and Reimbursements, (v) a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA REO Status Report and an CMSA Loan Level Reserve/LOC Report, each containing substantially the information contemplated in the definition of Unrestricted Servicer Reports and (vi) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicers and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in March 2005). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder and any prospective Certificateholder or Certificate Owner, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agent and any Certificate Owner upon receipt (which may be in electronic form) from such Person of an Investor Certificate in the form of Exhibit Y, and any other Person upon the direction of the Depositor, any Placement Agent or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 301-815-6600.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicers or the Special Servicers and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of any Master Servicer, any Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

            (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder for the Paying Agent's actual expenses incurred in providing such reports and access.

            (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

            (d) Reserved.

            (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicers, the Special Servicers, the Primary Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

            (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Fiscal Agent, the Operating Adviser, the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, any Placement Agent, the Underwriters, each Rating Agency, the Special Servicers and the Depositor, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll (or in the case of a residential cooperative property, the most recent maintenance schedule), if any, collected or otherwise obtained by or on behalf of the Master Servicers or the Special Servicers and delivered to the Paying Agent, and (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

            Section 5.5 Paying Agent Tax Reports

            The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class EI Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, as applicable. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Department of Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and
(ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. Each Master Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool and the Class EI Grantor Trust as the Paying Agent may reasonably request from time to time. Each Special Servicer is required to provide to the applicable Master Servicers all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Property in order for such Master Servicers to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicers or the Special Servicers and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

            Section 6.1 Distributions Generally

            Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent and the Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of each Master Servicer, withdraw from the Distribution Account and pay to such Master Servicers, the Primary Servicers and the Special Servicers any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicers from the applicable Certificate Accounts), and (2) second, make distributions in the manner and amounts set forth below.

            Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

            Section 6.2 REMIC I

            On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

            (ii) from the portion of the Available Distribution Amount, attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, principal to the Corresponding REMIC I Regular Interest (other than the Group X-Y REMIC I Regular Interests), until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds with respect to each Mortgage Loan or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests (other than the Group X-Y REMIC I Regular Interests), plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders, at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining with respect to each Mortgage Loan or related REO Property, to the extent of the Trust's interest therein.

            Section 6.3 REMIC II

            (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, amounts distributable to any Class of Principal Balance Certificates pursuant to Section 6.5 or Section 10.1 to its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided that interest shall be deemed to have been distributed pro rata among two or more Corresponding REMIC II Regular Interests that correspond to a Class of Principal Balance Certificates; and provided, further, that distributions of principal:

            (i) with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1-1; second, to REMIC II Regular Interest A-1-2; and third to REMIC II Regular Interest A-1-3; in each case, until their respective Certificate Balances are reduced to zero;

            (ii) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-2-1; second, to REMIC II Regular Interest A-2-2; third to REMIC II Regular Interest A-2-3; fourth, to REMIC II Regular Interest A-2-4; and fifth, to REMIC II Regular Interest A-2-5; in each case, until their respective Certificate Balances are reduced to zero;

            (iii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-3-1; second, to REMIC II Regular Interest A-3-2; third, to REMIC II Regular Interest A-3-3; fourth, to REMIC II Regular Interest A-3-4; fifth, to REMIC II Regular Interest A-3-5; and sixth, to REMIC II Regular Interest A-3-6; in each case, until their respective Certificate Balances are reduced to zero;

            (iv) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-4-1; and second, to REMIC II Regular Interest A-4-2; in each case, until their respective Certificate Balances are reduced to zero;

            (v) with respect to the Class A-AB Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect to of REMIC II Regular Interest A-AB-1; second, to REMIC II Regular Interest A-AB-2; third, to REMIC II Regular Interest A-AB-3; and fourth, to REMIC II Regular Interest A-AB-4; in each case, until their respective Certificate Balances are reduced to zero;

            (vi) with respect to the Class A-5 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-5-1; and second, to REMIC II Regular Interest A-5-2; in each case, until their respective Certificate Balances are reduced to zero;

            (vii) with respect to the Class A-1A Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1A-1; second, to REMIC II Regular Interest A-1A-2; third, to REMIC II Regular Interest A-1A-3; fourth, to REMIC II Regular Interest A-1A-4; fifth, to REMIC II Regular Interest A-1A-5; sixth, to REMIC II Regular Interest A-1A-6; seventh, to REMIC II Regular Interest A-1A-7; eighth, to REMIC II Regular Interest A-1A-8; ninth, to REMIC II Regular Interest A-1A-9; tenth, to REMIC II Regular Interest A-1A-10; eleventh, to REMIC II Regular Interest A-1A-11; twelfth, to REMIC II Regular Interest A-1A-12; thirteenth, to REMIC II Regular Interest A-1A-13; and fourteenth, to REMIC II Regular Interest A-1A-14; in each case, until their respective Certificate Balances are reduced to zero;

            (viii) with respect to the Class B Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest B-1; second, to REMIC II Regular Interest B-2; and third, to REMIC II Regular Interest B-3; in each case, until their respective Certificate Balances are reduced to zero;

            (ix) with respect to the Class C Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest C-1; and second, to REMIC II Regular Interest C-2; in each case, until their respective Certificate Balances are reduced to zero;

            (x) with respect to the Class D Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest D-1; second, to REMIC II Regular Interest D-2; and third, to REMIC II Regular Interest D-3; in each case, until their respective Certificate Balances are reduced to zero;

            (xi) with respect to the Class E Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest E-1; and second, to REMIC II Regular Interest E-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xii) with respect to the Class F Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest F-1; and second, to REMIC II Regular Interest F-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xiii) with respect to the Class G Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest G-1; and second, to REMIC II Regular Interest G-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xiv) with respect to the Class H Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest H-1; and second, to REMIC II Regular Interest H-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xv) with respect to the Class J Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest J-1; and second, to REMIC II Regular Interest J-2; in each case, until their respective Certificate Balances are reduced to zero; and

            (xvi) with respect to the Class L Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest L-1; and second, to REMIC II Regular Interest L-2; in each case, until their respective Certificate Balances are reduced to zero.

All distributions made in respect of the Class X-1 and Class X-2 Certificates on each Distribution Date pursuant to Section 6.5 or Section 10.1, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 6.5(a), shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such Component's Corresponding REMIC II Regular Interest. All distributions made in respect of the Class X-Y Certificates on each Distribution Date pursuant to Section 6.5 or Section 10.1 shall be deemed distributed to REMIC II Regular Interest X-Y. All distributions of reimbursements of Realized Losses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 6.5 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses shall be made in reverse sequential order and priority as such as Realized Losses were previously allocated to a particular Component of such Class of Certificates. Any amounts remaining in the Distribution Account with respect to REMIC II on any Distribution Date after the foregoing distributions shall be distributed to the holders of the Class R-II Certificates.

            Section 6.4 Reserved

            Section 6.5 REMIC III

            (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b) and the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) in the following amounts and order of priority:

            (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, concurrently,

                  (A) to the Holders of the Class A-1 Certificates, Class A-2
            Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates and Class A-5 Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

                  (B) to the Holders of the Class A-1A Certificates, the
            Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

                  (C) to the Holders of the Class X-1 Certificates, Class X-2
            Certificates and Class X-Y Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among the Class A Certificates and the Class X Certificates, pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

            (ii) (A)

                        (1) first, to the Holders of the Class A-AB
                  Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution Date; the portion of the Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-1A Certificates;

                        (2) second, upon payment to the Class A-AB Certificates
                  of the above distribution, to the Holders of the Class A-1 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance) and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                        (3) third, upon payment in full of the aggregate
                  Certificate Balance of the Class A-1 Certificates, to the Holders of the Class A-2 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                        (4) fourth, upon payment in full of the aggregate
                  Certificate Balance of the Class A-2 Certificates, to the Holders of the Class A-3 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class A-2 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                        (5) fifth, upon payment in full of the aggregate
                  Certificate Balance of the Class A-3 Certificates, to the Holders of the Class A-4 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                        (6) sixth, upon payment in full of the aggregate
                  Certificate Balance of the Class A-4 Certificates, to the Holders of the Class A-AB Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

                        (7) seventh, upon payment in full of the aggregate
                  Certificate Balance of the Class A-AB, to the Holders of the Class A-5 Certificates, the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-5 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the Holders of the Class A-AB Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates; and

                  (B) to the Holders of the Class A-1A Certificates, the Loan
            Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-5 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the Holders of the Class A-AB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates; to the Holders of the Class A-AB Certificates, in reduction of the Certificate Balance thereof, the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

            (iii) to the Holders of the Class A Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, pro rata (treating principal and interest losses separately) in proportion to their respective entitlements to reimbursement described in this clause, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (iv) to the Holders of the Class A-J Certificates, Distributable Certificate Interest for such Distribution Date;

            (v) upon payment in full of the Certificate Balance of the Class A Certificates, to the Holders of the Class A-J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class A-J Certificates has been reduced to zero;

            (vi) to the Holders of the Class A-J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

            (vii) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date,

            (viii) upon payment in full of the Certificate Balance of the Class A-J Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates and Class A-J Certificates hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero,

            (ix) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses

            (x) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date,

            (xi) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J and Class B Certificates hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero,

            (xii) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xiii) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date,

            (xiv) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B and Class C Certificates hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero,

            (xv) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xvi) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date

            (xvii) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C and Class D Certificates hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero,

            (xviii) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xix) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date,

            (xx) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D and Class E Certificates hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero,

            (xxi) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxii) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxiii) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero,

            (xxiv) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxv) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxvi) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F and Class H Certificates hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero,

            (xxvii) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxviii) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxix) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero,

            (xxx) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxi) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxii) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero,

            (xxxiii) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxiv) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxv) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero,

            (xxxvi) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xxxvii) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date,

            (xxxviii) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J,Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero,

            (xxxix) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xl) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date,

            (xli) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, and Class M Certificates hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero,

            (xlii) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xliii) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date,

            (xliv) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero,

            (xlv) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses,

            (xlvi) to the Holders of the Class P Certificates, Distributable Certificate Interest for such Distribution Date,

            (xlvii) upon payment in full of the Certificate Balance of the Class O Certificates, to the Holders of the Class P Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates hereunder), until the Certificate Balance of the Class P Certificates has been reduced to zero,

            (xlviii) to the Holders of the Class P Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses, and

            (xlix) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC III Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC III Regular Certificates, any amounts remaining on deposit in the Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed,

   o first, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and,

   o second, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates and Class A-1A Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate.

            Such distribution of the Principal Distribution Amount to the Holders of the Class A-1, A-2, Class A-3, Class A-4, Class A-AB, Class A-5 Certificates and Class A-1A Certificates, respectively, shall be deemed to be made to REMIC II Regular Interests A-1-1, A-1-2 and A-1-3, REMIC II Regular Interests A-2-1, A-2-2, A-2-3, A-2-4 and A-2-5, REMIC II Regular Interests A-3-1, A-3-2, A-3-3, A-3-4, A-3-5, A-3-6, REMIC II Regular Interests A-4-1 and
A-4-2, REMIC II Regular Interests A-AB-1, A-AB-2, A-AB-3 and A-AB-4, REMIC II Regular Interests A-5-1 and A-5-2 and REMIC II Regular Interests A-1A-1, A-1A-2, A-1A-3, A-1A-4, A-1A-5, A-1A-6, A-1A-7, A-1A-8, A-1A-9, A-1A-10, A-1A-11,
A-1A-12, A-1A-13 and A-1A-14, respectively, in the same order and priority as the distributions described in Section 6.3(a).

            (b) On each Distribution Date, following the above-described distributions on the Principal Balance Certificates and the Class X-1 Certificates, Class X-2 Certificates and Class X-Y Certificates, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

            (i) first, from amounts in the Reserve Account with respect to all Mortgage Loans, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; and

            (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer Compensation.

            Amounts reimbursed pursuant to Section 6.5(b)(i) shall be deemed to be applied to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests and the REMIC I Regular Interests in the reverse sequential order and priority as such Realized Losses were applied thereto.

            (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall distribute such Excess Interest on such Distribution Date to the Class EI Certificates.

            Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability

            (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

            (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

            (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interests (and as between the related Group X-Y REMIC I Regular Interest and Group PB REMIC I Regular Interest, pro rata, based on Distributable Certificate Interest otherwise payable thereon); and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss; and

            (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances or Notional Amounts (and, as between the related Group X-Y REMIC I Regular Interest and Group PB REMIC I Regular Interest, in proportion to Distributable Certificate Interest or Unpaid Interest, as applicable) after making all other allocations for such Distribution Date.

            (b) In the event that a Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent determines that an Advance previously made by it (whether such Advance (together with Advance Interest thereon) was in respect of principal or interest on the related Mortgage Loan or a Servicing Advance) is a Nonrecoverable Advance and such Master Servicer withdraws the amount of such Advance from the applicable Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6 or if the Master Servicer determines any Unliquidated Advance has become a Nonrecoverable Advance), the applicable Master Servicer (after consultation with the applicable Special Servicer) shall compute the Realized Loss with respect to such Mortgage Loan (and the Paying Agent shall allocate the Realized Loss) as follows:

            (i) the amount withdrawn from the Certificate Account shall be treated as Realized Principal Losses up to the amount of the aggregate amount in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount, and shall be allocated to the Corresponding REMIC I Regular Interest in accordance with Section 6.6(a)(i) (and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests in accordance with Section 6.6(a)(iii)), and such withdrawal shall reduce the principal paid on each such REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

            (ii) if the amount that the applicable Master Servicer withdraws from the Certificate Account as referenced in clause (b)(i) above exceeds such amounts allocable to principal for such Collection Period, then such additional amounts shall constitute Unpaid Interest, and shall be allocated to the REMIC I Regular Interests on a pro rata basis based upon the amount of accrued and unpaid interest thereon.

            (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the applicable Master Servicer previously had withdrawn amounts from the applicable Certificate Account following a determination that Advances previously made were Nonrecoverable Advances and Realized Losses were computed and allocated pursuant to clauses (a) and (b) above, and amounts are recovered:

            (i) the portion of the amount of collections recovered on the Mortgage Loan that is identified and applied by the applicable Master Servicer as recoveries of principal shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest up to an amount equal to the Realized Principal Losses previously allocated thereto as a result of the reimbursement of Nonrecoverable Advances or Advance Interest (and the Principal Balance of the Mortgage Loan and the related Certificate Balance of the Corresponding REMIC I Regular Interest shall be correspondingly increased), and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions; and

            (ii) the portion of the amount recovered on the Mortgage Loan that is identified and applied by the Master Servicer as recoveries of interest shall be applied to make payments of Unpaid Interest on the REMIC I Regular Interests with respect to which Unpaid Interest was allocated pursuant to Section 6.6(b)(ii).

            (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC II Regular Interests in the amounts and in the manner as will be allocated to the Corresponding Certificates relating thereto pursuant to
Section 6.6(f)); provided, however, that Realized Losses and Expense Losses allocated to REMIC II Regular Interests shall be allocated among the Corresponding Components sequentially in alphabetical and numerical order. Realized Interest Losses allocated to the Class X-1 and Class X-2 Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-2-4, REMIC II Regular Interest A-2-5, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3, REMIC II Regular Interest A-3-4, REMIC II Regular Interest A-3-5, REMIC II Regular Interest A-3-6, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-AB-1, REMIC II Regular Interest A-AB-2, REMIC II Regular Interest A-AB-3, REMIC II Regular Interest A-AB-4, REMIC II Regular Interest A-5-1, REMIC II Regular Interest A-5-2, REMIC II Regular Interest A-1A-1, REMIC II Regular Interest A-1A-2, REMIC II Regular Interest A-1A-3, REMIC II Regular Interest A-1A-4, REMIC II Regular Interest A-1A-5, REMIC II Regular Interest A-1A-6, REMIC II Regular Interest A-1A-7, REMIC II Regular Interest A-1A-8, REMIC II Regular Interest A-1A-9, REMIC II Regular Interest A-1A-10, REMIC II Regular Interest A-1A-11, REMIC II Regular Interest A-1A-12, REMIC II Regular Interest A-1A-13, REMIC II Regular Interest A-1A-14, REMIC II Regular Interest A-AJ, REMIC II Regular Interest B-1, REMIC II Regular Interest B-2, REMIC II Regular Interest B-3, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest D-3, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L-1, REMIC II Regular Interest L-2, REMIC II Regular Interest M, REMIC II Regular Interest N, REMIC II Regular Interest O and REMIC II Regular Interest P, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2 Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

            (e) Reserved.

            (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC III Regular Certificates in Reverse Sequential Order, with such reductions being allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A and, in the case of interest, Class X-1, Class X-2 and Class X-Y Certificates, pro rata, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Class A Certificates); (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided that Realized Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Regular Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

            Section 6.7 Net Aggregate Prepayment Interest Shortfalls

            On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the Mortgage Loans in REMIC I (other than any Specially Designated Co-op Mortgage Loan) shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date (without taking into account any Class X-Y Interest Amount) and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests in REMIC II shall be allocated among the REMIC II Regular Interests (other than REMIC II Regular Interest X-Y), pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date (without taking into account any Class X-Y Interest Amount) and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any such Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Certificates shall be allocated to each Class of Certificates (other than the Class X-Y Certificates), pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date (without taking into account any Class X-Y Interest Amount), in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date (without taking into account any Accrued Certificate Interest payable to the Holders of the Class X-Y Certificates on such Distribution Date.) On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in respect of any Specially Designated Co-op Mortgage Loan shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. No portion of any Net Aggregate Prepayment Interest Shortfalls for any Distribution Date that is attributable to a Mortgage Loan that is not a Specially Designated Co-op Mortgage Loan shall be allocable to or reduce interest distributions on the Class X-Y Certificates.

            Section 6.8 Adjustment of Servicing Fees

            The Master Servicing Fee payable to each Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

            Section 6.9 Appraisal Reductions

            Not later than the date on which an Appraisal Event occurs, the applicable Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan if the Principal Balance of such Mortgage Loan exceeds $2,000,000 or (B) at the option of the applicable Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by such Special Servicer in accordance with MAI standards (which internal valuation shall ascribe a value for any residential cooperative property based on the value of such property as if operated as a residential cooperative) or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, such Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property or prepare an internal valuation after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal or internal valuation will be obtained or prepared, as the case may be, no later than 60 days after receipt of such notice. With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the Appraisal or internal valuation need only be performed with respect to Mortgaged Properties that constitute the principal security for the individual Mortgage Loan to which an Appraisal Event occurs, and not with respect to all of the Mortgaged Properties that constitute security for the individual Mortgage Loan in the cross-collateralized group. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss.
225.62 and shall be updated at least annually from the date of such Appraisal or valuation, as applicable, to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the applicable Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the applicable Master Servicer at the request of such Special Servicer pursuant to Section 4.6 in which event it shall be treated as a Servicing Advance. The applicable Master Servicer, based on the Appraisal or internal valuation provided to it by the applicable Special Servicer, shall calculate any Appraisal Reduction. The applicable Master Servicer shall recalculate the Appraisal Reduction for any Mortgage Loan based on the original Appraisal or updated Appraisals or internal valuations provided from time to time to it by the applicable Special Servicer and report such amount to the Trustee. The applicable Special Servicer shall provide notice of any Appraisal Event with respect to a Mortgage Loan to the applicable Master Servicer and the Operating Adviser on the day of determination of such Appraisal Event.

            Appraisal Reductions allocated to any Mortgage Loan shall be allocated to the Certificate Principal Balance of the related Classes of Principal Balance Certificates in the order of their subordination, i.e., in Reverse Sequential Order.

            Section 6.10 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code, giving effect to all applicable exemptions from withholding as to which the recipient has furnished the applicable and effective certification or other documentation. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

            Section 6.11 Prepayment Premiums and Yield Maintenance Charges

            Any Prepayment Premiums or Yield Maintenance Charges collected with respect to a Mortgage Loan during any particular Collection Period will be distributed by the Paying Agent on the Classes of Certificates as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the Group PB REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan; and
(ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal).

            Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the Holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all Classes of Principal Balance Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates and (c) the amount of Prepayment Premiums or Yield Maintenance Charges in respect of such principal prepayment during the related Collection Period. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 and Class X-2 Certificates. On or prior to the Distribution Date in February 2008, 65% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates and 35% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in February 2008, any portion of such Prepayment Premium or Yield Maintenance Charge collected during the related Collection Period that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates.

            Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any Specially Designated Co-op Mortgage Loan will be distributed to the REMIC III Regular Certificates as follows, with allocations to be made pursuant to the following (a) and (b) on a pro rata basis: (a) the amount of such Yield Maintenance Charges that would have been payable with respect to such Specially Designated Co-op Mortgage Loan if the related mortgage interest rate was equal to the related REMIC I Net Mortgage Rate will be distributed as set forth in the paragraph above, and (b) the remaining portion of such Yield Maintenance Charges will be distributed to the Holders of the Class X-Y Certificates. In addition, notwithstanding the prior paragraph, Prepayment Premiums collected during any Collection Period with respect to any Specially Designated Co-op Mortgage Loan will be distributed as follows: (a) 50% to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1 and Class X-2 Certificates, allocable among such classes as set forth in the paragraph above, and (b) 50% to the Holders of the Class X-Y Certificates.

                                  ARTICLE VII

          CERTAIN MATTERS CONCERNING THE TRUSTEE, THE FISCAL AGENT AND
                                THE PAYING AGENT

            Section 7.1 Duties of the Trustee, the Fiscal Agent and the Paying Agent

            (a) The Trustee, the Fiscal Agent and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee, the Fiscal Agent or the Paying Agent. Any permissive right of the Trustee, the Fiscal Agent or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee, the Fiscal Agent or the Paying Agent. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Trustee, the Fiscal Agent or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicers or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

            (c) None of the Trustee, the Fiscal Agent or the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

            (i) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

            (ii) no provision of this Agreement shall require either the Trustee, the Fiscal Agent or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (iii) none of the Trustee, the Fiscal Agent, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

            (v) none of the Trustee, the Fiscal Agent or the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, Fiscal Agent or Paying Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee, the Fiscal Agent and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be charged with knowledge of any failure by any Master Servicer or any Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Fiscal Agent or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

            Section 7.2 Certain Matters Affecting the Trustee, the Fiscal Agent and the Paying Agent

            (a) Except as otherwise provided in Section 7.1:

            (i) the Trustee, the Fiscal Agent and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee, the Fiscal Agent and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) none of the Trustee, the Fiscal Agent, or the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding, provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

            (v) the Trustee, the Fiscal Agent and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee, the Fiscal Agent and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Fiscal Agent and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of any Master Servicer, any Special Servicer, the Depositor or the actions or omissions of each other;

            (vi) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

            (vii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (viii) none of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

            (ix) unless otherwise specifically required by law, none of the Trustee, the Fiscal Agent or the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

            (x) except as specifically provided hereunder in connection with the performance of its specific duties, none of the Trustee, the Fiscal Agent or the Paying Agent shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or of each other.

            (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

            (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

            (f) If, in connection with any Distribution Date, the Trustee or Paying Agent has reported to the Depository the anticipated amount of the distribution to be made to the Depository on such Distribution Date and the timing of the receipt from a Master Servicer of any Principal Prepayment or Balloon Payment requires modification of such anticipated amount of the distribution to be made to the Depository, the Trustee or Paying Agent will use commercially reasonable efforts to cause the Depository to revise the amount of the distribution on a timely basis so that such Principal Prepayments or Balloon Payments will be included in the Available Distribution Amount for such Distribution Date. None of the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicers and the Special Servicers will be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders.

            Section 7.3 The Trustee, the Fiscal Agent and the Paying Agent Not Liable for Certificates or Interests or Mortgage Loans

            The Trustee, the Fiscal Agent and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC III Regular Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee, the Fiscal Agent and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee, the Fiscal Agent or the Paying Agent shall be accountable for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee, the Fiscal Agent and the Paying Agent to the extent of information furnished by the Trustee, the Fiscal Agent and the Paying Agent under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent" in the Preliminary Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee, the Fiscal Agent or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. None of the Trustee, the Fiscal Agent or the Paying Agent shall be liable for any action or failure of any action by the Depositor or any Master Servicer or any Special Servicer or by each other hereunder. None of Trustee, the Fiscal Agent or the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of any Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or any Master Servicer or any Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non compliance therewith or any breach thereof; any investment of monies by or at the direction of any Master Servicer or any Special Servicer or any loss resulting therefrom; the failure of any Master Servicer or any Sub-Servicer or any Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of any Master Servicer or any Special Servicer.

            Section 7.4 The Trustee, the Fiscal Agent and the Paying Agent May Own Certificates

            Each of the Trustee, the Fiscal Agent and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent or the Paying Agent, as the case may be.

            Section 7.5 Eligibility Requirements for the Trustee, the Fiscal Agent and the Paying Agent

            The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America and any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is at all times rated not less than "AA-" by Fitch (or, if the Trustee is rated "A+" by Fitch, a short-term rating of at least "F-1+" in the case of Fitch) and "A+" by S&P, unless a Fiscal Agent is appointed that has a long-term unsecured debt rating that is at least "A+" by S&P and a short-term unsecured debt rating that is at least "A-1" by S&P, in which case such Trustee's long-term unsecured debt will be permitted to be rated not less than "A" by S&P or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

            The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by S&P and Fitch, unless and to the extent Rating Agency Confirmation is obtained.

            Section 7.6 Resignation and Removal of the Trustee, the Fiscal Agent or the Paying Agent

            (a) The Trustee, the Fiscal Agent or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, fiscal agent or paying agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicers, the Paying Agent and the Rating Agencies. If no successor trustee, fiscal agent or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, fiscal agent or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

            (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicers and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed and has accepted such appointment. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent and the Paying Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) of this Section 7.6 with respect to the Fiscal Agent.

            (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor fiscal agent, and one copy to each of the Trustee, the Master Servicers and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

            (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicers and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed and has accepted such appointment.

            (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and to the Depositor remove the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with this Section.

            (f) Any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and appointment of a successor trustee, fiscal agent or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, fiscal agent or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee, the Fiscal Agent or the Paying Agent under this Agreement, the predecessor Trustee, the Fiscal Agent or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee, the Fiscal Agent or the Paying Agent shall not be liable for any action or omission of any successor Trustee, Fiscal Agent or Paying Agent, as the case may be.

            Section 7.7 Successor Trustee, Fiscal Agent or Paying Agent

            (a) Any successor Trustee, Fiscal Agent or Paying Agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall become effective and such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Fiscal Agent or Paying Agent herein, as the case may be. The predecessor Trustee, Fiscal Agent or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee, Fiscal Agent or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee, Fiscal Agent or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee, Fiscal Agent or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee, Fiscal Agent or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee, Fiscal Agent or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

            (b) No successor Trustee, Fiscal Agent or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

            (c) Upon acceptance of appointment by a successor Trustee, Fiscal Agent or Paying Agent as provided in this Section, the successor Trustee, Fiscal Agent or Paying Agent shall mail notice of the succession of such Trustee, Fiscal Agent or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee, Fiscal Agent or Paying Agent. If the successor Trustee, Fiscal Agent or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, Fiscal Agent or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee, Fiscal Agent or Paying Agent, as applicable.

            Section 7.8 Merger or Consolidation of Trustee, Fiscal Agent or Paying Agent

            Any Person into which the Trustee, Fiscal Agent or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee, Fiscal Agent or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, Fiscal Agent or Paying Agent, shall be the successor of such Trustee, Fiscal Agent or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of
Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 7.9 Appointment of Co-Trustee, Separate Trustee, Agents or Custodian

            (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by any Master Servicer or any Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

            (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

            (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

            (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

            (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

            (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

            (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

            Section 7.10 Authenticating Agents

            (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 7.11 Indemnification of Trustee, Fiscal Agent and the Paying Agent

            (a) The Trustee, the Certificate Registrar, the Paying Agent, the Fiscal Agent and each of its respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Mortgage Loans, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any Master Servicer, any Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent and each of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

            (i) with respect to any such claim, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the applicable Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, such Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Fiscal Agent's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

            (ii) while maintaining control over its own defense, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

            (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be.

            (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, or any such partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such Person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth (i) in the case of the Trustee and the Paying Agent in the second, fourth and fifth sentences under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent--The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent" and (ii) in the case of the Fiscal Agent in the seventh and eighth sentences under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent--The Fiscal Agent." The Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such Person, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such Person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

            Section 7.12 Fees and Expenses of Trustee, the Fiscal Agent and the Paying Agent

            The Trustee shall be entitled to receive the Trustee Fee, pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, the Fiscal Agent and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee, Fiscal Agent or Paying Agent, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent.

            Section 7.13 Collection of Moneys

            Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the applicable Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request that the applicable Master Servicer make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

            Section 7.14 Trustee to Act; Appointment of Successor

            (a) On and after the time a Master Servicer is terminated pursuant to this Agreement in accordance with Sections 8.28 and 8.29, the Trustee shall be the successor in all respects to such Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Master Servicer contained in this Agreement or (ii) any obligation incurred by such Master Servicer prior to its termination or resignation (including, without limitation, such Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of such Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to such Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

            (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to such terminated Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as the applicable Master Servicer hereunder and under the applicable Primary Servicing Agreement. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of such Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume such Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by such Master Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the terminated Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            (c) On and after the time a Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to such Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall, subject to Section 9.21(d), have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Special Servicer contained in this Agreement or (ii) any obligation incurred by such Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Special Servicer in this Agreement. As compensation therefor, the Trustee shall, subject to Section 9.21(d), be entitled to receive all the compensation payable to such Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

            (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor, subject to
Section 9.21(d), out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the terminated Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of such Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume such Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the terminated Special Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the terminated Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            Section 7.15 Notification to Holders

            Upon termination of a Master Servicer, the Paying Agent or a Special Servicer, or appointment of a successor to such Master Servicer, the Paying Agent or such Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

            Section 7.16 Representations and Warranties of the Trustee, the Fiscal Agent and the Paying Agent

            (a) The Trustee hereby represents and warrants as of the date hereof that:

            (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

            (b) The Fiscal Agent hereby represents and warrants as of the date hereof that:

            (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

            (c) The Paying Agent hereby represents and warrants as of the date hereof that:

            (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

            Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee, the Fiscal Agent and the Paying Agent

            Each of the Trustee, the Fiscal Agent and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees, fiscal agents or paying agents in similar transactions (unless the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is not less than "A" as rated by S&P and Fitch, if rated by S&P and Fitch, respectively, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

                                  ARTICLE VIII

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 8.1 Servicing Standard; Servicing Duties

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, the Master Servicers shall service and administer the Mortgage Loans in accordance with the Servicing Standard and the terms of this Agreement. The General Master Servicer shall be the Master Servicer with respect to all the Mortgage Loans (other than the NCB, FSB Loans) and other assets in the Trust (other than the NCB, FSB Trust Assets) and, as such, shall service and administer such assets as shall be required of the Master Servicer hereunder with respect to such of the Trust assets. The NCB Master Servicer shall be the Master Servicer with respect to the NCB, FSB Trust Assets and, as such, shall service and administer the NCB, FSB Trust Assets as shall be required of such Master Servicer hereunder with respect to the NCB, FSB Trust Assets.

            In connection with such servicing and administration, each Master Servicer shall service in accordance with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the applicable Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the applicable Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

            (b) The applicable Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the applicable Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser and each Seller within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

            (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if any of the applicable Master Servicer, the applicable Special Servicer or the applicable Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Person shall notify the related Master Servicer, the related Special Servicer and the related Primary Servicer, as applicable, to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer or the applicable Special Servicer as a Servicing Advance.

            (d) In connection with any extension of the Maturity Date of a Mortgage Loan that is the subject of an Environmental Insurance Policy, the applicable Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

            Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicers

            Each Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of a Master Servicer (or its corporate parent) is not in any event less than "A" as rated by S&P and Fitch, respectively, such Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

            Section 8.3 Master Servicers' General Power and Duties

            (a) Each Master Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and 9.39 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement, such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and
Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the applicable Master Servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers; provided, that with respect to Mortgage Loan No. 1 (125 Park Avenue), the Master Servicer shall not approve of any replacement property manager without first having obtained Rating Agency Confirmation, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes under the terms of the Mortgage, including all rights of consent or approval thereunder,
(J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) cause to be held on behalf of the Trustee, in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." In addition, each Master Servicer, consistent with the Servicing Standard, may waive any default interest and Late Fees with respect to its Mortgage Loans that are not Specially Serviced Mortgage Loans; provided that, to the extent the applicable Master Servicer waives any default interest and Late Fees, any outstanding Advance Interest with respect to the related Mortgage Loan that would otherwise have been paid out of such default interest and Late Fees shall be paid out of the additional servicing compensation payable to such Master Servicer with respect to that Mortgage Loan; and provided, further, that if no additional servicing compensation is available to offset the outstanding Advance Interest with respect to the Mortgage Loan that would otherwise be offset by the default interest and Late Fees, then the applicable Master Servicer shall not waive such default interest and Late Fees unless it is the first such waiver with respect to the subject Mortgage Loan under such circumstances.

            Notwithstanding the above, the Master Servicers shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term. In addition, subject to the Servicing Standard, the Master Servicers shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related Due Date unless such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date or unless such prepayment is required to be permitted under the related Mortgage Loan documents on a date other than the related Due Date. Nothing contained in this Agreement shall limit the ability of the Master Servicers to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property, except for a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied in which case a subordinate loan may be secured by a mortgage lien on the related Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer were not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

            (b) No Master Servicer shall be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. Such Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the applicable Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. Each Master Servicer shall give notice within three Business Days to the applicable Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by such Special Servicer and such Master Servicer. Each Special Servicer shall instruct within one Business Day after receiving such notice the applicable Master Servicer on how to apply such funds. The applicable Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the applicable Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. No Master Servicer shall be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

            (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Powers of Attorney attached hereto as Exhibit S-1A and Exhibit S-1B. The Master Servicer, shall promptly notify the Trustee of the recording of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicers or the Special Servicers, the Trustee shall execute and return to any Master Servicer, any Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable such Master Servicer and such Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. Each Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by a Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicers nor the Special Servicers shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loans solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other actions with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

            (d) Each Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

            (e) Each Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one Business Day after receipt. Each Escrow Account shall be an Eligible Account except with respect to Mortgage Loans identified on
Schedule IX for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. Each Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

            (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

            (ii) to transfer funds to the applicable Certificate Account (or any sub-account thereof) to reimburse the applicable Master Servicer for any Advance (or the Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

            (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the applicable Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the applicable Master Servicer; and

            (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

            Subject to the immediately succeeding two sentences, (i) each Master Servicer may direct any depository institution or trust company in which the applicable Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit such Master Servicer to meet the payment obligations for which the applicable Escrow Account was established; (ii) each Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) each Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds on or before the next Master Servicer Remittance Date. The Master Servicers shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicers shall not be required to invest amounts on deposit in applicable Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicers are required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event a Master Servicer is not entitled to direct the investment of such funds, (1) such Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require such Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicers shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicers to meet the payment obligations for which the applicable Escrow Account was established, and (ii) the Master Servicers shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

            (f) The relationship of each of the Master Servicers and the Special Servicers to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by such Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

            (h) The applicable Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The applicable Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and such Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the applicable Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of "government securities" as defined in the 1940 Act, subject to Rating Agency approval, (ii) such Master Servicer has received evidence satisfactory to it, that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) such Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans (in its corporate capacity and not as agent of or on behalf of the Trust or the Trustee), (iv) such Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) such Master Servicer shall receive a Rating Agency Confirmation if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance (or such higher threshold as shall be published by S&P), unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause
(A), either a Notice and Certification in the form attached hereto as Exhibit Z (or such less restrictive form as shall be adopted by S&P) or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the applicable Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

            The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Releases of Mortgaged Property" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligations of a Mortgagor to pay the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then the sole obligation of the related Seller shall be to pay for such tax opinion. In addition, the parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance or assumption of the related Mortgage Loan, because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, including, but not limited to, amounts owed to one or both Rating Agencies, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expenses or costs, the applicable Master Servicer shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The related Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            In the case of a Specially Serviced Mortgage Loan, the applicable Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the applicable Special Servicer that such Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and such Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the applicable Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and such Special Servicer shall be entitled to any fees paid relating to such defeasance.

            (i) The applicable Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after receipt of the related Servicer Mortgage File by such Master Servicer (or Primary Servicer, if applicable), the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement, and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer (as evidenced by delivery of a copy thereof to such Master Servicer). Such Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

            Section 8.4 Primary Servicing and Sub-Servicing

            (a) The parties hereto (A) acknowledge that the General Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the respective Primary Servicing Agreements, the IXIS Sub-Servicer pursuant to the IXIS Sub-Servicing Agreement and the TIAA Sub-Servicer pursuant to the TIAA Sub-Servicing Agrement; and (B) agree: (1) in addition to those obligations specifically delegated by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, the IXIS Sub-Servicer under the IXIS Sub-Servicing Agreement and the TIAA Sub-Servicer under the TIAA Sub-Servicing Agreement, each Primary Servicer and (if so provided in the related Sub-Servicing Agreement) each Sub-Servicer shall also perform the General Master Servicer's obligations set forth in Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement or any Sub-Servicer under the applicable Sub-Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the General Master Servicer shall also accrue to the benefit of the Primary Servicers and each Sub-Servicer; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the General Master Servicer shall also, to the extent applicable, benefit the Primary Servicers and each Sub-Servicer; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the General Master Servicer in respect of Mortgage Loans for which a Primary Servicer or Sub-Servicer has been engaged, such party shall deliver to each of the applicable Primary Servicers or the applicable Sub-Servicer a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the General Master Servicer.

            Notwithstanding the provisions of any Primary Servicing Agreement, any Sub-Servicing Agreement or any other provisions of this Agreement, the Master Servicers shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicers and the Certificateholders for servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent as if the applicable Master Servicer was alone servicing and administering the Mortgage Loans; provided, however, the foregoing shall not in any way limit or impair the indemnification provisions benefiting the Master Servicer in Section 8.25. The Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. Other than with respect to the agreements with the Primary Servicers or the Sub-Servicers under agreements that are in effect as of the Closing Date, the terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer, on the one hand, and a Sub-Servicer, on the other, shall provide that such sub-servicing agreement or arrangement may be terminated, without cause (or, with respect to a sub-servicing agreement concerning the UCMFI Loans, with cause only, provided that "cause" will be determined in the same manner as cause is determined with respect to a Master Servicer pursuant to this Agreement) and without the payment of any termination fees, by the Trustee in the event such applicable Master Servicer or the applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Special Servicers, the Trustee, the Paying Agent or the Certificateholders shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The applicable Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Primary Servicing Agreement or any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Master Servicer, a Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the applicable Master Servicer, or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the applicable Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the applicable Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

            (b) Subject to the limitations of subsection (a), the Master Servicers or any Primary Servicer may appoint one or more sub-servicers (each, along with the IXIS Sub-Servicer and the TIAA Sub-Servicer, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer.

            The General Master Servicer shall enter into a Primary Servicing Agreement with each Primary Servicer, the IXIS Sub-Servicering Agreement with the IXIS Sub-Servicer Agreement and the TIAA Sub-Servicing Agreement with the TIAA Sub-Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of a Primary Servicer or a Sub-Servicer under this Agreement and the related Primary Servicing Agreement or Sub-Servicing Agreement, but not in limitation of any other rights granted to a Primary Servicer or a Sub-Servicer in this Agreement and/or in the Primary Servicing Agreement or a Sub-Servicing Agreement, such Primary Servicer or Sub-Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

            Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's and each Sub-Servicer's rights and obligations under its respective Primary Servicing Agreement or Sub-Servicing Agreement shall expressly survive a termination of the General Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement or Sub-Servicing Agreement has not been terminated in accordance with its provisions, (ii) any successor General Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the terminated General Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements or Sub-Servicing Agreement without further action upon becoming the successor General Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of any Primary Servicer or any Sub-Servicer hereunder and/or under the applicable Primary Servicing Agreement or any Sub-Servicing Agreement, without the prior written consent of such Primary Servicer or the Sub-Servicer (which consent shall not be unreasonably withheld).

            If a task, right or obligation of the General Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the General Special Servicer, then such Special Servicer shall accept the performance of such task, right or obligation by such Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by such Special Servicer) as if the General Master Servicer were performing it.

            Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicers, in such capacity, are neither a party to any Primary Servicing Agreement or Sub-Servicing Agreement, nor are they bound by any provision of any Primary Servicing Agreement or any Sub-Servicing Agreement in its capacity as Special Servicer. The Special Servicers hereby acknowledge the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreements and the Sub-Servicing Agreements.

            Section 8.5 Servicers May Own Certificates

            Any Master Servicer and any Primary Servicer and any agent of the Master Servicers or Primary Servicers in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not such Master Servicer, such Primary Servicer or such agent. Any such interest of any Master Servicer or any Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Master Servicer.

            Section 8.6 Maintenance of Hazard Insurance, Other Insurance and
Taxes

            Subject to the limitations set forth below, each Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgaged Property (other than any REO Property) (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or
(ii) the outstanding Principal Balance of such Mortgage Loan but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (B) any terrorism insurance coverage for a Mortgage Loan, which the related Mortgagor is required to maintain under the related Mortgage, to the extent that such insurance is available at a commercially reasonable rate and (C) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage; provided the applicable Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property required by the related Mortgage unless such insurance was required at origination and is available at a commercially reasonable rate; provided, however, that the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at a commercially reasonable rate; provided, further, that a determination by a Master Servicer that terrorism insurance is not available at a commercially reasonable rate shall be subject to the approval of the Operating Adviser as set forth below. If the related Mortgagor does not maintain the insurance set forth in clauses (A), (B) and (C) above, then the applicable Master Servicer shall cause to be maintained such insurance with a Qualified Insurer and the payment of the cost of such insurance shall be a Servicing Advance; provided, that a determination by a Master Servicer that terrorism insurance should not be obtained on a force-placed basis shall be subject to the approval of the Operating Adviser as set forth below. Upon a Master Servicer's determination that terrorism insurance is not available at a commercially reasonable rate or that terrorism insurance should not be obtained on a force-placed basis, such Master Servicer shall notify the Operating Adviser. The Operating Adviser shall have five days after such notice to disapprove such determination. The failure of the Operating Adviser to provide notice of such disapproval in such time period shall be deemed approval. If the Operating Adviser provides such notice of disapproval within such time period, the Master Servicer shall obtain such insurance coverage and the cost of such insurance coverage shall be considered a Servicing Advance.

            Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If, on the date of origination, the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the applicable Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the applicable Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the applicable Certificate Account.

            Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by a Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by such Master Servicer, subject to Section 4.4 hereof.

            Notwithstanding the above, a Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, a Master Servicer shall not be required in any event to maintain or obtain insurance coverage to the extent the Trustee as mortgagee does not have an insurable interest or beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. Each Master Servicer shall notify the Trustee in the event it makes such determination. Notwithstanding the foregoing, such determination shall be subject to the approval of the Operating Adviser with respect to terrorism insurance, as set forth in the first paragraph of this
Section 8.6. In any event, any determination of the availability of insurance at a commercially reasonable rate in connection with a Mortgage Loan need not be made more frequently than annually, but in any event, shall be made on the approximate date on (but not later than sixty (60) days thereafter) which the Master Servicer receives notice of the renewal, replacement or cancellation of coverage (as evidenced by the related insurance policy or insurance certificate). In addition, each Master Servicer shall be entitled to rely at its own expense on insurance consultants in connection with any such determination. In no event shall the Master Servicer be required to obtain any insurance coverage that would require a Servicing Advance that constitutes a Nonrecoverable Advance.

            Each Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if such Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if such Master Servicer, provided that its or its parent's long-term rating is not less than "A" by S&P and Fitch, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that a Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by such Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the applicable Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the applicable Master Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            With respect to each Mortgage Loan, the applicable Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the applicable Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the applicable Master Servicer (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the applicable Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date (or, with respect to real estate taxes, prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the Mortgaged Property), subject to
Section 4.4 hereof. No costs incurred by the Master Servicers or the Trustee, or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

            Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause

            (a) In the event a Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, such Master Servicer (or, if applicable, a Primary Servicer) shall obtain relevant information for purposes of evaluating such request and no Special Servicer shall have an obligation to review or consent to such request. For the purpose of the foregoing sentence, the term "expressly permits" shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. With respect to each Mortgage Loan that does not "expressly permit" an assignment or assumption, if such Master Servicer (or, if such Mortgage Loan is serviced by a Primary Servicer, the Primary Servicer) recommends to approve such assignment, the Master Servicer shall provide to the applicable Special Servicer and the Operating Adviser (or, with respect to a recommendation by the Primary Servicer, to the applicable Master Servicer, the Special Servicer and the Operating Adviser, simultaneously) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the applicable Special Servicer, in the form attached hereto as Exhibit U) and all other information related to such assignment and assumption in its possession reasonably requested by the Special Servicer and (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and such Special Servicer shall not unreasonably withhold such consent and any such decision of such Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify the Master Servicer in writing within ten Business Days following such Master Servicer's or the applicable Primary Servicer's delivery of the recommendation described above and the Assignment and Assumption Submission to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent; provided, that, if the applicable Special Servicer reasonably requests additional information from the Master Servicer on which to base its decision, the foregoing ten Business Day period in which the Special Servicer has to consent to the Assignment and Assumption Submission shall cease to run on the Business Day on which the Special Servicer makes such request and shall resume to run on the Business Day on which the Special Servicer receives such additional information, and (C) the Master Servicer or Primary Servicer shall not permit any such assignment or assumption unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described in the preceding clause (B). The Special Servicers hereby acknowledge the delegation of rights and duties hereunder by the Master Servicers pursuant to the provisions of each Primary Servicing Agreement. If a Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the applicable Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis within the time frame specified in (B) of the preceding sentence. Upon consent or deemed consent by such Special Servicer to such proposed assignment and assumption, the applicable Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the applicable Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. In the event that the applicable Master Servicer shall require a Nondisqualification Opinion in order to process a request for a substitution, such Master Servicer shall use its reasonable efforts in accordance with the Servicing Standard to collect the related costs, expenses and fees from the Mortgagor to the extent the related Mortgage Loan documents require the related Mortgagor to pay such amounts. To the extent permitted by applicable law, the Master Servicers shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan. In making its recommendation, the Master Servicers shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicers shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. Each Master Servicer shall notify the Trustee, the Paying Agent, the applicable Special Servicer and the Operating Adviser of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). Each Master Servicer, as applicable, shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan (except that with respect to the UCMFI Loans, such Master Servicer shall be entitled to 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan), as executed pursuant to this Section 8.7(a) and the applicable Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee relating to the non-Specially Serviced Mortgage Loans (except with respect to the Mortgage Loans sold to the Trust by UCMFI, with respect to which such Special Servicer's consent was not required in connection therewith); provided that any such fees payable to a Master Servicer pursuant to this paragraph shall be divided between such Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement.

            The General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans and with respect to Post Closing Requests (as defined in the applicable Primary Servicing Agreements) pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreements classify certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreements), and grant the related Primary Servicers certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreements for the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans provide for the General Master Servicer's (or, with respect to the MM Loans and the Principal Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the General Special Servicer for consent in accordance with the terms of the applicable Primary Servicing Agreements upon a determination of materiality. The General Special Servicer hereby acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicers for the UCMFI Loans, the Principal Loans, the WaMu Loans or the MM Loans greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreement.

            In addition, the General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans with respect to enforcement of due-on-sale clauses, assumption agreements and due-on-encumbrance clauses pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreement grants the Primary Servicer certain authority to evaluate and process certain requests with respect thereto in accordance with this Agreement or the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents. Such Primary Servicer is not required to obtain the consent of the General Master Servicer with respect to requests for transfers that are expressly permitted pursuant to the applicable Mortgage Loan documents. With respect to other requests specified in the related Primary Servicing Agreement that require the approval of the General Special Servicer and subject to the terms and provisions of the related Primary Servicing Agreement, the Primary Servicer may forward its recommendation directly to the Special Servicer (with a copy to the General Master Servicer) or it may forward its recommendation with respect to such request to the General Master Servicer. The General Master Servicer shall forward such recommendation to the General Special Servicer within five (5) Business Days of receipt thereof and shall inform the applicable Primary Servicer of the General Special Servicer's decision with respect to such request within one (1) Business Day after receipt of such decision from the Special Servicer or the date on which the General Special Servicer's time to respond has lapsed.

            In addition, the Special Servicer acknowledges that, pursuant to each Sub-Servicing Agreement, the Master Servicer has delegated certain tasks, rights and obligations with respect to the IXIS Loans and the TIAA Loans to the IXIS Sub-Servicer and the TIAA Sub-Servicer, respectively.

            (b) Reserved.

            (c) Neither the Master Servicers nor the Special Servicers shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

            (d) If any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed or ownership interests in the related Mortgagor may not be transferred without the consent of the related mortgagee in connection with any such sale or other transfer, then, the applicable Master Servicer's review and determination to either (A) enforce such due-on-sale clause (unless, with respect to the MM Loans, such enforcement is not permitted pursuant to the related Mortgage Loan documents) or (B) if in the best economic interest of the Trust, waive the effect of such provision, shall be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the applicable Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, such Master Servicer shall prepare and deliver to S&P and Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Each Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the applicable Special Servicer, the Paying Agent and the Trustee, and such Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The applicable Special Servicer and the applicable Master Servicer shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with the granting or withholding such consent with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, that with respect to the UCMFI Loans, the applicable Special Servicer shall only be entitled to 50% of such fee if such Special Servicer's consent was required in connection therewith; provided, further, that such fees that are allocated to a Master Servicer pursuant hereto shall be divided between such Master Servicer and any applicable Primary Servicer as set forth in the related Primary Servicing Agreement.

            (e) Each Master Servicer, as applicable, shall have the right to consent to any transfers of an interest in a Mortgagor of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent such transfer is to a party or entity specifically named or described under the terms of the related Mortgage Loan, and the NCB Master Servicer shall be permitted to consent to any transfer of an interest in a Mortgagor under a Co-op Loan in connection with a transfer of cooperative units therein to the extent such consent is required under the terms of the related Mortgage Loan, in each case including any consent to transfer to any subsidiary or Affiliate of Mortgagor, to a Person acquiring less than a majority interest in the Mortgagor or to an entity of which the Mortgagor is the controlling beneficial owner; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool (provided that such Mortgage Loan has a then current Principal Balance of $5,000,000 or more), and (ii) the transfer is of an equity interest in the Mortgagor greater than 49%, then prior to consenting, such Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. Each Master Servicer, as applicable, shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation to the extent such Master Servicer's collection of such fees is not expressly prohibited under the related loan documents for the Mortgage Loan.

            (f) The Trustee for the benefit of the Certificateholders shall execute any necessary instruments in the form presented to it by the applicable Master Servicer (pursuant to subsection (a) or (d)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the applicable Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event such Master Servicer shall promptly deliver copies of such documents to the Trustee and the applicable Special Servicer.

            (g) If any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

            (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the applicable Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, sub-section (h) below and Section 8.18 hereof. The applicable Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan has a Loan-to-Value Ratio (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on any Junior Indebtedness) that is less than 1.2x.

            (h) Without limiting the generality of the preceding paragraph, in the event that a Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause under any Mortgage Loan (other than a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied), the applicable Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the applicable Master Servicer recommends to waive such clause, such Master Servicer shall provide to the applicable Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to such Special Servicer, in the form attached hereto as Exhibit V and any other information in its possession reasonably requested by such Special Servicer) and (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and such Special Servicer shall not unreasonably withhold such consent and any such decision of such Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify the applicable Master Servicer in writing, within ten Business Days following such Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package and any other information in its possession reasonably requested by such Special Servicer to such Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the applicable Master Servicer shall not permit any such waiver unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the applicable Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the applicable Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the applicable Special Servicer to such proposed waiver, the applicable Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

            (i) The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption or defeasance of the related Mortgage Loan because the related mortgage loan documents do not require the Mortgagor to pay costs related thereto, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency, the applicable Master Servicer or the applicable Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The applicable Master Servicer may not waive such payment by the Mortgagor (and then seek payment for such costs and expenses from the Seller) and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

            (j) Notwithstanding the foregoing, and regardless of whether a particular Co-op Mortgage Loan contains specific provisions regarding the incurrence of subordinate debt, or prohibits the incurrence of subordinate debt, or requires the consent of the Mortgagee in order to incur subordinate debt, the NCB Master Servicer may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder (and without the need to obtain a Rating Agency Confirmation), permit the related Borrower to incur subordinate debt if the NCB, FSB Subordinate Debt Conditions have been met (as certified in writing to the Trustee and the Operating Advisor by the NCB Master Servicer no later than five Business Days prior to the making of the subject subordinate loan without right of reimbursement from the Trust) which certification shall include notice of the circumstances of the waiver, including information necessary for the Operating Advisor to determine whether the NCB, FSB Subordinate Debt Conditions have been satisfied; provided, that, subject to the related Mortgage Loan documents and applicable law, the NCB Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan, pursuant to this paragraph, unless in any such case, all associated costs and expenses are covered without any expense to the Trust.

            Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files

            Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan or the receipt by a Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the applicable Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the applicable Master Servicer and the Trustee shall execute and deliver to such Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by such Master Servicer together with the Mortgage Note. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicers to execute and deliver, on behalf of the Trustee, the Certificateholders or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the applicable Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the applicable Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to such Master Servicer or the applicable Special Servicer, as the case may be.

            Section 8.9 Documents, Records and Funds in Possession of the Master Servicers to Be Held for the Trustee for the Benefit of the Certificateholders

            Notwithstanding any other provisions of this Agreement, each Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of such Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, each Master Servicer in respect of such Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the applicable Certificate Accounts, shall be held by the applicable Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Accounts or the applicable Escrow Accounts, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicers shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicers under this Agreement.

            Section 8.10 Servicing Compensation

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to the Master Servicing Fee and the General Master Servicer shall be entitled to the Primary Servicing Fee (except with respect to the NCB, FSB Loans), which shall be payable by the Trust from amounts held in the applicable Certificate Accounts or otherwise collected from the Mortgage Loans as provided in Section 5.2. The General Master Servicer shall be required to pay to the Primary Servicers the related Primary Servicing Fees (except with respect to the NCB, FSB Loans), which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicers from amounts transferred to the General Master Servicer in accordance with the terms of the Primary Servicing Agreements. The Master Servicers shall be required to pay to the holders of the rights to the Excess Servicing Fees (including, if applicable, the applicable Master Servicer), the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer a Master Servicer or Primary Servicer (to the extent that such Person was ever a Master Servicer or a Primary Servicer), as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as a Master Servicer or Primary Servicer hereunder. The General Master Servicer shall also be entitled to the Primary Servicing Fee (except with respect to the NCB, FSB Loans), which shall be payable by the Trust from amounts held in the applicable Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the General Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule III, Schedule IV, Schedule V and Schedule VIII. There shall be no Primary Servicing Fee payable with respect to the NCB, FSB Loans.

            (b) Additional servicing compensation in the form of application fees, assumption fees, extension fees, servicing fees, default interest payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of any amount used to pay Advance Interest), other usual and customary charges and fees actually received from Mortgagors and any other fees listed in any of the Primary Servicing Agreements, all such fees subject to allocation pursuant to such Primary Servicing Agreements, shall be retained by the applicable Master Servicer, provided that the applicable Master Servicer shall be entitled to receive (i) 50% (or, with respect to the UCMFI Loans and matters that do not require the consent of the Special Servicer, 100%) of assumption fees collected on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in
Section 8.7(a), (ii) 100% of application fees, default interest (net of the default interest used to pay Advance Interest, as set forth above), forbearance fees, Late Fees (net of any amount used to pay Advance Interest) and Modification Fees on Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.18 hereof; and (iii) 100% of any modification or extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the applicable Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans and, such fees will be subject to the allocations set forth in the Primary Servicing Agreements. If the applicable Master Servicer collects any amount payable to the applicable Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the applicable Master Servicer shall promptly remit such amount to the applicable Special Servicer as provided in Section 5.2. The applicable Master Servicer shall be required to pay (in the manner otherwise provided herein) all applicable expenses incurred by it in connection with its servicing activities hereunder.

            (c) Notwithstanding any other provision herein, the Master Servicing Fee payable to each Master Servicer for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans serviced by such Master Servicer for such Determination Date.

            (d) Each Master Servicer, as applicable, shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to its respective Mortgage Loans (including any Specially Serviced Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the applicable Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in its respective Escrow Accounts.

            Section 8.11 Master Servicer Reports; Account Statements

            (a) For each Distribution Date, (i) each Master Servicer shall deliver to the Paying Agent on the related Report Date, the Loan Periodic Update File with respect to such Distribution Date, (ii) each Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of any P&I Advance to be made by such Master Servicer on the related Master Servicer Remittance Date and (iii) each Master Servicer shall notify the Paying Agent as soon as reasonably possible, but no later than noon, New York City time on the Master Servicer Remittance Date, of the amount of any Principal Payments and Balloon Payments received by the Business Day immediately preceding the Master Servicer Remittance Date, which amounts were not reported pursuant to clause (i) or (ii) immediately above. Each Special Servicer is required to provide, in the form required under Section 9.32, all information relating to Specially Serviced Mortgage Loans in order for the applicable Master Servicer to satisfy its duties in this Section 8.11 not later than one Business Day prior to the date such Master Servicer is required to distribute any report. Each Master Servicer shall be entitled in good faith to rely on and shall have no liability for information provided by third parties, including the Special Servicers.

            (b) Each Master Servicer shall notify the Trustee and the Paying Agent on or before the Closing Date of the initial location of the applicable Certificate Accounts and, promptly following any change in location of any Certificate Account, the new location thereof.

            (c) Each Master Servicer shall promptly inform the applicable Special Servicer of the name, account number, location and other necessary information concerning the applicable Certificate Accounts in order to permit such Special Servicer to make deposits therein.

            (d) Reserved.

            (e) Each Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the applicable Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

            (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicers shall not have any obligation to deliver any statement, notice or report that is then made available on such Master Servicer's website or the Paying Agent's Website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

            (g) Each Master Servicer shall deliver or cause to be delivered to the Paying Agent the following CMSA Reports with respect to the Mortgage Loans serviced by such Master Servicer (and, if applicable, the related REO Properties) providing the required information as of the related Determination Date upon the following schedule: (i) a CMSA Comparative Financial Status Report not later than each Report Date, commencing in April 2005; (ii) a CMSA Operating Statement Analysis Report, the CMSA Financial File and the CMSA NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement; (iii) a CMSA Servicer Watch List in accordance with and subject to the terms of Section 8.11(h) on each Report Date, commencing in April 2005; (iv) a CMSA Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in March 2005; (v) a CMSA Loan Periodic Update File not later than each Report Date commencing in March 2005 (a March 2005 report will be issued by the Master Servicer in the format and with the content as reasonably agreed by the Master Servicer and the Trustee) (which CMSA Loan Periodic Update File shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements);
(vi) a CMSA Property File on each Report Date, commencing in April 2005; (vii) a CMSA Delinquent Loan Status Report on each Report Date, commencing in April 2005; (viii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report not later than each Report Date, commencing in April 2005; (ix) a CMSA Historical Liquidation Report not later than each Report Date, commencing in April 2005; and (x) a CMSA REO Status Report on each Report Date, commencing in April 2005. In the case of the CMSA Property File, the CMSA Comparitive Financial Status Reports, the quarterly CMSA Operating Statement Analysis Report and quarterly CMSA Financial File, with respect to the MM Loans, the Master Servicer will only be required to deliver such reports at the level of frequency at which the related Mortgagor is required to deliver the applicable financial information to the lender (which generally is annually). The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the applicable Special Servicer to the applicable Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicers and such Special Servicer on the date and in the form required under Section 9.32. The Master Servicers' responsibilities under this Section 8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the applicable Special Servicer's obligations under Section 9.32.

            (h) For each Distribution Date, the Master Servicers shall deliver to the Paying Agent, not later than the related Report Date, a CMSA Servicer Watch List.

            (i) If a Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan), such Master Servicer shall, within five Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the applicable Special Servicer, the Operating Adviser and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in such Master Servicer's good faith and reasonable judgment and in compliance with the Servicing Standard entitled such Master Servicer to make such drawing.

            Section 8.12 Annual Statement as to Compliance

            Each Master Servicer shall deliver to the Depositor, the Paying Agent and the Trustee on or before March 20 of each year, commencing in March 2006, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of such Master Servicer during the preceding calendar year or portion thereof and of the performance of such Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Each Master Servicer shall forward a copy of each such statement to the Rating Agencies and the Operating Adviser, if any, provided that neither the Master Servicers nor the Special Servicers shall be required to deliver its Annual Performance Certification until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content of any such statement, and such Master Servicer or such Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            Section 8.13 Annual Independent Public Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each year, commencing in March 2006, each Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which may also render other services to such Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the applicable Master Servicer, which includes an assertion that such Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Primary Servicers or Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Primary Servicers or Sub-Servicers, provided that neither the Master Servicers nor the Special Servicers will be required to cause the delivery of its Annual Accountant's Report until May 15 in any given year so long as it has received written confirmation from the Depositor or the Trustee that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

            Section 8.14 Operating Statement Analysis Reports Regarding the Mortgaged Properties

            Within 105 calendar days (or 90 days as to any Special Servicer), or 120 days with respect to any Co-op Mortgage Loans, after the end of each of the first three calendar quarters (in each year) for the trailing 12 months, quarterly or year-to-date information received, commencing for the quarter ending on September 30, 2005, each Master Servicer shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report and a Financial File for each Mortgaged Property in electronic format, prepared using the non normalized quarterly, year-to-date or trailing 12 month operating statements and, in the case of Mortgage Loans other than Co-op Mortgage Loans, rent rolls received from the related Mortgagor, if any. In the case of the MM Loans, however, the Master Servicer will only be required to deliver these reports at the level of frequency at which the underlying loan documents require the related Mortgagor to deliver the applicable financial information to the lender (which generally is annually). With respect to Specially Serviced Mortgage Loans, the applicable Master Servicer shall include information only to the extent provided by the applicable Special Servicer, which an Operating Statement Analysis Report and a Financial File shall be prepared by the applicable Special Servicer and delivered to the applicable Master Servicer within 90 days after the end of each of the first three quarters of each year for the trailing twelve months, quarterly or year-to-date information received and other information utilized by the applicable Special Servicer to prepare such report or files. With respect to any Mortgage Loan for which a Primary Servicer is appointed as a Special Servicer with respect to such Mortgage Loan pursuant to Section 9.39, the reports prepared by any such Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and the General Master Servicer. Not later than the Report Date occurring in June of each year, beginning in 2006 for year-end 2005, the applicable Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans and as provided by the applicable Special Servicer to the applicable Master Servicer for Specially Serviced Mortgage Loans) shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report, a Financial File and an NOI Adjustment Worksheet for each Mortgage Loan in electronic format, based on the most recently available year-end financial statements and most recently available rent rolls, in each case of Mortgage Loans other than Co-op Mortgage Loans, of each applicable Mortgagor (to the extent provided to the applicable Master Servicer or applicable Special Servicer by or on behalf of each Mortgagor). In the case of Specially Serviced Mortgaged Loans, as provided to the applicable Special Servicer by the Mortgagor, the applicable Special Servicer shall forward such information to the applicable Master Servicer on or before April 15 of each such year as provided for in Section 9.32(e) herein, containing such information and analyses for each Mortgage Loan provided for in the respective forms of Operating Statement Analysis Report, Financial File and NOI Adjustment Worksheet. Such information provided by the applicable Master Servicer shall include what would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. As and to the extent reasonably requested by a Special Servicer, the applicable Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agent and the Underwriters, the Operating Statement Analysis Reports, the Financial Files and the NOI Adjustment Worksheets described above pursuant to Section 5.4(a). Each Master Servicer shall electronically deliver the CMSA Operating Statement Analysis Report, the operating statements, rent rolls (except in the case of Co-op Mortgage Loans), property inspections and NOI Adjustment Worksheet for each Mortgage Loan to the initial Operating Adviser. The aggregated CMSA Reports for the NCB, FSB Loans shall be available on the NCB Master Servicer's Website (which shall initially be located at www.ncb.coop (the "NCB Master Servicer's Website") by the Business Day following the Distribution Date in March 2005. With respect to the NCB, FSB Loans, the related rent rolls (except in the case of Co-op Mortgage Loans), operating statements, financial statements and inspections collected with respect to the Mortgaged Properties shall be available for review by the Operating Adviser, the other parties to this Agreement, the Rating Agencies and any Certificateholder and other appropriate parties via a password protocol and execution of an agreement relating thereto on the applicable Master Servicer's website within 30 days following receipt thereof by the applicable Master Servicer. Each Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on such Master Servicer's website at such time. Pursuant to the Mortgage Loan Purchase Agreements, the Sellers shall populate all fields or any information for their related Mortgage Loans reasonably requested by the applicable Master Servicer to complete the Property File.

            Section 8.15 Other Available Information and Certain Rights of the Master Servicer

            (a) Subject to paragraphs (b), (c) and (d) below, unless prohibited by applicable law or the loan documents, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, the Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor, originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Operating Statement Analysis Reports and the Loan Periodic Update Files, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Paying Agent in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and, in the case of Mortgage Loans other than Co-op Mortgage Loans, rent roll, if any, collected by or on behalf of the Master Servicers or the Special Servicers, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicers and/or the Special Servicers, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support a Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, any Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

            (b) Subject to the restrictions described below, each Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the applicable Special Servicer, the Primary Servicers, the Sellers, any Placement Agent, the Underwriters, the Operating Adviser, any Certificateholder or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in
Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the applicable Master Servicers' or the Paying Agent's Website or the electronic delivery of such information to the requesting Person), in each case to the extent in its respective possession, and access to Servicing Officers of the applicable Master Servicers responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the applicable Master Servicers upon request; provided, however, that the applicable Master Servicers shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the applicable Special Servicer, the Operating Adviser, any Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by such Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (c) Nothing herein shall be deemed to require either of the Master Servicers to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, neither of the Master Servicers shall have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the applicable Special Servicer, any Certificateholder, any Certificate Owner, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account) shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (d) Each Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicers shall not be required to produce any ad hoc non-standard written reports not otherwise required under this Agreement with respect to such Mortgage Loans. In the event a Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the applicable Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders or Certificate Owners. Any transmittal of information by a Master Servicer to any Person other than the Trustee, the Paying Agent, the other Master Servicer, the Special Servicers, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from such Master Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            (e) Each Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that such Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            (f) Each Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

            (g) Once a month, each of the Master Servicers and each of the Special Servicers shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the applicable Master Servicer or Special Servicer, and the Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which such Master Servicer or such Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to each Master Servicer, each Special Servicer and the Operating Adviser.

            Section 8.16 Rule 144A Information

            For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, each Master Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent upon the request of such Certificateholder, such Certificate Owner or the Paying Agent, subject to this Section 8.16 and the provisions of Section 8.15, any information prepared by such Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

            Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the applicable Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the applicable Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicers will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

            Section 8.17 Inspections

            Each Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property for which it is acting as Master Servicer, other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2006, or every second calendar year beginning in 2007 if the Principal Balance of the related Mortgage Loan is under $2,000,000; provided that each Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan for which it is acting as Master Servicer (other than a Specially Serviced Mortgage Loan, or if there has not been an inspection within the past six months) that has a Debt Service Coverage Ratio that falls below 1.0x or, with respect to Co-op Mortgage Loans, 0.90x. The foregoing sentence shall not alter the terms of the applicable Special Servicer's obligation to inspect Mortgaged Properties as set forth in Section 9.4(b) hereto. The applicable Master Servicer shall cause to be prepared an Inspection Report relating to each inspection.

            Each Master Servicer shall promptly forward the applicable Inspection Report to the Trustee, the applicable Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Certificate Owner, any Seller and any Primary Servicer. With respect to the NCB, FSB Loans, the applicable Inspection Reports shall be available for review by the Trustee, the applicable Special Servicer and, upon request, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Seller and any Primary Servicer via password protocol and execution of an agreement relating thereto on the NCB Master Servicer's Website (which shall be initially located at www.ncb.coop) by the Business Day following the Distribution Date in March 2005. The NCB Master Servicer shall, upon request by any of such parties, deliver copies of such documents to any of the foregoing parties if such documents are not available on the NCB Master Servicer's Website at such time. The applicable Special Servicer shall have the right, but no duty, to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such Special Servicer notifies such Master Servicer prior to such inspection.

            Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents

            Subject to the limitations of Sections 9.39 and 12.3 hereof, the Master Servicer shall have the following powers:

            (a) (i) The applicable Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any term (including, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof and waiver of default interest and Late Fees as provided in Section 8.3(a)) other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the applicable Master Servicer shall notify the applicable Special Servicer of any Mortgagor's request to release such letter of credit which the applicable Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the applicable Master Servicer to approve a release, then the applicable Special Servicer shall within five Business Days provide notice to the applicable Master Servicer on whether such Master Servicer should approve the release (and the failure of the applicable Special Servicer to give such Master Servicer such notice shall automatically be deemed to be an approval by such Special Servicer that such Master Servicer should grant such release). Notwithstanding the preceding sentence, with respect to the Mortgage Loans that are not Specially Serviced Loans, if a Master Servicer recommends to approve a modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents, but excluding any waiver of default interest and Late Fees as provided in Section 8.3(a)), such Master Servicer shall provide to the applicable Special Servicer a copy of such Master Servicer's recommendation and the relevant information obtained or prepared by such Master Servicer in connection therewith and all other information in such Master Servicer's possession reasonably requested by the applicable Special Servicer, provided, that (A) the applicable Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and the applicable Special Servicer shall not unreasonably withhold such consent and any such decision shall be in accordance with the Servicing Standard, (B) failure of the applicable Special Servicer to notify such Master Servicer, within five Business Days following such Master Servicer's delivery of the recommendation and all required information described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) such Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the applicable Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, a Master Servicer shall not be required to obtain or request the consent of the applicable Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case such Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, such Master Servicer shall promptly notify the applicable Special Servicer of any material modification, waiver, amendment or consent executed by such Master Servicer pursuant to this Section 8.18(a)(i) and provide to the applicable Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents do not preclude imposition of a requirement to or require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the applicable Special Servicer, then the applicable Master Servicer shall not waive the portion of such fee due to the applicable Special Servicer without the applicable Special Servicer's approval.

            Notwithstanding the foregoing, the General Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers for the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans with respect to Post Closing Requests pursuant to Section 8.4 of this Agreement. The Primary Servicing Agreements for the Principal Loans each classifies certain Post Closing Requests as Category 1 Requests, in which Primary Servicers have certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, each Primary Servicing Agreement for the UCMFI Loans, the Principal Loans, the WaMu Loans and the MM Loans provides for the General Master Servicer's (or, with respect to the MM Loans and the Principal Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the General Special Servicer for consent in accordance with the terms of such Primary Servicing Agreements upon a determination of materiality. The General Special Servicer hereby acknowledges such provisions, including that "materiality" shall include the existence of an Adverse REMIC Event. Nothing in this Agreement, however, shall grant the applicable Primary Servicers greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the applicable Primary Servicing Agreements.

            (ii) The applicable Master Servicer may, without the consent of the applicable Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 90 days following the original Maturity Date, if in such Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders (as a collective whole) on a net present value basis than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The applicable Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension (except with respect to the UCMFI Loans for which such extension fees allocable to the General Master Servicer will be evenly divided among the General Master Servicer, the applicable Primary Servicer and the applicable Sub-Servicer, if any).

            (b) The applicable Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to such Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulations Section 1.860G-2(b) of the Mortgage Loan). The applicable Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to this Section 8.18 (except with respect to the UCMFI Loans with respect to which the related Special Servicer shall receive 50% of such fees with respect to matters requiring the consent of the Special Servicer). The applicable Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and Rating Agency Confirmation fees) incurred by such Master Servicer or the applicable Special Servicer (which amounts shall be reimbursed to the applicable Special Servicer) in connection with any request for a modification, waiver or amendment. The applicable Master Servicer agrees to use its reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the applicable Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by such Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then such Master Servicer shall notify the Special Servicer.

            (c) Each Master Servicer shall notify the Trustee and the applicable Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent (i) allowed with respect to waiver of default interest and Late Fees as provided in Section 8.3(a) and (ii) such documents have been submitted to the applicable recording office, in which event such Master Servicers shall promptly deliver copies of such documents to the Trustee. The Master Servicers shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan.

            (d) If the Mortgage Loan documents relating to a Mortgage Loan provide that certain conditions must be satisfied prior to the applicable Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then such Master Servicer shall be permitted to waive any such condition without obtaining the consent of the applicable Special Servicer, provided that (1) the aggregate amount of the related release, reduction or termination is no greater than the smaller of 10% of the outstanding unpaid Principal Balance of the related Mortgage Loan or $75,000 (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard or (3) such release, reduction or termination would not otherwise cause an Adverse REMIC Event. Notwithstanding the foregoing, without the applicable Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the applicable Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

            Section 8.19 Specially Serviced Mortgage Loans

            (a) The applicable Master Servicer shall send a written notice to the applicable Special Servicer, the Operating Adviser, Rating Agencies, the Paying Agent and the Trustee, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy applicable the Master Servicer may rely on the Mortgage Loan Schedule) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The applicable Special Servicer shall not be liable for its failure to deliver the notice set forth in
Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

            (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the applicable Special Servicer, the applicable Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the applicable Special Servicer).

            (c) Any calculations or reports prepared by the applicable Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to such Master Servicer in writing by the applicable Special Servicer as provided hereby. The applicable Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the applicable Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by such Special Servicer.

            (d) On or prior to each Distribution Date, the applicable Master Servicer shall provide to the applicable Special Servicer, in order for such Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the applicable Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if such Master Servicer elects to provide such ad hoc reports, it may require the applicable Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

            Section 8.20 Representations, Warranties and Covenants of the Master Servicers

            (a) The General Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the General Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the General Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the General Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The General Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the General Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the NCB Master Servicer, the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicers, evidences the valid and binding obligation of the General Master Servicer enforceable against the General Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the General Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the General Master Servicer contemplated by this Agreement are in the ordinary course of business of the General Master Servicer and the General Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (b) The NCB Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the NCB Master Servicer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and the NCB Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the NCB Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the NCB Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the NCB Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the NCB Master Servicer, is likely to affect materially and adversely either the ability of the NCB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCB Master Servicer;

            (iii) the NCB Master Servicer has the full power and authority to enter into and consummate all transactions involving the NCB Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the NCB Master Servicer, enforceable against the NCB Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the NCB Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the NCB Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the NCB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCB Master Servicer;

            (vi) no consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the NCB Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the NCB Master Servicer to perform its obligations under this Agreement;

            (vii) no litigation is pending or, to the best of the NCB Master Servicer's knowledge, threatened against the NCB Master Servicer the outcome of which, in the NCB Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the NCB Master Servicer from entering into this Agreement or materially and adversely affect the ability of the NCB Master Servicer to perform its obligations under this Agreement; and

            (viii) the NCB Master Servicer has errors and omissions insurance as required by Section 8.2.

            (c) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

            (d) Any cause of action against a Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the applicable Master Servicer by any of the Trustee or the applicable Master Servicer. The applicable Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicers and the applicable Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 8.21 Merger or Consolidation

            Any Person into which a Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Master Servicer shall be a party, or any Person succeeding to the business of such Master Servicer, shall be the successor of such Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each Rating Agency provides a Rating Agency Confirmation. If such a succession occurs and the conditions thereto set forth in the provisions in the foregoing sentence are not met, the Trustee may terminate such Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

            Section 8.22 Resignation of the Master Servicer

            (a) Except as otherwise provided in Section 8.22(b) hereof, a Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of such Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed such Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by such Master Servicer to the Trustee and the Paying Agent.

            (b) A Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by such Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) in the case of a successor servicer to the General Master Servicer, assumes all obligations of the resigning General Master Servicer under the Primary Servicing Agreements; (ii) such Master Servicer bears all costs associated with its resignation and the transfer of servicing; and
(iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each such Rating Agency.

            Section 8.23 Assignment or Delegation of Duties by the Master
Servicer

            A Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) such Master Servicer gives the Depositor, the applicable Special Servicer, the Primary Servicers and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation from Fitch and S&P; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, such Master Servicer shall be released from its obligations under this Agreement, except that such Master Servicer shall remain liable for all liabilities and obligations incurred by it as such Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, such Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section 8.4 hereof.

            Section 8.24 Limitation on Liability of the Master Servicers and Others

            (a) Neither of the Master Servicers nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicers shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Placement Agent, the Underwriters or the Special Servicers for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect any Master Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the applicable Special Servicer) respecting any matters arising hereunder. The Master Servicers shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that each Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans (subject to the applicable Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein). In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and any Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of
Section 4.4 hereof.

            (b) In addition, the Master Servicers shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Master Servicers and conforming to the requirements of this Agreement. Subject to the Servicing Standard, each Master Servicer shall have the right to rely on information provided to it by the applicable Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicers nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c) The Master Servicers shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicers, the Paying Agent, the Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Master Servicers from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such Master Servicer is unable to recover such amounts from the Person in breach.

            (d) Except as otherwise specifically provided herein:

            (i) a Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in electronic or paper format) reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

            (e) The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Master Servicer shall be indemnified by the Trustee, the Fiscal Agent, the Paying Agent and the applicable Special Servicer, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that such Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Fiscal Agent's, the Paying Agent's or the applicable Special Servicer's duties hereunder, as the case may be, or by reason of negligent disregard of the Trustee's, the Fiscal Agent's, the applicable Special Servicer's or the Paying Agent's obligations and duties hereunder, as the case may be, (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations). A Master Servicer shall immediately notify the Trustee, the Fiscal Agent, the Paying Agent and the applicable Special Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans for which it is acting as Master Servicer entitling such Master Servicer to indemnification hereunder, whereupon the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith, negligence or negligent disregard, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Fiscal Agent, the Paying Agent and the applicable Special Servicer shall not affect any rights that such Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Fiscal Agent's, the Paying Agent's or the applicable Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Master Servicer hereunder. Any payment hereunder made by the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer pursuant to this paragraph to such Master Servicer shall be paid from the Trustee's, the Fiscal Agent's, the Paying Agent's or the applicable Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Fiscal Agent, the Paying Agent or the applicable Special Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 8.25 Indemnification; Third-Party Claims

            (a) Each Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each such Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to this Agreement, any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. A Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim and satisfy any settlement or other disposition in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement or of the Master Servicers in such capacity. The Trustee, the Paying Agent or the Master Servicers shall promptly make from the applicable Certificate Account any payments certified by the applicable Master Servicer to the Trustee and the Paying Agent as required to be made to the applicable Master Servicer pursuant to this Section 8.25.

            (b) Each Master Servicer agrees to indemnify the Trustee, the applicable Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of such Master Servicer's duties hereunder or by reason of negligent disregard of such Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the applicable Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the applicable Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the applicable Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(b), whereupon the applicable Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the applicable Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer shall not affect any rights the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the applicable Master Servicer, the applicable Special Servicer, the Fiscal Agent, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the applicable Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the applicable Master Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The Primary Servicer with respect to the Principal Loans and the Primary Servicer with respect to the MM Loans and any partner, representative, Affiliate, member, manager, director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, its Primary Servicing Agreement (but only if, and to the extent that, the General Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the Principal Loans or the MM Loans, as the case may be), any Principal Loan (solely with respect to the Primary Servicer for such Principal Loans), any MM Loan (solely with respect to the Primary Servicer for such MM Loans), any REO Property or the Certificates or any exercise of any right under this Agreement or its related Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. Such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement. The Trustee, the Paying Agent or the General Master Servicer shall promptly make from the applicable Certificate Account any payments certified by such Primary Servicer with respect to the Principal Loans or the MM Loans, as the case may be, to the Trustee and the Paying Agent as required to be made to such Primary Servicer pursuant to this
Section 8.25.

            (d) The Primary Servicer with respect to the Principal Loans and the Primary Servicer with respect to the MM Loans agrees to indemnify the Trustee, the Fiscal Agent, the General Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the General Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of such Primary Servicer's duties under this Agreement, its related Primary Servicing Agreement or by reason of negligent disregard of such Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Fiscal Agent, the General Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify such Primary Servicer if a claim is made by any Person with respect to this Agreement, the related Primary Servicing Agreement, the Principal Loans (solely with respect to the Primary Servicer for the Principal Loans) or the MM Loans (solely with respect to the Primary Servicer for the MM Loans) entitling the Trustee, the Fiscal Agent, the Depositor, the General Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(d), whereupon such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the General Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Primary Servicer shall not affect any rights the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the related Primary Servicing Agreement or otherwise, unless such Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement and the resignation or termination of the applicable Master Servicer, the Fiscal Agent, the applicable Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by such Primary Servicer with respect to the Principal Loans or the MM Loans, as the case may be, shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

            (e) The Master Servicers shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicers, any Certificateholder, any Certificate Owner, any Primary Servicer, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to the provisions of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            Section 8.26 1934 Act Reporting

            (a) The Master Servicers, the Special Servicers, the Paying Agent, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the 1934 Act. Within 15 days after each Distribution Date, the Paying Agent shall prepare, execute (on behalf of the Depositor) and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the 1934 Act and the rules and regulations of the Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Paying Agent shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. The Paying Agent shall not file any other attachments with any Form 8-K without the prior consent of the Depositor. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Paying Agent in EDGAR-compatible form or as otherwise agreed upon by the Paying Agent and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the 1934 Act and the rules and regulations of the Commission), the Paying Agent shall prepare and file a Form 10-K (which shall be executed by the Depositor), in substance as required by applicable law or applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Sections 8.12 and 9.18 and each accountant's report described under Sections 8.13 and 9.19, in each case to the extent they have been timely delivered to the Paying Agent. If they are not so timely delivered, the Paying Agent shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Paying Agent. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section
8.26. The Paying Agent shall not file any other attachments with any Form 10-K without the prior consent of the Depositor. The Paying Agent shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Paying Agent's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Upon any filing with the Securities and Exchange Commission, the Paying Agent shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the 1934 Act.

            (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. On or before March 20th of each year with respect to which a Form 10-K is filed by the Paying Agent, as set forth above, the Master Servicers, the Special Servicers, each Primary Servicer and the Paying Agent (each, a "Performing Party") shall provide (and, in the case of each Primary Servicer, the applicable Master Servicer shall cause each related Primary Servicing Agreement to require the Primary Servicer to so provide) to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit AA hereto or in the form set forth on Exhibit A to Exhibit AA hereto, as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to
(i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.26(b) with respect to the period of time such Performing Party was subject to this Agreement.

            (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.26 or (ii) negligence, bad faith or willful misconduct on the part of the Performing Party in the performance of such obligations. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Performing Party agrees that it shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations under this
Section 8.26 or the Performing Party's negligence, bad faith or willful misconduct in connection therewith; provided that in no event shall the obligations of a Performing Party pursuant to the immediately preceding sentence exceed the obligations set forth in the first sentence of this paragraph.

            (d) The Depositor and each Performing Party hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to
Section 13.3, which amendment shall not require any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

            Section 8.27 Compliance with REMIC Provisions

            The Master Servicers shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMIC Pools created hereby as REMICs and the Class EI Grantor Trust created hereby as a grantor trust under the Code. The Master Servicers shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or
(ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the
Code) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicers shall comply with the provisions of Article XII hereof.

            Section 8.28 Termination

            (a) The obligations and responsibilities of either Master Servicer created hereby (other than the obligation of the Master Servicers to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicers to the Trustee, the Paying Agent, the Fiscal Agent, the applicable Special Servicer and the Trust as set forth in Section 8.25) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(iii),
(iv), (viii) or (ix) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to such Master Servicer that such Master Servicer is terminated or (iii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(i), (ii), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to such Master Servicer that such Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate such Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

            (b) "Event of Default," wherever used herein, means, with respect to any Master Servicer, any one of the following events:

            (i) any failure by such Master Servicer, at the times required hereunder, to remit to the Paying Agent or otherwise make any payment required to be remitted by such Master Servicer under the terms of this Agreement, including any required Advances; or

            (ii) any failure by such Master Servicer to make a required deposit to the applicable Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

            (iii) any failure on the part of such Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee; provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

            (iv) any breach of the representations and warranties contained in
      Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee, provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit such Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) such Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property;

            (vii) such Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

            (viii) the Trustee shall receive written notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

            (ix) such Master Servicer is removed from S&P's approved Master Servicer list and the ratings then assigned by S&P to any Classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal.

            If any Master Servicer is terminated based upon an Event of Default set forth in clause (viii) or (ix) above, then such Master Servicer shall have the right to enter into a primary servicing agreement with the applicable successor Master Servicer with respect to all applicable Mortgage Loans that are not then subject to a Primary Servicing Agreement, so long as such terminated Master Servicer is on the approved list of commercial mortgage loan primary servicers maintained by S&P and has a commercial loan primary servicer rating of at least CPS3 (or the equivalent) from Fitch (or obtains a Rating Agency Confirmation from each Rating Agency as to which such terminated Master Servicer does not satisfy the applicable rating level described above).

            Section 8.29 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by a Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by such Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of such Master Servicer (other than the obligation of such Master Servicer to pay to the Paying Agent the amounts remaining in the applicable Certificate Account as set forth below and the obligations of such Master Servicer to the Trustee, the Trust and the Fiscal Agent as provided herein) shall terminate and such Master Servicer shall transfer to the Paying Agent the amounts remaining in the applicable Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the applicable Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

            (b) On the date specified in a written notice of termination given to a Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to a Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of such Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation, unreimbursed Advances or, if the terminated Master Servicer is Wells Fargo Bank, National Association or NCB, FSB, the Excess Servicing Fee with respect to its Mortgages Loans and all indemnities and exculpations set forth herein); provided that in no event shall the termination of such Master Servicer be effective until a successor servicer shall have succeeded such Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified such Master Servicer of such designation and such successor servicer shall have assumed such Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed a Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of such Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that a Master Servicer is terminated as a result of an event described in Section 8.28(b)(v), 8.28(b)(vi) or 8.28(b)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to such Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of such Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of such Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicers agree to cooperate with the Trustee, the Paying Agent and the Fiscal Agent in effecting the termination of a Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume such Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by such Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

            (c) If a Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (viii) or (ix) of Section 8.28(b) or an Event of Default caused by a default of a Primary Servicer under its Primary Servicing Agreement, and if such Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, such Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

            (d) Each bid proposal shall require any Qualified Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 30 days after termination of the applicable Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the applicable Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (f) If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within 30 days after the termination of a Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b). During such 30-day period and until the acceptance of appointment by a successor servicer, the Master Servicer shall continue to service the Mortgage Loans in accordance with this Agreement.

            (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.

                                   ARTICLE IX

   ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICERS

            Section 9.1 Duties of the Special Servicers

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Certificateholders and the Trustee and, the applicable Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard.

            The General Special Servicer shall be the Special Servicer with respect to all the Mortgage Loans and other assets of the Trust other than the Co-op Trust Assets and, as such, shall service and administer such of the assets of the Trust (other than the Co-op Trust Assets) as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the assets of the Trust (other than the Co-op Trust Assets) as constitute assets that are not Specially Serviced Mortgage Loans or REO Properties. The Co-op Special Servicer shall be the Special Servicer with respect to the Co-op Trust Assets and, as such, shall service and administer such of the Co-op Trust Assets as constitute Specially Serviced Mortgage Loans or REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the Co-op Trust Assets as are not Specially Serviced Mortgage Loans or REO Properties.

            (b) Each Special Servicer shall cooperate with the applicable Master Servicer and provide the applicable Master Servicer with the information reasonably requested by such Master Servicer, in writing, to the extent required to allow such Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) a Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if a Special Servicer elects to provide such ad hoc reports requested by the applicable Master Servicer, such Special Servicer may require the applicable Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. A Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

            (c) The applicable Special Servicer shall send a written notice to the applicable Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the applicable Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the applicable Master Servicer.

            (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the applicable Special Servicer, the applicable Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the applicable Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the applicable Special Servicer shall, within two Business Days, advise the applicable Master Servicer of any changes to be made, and return the monthly statement to the applicable Master Servicer. The applicable Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the applicable Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

            (e) All amounts collected by the applicable Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan) shall be deposited in the applicable Certificate Account. The applicable Master Servicer shall within two Business Days after receipt of any such payment, notify the applicable Special Servicer of the receipt of such payment and the amount thereof. The applicable Special Servicer shall, within two Business Days thereafter, instruct the applicable Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents or in accordance with this Agreement, as applicable).

            (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the applicable Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the applicable Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the applicable Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the applicable Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

            Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of the Special Servicers

            Each Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of a Special Servicer (or its corporate parent) is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by S&P and Fitch, such Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

            Section 9.3 Sub-Servicers

            Each Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the applicable Master Servicer. The applicable Special Servicer shall notify the applicable Master Servicer, the Trustee and the Operating Adviser, of the appointment of any Sub-Servicer of such Special Servicer.

            Section 9.4 Special Servicers' General Powers and Duties

            (a) Subject to the other terms and provisions of this Agreement (including, but not limited to, Sections 9.39), the Special Servicer is hereby authorized and empowered when such Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the applicable Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date the Powers of Attorney in the form of Exhibit S-2A and Exhibit S-2B hereto and shall furnish the applicable Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering such Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable such Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as such Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, such Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless such Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise such Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that such Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the applicable Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust, as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust. In the performance of its duties hereunder, the applicable Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust, be deemed to be the agent of the Trust. The applicable Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of it or its Affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to such Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of a Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The applicable Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the applicable Master Servicer or the Depositor that is not attributable to the failure of such Special Servicer to perform its obligations hereunder. The applicable Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

            (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the applicable Special Servicer shall employ procedures consistent with the Servicing Standard. The applicable Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided that such Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2006); provided, further, that such Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The applicable Special Servicer shall provide to the applicable Master Servicer and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

            Section 9.5 "Due-On-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans;
Due-On-Encumbrance Clauses

            Subject to the limitations of Sections 9.39 and 12.3, each Special Servicer shall have the following duties and rights:

            (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

            (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, each Special Servicer, on behalf of the Trust, shall, after consultation with (or, if required pursuant to this Agreement, receipt of written consent of) the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, a Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, such Special Servicer shall prepare and deliver to S&P and Fitch a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. Such Special Servicer shall also prepare and provide S&P and Fitch with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Specially Serviced Mortgage Loans below the threshold set forth above, but for which such Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, such Special Servicer shall have the rights and duties set forth in Section 8.7(d). The applicable Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

            After notice to the Operating Adviser (or, if otherwise required pursuant to this Agreement, receipt of written consent of), the applicable Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the applicable Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if entering into such assumption or substitution agreement is consistent with the Servicing Standard. The applicable Special Servicer shall not condition approval of any request for assumption of a Specially Serviced Mortgage Loan on an increase in the interest rate of such Specially Serviced Mortgage Loan. The applicable Special Servicer shall notify the applicable Master Servicer of any such assignment and assumption or substitution agreement and such Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the applicable Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section
9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (c) Subject to the Servicing Standard and Sections 9.37 and 9.39, and the rights and duties of the applicable Master Servicer under Section 8.18, the applicable Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium and/or any other amounts due and payable with respect to such Specially Serviced Mortgage Loan (including, but not limited to, any Late Fees or default interest), (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the applicable Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the applicable Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) (as demonstrated in writing by the applicable Special Servicer to the Trustee and the Paying Agent), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39.

            In no event, however, shall the applicable Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless such Special Servicer gives due consideration to the remaining term of such ground lease. The applicable Special Servicer shall not extend the Maturity Date of any Specially Serviced Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Specially Serviced Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Specially Serviced Mortgage Loan is secured by a ground lease, the applicable Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Specially Serviced Mortgage Loan be extended past a date that is two years prior to the Final Rated Distribution Date. The determination of the applicable Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

            (d) In the event the applicable Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Specially Serviced Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust in such collateral can only be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, such Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, to the extent not inconsistent with the related Mortgage Loan documents, the applicable Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the applicable Special Servicer shall request the related Seller as and to the extent required pursuant to the terms of the related Mortgage Loan Purchase Agreement to make such payment by deposit to the applicable Certificate Account. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them.

            (e) The applicable Special Servicer will promptly deliver to the applicable Master Servicer, the Operating Adviser, the Trustee, the Paying Agent and the Rating Agencies, a notice, specifying any such assignments and assumptions, modifications, material waivers (except any waivers with respect to Late Fees or default interest) or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, in the case of Mortgage Loans other than Co-op Mortgage Loans, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The applicable Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

            (f) No fee described in this Section shall be collected by the applicable Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Specially Serviced Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b). Subject to the foregoing, the applicable Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Specially Serviced Mortgage Loan from the Mortgagor. The applicable Special Servicer shall be entitled to 100% of any modification fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the applicable Special Servicer, the applicable Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

            (g) The applicable Special Servicer shall cooperate with the applicable Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans (except with respect to the UCMFI Loans with respect to which such Special Servicer is not entitled to receive a percentage of the assumption fee, as set forth below), and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a) and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(d). The Special Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, with respect to non-Specially Serviced Mortgage Loans that are UCMFI Loans, the Special Servicer shall only be entitled to 50% of any assumption fee if such Special Servicer's consent was required with respect to such assumption.

            (h) Notwithstanding anything herein to the contrary, (i) the applicable Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and such Special Servicer shall ignore and act without regard to any such advice, direction or objection that the applicable Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including such Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or the Class EI Grantor Trust not being treated as a grantor trust,
(C) expose the Trust, the Depositor, the applicable Master Servicer, the applicable Special Servicer, the Fiscal Agent, the Paying Agent or the Trustee, or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the applicable Special Servicer's responsibilities under this Agreement.

            (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause (other than with respect to a Specially Serviced Mortgage Loan that is a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied), which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust, the applicable Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the applicable Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan has a Loan-to-Value Ratio (which also includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which also includes debt service on any Junior Indebtedness) that is less than 1.2x.

            Section 9.6 Release of Mortgage Files

            (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by a Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Specially Serviced Mortgage Loan, such Special Servicer will within 2 Business Days notify the applicable Master Servicer. The applicable Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if such Special Servicer determines that such instrument should be delivered, such Special Servicer shall deliver written approval of such delivery to the applicable Master Servicer.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the applicable Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to such Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the applicable Special Servicer, in accordance with the Servicing Standard, the applicable Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the applicable Special Servicer, of such transfer.

            (c) Reserved.

            (d) The applicable Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the applicable Master Servicer all documents and instruments in the possession of such Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the applicable Master Servicer in accordance with the Servicing Standard, the applicable Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

            Section 9.7 Documents, Records and Funds in Possession of the Special Servicers to Be Held for the Trustee

            (a) Each Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the applicable Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the applicable Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be remitted to the applicable Master Servicer within two Business Days of receipt for deposit into the applicable Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the applicable REO Account. The applicable Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the applicable Master Servicer, the Fiscal Agent, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that such Special Servicer shall not be required to take any action or provide any information that such Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Paying Agent shall be entitled to receive from the applicable Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the applicable Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the applicable Master Servicer's, the Fiscal Agent's, the Paying Agent's or the Operating Adviser's purposes.

            (b) Each Special Servicer hereby acknowledges that the Trust owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, such Special Servicer that are collected by such Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which such Special Servicer is entitled hereunder); and such Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, such Special Servicer, shall be held by such Special Servicer for and on behalf of the Trust.

            (c) Each Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

            Section 9.8 Representations, Warranties and Covenants of the Special Servicers

            (a) Midland Loan Services, Inc., in its capacity as the General Special Servicer, hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the Closing Date:

            (i) the General Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the General Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the General Special Servicer, and the performance and compliance with the terms of this Agreement by the General Special Servicer, will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets which default or breach in the reasonable judgment of the General Special Servicer, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer;

            (iii) the General Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the General Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer;

            (vi) no litigation is pending or, to the best of the General Special Servicer's knowledge, threatened against the General Special Servicer the outcome of which, in the General Special Servicer's reasonable judgment, could reasonably be expected to prohibit the General Special Servicer from entering into this Agreement or that, in the General Special Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the General Special Servicer to perform its obligations under this Agreement;

            (vii) the General Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 9.2 hereof; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the General Special Servicer with this Agreement, or the consummation by the General Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the General Special Servicer under this Agreement.

            (b) The Co-op Special Servicer, hereby represents and warrants to and covenants with the Trustee and the Paying Agent as of the Closing Date:

            (i) The Co-op Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the United States, and the Co-op Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The Co-op Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Co-op Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the Co-op Special Servicer, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (iii) The Co-op Special Servicer has the full power and authority to enter into and consummate all transactions involving the Co-op Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Co-op Special Servicer, enforceable against the Co-op Special Servicer in accordance with the terms hereof, subject to
      (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Co-op Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Co-op Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Co-op Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Co-op Special Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the Co-op Special Servicer's knowledge, threatened against the Co-op Special Servicer the outcome of which, in the Co-op Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Co-op Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Co-op Special Servicer to perform its obligations under this Agreement.

            (viii) The Co-op Special Servicer has errors and omissions insurance as required by Section 9.2.

            (ix) As of the Closing Date, the Co-op Special Servicer is not a party to any sub-servicing agreement providing for the performance of duties of the Co-op Special Servicer by any Sub-Servicer with respect to any Co-op Mortgage Loans or related REO Properties.

            (c) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

            (d) Any cause of action against the applicable Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to such Special Servicer by any of the Trustee, the applicable Master Servicer, the Paying Agent or the Fiscal Agent. A Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Fiscal Agent, the Depositor, the Operating Adviser and the applicable Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies

            (a) For all REO Property, the applicable Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the applicable Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the applicable Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The applicable Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The applicable Special Servicer shall, to the extent available at commercially reasonable rates (as determined by such Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1,000,000 per occurrence. All applicable policies required to be maintained by the applicable Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee. The costs of such insurance shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section 4.2, subject to the provisions of Section 4.4 hereof.

            (b) Any amounts collected by the applicable Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

            (c) Notwithstanding the above, the applicable Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at commercially reasonable rates consistent with the Servicing Standard. The applicable Special Servicer shall notify the Trustee of any such determination.

            The applicable Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the applicable Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable REO Property serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the applicable Special Servicer (or its corporate parent) self-insures for its obligations, provided that the rating of such Person's long-term debt is not less than "A" by S&P and Fitch. In the event that the applicable Special Servicer shall cause any REO Property to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any REO Property is then covered thereby), shall be paid by the applicable Special Servicer, at its option, or by the applicable Master Servicer, as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the applicable Special Servicer shall, if there shall not have been maintained on the related REO Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related REO Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the REO Properties, the applicable Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            Section 9.10 Presentment of Claims and Collection of Proceeds

            The applicable Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the applicable Special Servicer in respect of such policies shall be promptly remitted to the applicable Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the applicable Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

            Section 9.11 Compensation to the Special Servicer

            (a) As compensation for its activities hereunder, the Special Servicers shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. Such amounts, if any, collected by the applicable Special Servicer from the related Mortgagor shall be transferred by the applicable Special Servicer to the applicable Master Servicer within one Business Day of receipt thereof, and deposited by such Master Servicer in the Certificate Account. The applicable Special Servicer shall be entitled to receive a Liquidation Fee from the proceeds received in connection with a full or partial liquidation (net of related costs and expenses of such liquidation) of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation, casualty or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the applicable Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds or Insurance Proceeds received in connection with, each such acquired property as the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds related to that property are received.

            (b) The applicable Special Servicer shall be entitled to cause the applicable Master Servicer to withdraw from the applicable Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan, in the time and manner set forth in Section 5.2 of this Agreement. The applicable Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the applicable Special Servicer, to the extent not required to be deposited in the applicable Certificate Account pursuant to the terms of this Agreement. The applicable Special Servicer shall also be permitted to receive 50% of any assumption fees collected with respect to Mortgage Loans which are not Specially Serviced Mortgage Loans (but only if, with respect to the Mortgage Loans sold to the Trust by UCMFI, the Special Servicer's consent was required in connection therewith), as provided in Sections 8.7(a) and 8.7(d), and, to the extent deposited into a Certificate Account, 100% of all assumption fees relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.5(a), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor. To the extent any component of applicable Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, such Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, such Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

            Section 9.12 Realization Upon Defaulted Mortgage Loans

            (a) The applicable Special Servicer, in accordance with the Servicing Standard and subject to Sections 9.4(a), 9.36 and 9.39, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the applicable Special Servicer shall follow the Servicing Standard.

            (b) The applicable Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

            (ii) the applicable Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on such REMIC Pool under the Code or cause such REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding anything to the contrary in this Agreement, the applicable Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless such Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or Affiliate of the applicable Master Servicer or such Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

            (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

            (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

            (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the applicable Master Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

            (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the applicable Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the applicable Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor.

            (e) If the applicable Special Servicer determines, pursuant to
Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then such Special Servicer shall take such action as it deems to be in the best economic interest of the Trust, including, without limitation, releasing the lien of the related Mortgage. If the applicable Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, such Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

            Notwithstanding any provision of this Agreement to the contrary, the applicable Special Servicer shall not foreclose on any Mortgaged Property in anticipation of pursuing a claim under the related Environmental Insurance Policy, unless the applicable Special Servicer shall have first reviewed such Environmental Insurance Policy.

            (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

            Section 9.13 Foreclosure

            In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the applicable Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

            The applicable Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The applicable Special Servicer, on behalf of the Trust, shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in
Section 9.15. Subject to Section 9.15, the applicable Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust solely for the purpose of its prompt disposition and sale.

            Section 9.14 Operation of REO Property

            (a) Each Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders in the name of "LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2005-IQ9" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicers shall deposit all funds received with respect to an REO Property in the applicable REO Accounts within two days of receipt. The Special Servicers shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicers shall notify the Trustee and the applicable Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

            (b) On or before 2:00 p.m. on each Special Servicer Remittance Date, the applicable Special Servicer shall withdraw from the applicable REO Account and remit to the Master Servicer for deposit in the applicable Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties; provided, however, that (i) the applicable Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The applicable Special Servicer shall notify the applicable Master Servicer of all such remittances (and the REO Properties to which the remittances relate) made into the applicable Certificate Account and (ii) the applicable Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional special servicing compensation any interest or net reinvestment income earned on funds deposited in the applicable REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable REO Account, out of its own funds immediately as realized. If the applicable Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from such REO Account, any provision herein to the contrary notwithstanding.

            (c) If the Trust acquires the Mortgaged Property, the applicable Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the applicable Special Servicer deems to be in the best interest of the Trust, and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the applicable Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(d)), to the extent such amounts cannot be paid from REO Income:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

            (d) The applicable Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

            (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

            (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the applicable Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

            (v) if the Independent Contractor is an Affiliate of the applicable Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

            (vi) the applicable Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            (e) The applicable Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust pursuant to this subsection (d) for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by such Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the applicable Master Servicer as a Servicing Advance, subject to the provisions of
Section 4.4 and Section 4.6(d) hereof.

            (f) Notwithstanding any other provision of this Agreement, the Special Servicers shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the applicable Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the applicable Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The applicable Special Servicer shall notify the Trustee, the Paying Agent and the applicable Master Servicer of any election by it to incur such tax, and such Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the applicable Special Servicer and pay the applicable tax from the amounts collected by such Special Servicer.

            Subject to, and without limiting the generality of the foregoing, the applicable Special Servicer, on behalf of the Trust, shall not:

            (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the applicable Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the applicable Special Servicer may take such actions as are specified in such Opinion of Counsel.

            Section 9.15 Sale of REO Property

            (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The applicable Special Servicer, after notice to the Operating Adviser, shall sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the applicable Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the applicable Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and such Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause the related REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the applicable Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the applicable Special Servicer is unable to sell such REO Property within the extended time period, the applicable Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the applicable Special Servicer) in accordance with the Servicing Standard; provided, however, that if an Interested Person intends to bid on the REO Property, (i) the applicable Special Servicer (or, if such Interested Person is the applicable Special Servicer or an Affiliate of the applicable Special Servicer, the Trustee) shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (ii) the Interested Person shall not bid less than the fair market value set forth in such Appraisal. The Depositor may not purchase REO Property at a price in excess of the fair market value thereof.

            Notwithstanding the foregoing, no Interested Person shall be permitted to purchase the REO Property at a price less than an amount equal to the fair value of the REO Property, as determined by the applicable Special Servicer (or, if such Interested Person is the applicable Special Servicer or an Affiliate of the applicable Special Servicer, the Trustee). Prior to the applicable Special Servicer's or Trustee's, as applicable, determination of fair value referred to above, the fair value of an REO Property shall be deemed to be an amount equal to the Purchase Price. The applicable Special Servicer or Trustee, as applicable, shall determine the fair value of an REO Property as soon as reasonably practical after receipt of notice of an Interested Party's desire to purchase such REO Property, and such Special Servicer or Trustee, as applicable, shall promptly notify such Interested Party (and the Trustee, if applicable) of the fair value. The applicable Special Servicer or Trustee, as applicable, is required to recalculate the fair value of the REO Property if there has been a material change in circumstances or the applicable Special Servicer or Trustee, as applicable, has received new information (including the receipt of a third party bid to purchase the REO Property), either of which has a material effect on the fair value, provided that such Special Servicer or Trustee, as applicable, shall be required to recalculate the fair value of the REO Property if the time between the date of last determination of the fair value of the REO Property and the date of the purchase of the REO Property by such Interested Party has exceeded 60 days. Upon any recalculation, the applicable Special Servicer or Trustee, as applicable, shall be required to promptly notify in writing such Interested Party (and the Trustee, if applicable) of the revised fair value. In determining fair value, the applicable Special Servicer or Trustee, as applicable, shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the physical condition of the REO Property; the state of the local economy; any other bids received with respect to the REO Property; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in this Section 9.15. In performing its obligations under this Section 9.15(a), each Special Servicer or the Trustee, as applicable, may, at the expense of the party desiring to purchase the REO Property, engage an appraiser or other expert in real estate matters to determine the fair value of an REO Property and may rely conclusively upon such Person's determination, which determination shall take into account the factors set forth in the preceding sentence.

            (b) Within 30 days of the sale of the REO Property, the applicable Special Servicer shall provide to the Trustee, the Paying Agent and the applicable Master Servicer a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property,
(ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date,
(v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent may reasonably request in writing.

            (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the applicable Certificate Account within one Business Day of receipt.

            Section 9.15 [Reserved]

            Section 9.16 Realization on Collateral Security

            In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the applicable Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the applicable Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

            Section 9.17 Reserved

            Section 9.18 Annual Officer's Certificate as to Compliance

            Each Special Servicer shall deliver to the Paying Agent on or before noon (Eastern Time) on March 20 of each calendar year, commencing in March 2006, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the servicing activities of such Special Servicer during the preceding calendar year or portion thereof and of such performance of such Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof; provided that the applicable Special Servicer shall not be required to cause the delivery of such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. Each Special Servicer shall deliver such Officer's Certificate to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year or by April 30 of each calendar year if the statement is not required to be delivered prior to April 15. Such Special Servicer shall forward a copy of each such statement to the Rating Agencies.

            Section 9.19 Annual Independent Accountants' Servicing Report

            On or before noon (Eastern Time) on March 20 of each calendar year, beginning with March 2006, each Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to such Special Servicers, as applicable) to furnish to the Paying Agent (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of such Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that the applicable Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. Each Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year or by April 30 of each calendar year if the statement is not required to be delivered prior to April 15.

            Section 9.20 Merger or Consolidation

            Any Person into which a Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Special Servicer shall be a party, or any Person succeeding to substantially all of the servicing business of such Special Servicer, shall be the successor of such Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate such Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

            Section 9.21 Resignation of the Special Servicer

            (a) Except as otherwise provided in Section 9.20 or this Section 9.21, a Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of a Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the applicable Master Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) assumed such Special Servicer's responsibilities and obligations under this Agreement and (ii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the applicable Special Servicer to the applicable Master Servicer, the Trustee and the Paying Agent.

            (b) A Special Servicer may resign from the obligations and duties hereby imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the applicable Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the applicable Special Servicer and shall not be an expense of the Trust.

            (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the applicable Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

            (d) Upon any resignation or termination of a Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of (i) Mortgage Loans for which it acted as Special Servicer that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation or termination or (ii) any Specially Serviced Mortgage Loan for which such Special Servicer has cured the event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by such Special Servicer and evidenced by a signed writing, but which had not as of the time such Special Servicer was terminated, become a Rehabilitated Mortgage Loan solely because it had not been a performing loan for 90 consecutive days and which subsequently becomes a Rehabilitated Mortgage Loan as a result of the loan being a performing loan for such 90 consecutive day period (and the successor Special Servicer shall not be entitled to any portion of such Work-Out
Fees), in each case until such time (if any) as such Mortgage Loan again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust or if the related Mortgaged Property becomes an REO Property.

            Section 9.22 Assignment or Delegation of Duties by the Special Servicers

            Each Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Special Servicer hereunder or (B) assign and delegate all of its duties hereunder to a single Person. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, such Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the applicable Special Servicer shall be released from its obligations under this Agreement, except that such Special Servicer shall remain liable for all liabilities and obligations incurred by it as such Special Servicer hereunder prior to the satisfaction of the following conditions: (i) such Special Servicer gives the Depositor, the applicable Master Servicer, the Operating Adviser and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and
(v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, a Special Servicer may appoint Sub-Servicers in accordance with Section 9.3 hereof.

            Section 9.23 Limitation on Liability of the Special Servicers and Others

            (a) Neither any Special Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of such Special Servicer shall be under any liability to the Certificateholders or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect a Special Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the applicable Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the applicable Master Servicer) respecting any matters arising hereunder. A Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that such Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Specially Serviced Mortgage Loans. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by a Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and a Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, a Special Servicer shall not be relieved from the requirement that it act in accordance with the Servicing Standard by virtue of taking any action at the direction of the Operating Adviser and shall not be relieved from liability otherwise imposed on the Special Servicers pursuant to Section 6.3 of this Agreement.

            (b) In addition, a Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Special Servicer and conforming to the requirements of this Agreement. Neither of the Special Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. A Special Servicer shall be entitled to rely on reports and information supplied to it by the applicable Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

            (c) A Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the applicable Master Servicer, the Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless such Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

            (d) Except as otherwise specifically provided herein:

            (i) a Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format) reasonably believed or in good faith believed by it to be genuine.

            (e) Each Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Special Servicer shall be indemnified by the applicable Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the applicable Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of such Special Servicer's duties hereunder or by reason of negligent disregard of such Special Servicer's obligations and duties hereunder. Each Special Servicer shall promptly notify the applicable Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent, if a claim is made by a third party entitling a Special Servicer to indemnification hereunder, whereupon the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Special Servicer). Any failure to so notify the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, shall not affect any rights a Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of a Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Special Servicer hereunder. Any payment hereunder made by the applicable Master Servicer, the Trustee, the Paying Agent or the Fiscal Agent, as the case may be, pursuant to this paragraph to the applicable Special Servicer shall be paid from the applicable Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the applicable Master Servicer shall be reimbursed by the party so paid if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the applicable Master Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 9.24 Indemnification; Third-Party Claims

            (a) Each Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each such Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to (i) this Agreement, any Mortgage Loan, any REO Property or the Certificates or any exercise of any right under this Agreement, and (ii) any action taken by such Special Servicer in accordance with the instruction delivered in writing to such Special Servicer by the Trustee or the applicable Master Servicer pursuant to any provision of this Agreement, and such Special Servicer and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees or agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by such Special Servicer of any information included by such Special Servicer in the report required to be provided by such Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The applicable Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Special Servicer) and the Trust shall pay, from amounts on deposit in the applicable Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of such Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by such Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that such Special Servicer was found to have acted with willful misfeasance, bad faith or negligence.

            (b) Each Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Depositor, the applicable Master Servicer, the Paying Agent and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of the Trustee, the Fiscal Agent, the Depositor and the applicable Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of such Special Servicer's duties hereunder or by reason of negligent disregard of such Special Servicer's obligations and duties hereunder by such Special Servicer. The Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer shall immediately notify such Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Fiscal Agent, the Paying Agent or the applicable Master Servicer, as the case may be, to indemnification hereunder, whereupon such Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the applicable Master Servicer may have to indemnification under this Agreement or otherwise, unless Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of such Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent. Any expenses incurred or indemnification payments made by such Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Special Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The initial applicable Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the applicable Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS--The Master Servicers and Special Servicers--Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

            Section 9.25 Reserved

            Section 9.26 Special Servicers May Own Certificates

            A Special Servicer or any agent of such Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not a Special Servicer or such agent. Any such interest of a Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Special Servicer.

            Section 9.27 Tax Reporting

            The Special Servicers shall provide the necessary information to the Master Servicers to allow the Master Servicers to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicers shall provide to the Master Servicers copies of any such reports. The Master Servicers shall forward such reports to the Trustee and the Paying Agent.

            Section 9.28 Application of Funds Received

            It is anticipated that the Master Servicers will be collecting all payments with respect to the Mortgage Loans (other than payments with respect to REO Income). If, however, a Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income), it shall, within two Business Days of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), forward such payment (endorsed, if applicable, to the order of the applicable Master Servicer) to the applicable Master Servicer. Such Special Servicer shall notify the applicable Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

            Section 9.29 Compliance with REMIC Provisions

            The Special Servicers shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, cooperate with the Trustee to adopt a plan of complete liquidation. The Special Servicers shall not take any action or cause any REMIC Pool to take any action that would (i) endanger the status of any REMIC Pool as a REMIC or the status of the Class EI Grantor Trust as a grantor trust or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the Code) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicers shall comply with the provisions of Article XII hereof.

            Section 9.30 Termination

            (a) The obligations and responsibilities of the Special Servicers created hereby (other than the obligation of such Special Servicers to make payments to the applicable Master Servicer as set forth in Section 9.28 and the obligations of such Special Servicers pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to Special Servicers that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of a Special Servicer effected pursuant to and in accordance with
Section 9.21 or delegation of such Special Servicer's duties pursuant to clause B of Section 9.22 (but only to the extent specifically set forth in Section 9.22).

            (b) The Trustee may terminate a Special Servicer in the event that
(i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the applicable Master Servicer, the Fiscal Agent, the Paying Agent or the Depositor within one Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) such Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) such Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of such Special Servicer set forth in this Agreement, and such Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to such Special Servicer by the Depositor or the Trustee, provided, however, that if such Special Servicer certifies to the Trustee and the Depositor that such Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit such Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) such Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to such Special Servicer by the Depositor or the Trustee, provided, however, that if such Special Servicer certifies to the Trustee and the Depositor that such Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit such Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) such Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to such Special Servicer or of or relating to all or substantially all of its property; (vii) such Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; (viii) the Trustee receives written notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates or (ix) such Special Servicer is removed from S&P's approved Special Servicer list and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to such Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

            (c) The Operating Adviser shall have the right to direct the Trustee to terminate a Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of such terminated Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of such Special Servicer. A Special Servicer shall not be terminated pursuant to this subsection
(c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Special Servicer being terminated shall execute and deliver such document acknowledging its termination as may be reasonably required by any Rating Agency.

            Section 9.31 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i)(B) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the applicable Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the liquidation of the last REO Property or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the applicable Special Servicer (other than the rights and duties of the applicable Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the applicable Special Servicer shall transfer to the applicable Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

            (b) On the date specified in a written notice of termination given to a Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of such Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of such Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded such Special Servicer as successor Special Servicer, notified such Special Servicer of such designation, and such successor Special Servicer shall have assumed such Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed such Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of a Special Servicer pursuant to Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicers, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. Each Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of a Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume such Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the applicable Special Servicer in the applicable REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

            Section 9.32 Certain Special Servicer Reports

            (a) The Special Servicers, for each Specially Serviced Mortgage Loan, shall provide to the applicable Master Servicer by 2:00 p.m. (New York time) on the date that is one Business Day after the Determination Date for each month, the CMSA Special Servicer Loan File in such electronic format as is mutually acceptable to each applicable Master Servicer and each applicable Special Servicer and in CMSA format. The applicable Master Servicer may use such reports or information contained therein to prepare its reports and such Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

            (b) The Special Servicers shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the applicable Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

            (c) The Special Servicers shall provide to the applicable Master Servicer or the Paying Agent at the reasonable request in writing of such Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the applicable Master Servicer or Paying Agent, as the case may be, shall require in order for the applicable Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the applicable Special Servicer shall not be required to take any action or provide any information that the applicable Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The applicable Master Servicer shall provide the applicable Special Servicer at the reasonable request of the applicable Special Servicer any information in its possession with respect to the Mortgage Loans which such Special Servicer shall require in order for such Special Servicer to comply with its obligations under this Agreement.

            (d) Not later than 20 days after each Special Servicer Remittance Date, the applicable Special Servicer shall forward to the applicable Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by such Special Servicer have been made (or, if any required distribution has not been made by such Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

            (e) With respect to Specially Serviced Mortgage Loans, the Special Servicers shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically to the Master Servicers (subject to Section 8.14 herein), the Paying Agent, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2005, (i) copies of the prior year operating statements and, except with respect to the Co-op Loans, quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property,
(ii) a copy of the most recent rent roll with respect to Mortgage Loans other than Co-op Mortgage Loans, available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

            (f) The Special Servicers shall deliver to the applicable Master Servicers, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the applicable Master Servicers, the Trustee, the Paying Agent or the Depositor may from time to time reasonably request; provided, however, that the applicable Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the applicable Special Servicer.

            (g) The applicable Special Servicer shall deliver electronically a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with Section 9.4(b) to the Operating Adviser.

            (h) Notwithstanding anything to the contrary herein, as a condition to each Special Servicer making any report or information available upon request to any Person other than the parties hereto or any Operating Adviser, such Special Servicer may require that the recipient of such information acknowledge that such Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicers, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders or Certificate Owners, as applicable. Any transmittal of information by a Special Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicers, any Primary Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the applicable Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            Section 9.33 Special Servicers to Cooperate with the Master Servicers and Paying Agent

            (a) The Special Servicers shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the applicable Master Servicer, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or any Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause a Special Servicer to violate the Code, any provision of this Agreement, including such Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose such Special Servicer, the Trust, the Fiscal Agent, the Paying Agent or the Trustee to liability or materially expand the scope of such Special Servicer's responsibilities under this Agreement. In addition, the Special Servicers shall notify the applicable Master Servicers of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the applicable Master Servicers as Servicing Advances as provided herein, subject to the provisions of
Section 4.4 hereof. The Special Servicers shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

            (b) The Special Servicers shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall not be an expense of the Trust:

            (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

            (ii) if a Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

            (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" (other than with respect to a Mortgage Loan that is a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied) clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

            (iv) in connection with entering into an assumption agreement from or with a Person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the applicable Special Servicer's regular commercial mortgage origination or servicing standard;

            (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

            (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver (except a waiver with respect to immaterial covenants, Late Fees or default interest), amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the applicable Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

            Section 9.34 Reserved

            Section 9.35 Reserved

            Section 9.36 Sale of Defaulted Mortgage Loans

            (a) Each Seller, as to those Mortgage Loans sold to the Depositor by such Seller only, the holder of Certificates evidencing the greatest percentage interest in the Controlling Class and the applicable Special Servicer (each in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the applicable Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is 90 days delinquent as to its Balloon Payment). The Option is exercisable, subject to the related Seller's right (after receiving notice from the Trustee that an Option Holder intends to exercise its Option) set forth in Section 2.3 to first repurchase such Mortgage Loan, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC Pools). Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan within 4 Business Days following such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify the current Option Holder (and the other parties eligible to hold the Option). If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

            (b) The "Option Purchase Price" shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the applicable Special Servicer upon the request of any holder of the Option. The reasonable, out-of-pocket expenses of each Special Servicer incurred in connection with any such determination of the fair value of a Mortgage Loan shall be payable and reimbursed to such Special Servicer as an expense of the Trust. Prior to the applicable Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the applicable Special Servicer, the applicable Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The applicable Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the applicable Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and such Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the Option Purchase Price. The applicable Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the applicable Special Servicer has received new information (including the receipt of a third party bid to purchase the Option), either of which has a material effect on the fair value, provided that such Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the applicable Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the applicable Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the applicable Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the applicable Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the applicable Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15.

            (c) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the applicable Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the applicable Master Servicer and the applicable Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (d) If the applicable Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the applicable Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraiser or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the applicable Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

            (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3.

            (f) Unless and until an Option Holder exercises an Option, the applicable Special Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            Section 9.37 Operating Adviser; Elections

            (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser with respect to Specially Serviced Mortgage Loans (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicers in respect of the Specially Serviced Mortgage Loans.

            (b) The initial Operating Adviser is Citigroup Alternative Investments LLC. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the applicable Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

            (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall not be required to recognize any Person as an Operating Adviser until the Operating Adviser provides the Paying Agent with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Operating Adviser hereunder or otherwise with respect to the Certificates, the Trust and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Paying Agent hereby recognizes Citigroup Alternative Investments LLC as the initial Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. The Trustee shall promptly deliver such information to the Master Servicers and the Special Servicers. The Master Servicers and the Special Servicers shall not be required to recognize any Person as an Operating Adviser until such information has been delivered by the Trustee. In the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

            (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

            (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

            (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that a Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected,
(i) such Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than a Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the applicable Special Servicer.

            Section 9.38 Limitation on Liability of Operating Adviser

            The Operating Adviser shall have no liability to the Trust, the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Paying Agent or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

            Section 9.39 Rights of Operating Adviser

            (a) Notwithstanding anything to the contrary herein, including but not limited to Article 8 hereof, the Operating Adviser will receive notice of and may advise each Special Servicer with respect to the following actions of such Special Servicer with respect to any Mortgage Loan:

            (i) any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for 2 years or less;

            (ii) with respect to notice only, any proposed sale of a Defaulted Mortgage Loan, pursuant to Section 9.36;

            (iii) any determination to bring an REO Property into compliance with Environmental Laws;

            (iv) any acceptance of substitute or additional collateral for a Mortgage Loan not expressly required under such Mortgage Loan (except with respect to a Defeasance Loan);

            (v) any waiver of a "due on-sale" or "due on-encumbrance" clause (other than with respect to a Co-op Mortgage Loan as to which the NCB, FSB Subordinate debt Conditions have been satisfied);

            (vi) any acceptance of an assumption agreement; and

            (vii) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of such Mortgage Loan).

            (b) In addition, notwithstanding anything to the contrary herein, including but not limited to Article 8 hereof, the Operating Adviser shall have the right to approve any of the following actions by the Special Servicer:

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any acceptance of a discounted payoff; and

            (iii) any release of "earn out" or performance reserves listed on
      Schedule XIII hereof, on deposit in an Escrow Account, other than where such release does not require the consent of the lender.

            In the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, the applicable Special Servicer may take any such action without waiting for the Operating Adviser's advice or approval. No advice or approval or lack of approval of the Operating Adviser may (and each Special Servicer shall ignore and act without regard to any such advice or approval or lack of approval that such Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including such Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in Adverse REMIC Event with respect to any REMIC Pool, (C) endanger the status of the Class EI Grantor Trust as a grantor trust, (D) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent or any of their respective Affiliates, members, managers, partners, representatives, officers, directors, employees or agents, to any material claim, suit or liability, or (E) expand the scope of a Master Servicer's or Special Servicer's responsibilities under this Agreement.

            Any notices required to be delivered to the Special Servicer with respect to items (i) through (vii) of subsection (a) above and items (i) through
(iii) of subsection (b) above by any other party to this Agreement shall be simultaneously delivered to the Operating Adviser. With respect to items (v),
(vi) and (vii) of subsection (a) above, the Operating Adviser shall be subject to the same time periods for advising a Special Servicer with respect to any such matters as are afforded to a Special Servicer pursuant to Section 8.7, which periods shall be co-terminus with those of such Special Servicer. The applicable Special Servicer shall provide the Operating Adviser with its recommendations with respect to the matters set forth in both (a) and (b) above within 5 Business Days of such Special Servicer's receipt of notice thereof. In addition, the Operating Adviser may direct the Trustee to remove the applicable Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the applicable Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of an applicable Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above. Notwithstanding any other provision in this Agreement, the Operating Adviser shall have the right to appoint a sub-operating adviser with respect to any particular Mortgage Loan. Such sub-operating adviser shall have the right, subject to Rating Agency confirmation, to appoint, or serve as, the Special Servicer with respect to such Mortgage Loan. All references in this Agreement to the "Operating Adviser" and the "Special Servicer" shall refer to the sub-operating adviser or the special servicer appointed by the sub-operating adviser, as applicable; provided, however, that such Special Servicer shall not have any advancing obligations with respect to such Mortgage Loans.

                                   ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

            Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans

            (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section
10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b), (iii) the termination of the Trust pursuant to Section 10.1(c) or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The General Master Servicer shall give the Trustee and the Paying Agent notice of the date when the aggregate Principal Balance of the Mortgage Loans, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to 1% of the initial Aggregate Certificate Balance of the Certificates as of the Closing Date. In order to make such determination, the NCB Master Servicer shall inform the General Master Servicer (which may be through providing the General Master Servicer access to the NCB Master Servicer's website) of the Principal Balance of the Co-op Mortgage Loans on a monthly basis, or at an accelerated interval as requested by the General Master Servicer of the NCB Master Servicer. The Paying Agent shall promptly forward such notice to the Trustee, the Depositor, the Holder of a majority of the Controlling Class, the Master Servicers, the Special Servicers, NCB, FSB (if it is not then a Master Servicer) and the Holders of the Class R-I Certificates; and the Holder of a majority of the Controlling Class, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust, provided, that if any Holder of a majority of the Controlling Class, the Co-op Special Servicer, the General Master Servicer, the NCB Master Servicer (if not then NCB, FSB), the General Special Servicer or the Holders of the Class R-I Certificates makes such an election, then NCB, FSB will have the option, by giving written notice to the other parties hereto no later than 30 days prior to the anticipated date of purchase, to purchase all of the NCB, FSB Loans and each related REO Property remaining in the Trust, and the other party will then have the option to purchase only the remaining Mortgage Loans and each related REO Property. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option and NCB, FSB (if it is not then a Master Servicer). If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the applicable Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the applicable Special Servicer or the applicable Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon (other than any accrued and unpaid interest thereon that has been the subject of an Advance) at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if a Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, a Special Servicer or a Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicers or the Master Servicers, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicers or the Master Servicers, as the case may be, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

            (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates and the Class EI Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) and the Class EI Grantor Trust upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

            (d) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust as contemplated by clause (iv) of Section 10.1(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto or that may be withdrawn from the Distribution Accounts pursuant to this Agreement but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on such Distribution Date, the Trustee shall, upon receipt of a Request for Release from the General Master Servicer and the NCB Master Servicer, if applicable, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust, and the Trust shall be liquidated in accordance with Section 10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC I and the Class EI Grantor Trust, to the extent then outstanding, for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust pursuant to Section 10.2.

            (e) Upon the termination of the Trust, any funds held by the Class EI Grantor Trust shall be distributed to the Class EI Certificateholders, on a pro rata basis.

            Section 10.2 Procedure Upon Termination of Trust

            (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Class R-I, Class R-II, REMIC III and Class EI Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II, REMIC III and Class EI Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II, REMIC III and Class EI Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, REMIC III and Class EI Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II, REMIC III and Class EI Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II, REMIC III and Class EI Certificates shall terminate and the Trustee shall terminate, or request the Master Servicers and the Paying Agent to terminate, the Certificate Accounts and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II, REMIC III and Class EI Certificateholders in trust without interest pending such payment.

            (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II, REMIC III and Class EI Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II, REMIC III and Class EI Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II, REMIC III and Class EI Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II, REMIC III or Class EI Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this
Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and the Class EI Grantor Trust and shall be beneficially owned by the related Holder.

            Section 10.3 Additional Trust Termination Requirements

            (a) The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of a Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of such Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this
Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) Within 89 days prior to the time of the making of the final payment on the REMIC III and Class EI Certificates the Trustee shall prepare and (on behalf of REMIC I, REMIC II and REMIC III) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the final federal income tax return of each REMIC Pool;

            (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III and Class EI Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

            (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

            (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

            (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

            The provisions of this Article XI shall apply to each of the REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

            Section 11.1 Limitation on Rights of Holders

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicers or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) If a Certificateholder is also a Mortgagor with respect to any Mortgage Loan, such Certificateholder shall have no right to vote with respect to any matters concerning such Mortgage Loan. In addition, if a Certificateholder is also one of the Special Servicers, such Certificateholder shall have no right to vote, in its capacity as a Certificateholder, with respect to compensation to such Special Servicer or any waiver of a default with respect to a Mortgage Loan.

            (d) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.2 Access to List of Holders

            (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If the Depositor, the Operating Adviser, a Special Servicer, a Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicers and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicers nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.3 Acts of Holders of Certificates

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE XII

                    REMIC AND GRANTOR TRUST ADMINISTRATION

            The provisions of this Article XII shall apply to each REMIC Pool and the Class EI Grantor Trust, as applicable.

            Section 12.1 REMIC Administration

            (a) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Accounts, the Distribution Account and the Reserve Account, the Insurance Policies and any related amounts REO Account and any related REO Properties as a REMIC ("REMIC I") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-1, Class X-2 and Class X-Y Certificates, shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

            The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Certificates and the Residual Certificates.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

            (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicers. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (e) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicers and the Special Servicers shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or a Master Servicer and a Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee, the Paying Agent and the Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. Each Master Servicer and each Special Servicer shall indemnify the Trustee, the Paying Agent, the Fiscal Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer or such Special Servicer, as the case may be, which errors were caused by the negligence, willful misconduct or bad faith of such Master Servicer or such Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicers, the Special Servicers, the Depositor or any REMIC Pool for any expense incurred by any Master Servicer, any Special Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of a Master Servicer, the Paying Agent or a Special Servicer, or the termination of this Agreement.

            (f) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

            (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC Pool's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicers and the Special Servicers shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicers and the Special Servicers, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class EI Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

            (j) The Trustee, the Paying Agent, the Master Servicers, the Special Servicers, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2)) of the Code or (iii) endanger the status of the Class EI Grantor Trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action.

            (k) In the event that any tax is imposed on the REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicers pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (ii) a Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicers pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

            (l) The Paying Agent and, to the extent that records are maintained by the Master Servicers or the Special Servicers in the normal course of their businesses, the Master Servicers and the Special Servicers shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class EI Grantor Trust on the cash or accrual method and so as to enable reporting to Holders of Class EI Certificates based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

            (m) Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicers shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

            (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent and the Fiscal Agent.

            The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

            (o) At all times as may be required by the Code, each Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (p) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC I Regular Interests, each Class of REMIC II Regular Interests and each Class of REMIC III Regular Certificates is the Final Rated Distribution Date.

            Section 12.2 Prohibited Transactions and Activities

            Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicers shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool,
(iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Accounts or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

            Section 12.3 Modifications of Mortgage Loans

            Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the applicable Master Servicer nor the applicable Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan that is not in default or as to which default is not reasonably foreseeable unless (i) the Trustee, the applicable Special Servicer, Paying Agent and the applicable Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the applicable Master Servicer or the applicable Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

            Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status

            In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicers, the Special Servicers, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicers, the Special Servicers, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

            Section 12.5 Grantor Trust Administration

            The assets of the Class EI Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loan and the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class EI Certificates, which Class EI Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. It is intended that the portion of the Trust consisting of the Class EI Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. Under no circumstances may the Trustee vary the assets of the Class EI Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class EI Certificates. The Trustee and the Paying Agent shall be deemed to hold and shall account for the Class EI Grantor Trust separate and apart from the assets of the REMIC I, REMIC II and REMIC III created hereunder. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class EI Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class EI Grantor Trust, at the time or times and in the manner required by the Code.

                                  ARTICLE XIII

                              MISCELLANEOUS PROVISIONS

            Section 13.1 Binding Nature of Agreement

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 13.2 Entire Agreement

            This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 13.3 Amendment

            (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the interest represented by the Class EI Certificates as a grantor trust Certificates as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents or (vii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, without the consent of 100% of the Certificateholders adversely affected thereby or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class EI Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

            (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate or reduce a Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make an Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions, (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion), the Class EI Grantor Trust as a grantor trust without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders), (v) adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates affected thereby, (vi) significantly change the activities of the Trust, without the consent of the Holders of Certificates representing more than 50% of all the Voting Rights or (vii) modify the provisions of this Section 13.3 without the consent of the Holders of all Certificates then outstanding; provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee shall not consent to any amendment to this Agreement pursuant to this subsection (c) unless it shall have first received a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

            (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

            (f) It shall not be necessary for the consent of Holders under this
Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

            (g) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

            (h) Notwithstanding the fact that the provisions in Section 13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Master Servicers or the Special Servicers, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 13.3 have been obtained.

            (i) Notwithstanding anything to the contrary contained in this
Section 13.3, the parties hereto agree that this Agreement may be amended pursuant to Section 8.26(d) herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation.

            Section 13.4 GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            Section 13.5 Notices

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to General Counsel; (B) in the case of the Trustee, Fiscal Agent, Paying Agent and Certificate Registrar at the Corporate Trust Office; (C) in the case of the General Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111; (D) in the case of the General Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 700, Overland Park, Kansas 66210 (for deliveries) and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail),
Attention: President, telecopy number: (913) 253-9001; (E) in the case of the NCB Master Servicer, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C., 20006
Attention: Kathleen Luzik, Real Estate Master Servicing, Fax: (202) 336-7800;
(F) in the case of the Co-op Special Servicer, National Consumer Cooperative Bank, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Kathleen Luzik, Real Estate Master Servicing, Fax: (202) 336-7800; (G) in the case of MSMC, 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to General Counsel; (H) in the case of NCB, FSB, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Steven Brookner; (I) in the case of State Farm, State Farm Life Insurance Company, One State Farm Plaza, E-7, Bloomington, Illinois 61710, Attention: David C. Graves, Vice President--Mortgages and Real Estate; (J) in the case of IXIS, IXIS Real Estate Capital, Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Albert Zakes; (K) in the case of WaMu, Washington Mutual Bank, FA, 1301 Fifth Avenue, RBB1310, Seattle, WA 98101, Attention: Richard Fisher telecopy number (206) 490-5656 with a copy to: Washington Mutual Legal Department Attention: Richard Careaga, 1201 Third Avenue, WMT 1706, Seattle, WA 98101, facsimile: (206) 377-6244; (L) in the case of Principal, Principal Global Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392, Attention: Margie A. Custis, with a copy to Leanne S. Valentine, Esq.; (M) in the case of MM, Massachusetts Mutual Life Insurance Company, c/o Babson Capital Management LLC, 1500 Main Street, Springfield, MA 01115, Attention: Thomas Zatko, Managing Director, TS21, with a copy to Massachusetts Mutual Life Insurance Company, 1500 Main Street, Springfield, CT 01115, Attention: Vice President, Real Estate Lao, TS2; (N) in the case of UCMFI, Union Central Mortgage Funding, Inc., 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, Attention: D. Stephen Cole.; and (O) in the case of the initial Operating Adviser, The Travelers Life Insurance Company c/o Citigroup Alternative Investments LLC, 850 3rd Avenue, 12th Floor, New York, New York 10022, Attention: CMBS Unit. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 13.6 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 13.7 Indulgences; No Waivers

            Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 13.8 Headings Not to Affect Interpretation

            The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

            Section 13.9 Benefits of Agreement

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to such Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that the Mortgagors set forth on Schedule XI hereto are intended third-party beneficiaries of the fifth and sixth paragraphs of Section 2.3(a) and may directly enforce such rights. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary without its reasonable consent. Each holder of a right to receive Excess Servicing Fees shall be a third party beneficiary to this Agreement with respect to its right to receive such Excess Servicing Fees.

            Section 13.10 Special Notices to the Rating Agencies

            (a) The Trustee (or the applicable Master Servicer in the case of clauses (vi) and (vii) below) shall give prompt notice to the Rating Agencies, the applicable Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

            (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

            (iii) notice of the repurchase of any Mortgage Loan pursuant to
      Section 2.3(a) hereof;

            (iv) any resignation of a Master Servicer, a Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

            (v) the appointment of any successor to a Master Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Operating Adviser or a Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

            (vi) waiver of a due-on-sale clause as provided in Section 8.7;

            (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties (other than with respect to a Co-op Mortgage Loan as to which the NCB, FSB Subordinate Debt Conditions have been satisfied);

            (viii) the making of a final payment pursuant to Section 10.3 hereof;

            (ix) a Servicing Transfer Event; and

            (x) an Event of Default.

            (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

            If to Fitch, to:

                  Fitch Ratings
                  One State Street Plaza
                  New York, NY  10004
                  Fax: (212) 635-0294
                  Attention: Commercial Mortgage Surveillance

            If to S&P, to:

                  Standard & Poor's Ratings Services
                  55 Water Street
                  New York, NY  10041
                  Fax: (212) 438-2662
                  Attention: Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

            (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

            (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

            (ii) the appointment of a successor trustee pursuant to Section 7.7; or

            (iii) the appointment of a successor Operating Adviser pursuant to
      Section 9.37.

            (d) The Master Servicers shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and the General Master Servicer shall deliver to the Primary Servicers and the General Special Servicer each of the reports required to be delivered by the General Master Servicer to the Primary Servicers and the General Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicers shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

            (e) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicers, the Paying Agent or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

            Section 13.11 Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            Section 13.12 Intention of Parties

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section
2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses
      (1)-(4) below: (1) the Mortgage Loans (including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, the Interest Reserve Accounts, the Reserve Account, all REO Accounts, and the Certificate Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

            (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

            The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Depositor and, at the Depositor's direction, the applicable Master Servicers and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The applicable Master Servicers shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of a Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 13.13 Recordation of Agreement

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the applicable Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

            Section 13.14 Rating Agency Monitoring Fees

            The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicers shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22,
Section 8.23 or in connection with a termination and replacement of a Master Servicer following an Event of Default of such Master Servicer).

            IN WITNESS WHEREOF, the Depositor, the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the Co-op Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       MORGAN STANLEY CAPITAL I INC.,
                                          as Depositor



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION,
                                          as General Master Servicer



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       MIDLAND LOAN SERVICES, INC.,
                                          as General Special Servicer



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       NCB, FSB,
                                          as NCB Master Servicer



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       NATIONAL CONSUMER COOPERATIVE BANK, as
                                          Co-op Special Servicer



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Trustee, Paying Agent and
                                          Certificate Registrar



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       ABN AMRO BANK, N.V.,
                                          as Fiscal Agent



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       PRINCIPAL GLOBAL INVESTORS, LLC, in its
                                          capacity as Primary Servicer solely
                                          with respect to Sections 5.1(g), 8.3,
                                          8.4, 8.7, 8.10, 8.18, 8.25(d) and 8.26
                                          of this Agreement


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY, in its capacity as Primary
                                          Servicer solely with respect to
                                          Sections 5.1(g), 8.25(d), 8.3, 8.4,
                                          8.7, 8.10, 8.18 and 8.26 of this
                                          Agreement


                                       By: BABSON CAPITAL MANAGEMENT LLC, its
                                          authorized agent


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the _______________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        : ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the _____________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )


            On the ______ day of February in the year 2005, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).



                                       _______________________________________
                                       Signature and Office of individual
                                       taking acknowledgment

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE:  3.99%         GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-1 CERTIFICATES AS OF THE
CLOSING DATE:  $62,100,00

CERTIFICATE BALANCE OF THIS CLASS A-1
CERTIFICATE AS OF THE CLOSING DATE:
$62,100,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-1-1                                 CUSIP NO. 61745M2 A0


                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the Co-op Special Servicer, the General Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE:  4.30%         GENERAL MASTER SERVICER:  LASALLE
                                          BANK NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-2 CERTIFICATES AS OF THE
CLOSING DATE:  $112,600,000

CERTIFICATE BALANCE OF THIS CLASS A-2
CERTIFICATE AS OF THE CLOSING DATE:
$112,600,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-2-1                                 CUSIP NO. 61745M2 B8


                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________


_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE:  4.54%         GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-3 CERTIFICATES AS OF THE
CLOSING DATE: $194,700,000

CERTIFICATE BALANCE OF THIS CLASS A-3
CERTIFICATE AS OF THE CLOSING DATE:
$194,700,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-3-1                                 CUSIP NO. 61745M2 C6


                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servcer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE:  4.66%         GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-4 CERTIFICATES AS OF THE
CLOSING DATE:  $94,400,000

CERTIFICATE BALANCE OF THIS CLASS A-4
CERTIFICATE AS OF THE CLOSING DATE:
$94,400,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-4-1                                 CUSIP No.: 61745M2 D4


                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                        [FORM OF CLASS A-AB CERTIFICATE]

THIS CLASS A-AB CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-AB CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.51%              GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-AB CERTIFICATES AS OF THE
CLOSING DATE:  $43,800,000

CERTIFICATE BALANCE OF THIS CLASS A-AB
CERTIFICATE AS OF THE CLOSING DATE:
$43,800,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-AB-1                                CUSIP No.: 61745M2 E2


                             CLASS A-AB CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-AB Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-AB Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, The General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-AB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-6

                         [FORM OF CLASS A-5 CERTIFICATE]

THIS CLASS A-5 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-5 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.70%              GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-5 CERTIFICATES AS OF THE
CLOSING DATE:  $446,242,000

CERTIFICATE BALANCE OF THIS CLASS A-5
CERTIFICATE AS OF THE CLOSING DATE:
$446,242,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-5-1                                 CUSIP No.: 61745M2 F9


                              CLASS A-5 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-5 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-5 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-5 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7

                        [FORM OF CLASS A-1A CERTIFICATE]

THIS CLASS A-1A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1A CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.66%              GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-1A CERTIFICATES AS OF THE
CLOSING DATE:  $271,561,000

CERTIFICATE BALANCE OF THIS CLASS A-1A
CERTIFICATE AS OF THE CLOSING DATE:
$271,561,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-1A-1                                CUSIP No.: 61745M2 G7


                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

 The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8

                         [FORM OF CLASS A-J CERTIFICATE]

THIS CLASS A-J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.77%              GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-J CERTIFICATES AS OF THE
CLOSING DATE:  $130,199,000

CERTIFICATE BALANCE OF THIS CLASS A-J
CERTIFICATE AS OF THE CLOSING DATE:
$130,199,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. A-J-1                                 CUSIP No.: 61745M2 H5


                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint


________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

 The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.86%              GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS B CERTIFICATES AS OF THE CLOSING
DATE:  $32,550,000

CERTIFICATE BALANCE OF THIS CLASS B
CERTIFICATE AS OF THE CLOSING DATE:
$32,550,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. B-1                                   CUSIP NO. 61745M2 J1


                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 4.91%              GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS C CERTIFICATES AS OF THE CLOSING
DATE:  $11,488,000

CERTIFICATE BALANCE OF THIS CLASS C
CERTIFICATE AS OF THE CLOSING DATE:
$11,488,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. C-1                                   CUSIP NO. 61745M2 K8


                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE: 5.00%              GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS D CERTIFICATES AS OF THE CLOSING
DATE:  $26,806,000

CERTIFICATE BALANCE OF THIS CLASS D
CERTIFICATE AS OF THE CLOSING DATE:
$26,806,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. D-1                                   CUSIP NO. 61745M2 L6


                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________

________________________________________________________________________________

             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


--------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS E      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE A PER ANNUM RATE     BANK, NATIONAL ASSOCIATION
EQUAL TO A FIXED RATE SUBJECT TO A CAP
AT THE WEIGHTED AVERAGE NET MORTGAGE
RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS E CERTIFICATES AS OF THE CLOSING
DATE:  $15,317,000

CERTIFICATE BALANCE OF THIS CLASS E
CERTIFICATE AS OF THE CLOSING DATE:
$[________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. E-1                                   CUSIP NO. [61745M2 M4]2 [U6176P QK 5]1


                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


--------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS F      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE A PER ANNUM RATE     BANK, NATIONAL ASSOCIATION
EQUAL TO A FIXED RATE SUBJECT TO A CAP
AT THE WEIGHTED AVERAGE NET MORTGAGE
RATE

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS F CERTIFICATES AS OF THE CLOSING
DATE: $15,318,000

CERTIFICATE BALANCE OF THIS CLASS F
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. F-1                                   CUSIP NO. [61745M2 N2]2 [U6176P QL 3]1


                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS G      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE A PER ANNUM RATE     BANK, NATIONAL ASSOCIATION
EQUAL TO A FIXED RATE SUBJECT TO A CAP
AT THE WEIGHTED AVERAGE NET MORTGAGE
RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS G CERTIFICATES AS OF THE CLOSING
DATE:  $11,488,000

CERTIFICATE BALANCE OF THIS CLASS G
CERTIFICATE AS OF THE CLOSING DATE:
$[________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. G-1                                   CUSIP NO. [61745M2 P7]2 [U6176P QM 1]1


                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-Op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS H      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE WEIGHTED         BANK, NATIONAL ASSOCIATION
AVERAGE NET MORTGAGE RATE LESS 0.08%

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS H CERTIFICATES AS OF THE CLOSING
DATE:  $17,232,000

CERTIFICATE BALANCE OF THIS CLASS H
CERTIFICATE AS OF THE CLOSING DATE:
$[______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. H-1                                   CUSIP NO. [61745M2 Q5]2 [U6176P QN 9]1


                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS J      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE:  $5,744,000

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. J-1                                   CUSIP NO. [61745M2 U6]2 [U6176P QP 4]1


                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-Op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS K      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE .

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE:  $7,659,000

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. K-1                                   CUSIP NO. [61745M2 V4]2 [U6176P QQ 2]1

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________

_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE SPECIAL CO-OP SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS L      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS J CERTIFICATES AS OF THE CLOSING
DATE:  $5,744,000

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. L-1                                   CUSIP NO. [61745M2 W2]2 [U6176P QR 0]1

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the Genereal Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                             (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS M      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS M CERTIFICATES AS OF THE CLOSING
DATE:  $5,744,000

CERTIFICATE BALANCE OF THIS CLASS M
CERTIFICATE AS OF THE CLOSING DATE:
$[_______] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. M-1                                   CUSIP NO. [61745M2 X0]2 [U6176P QS 8]1


                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, NCB Master Servicer, General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Depositor, the Trustee, the Paying Agent, the General Master Servicer, the NCB Master Servicer, The General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-20

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS N      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS N CERTIFICATES AS OF THE CLOSING
DATE: $3,830,000

CERTIFICATE BALANCE OF THIS CLASS N
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. N-1                                   CUSIP NO. [61745M2 Y8]2 [U6176P QT 6]1


                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________

_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS O      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER: NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS O CERTIFICATES AS OF THE CLOSING
DATE:  $5,744,000

CERTIFICATE BALANCE OF THIS CLASS O
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. O-1                                   CUSIP NO. [61745M2 Z5]2 [U6176P QU 3]1


                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-22

                          [FORM OF CLASS P CERTIFICATE]

THIS CLASS P CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

THE PASS-THROUGH RATE ON THE CLASS P      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATES WILL BE THE LESSER OF (i)    BANK, NATIONAL ASSOCIATION
4.61% AND (ii) THE WEIGHTED AVERAGE NET
MORTGAGE RATE.

                                          NCB MASTER SERVICER:  NCB, FSB

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

CUT-OFF DATE:  FEBRUARY 1, 2005           PAYING AGENT:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE:  FEBRUARY 24, 2005          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS P CERTIFICATES AS OF THE CLOSING
DATE:  $11,488,421

CERTIFICATE BALANCE OF THIS CLASS P
CERTIFICATE AS OF THE CLOSING DATE:
$[__________] (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)


No. P-1                                   CUSIP NO. [61745M3 A9]2 [U6176P QV 1]1


                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

 The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-23

                         [FORM OF CLASS EI CERTIFICATE]

THIS CLASS EI CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS EI      GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATE:  100%                        BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF FEBRUARY 1, 2005

CUT-OFF DATE:  FEBRUARY 1, 2005           GENERAL SPECIAL SERVICER:  MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE:  FEBRUARY 24, 2005          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE:  MARCH 15, 2005

                                          PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

No. EI-[__]                               FISCAL AGENT: ABN AMRO BANK N.V.


                              CLASS EI CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CITIGROUP ALTERNATIVE INVESTMENTS LLC is the registered owner of the interest evidenced by this Certificate in the Class EI Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class EI Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Class EI Certificate represents a beneficial ownership interest in a portion of the Trust that is treated as grantor trust for federal income tax purposes, and represents a beneficial ownership of Excess Interest in respect of Mortgage Loans having a hyper-amortization feature. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL, ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS EI CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-24

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-I CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS R-I     GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATE:  100%                        BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF FEBRUARY 1, 2005

CUT-OFF DATE:  FEBRUARY 1, 2005           GENERAL SPECIAL SERVICER:  MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE:  FEBRUARY 24, 2005          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

No. R-I                                   FISCAL AGENT: ABN AMRO BANK N.V.


                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including as distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL, ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-25

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-II CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED TAX STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS R-II    GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATE:  100%                        BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF FEBRUARY 1, 2005

CUT-OFF DATE:  FEBRUARY 1, 2005           GENERAL SPECIAL SERVICER:  MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE:  FEBRUARY 24, 2005          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

No. R-II                                  FISCAL AGENT: ABN AMRO BANK N.V.


                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-26

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM THIS CLASS R-III CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

PERCENTAGE INTEREST OF THIS CLASS R-III   GENERAL MASTER SERVICER:  WELLS FARGO
CERTIFICATE:  100%                        BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING             NCB MASTER SERVICER:  NCB, FSB
AGREEMENT:  AS OF FEBRUARY 1, 2005

CUT-OFF DATE:  FEBRUARY 1, 2005           GENERAL SPECIAL SERVICER:  MIDLAND
                                          LOAN SERVICES, INC.

CLOSING DATE:  FEBRUARY 24, 2005          CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

No. R-III                                 FISCAL AGENT: ABN AMRO BANK N.V.


                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT MORGAN STANLEY & CO. INCORPORATED is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-27

                         [FORM OF CLASS X-1 CERTIFICATE]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------

1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE:  0.06%         GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS           NCB MASTER SERVICER:  NCB, FSB
CLASS X-1 CERTIFICATE:  $[________], AS
OF THE CLOSING DATE

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

CUT-OFF DATE:  FEBRUARY 1, 2005           CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CLOSING DATE:  FEBRUARY 24, 2005

FIRST DISTRIBUTION DATE:  MARCH 15, 2005  PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE CLASS    TRUSTEE:  LASALLE BANK NATIONAL
X-1 CERTIFICATES AS OF THE CLOSING        ASSOCIATION
DATE:  $1,531,754,421

                                          FISCAL AGENT: ABN AMRO BANK N.V.

No. X-1-[1][2][3][4]                      CUSIP NO. [61745M2 R3]2 [U6176P QG 4]1


                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  Februaryy 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-28

                         [FORM OF CLASS X-2 CERTIFICATE]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1


---------------------


1 For Reg S Book-Entry Certificates only

2 For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE:  0.84%         GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

                                          NCB MASTER SERVICER: NCB, FSB

INITIAL NOTIONAL AMOUNT OF THIS CLASS     GENERAL SPECIAL SERVICER:  MIDLAND
X-2 CERTIFICATE: $[________], AS OF THE   LOAN SERVICES, INC.
CLOSING DATE

                                          CO-OP SPECIAL SERVICER: NATIONAL
                                          CONSUMER COOPERATIVE BANK

DATE OF POOLING AND SERVICING             PAYING AGENT:  LASALLE BANK NATIONAL
AGREEMENT:  AS OF FEBRUARY 1, 2005        ASSOCIATION

CUT-OFF DATE:  FEBRUARY 1, 2005           TRUSTEE:  LASALLE BANK NATIONAL
                                          ASSOCIATION

CLOSING DATE: FEBRUARY 24, 2005           FISCAL AGENT: ABN AMRO BANK N.V.

FIRST DISTRIBUTION DATE: MARCH 15, 2005

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-2 CERTIFICATES AS OF THE CLOSING
DATE:  $1,491,944,000


No. X-2-[1][2][3]                         CUSIP NO. [61745M2 S1]2 [U6176P QH 2]1


                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

            THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                               (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                 SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-29

                         [FORM OF CLASS X-Y CERTIFICATE]

THIS CLASS X-Y CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE NCB MASTER SERVICER, THE GENERAL SPECIAL SERVICER, THE CO-OP SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-Y CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-IQ9

INITIAL PASS-THROUGH RATE:  0.14%         GENERAL MASTER SERVICER:  WELLS FARGO
                                          BANK, NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS     NCB MASTER SERVICER:  NCB, FSB
X-Y CERTIFICATE: $168,257,608

DATE OF POOLING AND SERVICING             GENERAL SPECIAL SERVICER:  MIDLAND
AGREEMENT:  AS OF FEBRUARY 1, 2005        LOAN SERVICES, INC.

CUT-OFF DATE:  FEBRUARY 1, 2005           CO-OP SPECIAL SERVICER:  NATIONAL
                                          CONSUMER COOPERATIVE BANK

CLOSING DATE: FEBRUARY 24, 2005

FIRST DISTRIBUTION DATE: MARCH 15, 2005   PAYING AGENT: LASALLE BANK NATIONAL
                                          ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE CLASS    TRUSTEE:  LASALLE BANK NATIONAL
X-Y CERTIFICATES AS OF THE CLOSING        ASSOCIATION
DATE:  $168,257,608

CERTIFICATE BALANCE OF THIS CLASS X-Y     FISCAL AGENT: ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$168,257,608 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. X-Y-1                                CUSIP No. [61745 M2 T9]2 [U6176P QJ 8]1


                              CLASS X-Y CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                  MORGAN STANLEY DEAN WITTER CAPITAL I INC.

            THIS CERTIFIES THAT NATIONAL CONSUMER COOPERATIVE BANK is the registered owner of the interest evidenced by this Certificate in the Class X-Y Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the NCB Master Servicer, the General Special Servicer and the Co-op Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-Y Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

            Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

            Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

            All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

            The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

            Subject to the terms of the Pooling and Servicing Agreement, the Class X-Y Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Fiscal Agent, the Paying Agent, the General Master Servicer, the NCB Master Servicer, the General Special Servicer, the Co-op Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

            The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders and the REMIC III Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

            The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

            THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

Dated:  February 24, 2005

                          CERTIFICATE OF AUTHENTICATION

            THIS IS ONE OF THE CLASS X-Y CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                       By:____________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   - as tenant in common          UNIF GIFT MIN ACT.............Custodian
                                                              (Cust)
TEN ENT   - as tenants by the entireties
                                              Under Uniform Gifts to Minors
JT TEN    - as joint tenants with
            rights of survivorship and            Act..................
            not as tenants in common                     (State)

   Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

_________________________________________
                                            PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________


_________________________________________


________________________________________________________________________________
             Please print or typewrite name and address of assignee

________________________________________________________________________________
the within Certificate and does hereby or irrevocably constitute and appoint

________________________________________________________________________________
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.


Dated:_________________________     _______________________________
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.



_______________________________________
SIGNATURE GUARANTEED The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
                  _______________________, as its agent.

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                          February 24, 2005

Morgan Stanley Capital I Inc.             NCB, FSB
1585 Broadway                             1725 Eye Street, N.W.
New York, NY 10036                        Washington, D.C. 20006

Morgan Stanley Mortgage Capital Inc.      Massachusetts Mutual Life Insurance
1585 Broadway                             Company
New York, NY 10036                        1500 Main Street, Suite 2100,
                                          Springfield, Massachusetts 01115,
IXIS Real Estate Capital Inc.
9 West 57th Street, 36th Floor            Wells Fargo Bank, National Association
New York, New York 10019                  45 Fremont Street, 2nd Floor
                                          San Francisco, California 94105
Union Central Mortgage Funding, Inc.
312 Elm Street, Suite 2525                National Consumer Cooperative Bank
Cincinnati, Ohio 45202                    1725 Eye Street, N.W.
                                          Washington, D.C. 20006
Teachers Insurance and Annuity
Association of America                    Midland Loan Services, Inc.
730 Third Avenue                          10851 Mastin, Suite 700
New York, New York 10018                  Overland Park, Kansas 66210

Principal Commercial Funding, LLC         Citigroup Alternative Investments LLC
801 Grand Avenue                          850 Third Avenue, 12th Floor
Des Moines, Iowa 50392                    New York, NY 10022

Washington Mutual Bank, FA
6011 Connection Drive
Seattle, WA 98101

      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
            --------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any such documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face.

            The Trustee acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, and the assets of Class EI Grantor Trust and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL
                                          ASSOCIATION, as Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                          February 24, 2005

Morgan Stanley Capital I Inc.             NCB, FSB
1585 Broadway                             1725 Eye Street, N.W.
New York, NY 10036                        Washington, D.C. 20006

Morgan Stanley Mortgage Capital Inc.      Massachusetts Mutual Life Insurance
1585 Broadway                             Company
New York, NY 10036                        1500 Main Street, Suite 2100,
                                          Springfield, Massachusetts 01115,
IXIS Real Estate Capital Inc.
9 West 57th Street, 36th Floor            Wells Fargo Bank, National Association
New York, New York 10019                  45 Fremont Street, 2nd Floor
                                          San Francisco, California 94105
Union Central Mortgage Funding, Inc.
312 Elm Street, Suite 2525                National Consumer Cooperative Bank
Cincinnati, Ohio 45202                    1725 Eye Street, N.W.
                                          Washington, D.C. 20006
Teachers Insurance and Annuity
Association of America                    Midland Loan Services, Inc.
730 Third Avenue                          10851 Mastin, Suite 700
New York, New York 10018                  Overland Park, Kansas 66210

Principal Commercial Funding, LLC         Citigroup Alternative Investments LLC
801 Grand Avenue                          850 Third Avenue, 12th Floor
Des Moines, Iowa 50392                    New York, NY 10022

Washington Mutual Bank, FA
6011 Connection Drive
Seattle, WA 98101

      Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
            --------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (vi), (viii) and (xii) of the definition of "Mortgage File" required to be in the Mortgage File, and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File" (to the extent required to be delivered pursuant to the Pooling and Servicing Agreement and any applicable Primary Servicing Agreement), to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as required by the terms of the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any of the documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face or are in recordable form.

            The Trustee acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, and the assets of Class EI Grantor Trust and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                       LASALLE BANK NATIONAL
                                          ASSOCIATION, as Trustee



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

            Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
                  ------------------------------------------

            In connection with the administration of the Mortgage File held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer (the "General Master Servicer"), NCB, FSB, as NCB master servicer (the "NCB Master Servicer" and, together with the General Master Servicer, as applicable, the "Master Servicer"), Midland Loan Services, Inc., as general special servicer (the "General Special Servicer"), National Consumer Cooperative Bank, as co-op special servicer (the "Co-op Special Servicer" and, together with the General Special Servicer, as applicable, the "Special Servicer"), ABN AMRO, as fiscal agent and you as trustee, paying agent and certificate registrar (in such capacity, the "Trustee"), the undersigned as a [Master][Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

            (Such [Master] [Special] Servicer hereby certifies that all amounts received in connection with ______________ the Mortgage Loan have been or will be, following such [Master] [Special] Servicer's release ______________ of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account ______________ pursuant to the Pooling and Servicing Agreement.)

______   2.       Mortgage Loan repurchased.

                  (Such [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

______   3.       Mortgage Loan Defeased.

______   4.       Mortgage Loan substituted.

                  (Such [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

______   5.       The Mortgage Loan is being foreclosed.

______   6.       Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       [Name of applicable [Master] [Special]
                                          Servicer]



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS TO DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group-- Morgan Stanley Capital
            I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9


Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class [__] (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of February 24, 2005 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you as trustee, paying agent and certificate registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.


                                          Very truly yours,



                                          ------------------------------------
                                          (Transferor)



                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group-- Morgan Stanley Capital
            I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

Re:         Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2005-IQ9 (the "Certificates")
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of February 24, 2005 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you as trustee, paying agent and certificate registrar.. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.


                                          Very truly yours,



                                          ------------------------------------
                                          (Transferee)



                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                             ANNEX 1 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ----------------------------------

                  ----------------------------------

                  ----------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___ ___ Will the Transferee be purchasing the Transferred Certificate Yes No only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                          ------------------------------------
                                          Print Name of Transferee



                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------
                                          Date:
                                               -------------------------------

                             ANNEX 2 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___ ___ Will the Transferee be purchasing the Transferred Certificates Yes No only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       ----------------------------------------
                                       Print Name of Transferee or Adviser


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                       IF AN ADVISER:


                                       ----------------------------------------
                                       Print Name of Transferee

                                       Date:
                                            -----------------------------------


                                     D-2A-7

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group-- Morgan Stanley Capital
            I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9


Re:         Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2005-IQ9 (the "Certificates")
            ---------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ________________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of February 24, 2005 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you, as trustee, paying agent and certificate registrar.. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and
      (c) no Transferred Certificate may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                            Very truly yours,


                                            -----------------------------------
                                            (Transferee)



                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of February 24, 2005 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
      (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                            Very truly yours,


                                            -----------------------------------
                                            (Transferee)



                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of February 24, 2005 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


                                            Very truly yours,


                                            -----------------------------------
                                            (Transferee)



                                            By:
                                               --------------------------------
                                               Name:
                                               --------------------------------
                                               Title:
                                                     --------------------------

                             ANNEX 1 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ----------------------------------

                  ----------------------------------

                  ----------------------------------

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___ ___ Will the Transferee be purchasing the Transferred Certificate Yes No only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                            -----------------------------------
                                            Print Name of Transferee



                                            By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                             ANNEX 2 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___ ___ Will the Transferee be purchasing the Transferred Certificate Yes No only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                       ----------------------------------------
                                       Print Name of Transferee or Adviser


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------



                                       IF AN ADVISER:


                                       ----------------------------------------
                                       Print Name of Transferee

                                       Date:
                                            -----------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES



STATE OF                )
                        ss:
COUNTY OF               )


            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization," a possession of the United States or a person with respect to whom income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other Person. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is ----_________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of
Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a United States Tax Person. For this purpose, a United States Tax Person is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            13. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            14. Check the applicable paragraph:

            |_| The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| That the transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ____________, ____.


                                       [NAME OF TRANSFEREE]



                                       By:
                                          -------------------------------------
                                          [Name of Officer]
                                          [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                          _______________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group-- Morgan Stanley Capital
            I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class (the "Certificates")
            ---------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer, NCB, FSB, as NCB master servicer, Midland Loan Services, Inc., as general special servicer, National Consumer Cooperative Bank, as co-op special servicer, ABN AMRO Bank N.V., as fiscal agent and you, as trustee, paying agent and certificate registrar. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

            4.____The Transferor does not know and has no reason to know that
(i) any of the statements made by the Transferee under the Transfer Affidavit are false or (ii) the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.


                                       Very truly yours,



                                       ----------------------------------------
                                       (Transferor)



                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                    EXHIBIT F

    FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF REGULATION S CERTIFICATES

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                   Series 2005-IQ9, Class (the "Certificates")

TO: Morgan Guaranty Trust Company
    of New York, Brussels Office
    Euroclear Operation Center
    or
    Clearstream Banking, societe anonyme

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, 20[__]



                                By:
                                   ---------------------------------------------
                                   As, or as agent for, the beneficial owner(s)
                                   of the Certificates to which this certificate relates.

                                    EXHIBIT G

                                    Reserved

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                          __________ __, 200_

TO:   The Depository Trust Company

      CLEARSTREAM BANK, S. A. or
      Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center

      Wells Fargo Bank, National Association, as General Master Servicer

      NCB, FSB, as NCB Master Servicer

      Midland Loan Services, Inc., as General Special Servicer

      National Consumer Cooperative Bank, as Co-op Special Servicer

      LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar

      ABN AMRO Bank N.V., as Fiscal Agent

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, Class __(the "Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

            Name:
            Address:
            Taxpayer ID No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate1 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.


                                       Very truly yours,


                                       [NAME OF HOLDER OF CERTIFICATE]



                                       By:
                                          -------------------------------------
                                          [Name], [Chief Financial
                                          or other Executive Officer]

--------
1 [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                  Series 2005-IQ9, Class __(the "Certificates")

TO: LaSalle Bank National Association, as Certificate Registrar
    Attn:   Global Securitization Trust Services Group--
            Morgan Stanley Capital I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., Wells Fargo Bank, National Association, NCB, FSB, Midland Loan Services, Inc., National Consumer Cooperative Bank, LaSalle Bank National Association, and ABN AMRO Bank N.V., U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:



                                       [MORGAN GUARANTY TRUST COMPANY OF NEW
                                       YORK, Brussels office, as operator of the Euroclear System]


                                       or


                                       [CLEARSTREAM BANK, S.A.]



                                       By:
                                          --------------------------------------

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID
IXIS        Central Mall-Texarkana TX
IXIS        Central Mall-Lawton, OK
IXIS        Central Mall-Pt Arthur, TX
IXIS        Parkside Shops
IXIS        Brentwood Town Center
IXIS        Crown Plaza
IXIS        Montgomery Field
IXIS        Okeechobee Industrial Park
IXIS        Stone Mist Apartments
IXIS        Columbia Lakeside
IXIS        Bermuda Run
IXIS        Park Hill Medical Plaza
IXIS        Skyway Commerce Center
IXIS        Timber Ridge
IXIS        Wood Trail Apartments
IXIS        Exchange Medical Office
IXIS        Waldorf Hampton Inn
IXIS        Thunderbird Crossing
IXIS        Walgreens-Grapevine
IXIS        3965 Durango
IXIS        Cedar Ridge
IXIS        VSV Plaza
IXIS        Autumn Park
MassMutual  Westchester Apartments
MassMutual  Windermere Apartments
MassMutual  Windermere II Apartments
MassMutual  The Club At Woodchase
MassMutual  Westcreek Townhomes
MassMutual  Summer City Townhomes
MassMutual  Crescent Pointe Ltp
MassMutual  Stonelick Woods Apartments
MassMutual  Martin's Landing Apts Phase I
MassMutual  Martin's Landing Apts Phase II
MassMutual  El Patrimonio Apartments
MassMutual  Kimberly Park Apartments
MassMutual  Plum Creek Apartments
MassMutual  College Glen Apartments
MassMutual  Deerfield Apartments
MassMutual  Silver Pines Senior Apartments
MassMutual  Aspenwood Glen Apartments
MassMutual  River Park Village Apartments
MassMutual  Willow Creek Apartments
MassMutual  Sable Chase Apartments
MassMutual  Parkview Apartments
MassMutual  Autumn Ridge Apartments
MassMutual  Forest Ridge Apartments
MassMutual  Wellesley Woods Apartments
MassMutual  Culpepper Landing
MassMutual  Hillview Apartments
MassMutual  Logan Pointe Apartments
MassMutual  Mallard Cove II Apartments
MassMutual  Foxridge Apartments
MassMutual  Las Villas Apartments
MassMutual  Glenview Apartments
MassMutual  Pine Valley Apartments
MassMutual  Willow Point I Apartments
MassMutual  Willow Point II Apartments
MassMutual  Las Lomas Apartments
MassMutual  Highland Village Apartments
MassMutual  Tree Trail Apartments
MassMutual  Westgate Apartments
MassMutual  Central Court Village
MassMutual  Parker Place Apartments
MassMutual  Crestview Apartments
MassMutual  Park Grand
MassMutual  North Pointe Apartments
MassMutual  Briar Ridge
MassMutual  Westland Cove
MassMutual  Culpepper Landing II
MassMutual  Park At Clear Creek
MassMutual  Prospect Hills Apartments
MassMutual  Oak Crossing Apartments
MSMC        125 Park Avenue
MSMC        Hulen Mall
MSMC        225 West Broadway
MSMC        Spring Hill Suites Orlando
MSMC        Courtyard Marriott Greenville
MSMC        Fairfield Inn Orlando
NCB,FSB     201 E. 77 Owners Corp.
NCB,FSB     Noble Square Cooperative
NCB,FSB     Eastwyck Village Towne Houses, Inc.
NCB,FSB     Burns Street Owners Corp.
NCB,FSB     333 East 75th St. Owners Corp.
NCB,FSB     Caton Towers Owners Corp.
NCB,FSB     East First Avenue, LLC
NCB,FSB     245 East 72nd Owners Corp.
NCB,FSB     Stonegate X Apartment Owners Corp.
NCB,FSB     Newport Apartments, Inc.
NCB,FSB     Kensington Gate Owners Incorporated
NCB,FSB     Madison 79 Associates, Inc.
NCB,FSB     1523 Central Park Avenue Owners, Inc.
NCB,FSB     London Towne Houses, Inc.
NCB,FSB     Park Town Cooperative Homes No.1, Inc.
NCB,FSB     Ramapo Towers Owners Corp.
NCB,FSB     Silver Hill Station
NCB,FSB     Gothic Tenants' Corp.
NCB,FSB     Columbus W. 82 Apartments Corp.
NCB,FSB     Shoppes at Boaz
NCB,FSB     Corporate Center Three Office
NCB,FSB     114 Owner's Inc.
NCB,FSB     Bonnie Crest Owners Corp.
NCB,FSB     Brisbane House, Inc.
NCB,FSB     Keyfoods
NCB,FSB     666 Apartment Corp.
NCB,FSB     46 West 95th Street Owners Corp.
NCB,FSB     230 Park South Apartments, Inc.
NCB,FSB     Palmbrook Gardens Tenants Corp.
NCB,FSB     Glen Manor Apartments Corp.
NCB,FSB     67-35 Yellowstone Blvd. Owners Corp.
NCB,FSB     Inwood Gardens, Inc.
NCB,FSB     Netherland Gardens Owners, Inc.
NCB,FSB     Hyde Park Cooperative
NCB,FSB     75th Street Apartment, Inc.
NCB,FSB     The Mews at Roosevelt Owners Corp.
NCB,FSB     270 West End Tenants Corp.
NCB,FSB     3065 Sedgwick Owners Corporation
NCB,FSB     North Park Cooperative
NCB,FSB     61 Irving Place Corporation
NCB,FSB     160 East 27th Owners Corporation
NCB,FSB     Tova Realty Corp.
NCB,FSB     1199 Ocean Avenue Tenants Corp.
NCB,FSB     110-34 73rd Owners Corp.
NCB,FSB     Michelle Tenants Corp.
NCB,FSB     Cavanaugh Court Owners, Inc.
NCB,FSB     2620 Ocean Owners Corp.
NCB,FSB     3123 Bailey Avenue Owners, Inc.
NCB,FSB     7 Great Jones Corp.
NCB,FSB     40 E. 19th St. Corp.
NCB,FSB     Steven Lee House, Inc.
NCB,FSB     133 Beach Apt. Corp.
NCB,FSB     St. Charles Housing Corp.
NCB,FSB     440 Warburton Avenue Corporation
NCB,FSB     Trinity Arms Ltd.
NCB,FSB     444-446 East 58th Owners Corp.
NCB,FSB     323 West 83rd Owners Corp.
NCB,FSB     Howell Heritage Plaza Condominiums
NCB,FSB     Florence Court Corporation
NCB,FSB     Garden Lofts Corp.
NCB,FSB     120-10-12 85th Ave. Owners Corp.
NCB,FSB     525 West Owners Corp.
NCB,FSB     Charles St. Tenants Corp.
NCB,FSB     214 Clinton St./147 Pacific St. Owners Corp.
NCB,FSB     214 West 17 Apartment Corp.
NCB,FSB     White Oak Cooperative Housing Corp.
NCB,FSB     222 Smith Street Owners, Inc.
NCB,FSB     84-02 Beverly Apartments Corp.
NCB,FSB     29 West 74 Corp.
NCB,FSB     139 E. 66 St. Corporation
NCB,FSB     169 Spring Owners Corp.
NCB,FSB     54 W. 82nd Street Realty Corp.
NCB,FSB     656 Carroll Tenants Corp.
PCF         540 Madison Avenue
PCF         400 Madison Avenue
PCF         Elliot Corporate Center
PCF         Coram Plaza
PCF         University Plaza Office Building
PCF         Commerce Crossings Office Building
PCF         7225 West Marcia Road
PCF         901 Kaiser Road
PCF         Loch Raven Shopping Center
PCF         Mariemont Promenade
PCF         Liberty Square Medical Center
PCF         The Heidt Building
TIAA        Festival at Hyannis
TIAA        Phoenix Apartments
TIAA        Holiday Centre
TIAA        Burbank Medical Plaza Office Building
TIAA        The Cloisters Apartments I
TIAA        Monarch Business Center
UCMFI       Steptoe Industrial
UCMFI       Plaza Seville
UCMFI       Armour-Northeast Industrial I
UCMFI       Armour-Northeast Industrial II
UCMFI       East Valley Commerce Plaza
UCMFI       6th Street Industrial
UCMFI       Beach Haven Shopping Center
UCMFI       Atlantic Self-Storage
UCMFI       Sellwood Building
UCMFI       Ridge Crossing Shopping Center
UCMFI       401 N. Wickham Road
UCMFI       1515 Elizabeth Street
UCMFI       801 E. Hibiscus Boulevard
UCMFI       The Arts Office Building
UCMFI       Pittsburgh National City Bank
UCMFI       Woodside Business Park
UCMFI       Lockport Place Industrial
UCMFI       T-Bird Self Storage
UCMFI       West Thunderbird Plaza
UCMFI       Randolph Forest Office
UCMFI       Bethany Walgreens
UCMFI       Factory Builder Warehouse
UCMFI       Lakeville Professional Plaza
UCMFI       Glendale Row Retail
UCMFI       Plantation CVS
UCMFI       660 E. Jericho Turnpike
UCMFI       GLI Properties
UCMFI       Blue Ribbon Storage
UCMFI       Crawfordville Eckerd
UCMFI       Robinwood Corporate Center
UCMFI       Twin Trees Plaza
UCMFI       Hyde Park Plaza Apartments
UCMFI       Carpinteria Industrial
UCMFI       Clifford Plaza I
UCMFI       Mooresville Retail Center
UCMFI       Phoenix Plaza
UCMFI       Branchville Industrial Park
UCMFI       Hastings Tractor Supply
UCMFI       Grand Avenue Plaza
UCMFI       Pinellas Park Warehouse
UCMFI       East Valley Commerce Park
UCMFI       Family Dollar Retail Building I
UCMFI       Family Dollar Retail Building II
UCMFI       Covington Tractor Supply
UCMFI       Magic City Beverage
UCMFI       Weisser Engineering
UCMFI       Tamiami Trail Retail
UCMFI       Factory Builder Office
UCMFI       Stone Pointe Office Park
UCMFI       Battleground Eckerd
UCMFI       Chagrin Falls Retail
UCMFI       Fountains Boulevard Retail
UCMFI       Aitkins Manor Apartments
UCMFI       484 Moreland Avenue Retail Center
UCMFI       Willow Creek Medical Building
UCMFI       Boardwalk Retail Center
UCMFI       Colby Woods Retail Center
UCMFI       Rockaway Boulevard
WaMu        Country Club at La Cholla
WaMu        Centennial Medical Arts Pavilion I
WaMu        Backlick Center South I
WaMu        200-240 Carter Drive
WaMu        Abacoa Professional Center II
WaMu        Pacifica Plaza
WaMu        891 Kuhn Drive
WaMu        Minnetonka Corporate Center
WaMu        CVS Pharmacy Building
WaMu        Whipple Self-Storage (ShurgardStorage Center)
WaMu        66 York Street
WaMu        Airborne Express Distribution Center
WaMu        Walgreens
WaMu        Bally Apartments
WaMu        Metroplex Office Complex
WaMu        6 South Lake Avenue
WaMu        Northwest Industrial Center
WaMu        4900 Cherry Creek Drive South
WaMu        Woodman & Chase Center
WaMu        Cornerstone II Shopping Center

                                   EXHIBIT K-1

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I
                                     (MSMC)

                                   See [Tab 6]


                                     K-1-1

                                   EXHIBIT K-2

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II
                                     (IXIS)

                                   See [Tab 8]


                                     K-2-1

                                   EXHIBIT K-3

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III
                                   (PRINCIPAL)

                                  See [Tab 12]


                                     K-3-1

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV
                                      (MM)

                                  See [Tab 14]

                                   EXHIBIT K-5

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V
                                   (NCB, FSB)

                                  See [Tab 10]

                                   EXHIBIT K-6

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VI
                                     (WAMU)

                                  See [Tab 16]

                                   EXHIBIT K-7

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VI
                                     (UCMFI)

                                  See [Tab 17]

                                   EXHIBIT K-8

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT VI
                                     (TIAA)

                                  See Tab [18]

                                    EXHIBIT L

                                    Reserved

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDERS REPORT

                                   [ATTACHED]

                                    EXHIBIT N

                                    Reserved

                                    EXHIBIT O

                                    Reserved

                                    EXHIBIT P

                                    Reserved

                                    EXHIBIT Q

                                    Reserved

                                    EXHIBIT R

                                    Reserved

                                  EXHIBIT S-1A

              FORM OF POWER OF ATTORNEY TO GENERAL MASTER SERVICER

RECORDING REQUESTED BY:
Wells Fargo Bank, National Association

AND WHEN RECORDED MAIL TO:
45 Fremont Street, 2nd Floor
San Francisco, California 94105
Attention:  Commercial Mortgage Servicing - Morgan Stanley Capital I Inc.,
            Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as general master servicer under the Pooling and Servicing Agreement (the "General Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank, N.A. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank, National Association of its duties as General Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank, National Association full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank, National Association shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the General Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the General Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                          LASALLE BANK NATIONAL
                                             ASSOCIATION, as trustee for Morgan
                                             Stanley Capital I Inc., Commercial
                                             Mortgage Pass-Through Certificates,
                                             Series 2005-IQ9



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

================================================================================

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On                 before me,
        -----------------          -------------------------------------------
              Date                 Name and Title of Officer (i.e., Your Name,
                                   Notary Public)

personally appeared
                   -------------------------------------------------------------
                                Name(s) of Document Signer(s)


--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      ----------------------------------
      Signature of Notary




                                           (Affix seal in the above blank space)


================================================================================

                                  EXHIBIT S-1B

                FORM OF POWER OF ATTORNEY TO NCB MASTER SERVICER

RECORDING REQUESTED BY:
NCB, FSB

AND WHEN RECORDED MAIL TO:
NCB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention: Kathleen Luzik, Real Estate Master Servicing

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint NCB, FSB, as NCB master servicer under the Pooling and Servicing Agreement (the "NCB Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable NCB, FSB to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by NCB, FSB of its duties as NCB Master Servicer under the Pooling and Servicing Agreement, giving and granting unto NCB, FSB full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that NCB, FSB shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the NCB Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the NCB Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                LASALLE BANK NATIONAL
                                   ASSOCIATION,
                                   as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
                                   Certificates, Series 2005-IQ9



                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

================================================================================

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On                 before me,
        -----------------          -------------------------------------------
              Date                 Name and Title of Officer (i.e., Your Name,
                                   Notary Public)

personally appeared
                   -------------------------------------------------------------
                                Name(s) of Document Signer(s)



--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      ----------------------------------
      Signature of Notary




                                          (Affix seal in the above blank space)



================================================================================

                                  EXHIBIT S-2A

              FORM OF POWER OF ATTORNEY TO GENERAL SPECIAL SERVICER

RECORDING REQUESTED BY:
MIDLAND LOAN SERVICES, INC.

AND WHEN RECORDED MAIL TO:
MIDLAND LOAN SERVICES, INC.
10851 Mastin, Suite 700
Overland Park, Kansas  66210
Attention: President - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint MIDLAND LOAN SERVICES, INC. ("Midland"), as general special servicer under the Pooling and Servicing Agreement (the "General Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Midland to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Midland of its duties as General Special Servicer under the Pooling and Servicing Agreement, giving and granting unto Midland full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Midland shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the General Special Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the General Special Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                LASALLE BANK NATIONAL ASSOCIATION,
                                   as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
                                   Certificates, Series 2005-IQ9



                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

================================================================================

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On                 before me,
        -----------------          -------------------------------------------
              Date                 Name and Title of Officer (i.e., Your Name,
                                   Notary Public)

personally appeared
                   -------------------------------------------------------------
                                Name(s) of Document Signer(s)



--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      ----------------------------------
      Signature of Notary




                                          (Affix seal in the above blank space)


================================================================================

                                  EXHIBIT S-2B

               FORM OF POWER OF ATTORNEY TO CO-OP SPECIAL SERVICER

RECORDING REQUESTED BY:
NATIONAL CONSUMER COOPERATIVE BANK

AND WHEN RECORDED MAIL TO:
NATIONAL CONSUMER COOPERATIVE BANK
1725 Eye Street, N.W.
Washington, D.C. 20006
Attention: Kathleen Luzik, Real Estate Special Servicing

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------
                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint NATIONAL CONSUMER COOPERATIVE BANK ("NCCB"), as co-op special servicer under the Pooling and Servicing Agreement (the "Co-op Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable NCCB to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by NCCB of its duties as Co-op Special Servicer under the Pooling and Servicing Agreement, giving and granting unto NCCB full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that NCCB shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Co-op Special Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Co-op Special Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of February, 2005.


                                LASALLE BANK NATIONAL ASSOCIATION,
                                   as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
                                   Certificates, Series 2005-IQ9



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

================================================================================

                           ALL-PURPOSE ACKNOWLEDGEMENT



                        )
                        )
                        )


      On                 before me,
        -----------------          -------------------------------------------
              Date                 Name and Title of Officer (i.e., Your Name,
                                   Notary Public)

personally appeared
                   -------------------------------------------------------------
                                Name(s) of Document Signer(s)



--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



      ----------------------------------
      Signature of Notary



                                          (Affix seal in the above blank space)


================================================================================

                                    EXHIBIT T

          FORM OF SUBORDINATION AGREEMENT FOR NCB, FSB SUBORDINATE DEBT

            THIS Agreement made this _____ day of ___, 20__, between _______, a ____________ having an address at __________ (the "Subordinate Mortgagee"), and
___________, a ___________, having an office at ____________ (the "Superior
Mortgagee").

                              W I T N E S S E T H:

            WHEREAS, Superior Mortgagee is the owner of a certain $__________ mortgage and note secured thereby, dated ________ __, ____, made by __________________________________ (the "Borrower") to Subordinate Mortgagee
(the "Superior Mortgage") covering the premises located at

            ____________________________________________ more particularly described in the Superior Mortgage and Schedule "A" attached hereto (the "Premises"); and

            WHEREAS, Subordinate Mortgagee is the holder of a certain $____________ mortgage and the note secured thereby, dated ________ __, ____, made by the Borrower to Subordinate Mortgagee (the "Subordinate Mortgage") covering the Premises; and

            WHEREAS, the Superior Mortgagee has purchased the Superior Mortgage from Subordinate Mortgagee and as a condition thereto has required that the Subordinate Mortgage be fully subordinated to the Superior Mortgage.

            NOW, THEREFORE, the parties hereto agree as follows:

            The Subordinate Mortgagee hereby covenants and agrees that (i) the Subordinate Mortgage and all of its terms and provisions and the loan it secures are and shall remain in all respects subject and subordinate to the Superior Mortgage, its lien and all of its terms and provisions and to the loan it secures and to any modifications, consolidations, extension or renewals thereof and to any increases therein resulting from advances to protect or preserve the lien of the Superior Mortgage on the Premises encumbered thereby but not any other increases therein; (ii) no tenant under any lease of any portion of the Premises, other than tenant shareholders under proprietary leases, will be made a party defendant in any foreclosure of the Subordinate Mortgage, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating any such lease; (iii) no portion of the accounts, accounts receivable, rents, issues and profits of the Premises shall be collected in connection with the foreclosure of the Subordinate Mortgage or any other enforcement action except through a receiver appointed by the court in which such foreclosure action is brought, after due notice of the application of the appointment of such receiver shall have been given to the Superior Mortgagee;
(iv) the accounts, accounts receivable, rents, issues and profits collected by any such receiver (or which shall under any circumstances come into possession of the holder of the Subordinate Mortgage at a time when Subordinate Mortgagee has received written notice of a default under the Superior Mortgage) shall be applied, at Superior Mortgagee's direction, to the payment of taxes, maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Premises and to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; (v) during the pendency of any such foreclosure action, if an action shall be brought for the foreclosure of the Superior Mortgage and an application shall be made for an extension of such receivership for the benefit of the Superior Mortgagee, the Subordinate Mortgagee shall consent to the extension of such receivership and all accounts, accounts receivable, rents, issues and profits held by such receiver as of the date of such application shall be applied by the receiver solely for the benefit of the Superior Mortgagee, and the Subordinate Mortgagee in their respective order of priority; (vi) due notice of the commencement of any foreclosure of the Subordinate Mortgage shall be given to the Superior Mortgagee and true copies of all papers served or entered in such action will be delivered to the Superior Mortgagee upon such service or entry; (vii) no payments shall be made to the holder of the Subordinate Mortgage during the period in which any default exists under the Superior Mortgage in respect of any monthly payment or balloon payment due thereunder beyond any applicable grace period, provided that the Subordinate Mortgagee has received written notice of such default and all payments otherwise payable to the Subordinate Mortgagee during such period shall be paid to the Superior Mortgagee and, if any such payments are received by the Subordinate Mortgagee at any time after which the Subordinate Mortgagee has received written notice of the existence of such default, they shall be held in trust for the Superior Mortgagee and turned over to the Superior Mortgagee on demand; (viii) any distributions made or to be made to the Subordinate Mortgagee pursuant to any bankruptcy or insolvency proceeding of the borrower representing amounts due under the Superior Mortgage shall be paid by the borrower, or, if such payments are nonetheless received by the Subordinate Mortgagee, by the Subordinate Mortgagee immediately upon their receipt, to the Superior Mortgagee for application, at Superior Mortgagee's direction, to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; and (ix) all condemnation, casualty or similar payments with respect to the premises shall be applied, for so long as the Superior Mortgage remains outstanding, in accordance with the Superior Mortgage.

            This Agreement is governed by and is to be construed under the laws of the state in which the Premises is located.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall execute, acknowledge and deliver, upon Superior Mortgagee's reasonable demand, at any time or from time to time, any and all further subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to Subordinate Mortgagee) as Superior Mortgagee may reasonably require for carrying out the purpose and intent of the covenants contained herein; provided, however, that no such subordinations, agreements or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall not enter into any agreement to amend or modify the Subordinate Mortgage in a manner material to Superior Mortgagee without notice to, and the prior consent of, Superior Mortgagee.

            In order to enable Superior Mortgagee to enforce any claims by the Subordinate Mortgagee against the Borrower in any liquidation or dissolution of Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, for so long as the Superior Mortgage shall remain outstanding, Superior Mortgagee is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the undersigned Subordinate Mortgagee, such proofs of claims against the Borrower on account of the Subordinate Mortgage as Superior Mortgagee may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. Subordinate Mortgagee further agrees to execute and deliver to Superior Mortgagee such assignments or other instruments as may be reasonably required by Superior Mortgagee (and in form reasonably satisfactory to Subordinate Mortgagee) in order to enable Superior Mortgagee to enforce any and all such claims and to collect any and all such payments or disbursements provided, however, that no such assignments or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            This Agreement shall not be amended or modified except by an agreement in writing, signed by the party against whom enforcement is sought.

            Except for notices in a foreclosure action, which shall be given as provided by applicable rule of court, all notices hereunder shall be given to each party in the same manner as provided in its mortgage or, if there are no such notice provisions, at the address set forth above by personal delivery or first class, certified mail, return receipt requested. Notices shall be deemed to have been given when received. Either party may change its address for notices hereunder by written notice to the other party.

            This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. Any assignee of the Subordinate Mortgage shall be deemed by acceptance thereof to have assumed the obligations of Subordinate Mortgagee hereunder. Subordinate Mortgagee hereby agrees to have such assignee execute a formal assumption agreement upon such assignment but no failure of an assignee to execute an assumption agreement shall affect such assignee's assumption of the obligations of the Subordinate Mortgagee.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination Agreement the day and year first above written.


                                       [Subordinate Mortgagee]


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                       [Superior Mortgagee]


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

      [PRIOR TO EXECUTION, THIS FORM SHOULD BE MODIFIED TO ADD APPROPRIATE ACKNOWLEDGEMENTS AND INCORPORATE OTHER REVISIONS REQUIRED FOR RECORDING]

                                   SCHEDULE A
                                   ----------

                                    EXHIBIT U

                 FORM OF ASSIGNMENT AND ASSUMPTION SUBMISSION TO
                                SPECIAL SERVICER


                         PROPOSED ASSUMPTION ACTION PLAN



--------------------------------------------------------------------------------
CURRENT BORROWER
--------------------------------------------------------------------------------
PROPOSED BORROWER
--------------------------------------------------------------------------------
CURRENT CARVEOUT GUARANTOR
--------------------------------------------------------------------------------
PROPOSED CARVEOUT GUARANTORS
--------------------------------------------------------------------------------
CURRENT ENVIRONMENTAL INDEMNITOR
--------------------------------------------------------------------------------
PROPOSED ENVIRONMENTAL INDEMNITOR
--------------------------------------------------------------------------------
CURRENT KEY PERSONS
--------------------------------------------------------------------------------
PROPOSED KEY PERSONS
--------------------------------------------------------------------------------
PORTFOLIO                                 Name and Investor #
--------------------------------------------------------------------------------
PRIMARY SERVICER (If applicable)
--------------------------------------------------------------------------------
MASTER SERVICER                           Name and Loan #
--------------------------------------------------------------------------------
SPECIAL SERVICER
--------------------------------------------------------------------------------
COLLATERAL TYPE
--------------------------------------------------------------------------------
PROPERTY ADDRESS
--------------------------------------------------------------------------------

EXECUTIVE SUMMARY
-----------------

The current borrower has entered into an agreement for the sale of the subject property and has requested consent of such a sale, as well as the assumption by the proposed borrower of the subject indebtedness. The current borrower is selling the property (state reason). The buyer is purchasing the property (state reason).

Wells Fargo Bank, National Association, as Master Servicer, is recommending approval of the subject transaction.

Strengths, Weaknesses and Mitigants:
      o Bullet points (List any issues and resolutions)


Transaction Summary
-------------------
-------------------------------------------------------------------------
Principal Balance                                                       $
-------------------------------------------------------------------------
Appraised Value (Date & Cap Rate                    $ / $ psf  / Cap Rate
based on last year NOI)
-------------------------------------------------------------------------
Purchase Price                                      $ / $ psf  / Cap Rate
-------------------------------------------------------------------------
Buyer Down Payment (%)                                                  $
-------------------------------------------------------------------------
Source of Down Payment
-------------------------------------------------------------------------
Current Loan-to-Value                               %(based on appraisal)
                                               %(based on purchase price)
-------------------------------------------------------------------------
Debt Service Coverage (NOI/NCF)                                       X/X
-------------------------------------------------------------------------
Date Principal Paid To
-------------------------------------------------------------------------
Date Interest Paid To
-------------------------------------------------------------------------
Proposed Sponsor's Net Worth                                            $
-------------------------------------------------------------------------
Proposed Sponsor's Liquidity                                            $
-------------------------------------------------------------------------
Closing Date
-------------------------------------------------------------------------
1031 Deadline
-------------------------------------------------------------------------
%Assumption Fee: Master Servicer (%)                                    $
                 Special Servicer (%)                                   $
-------------------------------------------------------------------------


LOAN STATUS                                   AS OF  DATE
-----------
---------------------------------------------------------
Tax Escrow                                    $ per month
---------------------------------------------------------
Insurance Escrow                              $ per month
---------------------------------------------------------
Replacement Reserve Escrow                    $ per month
---------------------------------------------------------
Tenant Improvement Leasing
Commission Reserve                            $ per month
---------------------------------------------------------
Deferred Maintenance Reserve                  $ per month
---------------------------------------------------------
Monthly P&I payment                                     $
---------------------------------------------------------
Unpaid Accrued Interest                                 $
---------------------------------------------------------
Unpaid Late Fees/Other Fees                             $
---------------------------------------------------------
Interest rate                                           %
---------------------------------------------------------
Maturity Date
---------------------------------------------------------
Amortization
---------------------------------------------------------
Origination Date
---------------------------------------------------------
Original Balance                                        $
---------------------------------------------------------
Originating Lender
---------------------------------------------------------
Loan as % of Pool / Top Ten (Y/N)
---------------------------------------------------------
Watchlist (Y/N) (If Y reason and date)
---------------------------------------------------------


Property Summary
----------------
---------------------------------------------------------
Current Occupancy                                       %
---------------------------------------------------------
Annual Debt Service/Annual Reserves                   $/$
---------------------------------------------------------
12/31/0_ NOI/NCF                                      $/$
---------------------------------------------------------
Debt Service Coverage (NOI/NCF)                       X/X
---------------------------------------------------------
12/31/0_ Proforma NOI/NCF                             $/$
---------------------------------------------------------
Debt Service Coverage (NOI/NCF)                       X/X
---------------------------------------------------------


Loan Escrows
------------

No changes to the current escrows are being recommended because:

Bullet points

(If there are changes, briefly describe changes and reasons.)

Loan Documents
--------------

The transaction is permitted pursuant to Section __ of the subject Deed of Trust and Section __ of the Loan Agreement. Copies of loan documents are included with this submission.


Pooling and Servicing Agreement
-------------------------------

Wells Fargo Bank, National Association services the subject loan in accordance with the provisions of the Pooling and Servicing Agreement dated ____ for the Commercial Mortgage Pass-Through Certificates Series _____.

Section ___ - Enforcement of Due-On-Sale Clauses, Assumption Agreement, Due-On-Encumbrances Clauses provides the servicer with the authority to recommend approval of this request, without obtaining Rating Agency Confirmation. Wells Fargo Bank, National Association, as Master Servicer, will document and close the transaction.

CURRENT BORROWER/CARVEOUT GUARANTOR
-----------------------------------

Bullet points:

o Name of borrowing entity, type of entity, state of formation, SPE level, years experience.
o   Guarantor, net worth, liquidity


PROPOSED BORROWER//CARVEOUT GUARANTOR
-------------------------------------

Background
----------

(Include relevant experience.)


Financial Summary
-----------------

(Complete table below for proposed borrower. If SPE, discuss any "sponsor" entities.)


(ENTITY NAME, DATE OF AUDITED OR SELF-PREPARED STATEMENT)


-------------------------------------------------------------------
ASSETS                         LIABILITIES
-------------------------------------------------------------------
Cash & Equivalents           $                                    $
-------------------------------------------------------------------
Total Liquid Assets          $                                    $
-------------------------------------------------------------------
Real Estate
Investments                  $ TOTAL LIABILITIES                  $
-------------------------------------------------------------------
Other                        $ NET WORTH                          $
-------------------------------------------------------------------
TOTAL ASSETS                 $ TOTAL LIABILITIES & NET WORTH      $
-------------------------------------------------------------------


(Provide short discussion re: assets and/or significant liabilities.)


Income Statement/Cashflow
-------------------------

The income statement for the PERIOD ending _____ showed net income of $ ____.
-----------------------------------------------------------------------------


Credit References
-----------------

Institution (Name, title phone #) - (Add brief comments)
---------------------------------
(List 3)

Credit/Litigation Reports
-------------------------

Credit searches and litigation reports have been run on INDIVIDUAL NAMES AND/OR ENTITIES on DATE. No issues were discovered that were deemed significant. The borrower's name does not appear on the OFAC list.
(If there are any significant issues, briefly discuss.)

Borrower/Guarantor Conclusion
-----------------------------

Brief summary

See attached Exhibit A for full financial details.


Property Management Summary
---------------------------

Brief discussion of proposed property manager:
Experience in submarket.
# of units/ sq. ft. managed
Discuss management fee as _% of gross income.
Termination provision.

Receipt of an acceptable property management agreement will be a condition precedent.


PROPERTY
--------

Property Description and Status
-------------------------------

-------------------------------------------------
Property Type
-------------------------------------------------
Year Constructed
-------------------------------------------------
Gross Square Feet
-------------------------------------------------
Rentable Square Feet
-------------------------------------------------
Number of Units
-------------------------------------------------
Number of Parking Spaces
-------------------------------------------------
Conformance to Zoning
-------------------------------------------------

Rent Roll
---------

Significant Tenant Profile:
(Give brief description of key tenants.)

A copy of the rent roll is included in Exhibit B.

Lease rollover is as follows:

---------------------------------------------------------------------
            2005   2006    2007   2008     2009    2010     Vacant
                                                   and
                                                   beyond
---------------------------------------------------------------------
SF          0      0       0      %        %       %        %
---------------------------------------------------------------------
Cum.        0      0       0      %        %       %        %
---------------------------------------------------------------------
Income      0      0       0      %        %       %        %
---------------------------------------------------------------------
Cum.        0      0       0      %        %       %        %
---------------------------------------------------------------------


Property Performance - see Exhibit B
------------------------------------

The collateral property was __% occupied as of the ______ rent roll. Current base rent averages $___/SF/yr. ____ (eg NNN). There are a total of _ tenants with _ vacancy(ies).

----------------------------------------------------------------------------

                          Underwriting    Year ended ___  _ mos ended _____
---------------------------------------------------------------------------

Occupancy                            %                 %                  %
---------------------------------------------------------------------------

Total Revenue                        $                 $                  $
---------------------------------------------------------------------------

Total Operating Expenses             $                 $                  $
---------------------------------------------------------------------------

Net Operating Income                 $                 $                  $
---------------------------------------------------------------------------

Capital Exp                          $                 $                  $
---------------------------------------------------------------------------

Net Cash Flow                        $                 $                  $
---------------------------------------------------------------------------

Debt Service                         $                 $                  $
---------------------------------------------------------------------------

Net Cash Flow after DS               $                 $                  $
---------------------------------------------------------------------------

DSCR (NOI)                           x                 x                  x
---------------------------------------------------------------------------

DSCR (NCF)                           x                 x                  x
---------------------------------------------------------------------------

(Explain trends, variances and/or any issues.)


Environmental Status
--------------------

A Phase I Environmental Site Assessment was completed by ___ on DATE and no issues were noted.
(If there were issues, give brief description and resolutions.)


Property Condition Report
-------------------------

An annual property evaluation report was completed on DATE. The report concluded that the property was in _____ condition with no deferred maintenance or health or safety issues.
(Or briefly discuss any issues that have arisen.)

(If initial Property Condition Report discusses deferred maintenance, add brief discussion of completion of any required work.)


Collateral Valuation
--------------------

The property was appraised by _____ on DATE for $___.

Current Market Conditions
-------------------------

--------------------------------------------------------------------
                  Appraisal   Underwriting     Current       Market*
--------------------------------------------------------------------

Occupancy                 %              %           %             %
--------------------------------------------------------------------
Rent psf / year           $              $           $             $
--------------------------------------------------------------------

*Source of market information:

(Brief description of market and location as proximate to an MSA. Identify submarket characteristics, if any. Add comments regarding buyer's sale and lease comps. Discuss any market issues.)

Property Conclusions

(Briefly summarize.)



RECOMMENDATION
--------------

(Copy Strengths, weaknesses and mitigants from Executive Summary.)

Conditions Precedent to Loan Assumption - Standard - See Exhibit C
--------------------------------------------------

Conditions Precedent to Loan Assumption - Other
-----------------------------------------------

Exhibits
--------

Exhibit A - Guarantor Financial Statement
Exhibit B - Property Operating Statement Summary and Rent Roll
Exhibit C - Standard Conditions Precedent to Loan Assumption

Wells Fargo Bank, National Association, as Master Servicer, recommends approval.



Recommended by:                                             Date:
                        --------------------------------         ------------
                        Name of Asset Manager
                        Vice President and Asset Manager


Approved By:                                                Date:
                        --------------------------------         ------------
                        Kathryn O'Neal
                        Vice President and Portfolio Manager

Exhibit C - Conditions Precedent to Loan Assumption - Standard
            --------------------------------------------------

1. Satisfactory review and approval by lender of the proposed borrowing entity's formation agreement, resolutions and by-laws (and other organizational documents, as necessary) to confirm, without limitation, such entity's authority to assume the loan and compliance with any SPE and/or other requirements in the loan documents.
2. Execution of an assumption agreement and other necessary documentation by the proposed borrowing entity, in a form and content acceptable to lender, including representations from both current and proposed borrower that loan is not in default.
3. The new borrowing entity's insurance policy (and insurance carriers) shall comply with any applicable requirements in the loan documents, including, without limitation, amounts and types of insurance, loss payee and applicable insurance certificates.
4. Title insurance update and endorsements, reviewed and acceptable to lender including, but not limited to, no liens for secondary financing.
5.    Assumption to close no later than DATE.
6.    BORROWER to execute such documents as lender may require.
7. GUARANTOR to sign a Carveout Guaranty and Environmental Indemnity and NAME be designated as Key Person.
8. Receipt of a "no adverse change" certification from borrower that the current financial position has not significantly deteriorated from that reflected in the most recently provided financial statements.
9. Receipt and approval of property management contract acceptable to lender, including language that no change in management shall take place without lender's consent.
10. Certification from the new borrowing entity and key principals/limited guarantors that the closing funds are being contributed as a capital contribution and are not secured, directly or indirectly, by an interest in the borrower or any collateral assigned to lender under the loan documents.
11. Receipt of current and, if applicable, most recent quarterly and/or annual outstanding operating statements and rent rolls for the subject property as required in the loan documents.
12. Payment of all related costs, including not but limited to assumption fees, legal fees, rating agency review fees, closing and title fees and WFB's loan administration fees. All costs and expenses are reimbursable by borrower even if the assumption fails to close.
13.   A UCC filing to reflect the new borrowing entity.
14. WFB's receipt of a legal opinion, in form and content and issued by tax counsel satisfactory to WFB's tax counsel, that the assumption will not result in a significant modification of the loan within the meaning of the applicable Treasury regulations or otherwise result in any adverse tax consequences to the lender under the applicable REMIC statutes and regulations.

                                    EXHIBIT V

FORM OF ADDITIONAL LIEN, MONETARY ENCUMBRANCE AND MEZZANINE FINANCING SUBMISSION
                        PACKAGE TO THE SPECIAL SERVICER

Mortgagor:

General Master Servicer/NCB Master Servicer Loan #:

Primary Servicer Loan #:

Collateral Type:        (Retail, Industrial, Apartments, Office, etc.)

Address of Property:



Asset Status As of                 (date):
   Principal Balance:              $
   Unpaid Accrued Interest:        $
   Unpaid Late Fees/other fees:    $
   Tax Escrow Balance:             $
   Insurance Escrow Balance:       $
   Monthly P&I Payment:            $
   Interest Rate:                  %
   Date Principal Paid To:
   Date Interest Paid To:
   Origination Date:
   Maturity Date:

Executive Summary:

1.    Summarize the transaction
      a. note deviations from requirements for subordinate/mezzanine financing contained in Loan Documents
      b. if Rating Agency Confirmation is permitted under applicable Loan Documents, note if such Confirmation will be sought

2. State amount and purpose of Lien/Financing. Need an analysis of the impact (physical) on the property and the resulting financial impact on operations & DSCR of combined financing.

3.    Interest Rate

4.    Amount of Monthly/Periodic Payment (identify if P&I or Interest only)

5.    Identify Subordinate/Mezzanine Lender
      a. provide any information furnished by Mortgagor regarding proposed lender

6.    Collateral pledged or mortgaged as security:

7.    Briefly describe collateral
      a.    Size, occupancy, primary tenants, location

      b. NOI and DSCR for prior year and, if available, prior two years and Pro-forma NOI DSCR

8.    Complete the chart below:

The transaction terms and property characteristics are summarized as follows:

            ---------------------------------------------------------------
            Estimated closing date for financing:
            ---------------------------------------------------------------
            Administrative fee to Primary Servicer             $
            ---------------------------------------------------------------
            Additional Fees, if any
            (50%: [General/Co-op] Special Servicer;
            %: General Master Servicer/NCB Master
            Servicer; %: Primary Servicer                      $
            ---------------------------------------------------------------
            Most recent appraised value according to
            appraisal in General Master Servicer/NCB Master
            Servicer/Primary Servicer's possession             $
            ---------------------------------------------------------------
            Loan-to-value as of initial underwriting           %
            ---------------------------------------------------------------
            Occupancy as of                                    %
            ---------------------------------------------------------------
            12/31 /_ NOI                                       $
            ---------------------------------------------------------------
            Debt service coverage as of                        x
            ---------------------------------------------------------------


Project Status & Description: (See attached Asset Summary, most recent Inspection Report and most recent rent roll)
1. Describe any current, material issues regarding the operating status of the property: (e.g. issues surrounding current occupancy, anchor tenants, tenant rollover)

Property Financial Summary: (See attached most recent Income and Expense Statement for Mortgaged Property and operating statement review)

Escrow Status:
1. Explain status of all Reserves

Collateral Valuation:
1.    Discuss the original appraisal
      A.    Who prepared
      B. Attach Executive Summary and discussion of approach to value given most weight from most recent appraisal in General Master Servicer/NCB Master Servicer/Primary Servicer's possession
2.    Comparison of the following (original to actual property):
      A. Vacancy
      B. Rents
      C. Taxes
      D. Other Key Expenses

Current Market Conditions:

      Briefly state material current real estate market dynamics and economic influences that may affect the operational performance of the property.

Recommendation:

1.    State recommendation for approval.

2. Highlight strengths and weaknesses. How are weaknesses mitigated? (bullet points are fine)

Request for Applicable Special Servicer Consent:

General Master Servicer/NCB Master Servicer/Primary Servicer hereby recommends and requests consent of [General/Co-op] Special Servicer to the foregoing [Subordinate/Mezzanine] Financing.





By:
        ----------------------------
Title:
        ----------------------------
Date:
        ----------------------------



Consent to Additional Lien, Monetary
Encumbrance or Mezzanine Financing as
described above is given: [GENERAL/CO-OP]
SPECIAL SERVICER, acting solely in its
capacity as Special Servicer




By:
        ----------------------------
Name:
        ----------------------------
Title:
        ----------------------------
Date:
        ----------------------------

   Schedule of Exhibits to Additional Lien, Monetary Encumbrance or Mezzanine
                              Financing Submission

1. Most recent Income & Expense Statement for property and operating statement review
2.    Original Asset Summary for Mortgaged Property
3. [For Mezzanine financing: If available from Mortgagor, diagram of proposed ownership structure, including percentages of ownership]
4. [For subordinate mortgage: Copy of Subordination/Intercreditor Agreement in substantially the form to be executed with subordinate lender]
5.    Copy of Note, Mortgage and any Loan Agreement
6. Copy of subordinate loan documents in substantially the form to be executed
7.    Most recent Rent Roll.
8.    Other items as required by the description set forth above

                                    EXHIBIT W

                                    Reserved

                                    EXHIBIT X

                                    Reserved

                                    EXHIBIT Y

                             INVESTOR CERTIFICATION

                                                             Date:


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention:  Global Securitization Trust Services Group-- Morgan Stanley Capital
            I Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9

      In accordance with the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as General Master Servicer, NCB, FSB, as NCB Master Servicer, Midland Loan Services, Inc., as General Special Servicer, National Consumer Cooperative Bank, as Co-op Special Servicer, LaSalle Bank National Association, as Trustee, Paying Agent and Certificate Registrar (the "Paying Agent") and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

2. The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "information") pursuant to the provisions of the Agreement.

3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information, will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Paying Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any its Representative.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.




                                    -----------------------------------------
                                    Beneficial Owner or Prospective Purchaser



                                    By:
                                       ---------------------------------


                                    Title:
                                          ------------------------------------


                                    Company:
                                            ----------------------------

                                    Phone:
                                          ------------------------------------

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

For loans having balance of (a) $20,000,000 or less, and (b) less than or equal to 5% of Aggregate Certificate Balance, whichever is less

To:   [Address]
      Attn:

From: _____________________________________, in its capacity as Master Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among the Servicer, LaSalle Bank National Association, as Trustee, and others.

Date: _________, 20___

      Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
            ---------------------------------------------------------------

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

            2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                  TRANSACTION:

                  A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                  B.    THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

                  C.    THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES THAT
                        (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN
                        SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR `AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED `AAA' BY STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                      CUSIP RATE MAT PAY DATES ISSUED
                      -------------------------------

                  D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                  E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                  ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                  ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                  G. AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S CERTIFICATE ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                  H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                  I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                  J. THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND
                        (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                  K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$20,000,000 OR LESS OR LESS THAN FIVE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 5% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                  L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

            3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

            4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

            5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

            6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

            7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.



                                       SERVICER:
                                                ------------------------------


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT AA

                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR
                              ---------------------

      Re: MorganStanley Capital I Inc. Trust 2005-IQ9 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer (the "General Master Servicer"), Midland Loan Services, Inc., as general special servicer (the "General Special Servicer"), NCB, FSB, as master servicer with respect to the NCB Loans only (the "NCB Master Servicer"), National Consumer Cooperative Bank, as special servicer with respect to the Co-op Mortgage Loans only (the "NCB Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            ----------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the [Trustee, General Master Servicer, the General Special Servicer, the NCB Master Servicer or the NCB Special Servicer, as applicable] to the Depositor [and the Trustee] [add for certifications signed by an officer of the General Master Servicer, the General Special Servicer, the NCB Master Servicer or the NCB Special Servicer], and [its][their] [add for certifications signed by an officer of the General Master Servicer, the General Special Servicer, the NCB Master Servicer or the NCB Special Servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

      2. [To be certified by the Trustee] [To my knowledge, the distribution information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

      3. [To be certified by the Trustee] [To my knowledge, the distribution or servicing information required to be provided to the Trustee by the General Master Servicer, the General Special Servicer, the NCB Master Servicer, the NCB Special Servicer and each Primary Servicer under the Pooling and Servicing Agreement and/or the related Primary Servicing agreement for inclusion in the Reports is included in the Reports;]

      4. [To be certified by each of the General Master Servicer, the General Special Servicer, the NCB Master Servicer and the NCB Special Servicer] [I am responsible for reviewing the activities performed by the [General Master Servicer] [General Special Servicer] [NCB Master Servicer] [NCB Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review performed as required under Section 8.12 of the Pooling and Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section 8.12 of the Pooling and Servicing Agreement, the [General Master Servicer] [General Special Servicer] [NCB Master Servicer] [NCB Special Servicer] has fulfilled its material obligations under the Pooling and Servicing Agreement; and]

      5. [To be certified by each of the General Master Servicer, the General Special Servicer, the NCB Master Servicer and the NCB Special Servicer] [I have disclosed to the [General Master Servicer's] [General Special Servicer's] [NCB Master Servicer's] [NCB Special Servicer's] certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the [General Master Servicer] [General Special Servicer] [NCB Master Servicer] [NCB Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]



Date:
     ---------------------------
[[ENTITY NAME]


------------------------------------------
[Signature]
[Title]]

                             EXHIBIT A to EXHIBIT AA

                           FORM OF CERTIFICATION TO BE
                  PROVIDED TO DEPOSITOR AND THE MASTER SERVICER

      Re: MorganStanley Capital I Inc. Trust 2005-IQ9 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as general master servicer (the "General Master Servicer"), Midland Loan Services, Inc., as general special servicer, NCB, FSB, as master servicer with respect to the NCB Loans only (the "NCB Master Servicer"), National Consumer Cooperative Bank, as special servicer with respect to the Co-op Mortgage Loans only, LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.


I, [identify the certifying individual], [identify title], on behalf of [___________], as Primary Servicer, certify to the Depositor, the Trustee and [the General Master Servicer] [the NCB Master Servicer], and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I am responsible for reviewing the activities performed by the Primary Servicer under the [describe sub-servicing agreement] and based upon my knowledge and the annual compliance review performed as required under Section ___ of the Primary Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section ___ of the Primary Servicing Agreement, the Primary Servicer has fulfilled its material obligations under the Primary Servicing Agreement; and

      2. I have disclosed to the Primary Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the Primary Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Primary Servicing Agreement.]

Date:
     ---------------------------


------------------------------------------
[Signature]
[Title]

                                   SCHEDULE I

                               MSMC LOAN SCHEDULE


------------------------------------------------------------------------------------------------------------------------------------
Loan                    Mortgage
Pool                      Loan       Loan           Property
No.                      Seller     Number            Name
------------------------------------------------------------------------------------------------------------------------------------
 1                        MSMC       1          125 Park Avenue
 5                        MSMC       2          Hulen Mall
 7                        MSMC       04-16797   225 West Broadway
 26                       MSMC       04-18106   Spring Hill Suites Orlando
 33                       MSMC       04-18107   Courtyard Marriott Greenville
 56                       MSMC       04-17902   Fairfield Inn Orlando

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     North
                       Portfolio                                                                      or
Loan                     Name                                                                        South
Pool                     (if                Street                                                    CA         Zip
No.                   applicable)           Address                 County        City     State   (NCA/SCA)    Code       MSA
------------------------------------------------------------------------------------------------------------------------------------
 1                       NAP          125 Park Avenue              New York     New York     NY      NAP        10017  New York City
 5                       NAP          4800 Hulen Street            Tarrant      Fort Worth   TX      NAP        76132  Fort Worth
 7                       NAP          225 Broadway                 San Diego    San Diego    CA      SCA        92101  San Diego
 26                      NAP          8840 Universal Boulevard     Orange       Orlando      FL      NAP        32819  Orlando
 33                      NAP          115 The Parkway              Greenville   Greenville   SC      NAP        29615  Greenville
 56                      NAP          7100 Augusta National Drive  Orange       Orlando      FL      NAP        32822  Orlando

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Cut-Off
                                                                                           Date                                %
                                                                                          Balance                             by
Loan                                                          Number                       (as                             Cut-off
Pool                      Property        Property              of       Original           of                               Date
No.                         Type          Sub-Type          Properties   Balance         02/01/2005)          Sort         Balance
------------------------------------------------------------------------------------------------------------------------------------
 1                        Office        Urban                   1      $146,250,000     $146,250,000       146,250,000       9.5%
 5                        Retail        Regional Mall           1      $121,000,000     $120,744,094       120,744,094       7.9%
 7                        Office        Urban                   1       $67,000,000      $67,000,000        67,000,000       4.4%
 26                       Hospitality   Limited Service         1       $11,000,000      $10,970,680        10,970,680       0.7%
 33                       Hospitality   Limited Service         1        $8,850,000       $8,826,411         8,826,411       0.6%
 56                       Hospitality   Limited Service         1        $5,350,000       $5,335,740         5,335,740       0.3%

Total/Weighted Average:                                              $1,544,375,825   $1,531,754,421                       100.0%


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Percent
                                                                                                                   Leased
Loan                                                                                                                 as
Pool                        Cut-Off                 Year     Year      Single-Tenant   Owner-Occupied    Percent     of
No.                          Date      Units/SF    Built  Renovated       (Y/N)        >20% (Y/N - %)    Leased     Date
------------------------------------------------------------------------------------------------------------------------------------
 1                        02/01/2005    603,433    1923   1996-2003         N               N             95.5%  08/31/2004
 5                        02/01/2005    348,796    1977     1994            N               N             95.1%  08/31/2004
 7                        02/01/2005    330,367    1976   1996-2001         N               N             98.0%  10/31/2004
 26                       02/01/2005        167    1999      NAP            N               N             76.7%  09/30/2004
 33                       02/01/2005        136    2000      NAP            N               N             66.6%  09/30/2004
 56                       02/01/2005        139    1998     2004            N               N             78.6%  09/30/2004

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan                         Percent
Pool                         Leased                    Borrower
No.                          Source                      Name
------------------------------------------------------------------------------------------------------------------------------------
 1                        UW Rent Roll        SRI SIX 125 PARK LLC
 5                        UW Rent Roll        Hulen Owner LP
 7                        Rent Roll           Broadway 225 Stonecrest Holdings, LLC; Broadway 225 Sorrento Holdings, LLC
 26                       Occupancy Report    Laxmi Republic Hotel, Ltd.
 33                       Occupancy Report    JHM Parkway Hotel, LLC
 56                       Occupancy Report    JHM Lee Vista Hotel, Ltd.

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Ground
                                                                                     Lease
                                                                                  Extinguished     Ground
Loan                                                                                 Upon           Lease     Extension
Pool                                                          Lien    Ownership   Foreclosure    Expiration    Options
No.                                 Sponsor                  Status   Interest       (Y/N)          Date        (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        Shorenstein Realty Investors Six   First    Fee             N              NAP          N
 5                        General Growth Properties          First    Fee             N              NAP          N
 7                        American Assets, Inc               First    Fee             N              NAP          N
 26                       H. P. Rama                         First    Fee             N              NAP          N
 33                       Hasmukh Rama                       First    Fee             N              NAP          N
 56                       H.P. Rama; J.P. Rama;              First    Fee             N              NAP          N
                          M.P. Rama; JHM Hotels

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                          Ground
                                           Lease
                                          Outside
                                        Expiration                                             First
Loan                       Extension       Date                    Modified                     P&I
Pool                        Options     (Including       Note        Loan     Modification    Payment
No.                       Description   Extensions)      Date       (Y/N)     Description      Date
------------------------------------------------------------------------------------------------------------------------------------
 1                            NAP           NAP       11/01/2004      N           NAP           NAP
 5                            NAP           NAP       11/12/2004      N           NAP        01/07/2005
 7                            NAP           NAP       12/09/2004      N           NAP           NAP
 26                           NAP           NAP       11/19/2004      N           NAP        01/01/2005
 33                           NAP           NAP       11/19/2004      N           NAP        01/01/2005
 56                           NAP           NAP       11/19/2004      N           NAP        01/01/2005

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                     First
                            First                   Interest           Maturity
Loan                       Payment                    Only               Date               ARD
Pool                        Date                     Period               or                Loan
No.                         (IO)                     (mos)                ARD              (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        12/08/2004                   119           10/08/2014             N
 5                           NAP                       NAP           12/07/2011             N
 7                        02/08/2005                   120           01/08/2015             Y
 26                          NAP                       NAP           12/01/2014             N
 33                          NAP                       NAP           12/01/2014             N
 56                          NAP                       NAP           12/01/2014             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Maturity
                            Date
Loan                         of        ARD
Pool                         ARD       Rate                                Lockbox    Lockbox
No.                         Loan       Step                                 Status     Type
------------------------------------------------------------------------------------------------------------------------------------
 1                        NAP          NAP                                  In-Place   Hard
 5                        NAP          NAP                                  In-Place   Hard
 7                        01/08/2035   Greater of I.R. + 5% and T.R. + 5%   In-Place   Soft
 26                       NAP          NAP                                  None       NAP
 33                       NAP          NAP                                  None       NAP
 56                       NAP          NAP                                  None       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                      Terms/Description
Loan                        of
Pool                    Springing
No.                      Lockbox
------------------------------------------------------------------------------------------------------------------------------------
 1                        NAP
 5                        NAP
 7                        Springs hard upon Event of Default or when DSCR falls below 1.10x.
                          Upon a cure of an event of default or if DSCR is above 1.10x for three (3) consecutive months, the cash management period would end and borrower would again be able to access the funds daily.
 26                       NAP
 33                       NAP
 56                       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                            Orig.
                            Term
                             to                                                    Monthly    Monthly
Loan                      Maturity                                                  Debt       Debt
Pool                         or       Rem.   Orig.    Rem.                Loan     Service    Service
No.                          ARD     Term   Amort.   Amort     Rate     Constant    (P&I)       (IO)
------------------------------------------------------------------------------------------------------------------------------------
 1                             119    116     IO      IO     5.74800%     5.828%    NAP      $710,267
 5                              84     82      360     358     5.030%     6.464%  $651,774     NAP
 7                             120    119     IO      IO       5.115%     5.186%    NAP      $289,554
 26                            120    118      300     298     5.790%     7.578%   $69,468     NAP
 33                            120    118      300     298     5.790%     7.578%   $55,890     NAP
 56                            120    118      300     298     5.790%     7.578%   $33,787     NAP

Total/Weighted Average:        125    115      341     329     5.848%


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Cut-Off
                                                                                        Date
                                   NOI               Implied                           Balance
                                  DSCR                 DSCR      DSCR                    per
Loan                             (after                 @       (after      Annual      Unit      Interest
Pool                      NOI      IO      Current    8.00%       IO         Debt        or       Accrual
No.                       DSCR   period)    DSCR     Constant   period)    Service       SF        Method
------------------------------------------------------------------------------------------------------------------------------------
 1                        1.55     NAP        1.41       1.03     NAP     $8,523,206      $242   Actual/360
 5                        1.41     NAP        1.37       1.11     NAP     $7,821,294      $346   Actual/360
 7                        1.85     NAP        1.69       1.09     NAP     $3,474,648      $203   Actual/360
 26                       1.80     NAP        1.63       1.55     NAP       $833,614   $65,693   Actual/360
 33                       1.78     NAP        1.60       1.52     NAP       $670,680   $64,900   Actual/360
 56                       1.94     NAP        1.71       1.63     NAP       $405,440   $38,387   Actual/360

Total/Weighted Average:                       2.05x


------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Source
Loan                      Balloon                             Cut-Off                      of                      Rem.
Pool                       Loan       Balloon      Balloon     Date       Appraised      Current    Valuation      Tax
No.                       (Y/N)       Balance        LTV        LTV         Value         Value        Date      Credits
------------------------------------------------------------------------------------------------------------------------------------
 1                           Y      $146,250,000      63.6%      63.6%   $230,000,000   Appraisal   09/01/2004     NAP
 5                           Y      $107,369,824      66.3%      74.5%   $162,000,000   Appraisal   10/11/2004     NAP
 7                           Y       $67,000,000      69.8%      69.8%    $96,000,000   Appraisal   11/15/2004     NAP
 26                          Y        $8,484,692      49.0%      63.4%    $17,300,000   Appraisal   10/01/2004     NAP
 33                          Y        $6,826,319      50.2%      64.9%    $13,600,000   Appraisal   10/01/2004     NAP
 56                          Y        $4,126,646      49.7%      64.3%     $8,300,000   Appraisal   10/01/2004     NAP

Total/Weighted Average:                               50.3%      59.4%


------------------------------------------------------------------------------------------------------------------------------------
                                          Original
Loan                         Original     Appraisal                      FIRREA      Phase      Phase   Engineering
Pool                        Appraised      Report     Capitalization   Appraisal       I         II       Report
No.                           Value         Date           Rate          (Y/N)        Date      Date       Date           UCF
------------------------------------------------------------------------------------------------------------------------------------
 1                        $230,000,000   08/06/2004        NAP             Y       08/13/2004    NAP    08/13/2004    $12,040,803
 5                        $162,000,000   10/21/2004        NAP             Y       10/12/2004    NAP    10/11/2004    $10,681,533
 7                         $96,000,000   11/17/2004        NAP             Y       11/17/2004    NAP    11/17/2004     $5,855,351
 26                        $17,300,000   10/08/2004        NAP             Y       11/04/2004    NAP    10/07/2004     $1,358,957
 33                        $13,600,000   10/06/2004        NAP             Y       11/04/2004    NAP    11/03/2004     $1,076,045
 56                         $8,300,000   10/08/2004        NAP             Y       11/04/2004    NAP    10/07/2004       $694,210

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              %
                                                                                                      Lease                  NSF
                                                                                                    Expiration     NSF       of
                                               Date             Years                                  Date        of        the
Loan                                            of               of                                     of       Largest   Largest
Pool                       Underwritten      Operating        Financial           Largest            Largest     Tenant    Tenant
No.                            NOI           Statement       Information          Tenant              Tenant      (SF)       (%)
------------------------------------------------------------------------------------------------------------------------------------
 1                         $13,175,431      12/31/2003                 2    Meredith Corporation    12/31/2011   151,196      25.1%
 5                         $11,059,881      12/31/2003                 3   United Artists Theater   05/31/2005    20,000       5.7%
 7                          $6,416,974         2003                    3    County of San Diego     05/31/2007    66,348      20.1%
 26                         $1,502,325   T-12 (09/30/2004)             3            NAP                NAP         NAP       NAP
 33                         $1,192,458   T-12 (09/30/2004)             3            NAP                NAP         NAP       NAP
 56                           $787,644   T-12 (09/30/2004)             3            NAP                NAP         NAP       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                             Lease                   %
                                                           Expiration     NSF       NSF
                                                              Date        of        of
                                                               of         2nd       2nd
Loan                        2nd                               2nd       Largest   Largest       3rd
Pool                      Largest                           Largest     Tenant    Tenant      Largest
No.                        Tenant                            Tenant      (SF)       (%)       Tenant
------------------------------------------------------------------------------------------------------------------------------------
 1                        Reed Elsevier, Inc.              06/30/2009    70,510      11.7%    FGIC Holdings, Inc.
 5                        Gap, Inc.                        01/31/2006    17,265       4.9%    Abercrombie & Fitch
 7                        Federal Defenders of San Diego   07/31/2010    26,919       8.1%    Station Venture Opera
 26                       NAP                                 NAP         NAP       NAP       NAP
 33                       NAP                                 NAP         NAP       NAP       NAP
 56                       NAP                                 NAP         NAP       NAP       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                      %
                              Lease       NSF        NSF
                            Expiration    of         of
                               of         3rd        3rd
Loan                           3rd      Largest    Largest  Related      Related
Pool                         Largest    Tenant     Tenant   Borrowers   Borrower
No.                           Tenant     (SF)        (%)     (Y/N)        List
------------------------------------------------------------------------------------------------------------------------------------
 1                        07/31/2008    58,693       9.7%      N       NAP
 5                        01/31/2006     9,472       2.7%      N       NAP
 7                        07/31/2021    24,180       7.3%      N       NAP
 26                              NAP       NAP       NAP       Y       04-18106; 04-18107; 04-17902
 33                              NAP       NAP       NAP       Y       04-18106; 04-18107; 04-17902
 56                              NAP       NAP       NAP       Y       04-18106; 04-18107; 04-17902

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                            Single
                              Cross          Note
                          Collateralized      /
                                /          Multiple         Crossed                      Description
Loan                          Cross        Property   Loan/Multi-property   Additional       of
Pool                        Defaulted        Loan            Pool           Collateral   Additional
No.                            (Y/N)         (Y/N)          (Y/N)             (Y/N)      Collateral
------------------------------------------------------------------------------------------------------------------------------------
 1                              N             N                N                N        NAP
 5                              N             N                N                N        NAP
 7                              N             N                N                Y        Horton Plaza Parking Ground Lease
 26                             N             N                N                N        NAP
 33                             N             N                N                N        NAP
 56                             N             N                N                N        NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                          Current
                                                            Tax
                                     Tax                  Escrow     Ongoing         Tax         Springing
                           Tax     Service    Initial     Balance      Tax         Reserve        Reserve
                          Escrow   Contract     Tax         as        Escrow         Cap        Requirement
Loan                       in        in       Escrow        of          -            ($             for
Pool                      Place     Place      Amount    2/1/2005    Monthly         and            Tax
No.                        (Y/N)     (Y/N)       ($)       ($)         ($)        Description)     (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                          N         N             $0          $0         $0        NAP             Y
 5                          N         N             $0          $0         $0        NAP             Y
 7                          N         N            NAP         NAP        NAP        NAP             Y
 26                         Y         Y        $22,315     $33,472    $11,157        NAP             N
 33                         Y         Y       $110,000     $25,835     $9,167        NAP             N
 56                         Y         Y        $15,580     $23,459     $7,878        NAP             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                              Terms
                                or
                            Conditions                                                    Interest
                               for                                                           on      Insurance
                            Springing                                                       Tax       Escrow
Loan                           Tax                                                         Escrow       in
Pool                         Reserve                                                        Paid       Place
No.                        Requirement                                                       to:       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        (i) Event of Default and (ii) DSCR < 1.05,                      Borrower       N
                          as of the end of any calendar quarter.
 5                        Failure to provide proof of payment                             Borrower       N
 7                        Event of Default or delinqency in payment of this obligation.     NAP          N
 26                       NAP                                                              Lender        N
 33                       NAP                                                              Lender        N
 56                       NAP                                                              Lender        N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                          Current
                                         Insurance      Ongoing       Insurance      Springing
                           Initial        Escrow       Insurance       Reserve        Reserve
                          Insurance       Balance        Escrow          Cap        Requirement
Loan                        Escrow          as             -             ($             for
Pool                        Amount          of          Monthly          and         Insurance
No.                           ($)       02/01/2005($)      ($)       Description)      (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                            $0                  $0           $0        NAP             Y
 5                            $0                  $0           $0        NAP             Y
 7                           NAP                  $0           $0        NAP             Y
 26                          NAP                  $0           $0        NAP             Y
 33                          NAP                  $0           $0        NAP             Y
 56                          NAP                  $0           $0        NAP             Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                             Terms
                               or
                           Conditions                                                                          Interest
                              for                                                                                 on
                           Springing                                                                           Insurance
Loan                       Insurance                                                                            Escrow
Pool                        Reserve                                                                             Paid
No.                        Requirement                                                                           to:
------------------------------------------------------------------------------------------------------------------------------------
 1                        (i) Event of Default and (ii) DSCR < 1.05, as of the end of any calendar quarter.   Borrower
 5                        Failure to provide proof of payment                                                 Borrower
 7                        Event of Default or delinqency in payment of this obligation.                          NAP
 26                       Event of Default or Failure to maintain blanket policy                                 NAP
 33                       Event of Default or Failure to maintain blanket policy                                 NAP
 56                       Event of Default or Failure to maintain blanket policy                                 NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                           %
                                                                          of
                                                                         Total
                           Deferred       Deferred                    Recommended                    Cap
                          Maintenance   Maintenance      Deferred      Deferred                       Ex
                            Escrow      Recommended    Maintenance    Maintenance                   Escrow
Loan                          in            per           Escrow        Amount         Deferred       in
Pool                         Place         Report         Amount       Escrowed       Maintenance   Place
No.                          (Y/N)          ($)            ($)            (%)          Comments     (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                             N             $11,400             $0           NAP     De Minimus      N
 5                             N             $79,000             $0           NAP     De Minimus      N
 7                             N                  $0             $0          0.0%         NAP         Y
 26                            N                  $0             $0          0.0%         NAP         Y
 33                            N                  $0             $0          0.0%         NAP         Y
 56                            Y              $7,500         $9,375        125.0%         NAP         Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                Annual
                                     Ongoing    Ongoing           Cap               Cap         Springing
                          Initial      Cap        Cap             Ex                Ex           Reserve
                            Cap         Ex         Ex           Reserve           Reserve      Requirement
                             Ex       Escrow     Escrow       Requirement          Cap             for
Loan                       Escrow       -          -              per               ($             Cap
Pool                       Amount    Monthly     Annual         SF/Unit             and            Ex
No.                          ($)        ($)        ($)             ($)          Description)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                              $0         $0         $0           NAP               NAP           Y
 5                              $0         $0         $0           NAP               NAP           Y
 7                         $66,106     $5,506    $66,073            $0           $66,106           N
 26                             $0    $11,617   $139,404          $835               NAP           N
 33                             $0     $9,701   $116,412          $856               NAP           N
 56                             $0     $7,573    $90,876          $654               NAP           N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                               Terms                                                                                     Current
                                 or                                                                                        Cap
                             Conditions                                                                                    Ex
                                for                                                                                       Escrow
                             Springing                                                                                   Balance
                                Cap                                                                                        as
Loan                            Ex                                                                                         of
Pool                         Reserve                                                                                    2/1/2005
No.                        Requirement                                                                                     ($)
------------------------------------------------------------------------------------------------------------------------------------
 1                        (i) Event of Default and (ii) DSCR < 1.05, as of the end of any calendar quarter.                 $0
 5                        (i) Event of default or (ii) DSCR based on NOI and actual debt service falls below 1.25x          $0
 7                        NAP                                                                                          $66,109
 26                       NAP                                                                                          $11,617
 33                       NAP                                                                                           $9,701
 56                       NAP                                                                                           $7,573

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Interest
                             on                          Ongoing     Annual        TI/LC        Springing
                            Cap      TI/LC    Initial     TI/LC      TI/LC        Reserve        Reserve
                             Ex      Escrow    TI/LC      Escrow     Escrow         Cap        Requirement
Loan                       Escrow      in      Escrow       -         per           ($             for
Pool                        Paid     Place     Amount    Monthly    SF/Unit         and           TI/LC
No.                          to:      (Y/N)      ($)       ($)        ($)       Description)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                        Borrower     N            $0         $0     NAP           NAP             Y
 5                        Borrower     N            $0         $0     NAP           NAP             Y
 7                        Borrower     N            $0         $0     NAP           NAP             Y
 26                       Borrower     N            $0         $0     NAP           NAP             N
 33                       Borrower     N            $0         $0     NAP           NAP             N
 56                       Borrower     N            $0         $0     NAP           NAP             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                              Terms
                               or
                           Conditions
                              for
                           Springing
Loan                         TI/LC
Pool                        Reserve
No.                       Requirement
------------------------------------------------------------------------------------------------------------------------------------
1                         (i) Event of Default and (ii) DSCR < 1.05, as of the end of any calendar quarter.
5                         (i) Event of default or (ii) DSCR based on NOI and actual debt service falls below 1.25x
7                         In case of E of D or DSCR falls below 1.10x, borrower must deposit
                          $1,118,000 into a TI/LC reserve. If drawn upon, then there will be a monthly TI/LC escrow of $41,295.92. All funds will be released once the DSCR exceeds 1.10x for 3 consecutive months
26                        NAP
33                        NAP
56                        NAP



Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                    Current
                           Current                               Environmental
                            TI/LC     Interest                       Escrow                           Ongoing
                           Balance       on      Environmental      Balance          Initial       Environmental
                             as        TI/LC        Escrow             as         Environmental        Escrow
Loan                         of        Escrow         in               of             Escrow              -
Pool                      2/1/2005      Paid         Place          2/1/2005          Amount          Monthly
No.                         ($)          to:         (Y/N)            ($)              ($)              ($)
------------------------------------------------------------------------------------------------------------------------------------
 1                               $0   Borrower         N                     $0               $0               $0
 5                               $0   Borrower         N                     $0               $0               $0
 7                               $0     NAP            N                     $0               $0               $0
 26                              $0     NAP            N                     $0               $0               $0
 33                              $0     NAP            N                     $0               $0               $0
 56                              $0     NAP            N                     $0               $0               $0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                               Terms
                                                                or
                          Environmental      Springing      Conditions       Interest
                             Reserve          Reserve           for             on          Other
                               Cap          Requirement      Springing     Environmental   Escrows
Loan                            ($              for        Environmental      Escrow         in
Pool                           and         Environmental      Reserve          Paid         Place
No.                        Description)        (Y/N)        Requirement         to:         (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                             NAP               N              NAP             NAP           N
 5                             NAP               N              NAP          Borrower         N
 7                             NAP               N              NAP             NAP           N
 26                            NAP               N              NAP             NAP           N
 33                            NAP               N              NAP             NAP           N
 56                            NAP               N              NAP             NAP           N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                       Current
                                                        Other
                                                        Escrow     Ongoing        Other
                                          Initial      Balance      Other        Reserve         Other
                          Description      Other          as        Escrow         Cap         Springing
Loan                          of          Escrow          of          -            ($           Reserve
Pool                        "Other"       Amount       2/1/2005    Monthly         and        Requirement
No.                         Escrows         ($)          ($)         ($)       Description)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
1                             NAP                $0           $0         $0        NAP             N
5                             NAP                $0           $0         $0        NAP             N
7                             NAP                $0           $0         $0        NAP             N
26                            NAP                $0           $0         $0        NAP             N
33                            NAP                $0           $0         $0        NAP             N
56                            NAP                $0           $0         $0        NAP             N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                             Terms
                              or        Interest
                          Conditions       on
                              for        Other                                                     Future
Loan                         Other       Escrow    Springing                                       Payment
Pool                        Reserve       Paid      Escrow     Springing                           Changes    Payment
No.                       Requirement      to:       (Y/N)       Escrow                             (Y/N)    Frequency
------------------------------------------------------------------------------------------------------------------------------------
1                             NAP         NAP          Y       Taxes, Insurance, TI/LC's, Cap Ex      N       Monthly
5                             NAP       Borrower       Y       Taxes, Insurance, TI/LC's, Cap Ex      N       Monthly
7                             NAP         NAP          Y       Tax, Insurance, TI/LC                  N       Monthly
26                            NAP         NAP          Y       Insurance                              N       Monthly
33                            NAP         NAP          Y       Insurance                              N       Monthly
56                            NAP         NAP          Y       Insurance                              N       Monthly

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                  Debt
                                 Service   Debt                                                           Balloon    Balloon
                                 Payment   Service                                                        Payment    Payment
                                  Grace    Grace                                                           Grace      Grace
                                 Period    Period                                                          Period     Period
                                   to      to                                                                to         to
Loan                             Impose    Call                                               Default      Impose      Call
Pool                      Due     Late      a                                                Interest       Late        a
No.                       Date   Charge   Default                                                %         Charge    Default
------------------------------------------------------------------------------------------------------------------------------------
 1                           8         0      5                                                  3.0%            0          5
 5                           7         5      0                                                    3%            5          0
 7                           8         0      0   Lesser of I.R. + 4% and maximum allowed by law                 0          0
 26                          1         5      5   Lesser of I.R. + 5% and maximum allowed by law                 0          0
 33                          1         5      5   Lesser of I.R. + 5% and maximum allowed by law                 0          0
 56                          1         5      5   Lesser of I.R. + 5% and maximum allowed by law                 0          0

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Earthquake
Loan                     Assumption                                                                   Zone                Earthquake
Pool                     Provision    Assumption/                                                    3 or 4               Insurance
No.                        (Y/N)      Fee                                                            (Y/N)       PML%       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
1                            Y        1 time - $150,000                                                N          NAP         Y
5                            Y        1 time - <$10,000                                                N          NAP         Y
7                            Y        4 times @ no charge for first; 0.5%
                                      for second; 1.0% for third and fourth                           Y-4        18.0%        N
26                           Y        3 times @ 0.5% for first; 0.75% for second; 1.0% for third       N          NAP         Y
33                           Y        3 times @ 0.5% for first; 0.75% for second; 1.0% for third       N          NAP         Y
56                           Y        3 times @ 0.5% for first; 0.75% for second; 1.0% for third       N          NAP         Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan                      Hurricane   Hurricane   Flood     Flood     Environmental
Pool                        Zone      Insurance   Zone    Insurance     Insurance      SAE
No.                        (Y/N)        (Y/N)     (Y/N)     (Y/N)         (Y/N)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                            N           Y         N         Y             N           Y
 5                            N           Y         N         Y             N           Y
 7                            N           Y         N         N             N           Y
 26                           N           Y         N         Y             N           Y
 33                           N           Y         N         Y             N           Y
 56                           N           Y         N         Y             N           Y

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Current
                                                                                                Additional
                                                                                                Financing
Loan                                       Non-Consolidation    Independent      Revocable          in
Pool                           SPE              Opinion          Director          Trust          Place
No.                           (Y/N)              (Y/N)             (Y/N)           (Y/N)       (Y/N/Silent)
------------------------------------------------------------------------------------------------------------------------------------
 1                              Y                  Y                 Y               Y              N
 5                              Y                  Y                 Y               Y              N
 7                              Y                  Y                 Y               N              N
 26                             Y                  N                 N               N              N
 33                             Y                  N                 N               N              N
 56                             Y                  N                 N               N              N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                           Current                                                    Future
                          Additional                                 Additional     Additional
                          Financing     Description    Standstill     Financing      Financing
                           Secured          of         Agreement      Permitted       Secured
Loan                         by          Current          in            In             by
Pool                       Property     Additional       Place         Future        Property
No.                         (Y/N)       Financing        (Y/N)      (Y/N/Silent)       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
 1                            N             NAP            N              Y              N
 5                            N             NAP            Y              Y              N
 7                            N             NAP            N              N              N
 26                           N             NAP            N              Y              N
 33                           N             NAP            N              Y              N
 56                           N             NAP            N              Y              N

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Description
                              of
Loan                        Future
Pool                      Additional
No.                       Financing
------------------------------------------------------------------------------------------------------------------------------------
 1                        Mezzanine Debt
 5                        Mezzanine Debt
 7                        NAP
 26                       Upon the sale of the property, the lender will allow the new owner to obtain up to seventy percent (70%) of the sales price in mezzanine financing (to be secured by ownership interest in the borrowing entity)
 33                       Upon the sale of the subject property, the lender will allow the new owner to obtain up to 70% of the sales price in
                          mezzanine financing to be secured by ownership interest in the borrowing entity.
 56                       Upon the sale of the Property, the Lender will allow the new owner to obtain up to seventy percent (70%) of the sales price in mezzanine financing (to be secured by ownership interest in Borrowing Entity).


Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                         No.                        No.
                                          Sec.           of          Sec.           of         Partial       Partial
Loan                       Number          8            Sec.          42           Sec.      Collateral     Collateral
Pool                        Times      (Multifamily)     8        (Multifamily)     42         Release       Release
No.                      Delinquent       (Y/N)        Units         (Y/N)        Units        (Y/N)       Description
------------------------------------------------------------------------------------------------------------------------------------
 1                                 0         N            N             N           NAP            N             NAP
 5                                 0         N            N             N           NAP            N             NAP
 7                                 0         N           NAP            N           NAP            N             NAP
 26                                0         N           NAP            N           NAP            N             NAP
 33                                0         N           NAP            N           NAP            N             NAP
 56                                0         N           NAP            N           NAP            N             NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                            Partial
                          Collateral    Outparcel   Outparcel
                            Release        or       or
Loan                      Prepayment      Other     Other
Pool                        Penalty      Release    Release
No.                       Description     (Y/N)     Description
------------------------------------------------------------------------------------------------------------------------------------
 1                            NAP           N       NAP
 5                            NAP           Y       Vacant, Unimproved parcel
 7                            NAP           Y       Release of parcels 1, 2 & 3, so long as DSCR for
                                                    remaining Properties is equal to or greater than 1.69x
                                                    and LTV is N greater than 70%. For Parcel 1, Borrower
                                                    shall pay the greater of $1,653,750 or the PV release
                                                    price (1.25 times Parcel 1's NI divided by 6.75% and
                                                    multipied by .70, plus any accrued and unpaid interest
                                                    on the unpaid principal amount and any applicable YM1
                                                    premium. For Parcel 2, Borrower shall pay the greater of
                                                    $1,223,750 or the PV release price (1.25 times Parcel
                                                    2's NI divided by 6.75% and multipied by .70), plus any
                                                    accrued and unpaid interest on the unpaid principal
                                                    amount and any applicable YM1 premium.
 26                           NAP           N       NAP
 33                           NAP           N       NAP
 56                           NAP           N       NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                        Voluntary
                                                         Partial
                                                        Prepayment
                                                        Permitted
                                                          (Y/N)
                                                        (escrows,
Loan                     Substitution   Substitution      LOCs,      Partial
Pool                        Allowed       Provision       other,     Prepayment
No.                          (Y/N)       Description      etc.)      Description
------------------------------------------------------------------------------------------------------------------------------------
 1                             N             NAP            N        NAP
 5                             N             NAP            N        NAP
 7                             N             NAP            Y        Release of parcels 1 & 2 with a Prepay Fee (PV Release Price)
                                                                     and subject to YM1.
 26                            N             NAP            N        NAP
 33                            N             NAP            N        NAP
 56                            N             NAP            N        NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                          Day
                          Prepayment
                          Allowed
Loan                      (plus                                                LO
Pool                      accrued                                             End
No.                       interest?)                      Seasoning   LO      Date      DEF   DEF+1   DEF/YM1   YM   YM1   YM2
------------------------------------------------------------------------------------------------------------------------------------
 1                        Any day with accrued interest           3   27   10/07/2014    91
 5                        Any day with accrued interest           2   26   09/06/2011    54
 7                        DueDate                                 1   25   11/07/2014    92
 26                       DueDate                                 2   26   08/31/2014    90
 33                       DueDate                                 2   26   08/31/2014    90
 56                       DueDate                                 2   26   08/31/2014    90

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                              Primary
Pool                                                                                                      YM      Servicer
No.                        6.0%   5.0%   4.8%   4.0%   3.6%   3.0%   2.4%   2.0%   1.2%   1.0%   Open   Formulas     Fee
------------------------------------------------------------------------------------------------------------------------------------
 1                                                                                                 1
 5                                                                                                 4
 7                                                                                                 3
 26                                                                                                4
 33                                                                                                4
 56                                                                                                4

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Cooperative
                                                                                       Value
Loan                         Correspondent/    Master    Trustee   Administrative       as a
Pool                          Subservicer     Servicer   Annual         Cost           Rental      Unsold
No.                                Fee           Fee        Fee          Rate          Property     Percent
------------------------------------------------------------------------------------------------------------------------------------
1                                                                                       NAP          NAP
5                                                                                       NAP          NAP
7                                                                                       NAP          NAP
26                                                                                      NAP          NAP
33                                                                                      NAP          NAP
56                                                                                      NAP          NAP

Total/Weighted Average:


------------------------------------------------------------------------------------------------------------------------------------
                                                                             Cutoff
Loan                                                                           LTV
Pool                      Sponsor   Investor    Coop        Sponsor            as              Coop
No.                         Units     Units      Units        Carry           Rental      Sponsor/Investor
------------------------------------------------------------------------------------------------------------------------------------
1                           NAP       NAP        NAP          NAP             NAP              NAP
5                           NAP       NAP        NAP          NAP             NAP              NAP
7                           NAP       NAP        NAP          NAP             NAP              NAP
26                          NAP       NAP        NAP          NAP             NAP              NAP
33                          NAP       NAP        NAP          NAP             NAP              NAP
56                          NAP       NAP        NAP          NAP             NAP              NAP

Total/Weighted Average:


                                   SCHEDULE II

                               IXIS LOAN SCHEDULE

MSCI 2005-IQ9
IXIS Accounting Tape
February 15, 2005

                            Single Note/ Multiple Properties
                            Cross Collateralized/Cross defaulted

Loan Pool No.           Mortgage Loan Seller     Loan Number     Property Name                     Portfolio Name (if applicable)
------------------------------------------------------------------------------------------------------------------------------------
      2                 IXIS                     IXIS1.1         Central Mall-Texarkana, TX        Central Mall Portfolio
      3                 IXIS                     IXIS1.2         Central Mall-Lawton, OK           Central Mall Portfolio
      4                 IXIS                     IXIS1.3         Central Mall-Port Arthur, TX      Central Mall Portfolio
     22                 IXIS                     IXIS2           Parkside Shops                    NAP
     24                 IXIS                     IXIS3           Brentwood Town Center             NAP
     25                 IXIS                     IXIS4           Crown Plaza                       NAP
     27                 IXIS                     IXIS5           Montgomery Field                  NAP
     28                 IXIS                     IXIS6           Okeechobee Industrial Park        Okeechobee Industrial Park
     30                 IXIS                     IXIS7           Stone Mist Apartments             NAP
     31                 IXIS                     IXIS8           Columbia Lakeside                 NAP
     32                 IXIS                     IXIS9           Bermuda Run                       NAP
     37                 IXIS                     IXIS10          Park Hill Medical Plaza           NAP
     40                 IXIS                     IXIS11          Skyway Commerce Center            NAP
     41                 IXIS                     IXIS13          Timber Ridge                      NAP
     45                 IXIS                     IXIS14          Wood Trail Apartments             NAP
     50                 IXIS                     IXIS15          Exchange Medical Office           NAP
     57                 IXIS                     IXIS16          Waldorf Hampton Inn               NAP
     75                 IXIS                     IXIS17          Thunderbird Crossing              NAP
     81                 IXIS                     IXIS18          Walgreens-Grapevine               NAP
     91                 IXIS                     IXIS19          3965 Durango                      NAP
     96                 IXIS                     IXIS20          Cedar Ridge                       NAP
    128                 IXIS                     IXIS21          VSV Plaza                         NAP
    197                 IXIS                     IXIS22          Autumn Park                       NAP
Total/Weighted Average:


                                                                                                            North or South     Zip
Loan Pool No.       Street Address                                      County         City        State    CA (NCA/SCA)       Code
------------------------------------------------------------------------------------------------------------------------------------
      2          2400 Richmond Road                                  Bowie          Texarkana        TX          NAP          75503
      3          200 SW C Avenue                                     Comanche       Lawton           OK          NAP          73501
      4          3100 Highway 365                                    Jefferson      Port Arthur      TX          NAP          77642
     22          5920 Roswell Road                                   Fulton         Atlanta          GA          NAP          30328
     24          13050 San Vicente Boulevard                         Los Angeles    Los Angeles      CA          SCA          90049
     25          631 South Olive Street                              Los Angeles    Los Angeles      CA          SCA          90014
     27          8525, 8575, and 8665 Gibbs Drive & 8690 Aero Drive  San Diego      San Diego        CA          SCA          92123
     28          1550 Latham Road & 2675 Norman Drive                Palm Beach     West Palm Beach  FL          NAP          33409
     30          10901 Mist Lane                                     Harris         Houston          TX          NAP          77070
     31          10211 Wincopin Circle                               Howard         Columbia         MD          NAP          21044
     32          100 Bermuda Run                                     Bulloch        Statesboro       GA          NAP          30458
     37          7325 Medical Center Drive                           Los Angeles    West Hills       CA          SCA          91307
     40          10255-10275 Old Placerville Road                    Sacramento     Sacramento       CA          NCA          95827
     41          3602 Rolling Green Drive                            Taylor         Abilene          TX          NAP          79606
     45          1909 Shiloh Road                                    Smith          Tyler            TX          NAP          75703
     50          412 Malcolm Drive                                   Carroll        Westminster      MD          NAP          21157
     57          3750 Crain Highway                                  Charles        Waldorf          MD          NAP          20603
     75          8345 and 8411 West Thunderbird Road                 Maricopa       Peoria           AZ          NAP          85381
     81          912 W. Northwest Highway                            Tarrant        Grapevine        TX          NAP          76051
     91          3965 & 3975 S. Durango Dr.                          Clark          Las Vegas        NV          NAP          89147
     96          4615 Summerhill Road                                Bowie          Texarkana        TX          NAP          75503
     128         1358 Oaktree Road                                   Middlesex      Iselin           NJ          NAP          08830
     197         3333 Ridgemont Drive                                Orange         Orange           TX          NAP          77630
Total/Weighted Average:


                                                                                                       Cut-Off Date
Loan Pool                                                  Property        Number of     Original      Balance (as of
   No.     MSA                            Property Type    Sub-Type       Properties      Balance       02/01/2005)        Sort
------------------------------------------------------------------------------------------------------------------------------------
    2      Texarkana                      Retail           Anchored            3        $54,900,000      $54,900,000    134,500,000
    3      Lawton                         Retail           Anchored            3        $43,200,000      $43,200,000    134,500,000
    4      Beaumont-Port Arthur           Retail           Anchored            3        $36,400,000      $36,400,000    134,500,000
   22      Atlanta                        Retail           Unanchored          1        $12,500,000      $12,488,286     12,488,286
   24      Los Angeles                    Retail           Unanchored          1        $11,400,000      $11,388,833     11,388,833
   25      Los Angeles                    Office           Urban               1        $11,250,000      $11,250,000     11,250,000
   27      San Diego                      Office           Suburban            1        $11,000,000      $10,932,761     10,932,761
   28      West Palm Beach                Industrial       Office/Warehouse    1        $10,400,000      $10,400,000     10,400,000
   30      Houston                        Multifamily      Garden              1        $10,000,000      $10,000,000     10,000,000
   31      Baltimore                      Office           Suburban            1         $9,700,000       $9,700,000      9,700,000
   32      Statesboro                     Multifamily      Garden              1         $9,000,000       $8,991,355      8,991,355
   37      Los Angeles                    Office           Medical             1         $8,460,000       $8,460,000      8,460,000
   40      Sacramento                     Industrial       Office/Warehouse    1         $7,150,000       $7,142,720      7,142,720
   41      Abilene                        Multifamily      Garden              1         $6,900,000       $6,900,000      6,900,000
   45      Tyler                          Multifamily      Garden              1         $6,160,000       $6,160,000      6,160,000
   50      Baltimore                      Office           Suburban            1         $5,800,000       $5,788,638      5,788,638
   57      Washington-Baltimore           Hospitality      Limited Service     1         $5,300,000       $5,292,329      5,292,329
   75      Phoenix                        Retail           Shadow Anchored     1         $4,400,000       $4,400,000      4,400,000
   81      Dallas                         Retail           Anchored            1         $4,000,000       $3,992,260      3,992,260
   91      Las Vegas                      Office           Suburban            1         $3,600,000       $3,600,000      3,600,000
   96      Texarkana                      Multifamily      Garden              1         $3,500,000       $3,495,518      3,495,518
  128      Middlesex-Somerset-Hunterdon   Retail           Unanchored          1         $2,500,000       $2,500,000      2,500,000
  197      Beaumont                       Multifamily      Garden              1         $1,440,000       $1,438,158      1,438,158
Total/Weighted Average:                                                              $1,544,375,825   $1,531,754,421


               % by
Loan Pool    Cut-off                                                                Single-Tenant     Owner-Occupied       Percent
   No.    Date Balance   Cut-Off Date      Units/SF  Year Built    Year Renovated        (Y/N)         >20% (Y/N - %)      Leased
------------------------------------------------------------------------------------------------------------------------------------
    2         3.6%       02/01/2005        686,823     1979         1998, 2002             N                  N             98.2%
    3         2.8%       02/01/2005        526,059     1980            2000                N                  N             95.7%
    4         2.4%       02/01/2005        539,791     1982          1996/2000             N                  N             92.2%
   22         0.8%       02/01/2005        158,411     1987            2003                N                  N             92.3%
   24         0.7%       02/01/2005         12,835     1992             NAP                N                  N            100.0%
   25         0.7%       02/01/2005         88,962     1985             NAP                N                  N             94.4%
   27         0.7%       02/01/2005        168,240  1978/1975          2001                N                  N            100.0%
   28         0.7%       02/01/2005        148,214  1972/1987           NAP                N                  N             87.7%
   30         0.7%       02/01/2005            192     1998             NAP                N                  N             88.0%
   31         0.6%       02/01/2005         70,962     1999             NAP                N                  N             87.8%
   32         0.6%       02/01/2005            165  1990-1997           NAP                N                  N            100.0%
   37         0.6%       02/01/2005         42,630     1991             NAP                N                  N             92.0%
   40         0.5%       02/01/2005        153,221     1986            2002                N                  N             94.2%
   41         0.5%       02/01/2005            224     1985             NAP                N                  N             96.4%
   45         0.4%       02/01/2005            176     1982             NAP                N                  N             92.6%
   50         0.4%       02/01/2005         51,186  1987/2002           NAP                N                  N            100.0%
   57         0.3%       02/01/2005            100     2000             NAP                N                  N             75.1%
   75         0.3%       02/01/2005         24,178     2003             NAP                N                  N             81.9%
   81         0.3%       02/01/2005         14,560     2004             NAP                Y                  N            100.0%
   91         0.2%       02/01/2005         25,116     2001             NAP                N                  N             90.9%
   96         0.2%       02/01/2005            190  1976-1979          2004                N                  N             82.6%
  128         0.2%       02/01/2005         10,000     2000             NAP                N                  N            100.0%
  197         0.1%       02/01/2005             98     1972            2002                N                  N             87.5%
Total/
Weighted
Average:    100.0%


Loan     Percent       Percent
Pool     Leased        Leased
 No.    as of Date     Source                                        Borrower Name
------------------------------------------------------------------------------------------------------------------------------------
  2     11/18/2004    Rent Roll             GG&A Central Mall Partners, L.P.
  3     11/18/2004    Rent Roll             GG&A Central Mall Partners, L.P.
  4     11/18/2004    Rent Roll             GG&A Central Mall Partners, L.P.
 22     12/15/2004    Rent Roll             Rahn Parkside Atlanta, LLC, Nielsen Parkside Atlanta, LLC, Soltanovich Siradze Parkside
                                            Atlanta, LLC, Wilmarth Parkside Atlanta, LLC, Fretz Parkside Atlanta, LLC, Lenney Pa
                                            Atlanta, LLC, Holyoake Parkside Atlanta, LLC, Au Parkside Atlanta, LLC, Robertson
                                            Parkside Atlanta, LLC, Parkside Atlanta, LLC
 24     01/01/2005    Rent Roll             FH Distributors
 25     01/27/2005    Rent Roll             Crown Capital Fund, LLC
 27     08/31/2004    Rent Roll             Montgomery Field Associates, L.P.
 28     12/15/2004    Rent Roll             Okeechobee Industrial Limited Partnership
 30     11/18/2004    Rent Roll             Stone Mist, Ltd.
 31     11/08/2004    Rent Roll             Kincade Financing LLC
 32     11/22/2004    Rent Roll             BR549, LLC
 37     08/01/2004    Rent Roll             Manor Park LLC
 40     11/08/2004    Rent Roll             Skyway Commerce Center, LLC
 41     11/11/2004    Rent Roll             TRQ Cedar Run, LP
 45     09/20/2004    Rent Roll             TRQ Crystalwood, LP
 50     09/17/2004    Rent Roll             Main Street Exchange LLC
 57     09/30/2004    Operating Statements  Waldorf Hotel Investors, L.L.C.
 75     09/30/2004    Rent Roll             K&Y T-Bird & 83rd Shops LLC
 81     08/31/2004    Rent Roll             Woodgreen TX, LLC
 91     11/01/2004    Rent Roll             BW Business Park 1 LLC, BW Business Park 2 LLC, BW Business Park 3 LLC,
                                            BW Business Park 4 LLC, BW Business Park 5 LLC and Transwestern Investment Holdings
 96     11/29/2004    Rent Roll             Ryden Properties, L.L.C.
128     12/13/2004    Rent Roll             V.S.V. Plaza, L.L.C.
197     09/30/2004    Rent Roll             D'aur Properties, L.L.C.
Total/Weighted Average:


Loan Pool                                                                                                    Ownership
   No.                                  Sponsor                                               Lien Status    Interest
------------------------------------------------------------------------------------------------------------------------------------
    2      Gregory Greenfield & Assoc., Ltd. and Greenfield, Gregory                           First         Fee
    3      Gregory Greenfield & Assoc., Ltd. and Greenfield, Gregory                           First         Fee/Leasehold
    4      Gregory Greenfield & Assoc., Ltd. and Greenfield, Gregory                           First         Fee
   22      West Valley Properties, Inc.; Guardian Growth, LLC; Moison,
           William; Moison, Jerry E.; Dudeck, John P.                                          First         Fee
   24      Akhtarzad, Ramesh Ohebsion and Akhtarzad, Shirin Yousefzadeh                        First         Fee
   25      Daneshgar, Joseph                                                                   First         Fee
   27      Daneshgar, Joseph                                                                   First         Leasehold
   28      Pechter Family Limited Partnership                                                  First         Fee
   30      Kaplan, Michael                                                                     First         Fee
   31      Kincade, LLC                                                                        First         Fee
   32      Green, John R.                                                                      First         Fee
   37      Azouz, David                                                                        First         Fee
   40      Trial Ranch partners, LLC and Business Property Trust, LLC                          First         Fee
   41      Bookey, Harry                                                                       First         Fee
   45      Bookey, Harry                                                                       First         Fee
   50      Obrecht, Paul F.,Obrecht, George F.,Obrecht, Thomas F.,Obrecht, Richard F.          First         Fee
   57      Waring, H. Thomas                                                                   First         Fee
   75      Lazares, David L.; Kimmel, Gary; Young, Gil; Tate, Ronald                           First         Fee
   81      Goldberg, Richard                                                                   First         Fee
   91      Pori, Jeff; Stubbs, David; Kaye, Paul A.; Lee, Eva M.                               First         Fee
   96      Ryden, John H. and Ryden, Karen L.                                                  First         Fee
  128      Kalra, Vinod                                                                        First         Fee
  197      Davis Jr., Walden                                                                   First         Fee
Total/Weighted Average:


             Ground Lease
             Extinguished                                                           Ground Lease
                Upon                               Extension                    Outside Expiration                     Modified
Loan Pool    Foreclosure        Ground Lease       Options    Extension Options   Date (Including                       Loan
   No.          (Y/N)          Expiration Date      (Y/N)        Description         Extensions)         Note Date      (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
    2              N                 NAP              N       NAP                       NAP             11/22/2004        N
    3              N             07/23/2053           Y       One automatic
                                                              25-Year Option         07/23/2078         11/22/2004        N
    4              N                 NAP              N       NAP                       NAP             11/22/2004        N
   22              N                 NAP              N       NAP                       NAP             12/23/2004        N
   24              N                 NAP              N       NAP                       NAP             12/21/2004        N
   25              N                 NAP              N       NAP                       NAP             12/28/2004        N
   27              N             07/31/2033           N       NAP                    07/31/2033         10/25/2004        N
   28              N                 NAP              N       NAP                       NAP             01/07/2005        N
   30              N                 NAP              N       NAP                       NAP             11/30/2004        N
   31              N                 NAP              N       NAP                       NAP             12/09/2004        N
   32              N                 NAP              N       NAP                       NAP             12/22/2004        N
   37              N                 NAP              N       NAP                       NAP             10/01/2004        N
   40              N                 NAP              N       NAP                       NAP             12/10/2004        N
   41              N                 NAP              N       NAP                       NAP             12/01/2004        N
   45              N                 NAP              N       NAP                       NAP             12/01/2004        N
   50              N                 NAP              N       NAP                       NAP             11/24/2004        N
   57              N                 NAP              N       NAP                       NAP             12/07/2004        N
   75              N                 NAP              N       NAP                       NAP             11/17/2004        N
   81              N                 NAP              N       NAP                       NAP             11/03/2004        N
   91              N                 NAP              N       NAP                       NAP             11/29/2004        N
   96              N                 NAP              N       NAP                       NAP             12/29/2004        N
  128              N                 NAP              N       NAP                       NAP             01/21/2005        N
  197              N                 NAP              N       NAP                       NAP             12/13/2004        N
Total/Weighted Average:


Loan                        First P&I                     First Interest
Pool      Modification       Payment     First Payment     Only Period    Maturity Date       ARD Loan   Maturity Date   ARD Rate
 No.      Description         Date         Date (IO)          (mos)           or ARD            (Y/N)     of ARD Loan      Step
----------------------------------------------------------------------------------------------------------------------------------
  2           NAP           01/05/2009    01/05/2005            48          12/05/2014            N            NAP          NAP
  3           NAP           01/05/2009    01/05/2005            48          12/05/2014            N            NAP          NAP
  4           NAP           01/05/2009    01/05/2005            48          12/05/2014            N            NAP          NAP
 22           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
 24           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
 25           NAP           02/01/2007    02/01/2005            24          01/01/2015            N            NAP          NAP
 27           NAP           12/01/2004        NAP              NAP          11/01/2014            N            NAP          NAP
 28           NAP           03/05/2007    03/05/2005            24          02/05/2015            N            NAP          NAP
 30           NAP           01/05/2007    01/05/2005            24          12/05/2009            N            NAP          NAP
 31           NAP           02/05/2007    02/05/2005            24          01/05/2015            N            NAP          NAP
 32           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
 37           NAP           11/01/2006    11/01/2004            24          10/01/2011            N            NAP          NAP
 40           NAP           02/01/2005        NAP              NAP          01/01/2010            N            NAP          NAP
 41           NAP           01/05/2007    01/05/2005            24          12/05/2011            N            NAP          NAP
 45           NAP           01/05/2007    01/05/2005            24          12/05/2011            N            NAP          NAP
 50           NAP           01/01/2005        NAP              NAP          12/01/2014            N            NAP          NAP
 57           NAP           02/05/2005        NAP              NAP          01/05/2010            N            NAP          NAP
 75           NAP           01/01/2007    01/01/2005            24          12/01/2014            N            NAP          NAP
 81           NAP           01/01/2005        NAP              NAP          12/01/2014            N            NAP          NAP
 91           NAP           01/01/2007    01/01/2005            24          12/01/2011            N            NAP          NAP
 96           NAP           02/05/2005        NAP              NAP          01/05/2015            N            NAP          NAP
128           NAP           03/05/2005        NAP              NAP          02/05/2015            N            NAP          NAP
197           NAP           02/01/2005        NAP              NAP          01/01/2015            N            NAP          NAP
Total/Weighted Average:


Loan
Pool
 No.     Lockbox Status    Lockbox Type
--------------------------------------------
  2      In-Place             Hard
  3      In-Place             Hard
  4      In-Place             Hard
 22      In-Place             Hard
 24      Springing            Hard
 25      Springing            Hard
 27      Springing            Hard
 28      In-Place             Hard
 30      Springing            Hard
 31      In-Place             Hard
 32      Springing            Hard
 37      Springing            Hard
 40      Springing            Hard
 41      Springing            Hard
 45      Springing            Hard
 50      Springing            Hard
 57      Springing            Hard
 75      Springing            Hard
 81      Springing            Hard
 91      In-Place             Hard
 96      Springing            Hard
128      Springing            Hard
197      Springing            Hard
Total/Weighted Average:



Loan
Pool
 No.                                   Terms/Description of Springing Lockbox
-------------------------------------------------------------------------------------------------------------------------------
  2     NAP
  3     NAP
  4     NAP
 22     NAP
 24     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has  occurred.
 25     Lockbox will spring based upon Default or Event of Default, if less than 95% of the collected rents have been deposited into the Clearing Account or DSCR less than 1.05x. Lockbox will cease upon certain loan conditions including loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 27     Lockbox will spring based upon Default or Event of Default, if less than 95% of the collected rents have been deposited into the Clearing Account the County of San Diego, Alternate Public Defender's Office
        states its intent to exercise its right to prematurely terminate all or a portion of its interest under the County
        Lease or DSCR less than 1.05x. Lockbox will cease upon certain loan conditions including loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred.
        NAP
 27     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 28     NAP
 30     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 31     NAP
 32     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 37     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 6 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.05x.
 40     Lockbox will spring based upon Default or Event of Default or if less than 95% of the collected rents have been deposited into the Clearing Account. Lockbox will cease upon loan repayment, full defeasance of the loan.
 41     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 6 consecutive months no event that would trigger the lockbox has occurred.
 45     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 6 consecutive months no event that would trigger the lockbox has occurred.
 50     Lockbox will spring based upon Default or Event of Default. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred.
 57      Lockbox will spring based upon Default or Event of Default or DSCR less than 1.10x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.20x.
 75     Event of Default
 81     Lockbox will spring based upon Maturity Date, Event of Default, Termination of Walgreen's Lease, DSCR
        less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for six consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
 91     NAP
 96     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
128     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.10x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
197     Lockbox will spring based upon Default or Event of Default or DSCR less than 1.05x. Lockbox will cease upon loan repayment, full defeasance of the loan, or if for 12 consecutive months no event that would trigger the lockbox has occurred and the DSCR is at least 1.10x.
Total/Weighted Average:


Loan                                                                                                                     NOI DSCR
Pool     Orig. Term to      Rem.    Orig.     Rem.                   Loan      Monthly Debt     Monthly Debt     NOI    (after IO
 No.    Maturity or ARD     Term    Amort.   Amort       Rate      Constant    Service (P&I)    Service (IO)    DSCR      period)
----------------------------------------------------------------------------------------------------------------------------------
  2          120             118      312     312        5.752%      5.832%        $339,538         $266,828    1.80       1.42
  3          120             118      312     312        5.752%      5.832%        $267,178         $209,963    1.80       1.42
  4          120             118      312     312        5.752%      5.832%        $225,122         $176,913    1.80       1.42
 22          120             119      360     359        5.520%      6.829%         $71,131              NAP    1.81        NAP
 24          120             119      360     359        5.340%      6.693%         $63,588              NAP    1.24        NAP
 25          120             119      336     336        5.437%      5.513%         $65,261          $51,680    1.75       1.38
 27          120             117      252     249        5.453%      8.007%         $73,400              NAP    1.59        NAP
 28          120             120      360     360        5.609%      5.687%         $59,763          $49,286    1.69       1.39
 30           60              58      360     360        5.250%      5.323%         $55,220          $44,358    1.69       1.35
 31          120             119      360     360        5.284%      5.357%         $53,768          $43,306    1.98       1.59
 32          120             119      360     359        5.420%      6.753%         $50,650              NAP    1.51        NAP
 37           84              80      336     336        5.500%      5.576%         $49,404          $39,314    1.78       1.42
 40           60              59      360     359        5.180%      6.575%         $39,173              NAP    1.56        NAP
 41           84              82      360     360        5.150%      5.222%         $37,676          $30,024    1.94       1.55
 45           84              82      360     360        5.150%      5.222%         $33,635          $26,804    1.94       1.55
 50          120             118      360     358        5.350%      6.701%         $32,388              NAP    1.76        NAP
 57           60              59      300     299        5.340%      7.255%         $32,042              NAP    2.03        NAP
 75          120             118      360     360        5.012%      5.082%         $23,652          $18,633    2.05       1.62
 81          120             118      360     358        5.400%      6.738%         $22,461              NAP    1.33        NAP
 91           84              82      360     360        5.630%      5.708%         $20,735          $17,125    1.68       1.38
 96          120             119      300     299        5.983%      7.719%         $22,514              NAP    1.40        NAP
128          120             120      240     240        6.360%      8.848%         $18,434              NAP    2.00        NAP
197          120             119      300     299        5.990%      7.724%          $9,269              NAP    1.84        NAP
Total/
Weighted
Average:     125             115      341     329        5.848%


Loan                                     DSCR                      Cut-Off Date
Pool    Current     Implied DSCR @    (after IO       Annual        Balance per    Interest Accrual    Balloon Loan       Balloon
 No.      DSCR      8.00% Constant     period)     Debt Service     Unit or SF         Method             (Y/N)           Balance
-----------------------------------------------------------------------------------------------------------------------------------
  2       1.68           1.22            1.32       $3,201,939             $77       Actual/360             Y           $48,764,495
  3       1.68           1.22            1.32       $2,519,558             $77       Actual/360             Y           $38,372,061
  4       1.68           1.22            1.32       $2,122,961             $77       Actual/360             Y           $32,332,015
 22       1.65           1.41             NAP         $853,567             $79       Actual/360             Y           $10,467,183
 24       1.20           1.00             NAP         $763,058            $887       Actual/360             Y            $9,493,178
 25       1.58           1.09            1.25         $620,158            $126       Actual/360             Y            $9,639,484
 27       1.32           1.33             NAP         $880,804             $65       Actual/360             Y            $7,411,256
 28       1.61           1.14            1.33         $591,438             $70       Actual/360             Y            $9,148,314
 30       1.60           1.06            1.28         $532,292         $52,083       Actual/360             Y            $9,591,766
 31       1.79           1.20            1.44         $519,667            $137       Actual/360             Y            $8,467,465
 32       1.41           1.19             NAP         $607,802         $54,493       Actual/360             Y            $7,513,242
 37       1.67           1.16            1.33         $471,762            $198       Actual/360             Y            $7,778,906
 40       1.40           1.15             NAP         $470,078             $47       Actual/360             Y            $6,621,045
 41       1.79           1.17            1.42         $360,285         $30,804       Actual/360             Y            $6,388,025
 45       1.77           1.16            1.41         $321,646         $35,000       Actual/360             Y            $5,702,933
 50       1.55           1.30             NAP         $388,656            $113       Actual/360             Y            $4,832,515
 57       1.73           1.57             NAP         $384,506         $52,923       Actual/360             Y            $4,752,000
 75       1.95           1.24            1.54         $223,591            $182       Actual/360             Y            $3,816,052
 81       1.32           1.12             NAP         $269,535            $274       Actual/360             Y            $3,337,956
 91       1.51           1.08            1.25         $205,495            $143       Actual/360             Y            $3,355,611
 96       1.22           1.18             NAP         $270,170         $18,397       Actual/360             Y            $2,716,477
128       1.87           2.07             NAP         $221,206            $250       Actual/360             Y            $1,669,972
197       1.62           1.56             NAP         $111,230         $14,675       Actual/360             Y            $1,117,897
Total
/Weighted
Average:  2.05x


Loan
Pool        Balloon    Cut-Off     Appraised     Source of                        Rem. Tax       Original        Original Appraisal
 No.          LTV     Date LTV      Value      Current Value   Valuation Date     Credits     Appraised Value        Report Date
-----------------------------------------------------------------------------------------------------------------------------------
  2          68.9%      77.6%    $71,500,000    Appraisal        11/01/2004         NAP         $71,500,000          10/25/2004
  3          68.9%      77.6%    $55,400,000    Appraisal        11/01/2004         NAP         $55,400,000          10/25/2004
  4          68.9%      77.6%    $46,500,000    Appraisal        11/01/2004         NAP         $46,500,000          10/25/2004
 22          58.2%      69.4%    $18,000,000    Appraisal        10/22/2004         NAP         $18,000,000          11/05/2004
 24          63.3%      75.9%    $15,000,000    Appraisal        12/01/2004         NAP         $15,000,000          12/10/2004
 25          64.3%      75.0%    $15,000,000    Appraisal        10/29/2004         NAP         $15,000,000          10/31/2004
 27          50.8%      74.9%    $14,600,000    Appraisal        09/28/2004         NAP         $14,600,000          10/08/2004
 28          65.9%      75.0%    $13,875,000    Appraisal        01/05/2005         NAP         $13,875,000          01/06/2005
 30          71.7%      74.8%    $13,375,000    Appraisal        11/16/2004         NAP         $13,375,000          11/23/2004
 31          62.7%      71.9%    $13,500,000    Appraisal        10/06/2004         NAP         $13,500,000          10/20/2004
 32          65.3%      78.2%    $11,500,000    Appraisal        12/02/2004         NAP         $11,500,000          12/07/2004
 37          68.8%      74.9%    $11,300,000    Appraisal        08/06/2004         NAP         $11,300,000          09/28/2004
 40          68.7%      74.1%     $9,640,000    Appraisal        11/23/2004         NAP          $9,640,000          12/16/2004
 41          73.9%      79.8%     $8,650,000    Appraisal        11/16/2004         NAP          $8,650,000          11/19/2004
 45          74.1%      80.0%     $7,700,000    Appraisal        11/15/2004         NAP          $7,700,000          11/19/2004
 50          65.3%      78.2%     $7,400,000    Appraisal        11/11/2004         NAP          $7,400,000          11/11/2004
 57          60.2%      67.0%     $7,900,000    Appraisal        10/11/2004         NAP          $7,900,000          11/30/2004
 75          54.1%      62.4%     $7,050,000    Appraisal        10/09/2004         NAP          $7,050,000          10/19/2004
 81          62.4%      74.6%     $5,350,000    Appraisal        08/27/2004         NAP          $5,350,000          09/03/2004
 91          68.5%      73.5%     $4,900,000    Appraisal        10/19/2004         NAP          $4,900,000          10/22/2004
 96          59.4%      76.5%     $4,570,000    Appraisal        11/29/2004         NAP          $4,570,000          12/09/2004
128          28.3%      42.4%     $5,900,000    Appraisal        10/07/2004         NAP          $5,900,000          10/14/2004
197          59.8%      76.9%     $1,870,000    Appraisal        10/15/2004         NAP          $1,870,000          10/22/2004
Total/
Weighted
Average:     50.3%      59.4%


Loan                       FIRREA                                                                            Date of     Years of
Pool    Capitalization    Appraisal                  Phase II  Engineering                  Underwritten    Operating    Financial
 No.         Rate           (Y/N)     Phase I Date     Date    Report Date       UCF             NOI        Statement   Information
------------------------------------------------------------------------------------------------------------------------------------
  2          NAP              Y        11/05/2004      NAP     11/08/2004      $5,421,398    $5,804,458     09/30/2004        4
  3          NAP              Y        11/05/2004      NAP     11/08/2004      $4,422,688    $4,721,417     09/30/2004        4
  4          NAP              Y        11/11/2004      NAP     11/08/2004      $3,302,305    $3,616,809     09/30/2004        4
 22          NAP              Y        10/25/2004      NAP     10/20/2004      $1,404,550    $1,543,357     09/30/2004        2
 24          NAP              Y        12/22/2004      NAP     12/22/2004        $913,447      $942,509     10/31/2004        4
 25          NAP              Y        11/03/2004      NAP     11/03/2004        $981,810    $1,084,000     11/30/2004        3
 27          NAP              Y        07/09/2004      NAP     07/06/2004      $1,166,548    $1,400,689     08/31/2004        3
 28          NAP              Y        01/13/2005      NAP     01/13/2005        $951,035      $997,014     09/30/2004        2
 30          NAP              Y        11/22/2004      NAP     11/22/2004        $849,673      $897,673     09/30/2004        3
 31          NAP              Y        10/14/2004      NAP     10/14/2004        $930,735    $1,028,228     08/31/2004        3
 32          NAP              Y        12/02/2004      NAP     12/01/2004        $857,243      $914,993     10/31/2004        4
 37          NAP              Y        08/18/2004      NAP     08/18/2004        $787,968      $840,325     07/31/2004        4
 40          NAP              Y        11/19/2004      NAP     11/18/2004        $657,900      $735,501     10/31/2004        2
 41          NAP              Y        09/29/2004      NAP     09/29/2004        $643,424      $699,424     10/31/2004        3
 45          NAP              Y        10/27/2004      NAP     11/02/2004        $569,560      $623,830     09/30/2004        3
 50          NAP              Y        10/11/2004      NAP     10/11/2004        $603,719      $683,245     09/30/2004        4
 57          NAP              Y        10/14/2004      NAP     10/14/2004        $665,118      $781,997     09/30/2004        3
 75          NAP              Y        10/11/2004      NAP     10/11/2004        $436,888      $459,037     09/30/2004        2
 81          NAP              Y        09/12/2004      NAP     09/13/2004        $356,150      $357,606      Appraisal       NAP
 91          NAP              Y        10/27/2004      NAP     10/25/2004        $310,453      $344,570     11/30/2004        4
 96          NAP              Y        12/03/2004      NAP     12/03/2004        $330,128      $377,628     10/31/2004        3
128          NAP              Y        10/27/2004      NAP     10/21/2004        $414,561      $443,222     11/30/2004        3
197          NAP              Y        11/03/2004      NAP     11/11/2004        $179,802      $204,302     07/31/2004        3
Total/Weighted Average:


Loan                                            Lease Expiration                           % NSF of
Pool                                                Date of             NSF of Largest    the Largest
 No.                   Largest Tenant            Largest Tenant           Tenant (SF)      Tenant (%)       2nd Largest Tenant
-----------------------------------------------------------------------------------------------------------------------------------
  2     Sears, Roebuck & Co.                       07/31/2008               126,848          18.5%     Dillard's Department Stores
  3     Sears, Roebuck & Co.                       10/31/2049               105,353          20.0%     J.C. Penney
  4     Sears, Roebuck & Co.                       09/30/2033               101,550          18.8%     Dillard's Department Stores
 22     Lefont Theaters, Inc.                      06/30/2014               34,075           21.5%     Tuesday Morning, Inc.
 24     Bella's Beauty Supplies                    06/30/2006                2,577           20.1%     Rapid Rehab International
 25     M.K. Diamonds                              12/31/2006                6,967           7.8%      Toyo Pearls Company, Inc
 27     UCSD                                       04/25/2009               33,408           19.9%     Public Defender
 28     PMJ Enterprises                            08/31/2005               14,623           9.9%      Blondies
 30     NAP                                            NAP                    NAP             NAP      NAP
 31     Universities Space Research Association    11/30/2013               12,635           17.8%     Patriot Homes
 32     NAP                                            NAP                    NAP             NAP      NAP
 37     West Hills Hospital & Medical Center       10/31/2008               11,494           27.0%     HealthCare Partners Ltd
 40     Innerspace                                 11/30/2007               12,700           8.3%      Sac County of Education
 41     NAP                                            NAP                    NAP             NAP      NAP
 45     NAP                                            NAP                    NAP             NAP      NAP
 50     Mid-Atlantic Cardiovascular Assoc.         06/30/2012                9,277           18.1%     American Radiology
 57     NAP                                            NAP                    NAP             NAP      NAP
 75     Wells Fargo Financial                      06/30/2009                2,679           11.1%     Styleworx Salon & Day Spa
 81     Walgreens                                  09/30/2029               14,560          100.0%     NAP
 91     Valley Bible Fellowship                    09/30/2007                7,952           31.7%     Nigro Construction, Inc.
 96     NAP                                            NAP                    NAP             NAP      NAP
128     Bombay Talk                                10/31/2010                1,600           16.0%     Kashinath
197     NAP                                            NAP                    NAP             NAP      NAP
Total/Weighted Average:


Loan
Pool    Lease Expiration Date          NSF of 2nd           % NSF of 2nd                                      Lease Expiration of
 No.    of 2nd Largest Tenant      Largest Tenant (SF)     Largest Tenant (%)     3rd Largest Tenant          3rd Largest Tenant
---------------------------------------------------------------------------------------------------------------------------------
  2          01/31/2007                  99,828                 14.5%             J.C. Penney                       08/31/2008
  3          10/31/2009                 101,935                 19.4%             Dillard's Department Stores       03/05/2010
  4          09/30/2012                  97,652                 18.1%             J.C. Penney                       07/31/2008
 22          01/15/2010                  19,385                 12.2%             Insomnia Nightclub, Inc.          09/30/2008
 24          04/30/2009                   2,215                 17.3%             Mana Yoga                         10/31/2006
 25          09/30/2006                   6,348                 7.1%              Pacific Jewelry Services          05/15/2009
 27          04/01/2007                  16,394                 9.7%              Tristar Risk Management           06/30/2006
 28          11/30/2010                   4,810                 3.2%              Joe Dillon                        09/30/2008
 30              NAP                        NAP                  NAP              NAP                                  NAP
 31          03/31/2008                   9,955                 14.0%             Christian & Timbers               10/31/2006
 32              NAP                        NAP                  NAP              NAP                                  NAP
 37          08/31/2006                   5,593                 13.1%             Bruce E. Rolston MD               05/31/2006
 40          09/30/2005                   9,600                 6.3%              Cartech of Sac.                   03/31/2007
 41              NAP                        NAP                  NAP              NAP                                  NAP
 45              NAP                        NAP                  NAP              NAP                                  NAP
 50          12/31/2007                   7,835                 15.3%             Carroll County Dialysis           09/30/2012
 57              NAP                        NAP                  NAP              NAP                                  NAP
 75          06/30/2009                   2,614                 10.8%             ERA Encore Realty                 02/22/2008
 81              NAP                        NAP                  NAP              NAP                                  NAP
 91          04/30/2007                   4,606                 18.3%             QB5 Productions                   05/31/2007
 96              NAP                        NAP                  NAP              NAP                                  NAP
128          09/30/2010                   1,200                 12.0%             Jay R. Patel                      10/31/2010
197              NAP                        NAP                  NAP              NAP                                  NAP
Total/Weighted Average:


Loan     NSF of 3rd        % NSF of 3rd      Related                                              Single Note /       Crossed Loan/
Pool   Largest Tenant     Largest Tenant    Borrowers    Related       Cross Collateralized /   Multiple Property     Multi-property
 No.        (SF)                (%)           (Y/N)   Borrower List     Cross Defaulted (Y/N)      Loan (Y/N)           Pool (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
  2        96,295             14.0%             N           NAP                  N                     Y                   N
  3        99,828             19.0%             N           NAP                  N                     Y                   N
  4        85,172             15.8%             N           NAP                  N                     Y                   N
 22        11,310              7.1%             N           NAP                  N                     N                   N
 24         2,110             16.4%             N           NAP                  N                     N                   N
 25         5,957              6.7%             Y           IXIS4,IXIS5          N                     N                   N
 27        11,972              7.1%             Y           IXIS4,IXIS5          N                     N                   N
 28         4,125              2.8%             N           NAP                  N                     N                   N
 30           NAP              NAP              N           NAP                  N                     N                   N
 31         7,778             11.0%             N           NAP                  N                     N                   N
 32           NAP              NAP              N           NAP                  N                     N                   N
 37         3,332              7.8%             N           NAP                  N                     N                   N
 40         8,000              5.2%             N           NAP                  N                     N                   N
 41           NAP              NAP              Y           IXIS13, IXIS14       N                     N                   N
 45           NAP              NAP              Y           IXIS13, IXIS14       N                     N                   N
 50         5,347             10.4%             N           NAP                  N                     N                   N
 57           NAP              NAP              N           NAP                  N                     N                   N
 75         1,780              7.4%             N           NAP                  N                     N                   N
 81           NAP              NAP              N           NAP                  N                     N                   N
 91         2,506             10.0%             N           NAP                  N                     N                   N
 96           NAP              NAP              N           NAP                  N                     N                   N
128         1,200             12.0%             N           NAP                  N                     N                   N
197           NAP              NAP              N           NAP                  N                     N                   N
Total/Weighted Average:


Loan                         Description of                   Tax Service      Initial Tax           Current Tax        Ongoing Tax
Pool        Additional         Additional      Tax Escrow     Contract in     Escrow Amount        Escrow Balance         Escrow -
 No.     Collateral (Y/N)      Collateral    in Place (Y/N)   Place (Y/N)          ($)           as of 02/01/2005 ($)    Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
  2            N                   NAP             Y               N             $61,816               $185,816          $62,000
  3            N                   NAP             Y               N             $16,215                $51,015          $17,400
  4            N                   NAP             Y               N             $53,692               $162,892          $54,600
 22            N                   NAP             Y               N             $60,319                $60,319          $15,080
 24            N                   NAP             Y               N             $12,230                $15,272           $3,042
 25            N                   NAP             Y               N                 NAP                $17,000          $17,000
 27            N                   NAP             Y               N             $79,705                $82,421          $13,300
 28            N                   NAP             Y               N             $36,672                $36,672           $9,168
 30            N                   NAP             Y               N            $323,379                $55,514          $27,757
 31            N                   NAP             Y               N             $71,397                $81,597          $10,200
 32            N                   NAP             Y               N              $7,314                $14,628           $7,313
 37            N                   NAP             Y               N            $109,210               $110,227          $11,095
 40            N                   NAP             Y               N             $28,803                 $4,516           $6,400
 41            N                   NAP             Y               N            $172,989                $28,978          $14,416
 45            N                   NAP             Y               N             $99,371                $16,646           $8,281
 50            N                   NAP             Y               N             $28,050                $37,429           $4,675
 57            N                   NAP             Y               N             $39,292                $44,905           $5,613
 75            N                   NAP             Y               N              $7,081                $10,622           $1,770
 81            N                   NAP             N               N                 NAP                    NAP              NAP
 91            N                   NAP             Y               N             $14,825                $20,238           $2,700
 96            N                   NAP             Y               N             $18,487                 $6,162           $6,162
128            N                   NAP             Y               N             $13,410                $13,410           $3,352
197            N                   NAP             Y               N              $5,971                 $8,957           $2,986
Total/Weighted Average:


Loan                             Springing Reserve       Terms or Conditions for     Interest on    Insurance    Initial Insurance
Pool      Tax Reserve Cap         Requirement for        Springing Tax Reserve       Tax Escrow     Escrow in      Escrow Amount
 No.    ($ and Description)          Tax (Y/N)                Requirement             Paid to:     Place (Y/N)          ($)
-----------------------------------------------------------------------------------------------------------------------------------
  2             NAP                      N           NAP                              Borrower            Y            $104,637
  3             NAP                      N           NAP                              Borrower            Y             $91,227
  4             NAP                      N           NAP                              Borrower            Y             $92,789
 22             NAP                      N           NAP                              Borrower            Y              $2,578
 24             NAP                      N           NAP                              Borrower            Y              $1,828
 25             NAP                      N           NAP                              Borrower            Y              $4,760
 27             NAP                      N           NAP                              Borrower            Y              $8,642
 28             NAP                      N           NAP                              Borrower            Y             $13,758
 30             NAP                      N           NAP                              Borrower            Y             $30,769
 31             NAP                      N           NAP                              Borrower            Y              $7,986
 32             NAP                      N           NAP                              Borrower            Y              $2,037
 37             NAP                      N           NAP                              Borrower            Y              $2,397
 40             NAP                      N           NAP                              Borrower            Y             $14,526
 41             NAP                      N           NAP                              Borrower            Y             $31,621
 45             NAP                      N           NAP                              Borrower            Y             $23,408
 50             NAP                      N           NAP                              Borrower            Y              $5,382
 57             NAP                      N           NAP                              Borrower            Y              $1,670
 75             NAP                      N           NAP                              Borrower            Y             $15,912
 81             NAP                      Y           If Walgreens obtains a rating    NAP                 N                 NAP
                                                     of less than BBB- then Taxes
                                                     and Insurance, Capital Expense
                                                     and Rollover Reserves will be
                                                     due.
 91             NAP                      N           NAP                              Borrower            Y                 NAP
 96             NAP                      N           NAP                              Borrower            Y              $6,103
128             NAP                      N           NAP                              Borrower            Y             $16,782
197             NAP                      N           NAP                              Borrower            Y              $7,860
Total/Weighted Average:


Loan     Current Insurance                          Insurance Reserve     Springing Reserve        Terms or Conditions
Pool       Escrow Balance       Ongoing Insurance       Cap ($ and         Requirement for       for Springing Insurance
 No.    as of 02/01/2005($)    Escrow - Monthly ($)    Description)        Insurance (Y/N)         Reserve Requirement
------------------------------------------------------------------------------------------------------------------------------------
  2          $129,037                $12,200                NAP                   N           NAP
  3          $112,427                $10,600                NAP                   N           NAP
  4          $114,389                $10,800                NAP                   N           NAP
 22            $2,578                 $2,578                NAP                   N           NAP
 24            $2,437                   $609                NAP                   N           NAP
 25            $7,760                 $3,000                NAP                   N           NAP
 27           $21,561                 $4,300                NAP                   N           NAP
 28           $13,758                 $4,586                NAP                   N           NAP
 30           $35,467                 $3,846                NAP                   N           NAP
 31            $9,127                 $1,141                NAP                   N           NAP
 32            $4,074                 $2,037                NAP                   N           NAP
 37            $6,990                 $1,146                NAP                   N           NAP
 40            $1,500                 $1,500                NAP                   N           NAP
 41           $40,682                 $4,517                NAP                   N           NAP
 45           $30,108                 $3,344                NAP                   N           NAP
 50            $6,818                   $725                NAP                   N           NAP
 57            $1,252                 $1,315                NAP                   N           NAP
 75           $18,808                 $1,448                NAP                   N           NAP
 81               NAP                    NAP                NAP                   Y           If Walgreens obtains a rating of less
                                                                                              than BBB- then Taxes and Insurance,
                                                                                              Capital Expense and Rollover Reserves
                                                                                              will be due.
 91            $2,460                 $1,230                NAP                   N           NAP
 96           $12,207                 $6,103                NAP                   N           NAP
128           $16,782                 $1,669                NAP                   N           NAP
197            $7,860                 $3,930                NAP                   N           NAP
Total/Weighted Average:


                               Deferred
Loan      Interest on        Maintenance     Deferred Maintenance                           % of Total Recommended         Deferred
Pool       Insurance       Escrow in Place      Recommended per     Deferred Maintenance     Deferred Maintenance        Maintenance
 No.    Escrow Paid to:         (Y/N)             Report ($)         Escrow Amount ($)        Amount Escrowed (%)          Comments
------------------------------------------------------------------------------------------------------------------------------------
  2     Borrower                  N                  $3,000                    $0                       0.0%                 NAP
  3     Borrower                  N                  $2,000                    $0                       0.0%                 NAP
  4     Borrower                  N                 $17,500                    $0                       0.0%                 NAP
 22     Borrower                  Y                $114,400              $143,000                     125.0%                 NAP
 24     Borrower                  Y                  $5,100                $6,375                     125.0%                 NAP
 25     Borrower                  Y                  $6,700               $34,375                     513.1%                 NAP
 27     Borrower                  N                      $0                    $0                       0.0%                 NAP
 28     Borrower                  Y                  $2,670                $3,338                     125.0%                 NAP
 30     Borrower                  Y                  $6,206                $7,758                     125.0%                 NAP
 31     Borrower                  N                      $0                    $0                       0.0%                 NAP
 32     Borrower                  Y                 $21,500               $26,875                     125.0%                 NAP
 37     Borrower                  N                      $0                    $0                       0.0%                 NAP
 40     Borrower                  Y                 $17,034               $21,293                     125.0%                 NAP
 41     Borrower                  Y                 $60,550               $75,688                     125.0%                 NAP
 45     Borrower                  Y                $210,940              $263,675                     125.0%                 NAP
 50     Borrower                  Y                  $5,500                $6,875                     125.0%                 NAP
 57     Borrower                  N                      $0                    $0                       0.0%                 NAP
 75     Borrower                  N                      $0                    $0                       0.0%                 NAP
 81     NAP                       N                      $0                    $0                       0.0%                 NAP
 91     Borrower                  Y                  $3,200                $1,750                      54.7%                 NAP
 96     Borrower                  Y                 $23,760               $30,138                     126.8%                 NAP
128     Borrower                  Y                  $1,000                $1,620                     162.0%                 NAP
197     Borrower                  Y                  $6,000                $7,500                     125.0%                 NAP
Total/Weighted Average:


                                                                       Annual Cap
Loan      Cap Ex       Initial Cap    Ongoing Cap    Ongoing Cap       Ex Reserve             Cap Ex           Springing Reserve
Pool     Escrow in      Ex Escrow     Ex Escrow -    Ex Escrow -      Requirement          Reserve Cap          Requirement for
 No.    Place (Y/N)    Amount ($)     Monthly ($)     Annual ($)    per SF/Unit ($)    ($ and Description)       Cap Ex (Y/N)
---------------------------------------------------------------------------------------------------------------------------------
  2          Y             $0          $8,574         $102,888             $0                    NAP                     N
  3          Y             $0          $7,016          $84,192             $0                    NAP                     N
  4          Y             $0          $8,910         $106,920             $0                    NAP                     N
 22          Y             $0          $3,696          $44,355             $0               $177,400                     N
 24          Y             $0            $536           $6,430             $1                    NAP                     N
 25          Y             $0          $1,875          $22,494             $0                    NAP                     N
 27          Y             $0          $2,659          $31,909             $0                    NAP                     N
 28          Y             $0          $1,853          $22,232             $0                    NAP                     N
 30          Y             $0          $4,000          $48,000           $250                $96,000                     N
 31          Y             $0          $1,183          $14,196             $0                    NAP                     N
 32          Y             $0          $4,800          $57,600           $349                    NAP                     N
 37          Y             $0            $711           $8,526             $0                    NAP                     N
 40          Y             $0          $1,660          $19,920             $0                    NAP                     N
 41          Y       $100,000          $4,667          $56,000           $250                    NAP                     N
 45          Y       $100,000          $4,532          $54,384           $309                    NAP                     N
 50          Y             $0            $853          $10,237             $0                    NAP                     N
 57          Y             $0         $10,493         $125,916         $1,259                    NAP                     N
 75          Y             $0            $302           $3,627             $0                    NAP                     N
 81          N             $0              $0               $0            NAP                    NAP                     Y
 91          Y             $0            $320           $3,840             $0                    NAP                     N
 96          Y             $0          $3,644          $43,724           $230                    NAP                     N
128          Y             $0            $125           $1,500             $0                    NAP                     N
197          Y             $0            $296           $3,557            $36                    NAP                     N
Total/Weighted Average:


Loan        Terms or Conditions                              Current Cap         Interest on                       Initial TI/LC
Pool        for Springing Cap Ex                          Ex Escrow Balance     Cap Ex Escrow     TI/LC Escrow     Escrow Amount
 No.        Reserve Requirement                         as of 02/01/2005 ($)       Paid to:      in Place (Y/N)         ($)
-----------------------------------------------------------------------------------------------------------------------------------
  2     NAP                                                      $17,148           Borrower            Y             $783,743
  3     NAP                                                      $14,032           Borrower            Y             $600,293
  4     NAP                                                      $17,820           Borrower            Y             $615,963
 22     NAP                                                           $0           Borrower            Y             $750,000
 24     NAP                                                       $6,911           Borrower            Y                   $0
 25     NAP                                                       $1,875           Borrower            Y                   $0
 27     NAP                                                       $7,979           Borrower            Y                   $0
 28     NAP                                                           $0           Borrower            Y                   $0
 30     NAP                                                       $8,000           Borrower            N                   $0
 31     NAP                                                       $1,183           Borrower            Y                   $0
 32     NAP                                                       $4,800           Borrower            N                   $0
 37     NAP                                                       $2,835           Borrower            Y                   $0
 40     NAP                                                       $1,660           Borrower            Y              $25,000
 41     NAP                                                     $109,418           Borrower            N                   $0
 45     NAP                                                     $109,149           Borrower            N                   $0
 50     NAP                                                       $1,706           Borrower            Y                   $0
 57     NAP                                                      $10,493           Borrower            N                   $0
 75     NAP                                                         $611           Borrower            Y                   $0
 81     If Walgreens obtains a rating of less than BBB-               $0
        then Taxes and Insurance, Capital Expense and
        Rollover Reserves will be due.                                               NAP               N                   $0
 91     NAP                                                         $640           Borrower            Y             $100,000
 96     NAP                                                           $0           Borrower            N                   $0
128     NAP                                                           $0           Borrower            Y                   $0
197     NAP                                                          $296          Borrower            N                   $0
Total/Weighted Average:


Loan      Ongoing TI/LC      Annual TI/LC                                                       Springing Reserve
Pool    Escrow - Monthly      Escrow per                                                        Requirement for
 No.           ($)            SF/Unit ($)         TI/LC Reserve Cap ($ and Description)            TI/LC (Y/N)
------------------------------------------------------------------------------------------------------------------
  2          $17,634              $0                                                     NAP           N
  3          $13,507              $0                                                     NAP           N
  4          $13,859              $0                                                     NAP           N
 22               $0             NAP        $600,000 for first 8 years, $700,000 thereafter.           Y
 24           $2,138              $2                                                 $76,959           N
 25           $3,000              $0                                                 $80,000           N
 27          $17,000              $1                                                $400,000           N
 28           $2,083              $0                                                 $35,000           N
 30               $0             NAP                                                     NAP           N
 31          $10,833              $2                                                $350,000           N
 32               $0             NAP                                                     NAP           N
 37           $8,000              $2                                                     NAP           N
 40           $5,768              $0                                                $138,434           N
 41               $0             NAP                                                     NAP           N
 45               $0             NAP                                                     NAP           N
 50           $5,833              $1                                                $200,000           N
 57               $0             NAP                                                     NAP           N
 75           $2,000              $1                                                 $60,000           N
 81               $0             NAP                                                     NAP           Y
 91           $3,000              $1                                                     NAP           N
 96               $0             NAP                                                     NAP           N
128           $2,113              $3                                                     NAP           N
197               $0             NAP                                                     NAP           N
Total/Weighted Average:


Loan              Terms or Conditions for Springing TI/LC
Pool                         Reserve Requirement
 No.
--------------------------------------------------------------------
  2      NAP
  3      NAP
  4      NAP
         If the TI/LC balance falls below the TI/LC reserve cap,
         borrower will pay 10,000 per month until the balance
 22      meets or exceedes the cap.
 24      NAP
 25      NAP
 27      NAP
 28      NAP
 30      NAP
 31      NAP
 32      NAP
 37      NAP
 40      NAP
 41      NAP
 45      NAP
 50      NAP
 57      NAP
 75      NAP
         If Walgreens obtains a rating of less than BBB-
         then Taxes and Insurance, Capital Expense
 81      and Rollover Reserves will be due.
 91      NAP
 96      NAP
128      NAP
197      NAP
Total/Weighted Average:


Loan      Current TI/LC      Interest on     Environmental      Current Environmental     Initial Environmental      Ongoing
Pool      Balance as of     TI/LC Escrow       Escrow in        Escrow Balance as of          Escrow Amount        Environmental
 No.     02/01/2005 ($)       Paid to:        Place (Y/N)           02/01/2005 ($)                 ($)          Escrow - Monthly ($)
------------------------------------------------------------------------------------------------------------------------------------
  2         $819,012          Borrower             N                      $0                       $0                     $0
  3         $627,307          Borrower             N                      $0                       $0                     $0
  4         $643,682          Borrower             N                      $0                       $0                     $0
 22         $750,000          Borrower             N                      $0                       $0                     $0
 24           $2,138          Borrower             N                      $0                       $0                     $0
 25           $3,000          Borrower             N                      $0                       $0                     $0
 27          $51,012          Borrower             N                      $0                       $0                     $0
 28               $0          Borrower             N                      $0                       $0                     $0
 30               $0             NAP               N                      $0                       $0                     $0
 31          $10,833          Borrower             N                      $0                       $0                     $0
 32               $0             NAP               N                      $0                       $0                     $0
 37          $32,020          Borrower             N                      $0                       $0                     $0
 40          $30,768          Borrower             N                      $0                       $0                     $0
 41               $0             NAP               N                      $0                       $0                     $0
 45               $0             NAP               Y                    $626                     $625                     $0
 50          $11,667          Borrower             N                      $0                       $0                     $0
 57               $0             NAP               N                      $0                       $0                     $0
 75           $4,000          Borrower             N                      $0                       $0                     $0
 81               $0             NAP               N                      $0                       $0                     $0
 91           $6,000          Borrower             N                      $0                       $0                     $0
 96               $0             NAP               N                      $0                       $0                     $0
128               $0          Borrower             N                      $0                       $0                     $0
197               $0             NAP               N                      $0                       $0                     $0
Total/Weighted Average:


                                                        Terms or Conditions
Loan       Environmental         Springing Reserve         for Springing          Interest on
Pool        Reserve Cap           Requirement for          Environmental         Environmental     Other Escrows     Description of
 No.    ($ and Description)     Environmental (Y/N)     Reserve Requirement     Escrow Paid to:    in Place (Y/N)    "Other" Escrows
------------------------------------------------------------------------------------------------------------------------------------
  2             NAP                      N                      NAP                   NAP                N         NAP
  3             NAP                      N                      NAP                   NAP                N         NAP
  4             NAP                      N                      NAP                   NAP                N         NAP
 22             NAP                      N                      NAP                   NAP                N         NAP
 24             NAP                      N                      NAP                   NAP                N         NAP
 25             NAP                      N                      NAP                   NAP                Y         New Tenant Space
                                                                                                                   Reserve
 27             NAP                      N                      NAP                   NAP                Y         Ground Rent
 28             NAP                      N                      NAP                   NAP                N         NAP
 30             NAP                      N                      NAP                   NAP                N         NAP
 31             NAP                      N                      NAP                   NAP                N         NAP
 32             NAP                      N                      NAP                   NAP                N         NAP
 37             NAP                      N                      NAP                   NAP                N         NAP
 40             NAP                      N                      NAP                   NAP                N         NAP
 41             NAP                      N                      NAP                   NAP                Y         Security Reserve
 45             NAP                      N                      NAP                 Borrower             N         NAP
 50             NAP                      N                      NAP                   NAP                N         NAP
 57             NAP                      N                      NAP                   NAP                N         NAP
 75             NAP                      N                      NAP                   NAP                N         NAP
 81             NAP                      N                      NAP                   NAP                N         NAP
 91             NAP                      N                      NAP                   NAP                Y         Valley Bible
                                                                                                                   Rollover
 96             NAP                      N                      NAP                   NAP                N         NAP
128             NAP                      N                      NAP                   NAP                Y         Parking Reserve
                                                                                                                   Variance
197             NAP                      N                      NAP                   NAP                N         NAP
Total/Weighted Average


Loan    Initial Other      Current Other          Ongoing Other      Other Reserve    Other Springing
Pool    Escrow Amount      Escrow Balance       Escrow - Monthly      Cap ($ and    Reserve Requirement    Terms or Conditions for
 No.         ($)        as of 02/01/2005 ($)           ($)           Description)          (Y/N)           Other Reserve Requirement
------------------------------------------------------------------------------------------------------------------------------------
  2           $0                    $0                  $0               NAP                 Y             Cash Management Period/
                                                                                                           Anchor Tenant Notifies
                                                                                                           Termination of its Lease
  3           $0                    $0                  $0               NAP                 Y             Cash Management Period
                                                                                                           /Anchor Tenant Notifies
                                                                                                           Termination of its Lease
  4           $0                    $0                  $0               NAP                 Y             Cash Management Period
                                                                                                           /Anchor Tenant Notifies
                                                                                                           Termination of its Lease
 22           $0                    $0                  $0               NAP                 N             NAP
 24           $0                    $0                  $0               NAP                 N             NAP
 25     $250,000              $250,000                  $0               NAP                 N             NAP
 27      $88,350               $88,508             $44,175               NAP                 N             NAP
 28           $0                    $0                  $0               NAP                 N             NAP
 30           $0                    $0                  $0               NAP                 N             NAP
 31           $0                    $0                  $0               NAP                 N             NAP
 32           $0                    $0                  $0               NAP                 N             NAP
 37           $0                    $0                  $0               NAP                 N             NAP
 40           $0                    $0                  $0               NAP                 N             NAP
 41      $25,067               $25,067                  $0               NAP                 N             NAP
 45           $0                    $0                  $0               NAP                 N             NAP
 50           $0                    $0                  $0               NAP                 N             NAP
 57           $0                    $0                  $0               NAP                 N             NAP
 75           $0                    $0                  $0               NAP                 N             NAP
 81           $0                    $0                  $0               NAP                 N             NAP
 91     $100,000              $100,090                  $0               NAP                 N             NAP
 96           $0                    $0                  $0               NAP                 N             NAP
128      $12,000               $12,000                  $0               NAP                 N             NAP
197           $0                    $0                  $0               NAP                 N             NAP
Total/Weighted Average:


Loan                           Springing
Pool    Interest on Other        Escrow                                                     Future Payment      Payment
 No.     Escrow Paid to:         (Y/N)                  Springing Escrow                     Changes (Y/N)     Frequency   Due Date
-----------------------------------------------------------------------------------------------------------------------------------
  2     NAP                        Y       Anchor Tenant Reserve                                   N            Monthly        5
  3     NAP                        Y       Anchor Tenant Reserve                                   N            Monthly        5
  4     NAP                        Y       Anchor Tenant Reserve                                   N            Monthly        5
 22     NAP                        Y       TI/LC Reserve                                           N            Monthly        5
 24     NAP                        N       NAP                                                     N            Monthly        5
 25     Borrower                   N       NAP                                                     N            Monthly        1
 27     Borrower                   Y       Other Reserves                                          Y            Monthly        1
 28     NAP                        N       NAP                                                     N            Monthly        5
 30     NAP                        N       NAP                                                     N            Monthly        5
 31     NAP                        N       NAP                                                     N            Monthly        5
 32     NAP                        N       NAP                                                     N            Monthly        5
 37     NAP                        N       NAP                                                     N            Monthly        1
 40     NAP                        N       NAP                                                     N            Monthly        1
 41     Borrower                   N       NAP                                                     N            Monthly        5
 45     NAP                        N       NAP                                                     N            Monthly        5
 50     NAP                        N       NAP                                                     N            Monthly        1
 57     NAP                        N       NAP                                                     N            Monthly        5
 75     NAP                        N       NAP                                                     N            Monthly        1
 81     NAP                        Y       Taxes and Insurance, Capital Expense
                                           and Rollover Reserves                                   N            Monthly        1
 91     Borrower                   N       NAP                                                     N            Monthly        1
 96     NAP                        N       NAP                                                     N            Monthly        5
128     Borrower                   N       NAP                                                     N            Monthly        5
197     NAP                        N       NAP                                                     N            Monthly        1
Total/Weighted Average:


          Debt Service                                                                            Balloon Payment
Loan      Payment Grace        Debt Service                                                       Grace Period to    Balloon Payment
Pool    Period to Impose       Grace Period                                                            Impose        Grace Period to
 No.       Late Charge      to Call a Default                 Default Interest %                     Late Charge      Call a Default
------------------------------------------------------------------------------------------------------------------------------------
  2             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
  3             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
  4             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 22             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 24             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 25             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 27             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 28             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 30             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 31             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 32             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 37             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 40             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 41             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 45             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 50             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 57             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
 75             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 81             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 91             5                   5          Lesser of I.R. + 5% and maximum allowed by law            5                  5
 96             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
128             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
197             0                   0          Lesser of I.R. + 5% and maximum allowed by law            0                  0
Total/Weighted Average:


Loan    Assumption
Pool    Provision
 No.      (Y/N)                                                        Assumption/Fee
-----------------------------------------------------------------------------------------------------------------------------------
  2         Y        1 time at 1.0%
  3         Y        1 time at 1.0%
  4         Y        1 time at 1.0%
 22         Y        Multiple-right transfer at 1.0%
 24         Y        Multiple-right transfer at 0.5%
 25         Y        1 time at 1.0%
 27         Y        1 time at 1.0%
 28         Y        1 time at 1.0%
 30         Y        Multiple-right transfer at 1% plus related expenses up to $5,000
 31         Y        1 time at 1.0%
 32         Y        Multiple-right transfer at 1.0%
 37         Y        1 time at 1.0%
 40         Y        1 time at 0.5%
 41         Y        Multiple-right transfer at 0% during the first 6 months, 0.5% for the first assumption and 1% for each assumption thereafter.
 45         Y        Multiple-right transfer at 0% during the first 6 months, 0.5% for the first assumption and 1% for each assumption thereafter.
 50         Y        1 time at 1.0%
 57         Y        1 time at 1.0%
 75         Y        1 time at 1.0%
 81         Y        1 time at 1.0%
 91         Y        1 time at 1.0%
 96         Y        Multiple-right transfer at 1.0% or 0.0% in the event of a Controlling Interest Transfer.
128         Y        Multiple-right transfer at 1.0%
197         Y        Multiple-right transfer at 1.0%
Total/Weighted Average:


Loan      Earthquake                                                                                                  Environmental
Pool      Zone 3 or 4                Earthquake       Hurricane       Hurricane       Flood Zone    Flood Insurance     Insurance
 No.         (Y/N)         PML %   Insurance (Y/N)    Zone (Y/N)    Insurance (Y/N)      (Y/N)            (Y/N)            (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
  2            N             NAP         Y                N               Y               Y                Y                N
  3            N             NAP         Y                N               Y               Y                Y                N
  4            N             NAP         Y                N               Y               Y                Y                N
 22            N             NAP         N                Y               N               N                N                N
 24            Y           14.0%         N                N               N               N                N                N
 25            Y           14.0%         N                N               N               N                N                N
 27            Y           12.0%         Y                N               Y               N                N                N
 28            N             NAP         N                Y               N               N                N                N
 30            N             NAP         Y                Y               Y               N                Y                N
 31            N             NAP         N                N               Y               N                N                N
 32            N             NAP         N                N               Y               N                N                N
 37            Y           16.0%         N                N               N               N                N                N
 40            Y            9.0%         Y                N               Y               N                Y                N
 41            N             NAP         Y                N               Y               N                Y                N
 45            N             NAP         Y                N               Y               N                Y                N
 50            N             NAP         N                N               N               N                N                N
 57            N             NAP         N                N               N               N                N                N
 75            N             NAP         N                N               N               N                N                N
 81            N             NAP         N                N               N               N                N                N
 91            N             NAP         N                N               N               N                N                N
 96            N             NAP         N                N               N               N                N                N
128            N             NAP         N                N               N               N                N                N
197            N             NAP         N                N               N               Y                Y                N
Total/Weighted Average:


Loan                      Non-Consolidation     Independent                   Current Additional    Current Additional
Pool     SAE      SPE          Opinion            Director      Revocable     Financing in Place     Financing Secured
 No.    (Y/N)    (Y/N)          (Y/N)              (Y/N)       Trust (Y/N)       (Y/N/Silent)        by Property (Y/N)
------------------------------------------------------------------------------------------------------------------------
  2       Y        Y              Y                  N              N                 N                      N
  3       Y        Y              Y                  N              N                 N                      N
  4       Y        Y              Y                  N              N                 N                      N
 22       Y        Y              N                  N              N                 N                      N
 24       Y        Y              N                  N              N                 N                      N
 25       Y        Y              Y                  N              N                 N                      N
 27       Y        Y              Y                  N              N                 N                      N
 28       Y        Y              N                  N              N                 N                      N
 30       Y        Y              N                  N              N                 N                      N
 31       Y        Y              N                  N              N                 N                      N
 32       Y        Y              N                  N              N                 N                      N
 37       Y        Y              Y                  N              N                 N                      N
 40       Y        Y              N                  N              N                 N                      N
 41       Y        Y              N                  N              N                 N                      N
 45       Y        Y              N                  N              N                 N                      N
 50       Y        Y              N                  N              N                 N                      N
 57       Y        Y              N                  N              N                 N                      N
 75       Y        Y              Y                  N              N                 N                      N
 81       Y        Y              N                  N              N                 N                      N
 91       Y        Y              Y                  N              N                 N                      N
 96       Y        Y              N                  N              N                 N                      N
128       Y        Y              N                  N              N                 N                      N
197       Y        Y              N                  Y              N                 N                      N
Total/Weighted Average:


Loan        Description of                                  Additional Financing     Future Additional
Pool      Current Additional      Standstill Agreement      Permitted In Future      Financing Secured
 No.           Financing             in Place (Y/N)             (Y/N/Silent)         by Property (Y/N)
---------------------------------------------------------------------------------------------------------
  2     NAP                                 N                        N                       N
  3     NAP                                 N                        N                       N
  4     NAP                                 N                        N                       N
 22     NAP                                 N                        N                       N
 24     NAP                                 N                        N                       N
 25     NAP                                 N                        N                       N
 27     NAP                                 N                        N                       N
 28     NAP                                 N                        N                       N
 30     NAP                                 N                        Y                       N
 31     NAP                                 N                        N                       N
 32     NAP                                 N                        N                       N
 37     NAP                                 N                        N                       N
 40     NAP                                 N                        N                       N
 41     NAP                                 N                        Y                       N
 45     NAP                                 N                        Y                       N
 50     NAP                                 N                        N                       N
 57     NAP                                 N                        N                       N
 75     NAP                                 N                        N                       N
 81     NAP                                 N                        N                       N
 91     NAP                                 N                        N                       N
 96     NAP                                 N                        N                       N
128     NAP                                 N                        N                       N
197     NAP                                 N                        N                       N
Total/Weighted Average:


Loan                                                                                                                      Sec. 8
Pool                                                                                                  Number Times    (Multifamily)
 No.                            Description of Future Additional Financing                             Delinquent         (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
  2     NAP                                                                                                 0               N
  3     NAP                                                                                                 0               N
  4     NAP                                                                                                 0               N
 22     NAP                                                                                                 0               N
 24     NAP                                                                                                 0               N
 25     NAP                                                                                                 0               N
 27     NAP                                                                                                 0               N
 28     NAP                                                                                                 0               N
 30     Mezzanine debt up to $500,000 subject to certain conditions including LTV not more than 80%.        0               N
 31     NAP                                                                                                 0               N
 32     NAP                                                                                                 0               N
 37     NAP                                                                                                 0               N
 40     NAP                                                                                                 0               N
 41     Mezzanine debt subject to certain conditions including LTV not more than 85%.                       0               N
 45     Mezzanine debt subject to certain conditions including LTV not more than 85%.                       0               N
 50     NAP                                                                                                 0               N
 57     NAP                                                                                                 0               N
 75     NAP                                                                                                 0               N
 81     NAP                                                                                                 0               N
 91     NAP                                                                                                 0               N
 96     NAP                                                                                                 0               N
128     NAP                                                                                                 0               N
197     NAP                                                                                                 0               N
Total/Weighted Average:


Loan                       Sec. 42
Pool     No. of Sec.    (Multifamily)     No. of Sec.    Partial Collateral
 No.      8 Units           (Y/N)          42 Units         Release (Y/N)            Partial Collateral Release Description
-----------------------------------------------------------------------------------------------------------------------------------
  2          NAP              N              NAP                 Y           Subject to certain conditions, borrower may obtain a
                                                                             release of any Property
  3          NAP              N              NAP                 Y           Subject to certain conditions, borrower may obtain a
                                                                             release of any Property
  4          NAP              N              NAP                 Y           Subject to certain conditions, borrower may obtain a
                                                                             release of any Property
 22          NAP              N              NAP                 N           NAP
 24          NAP              N              NAP                 N           NAP
 25          NAP              N              NAP                 N           NAP
 27          NAP              N              NAP                 N           NAP
 28          NAP              N              NAP                 N           NAP
 30          NAP              N              NAP                 N           NAP
 31          NAP              N              NAP                 N           NAP
 32          NAP              N              NAP                 N           NAP
 37          NAP              N              NAP                 N           NAP
 40          NAP              N              NAP                 N           NAP
 41          NAP              N              NAP                 N           NAP
 45          NAP              N              NAP                 N           NAP
 50          NAP              N              NAP                 N           NAP
 57          NAP              N              NAP                 N           NAP
 75          NAP              N              NAP                 N           NAP
 81          NAP              N              NAP                 N           NAP
 91          NAP              N              NAP                 N           NAP
 96          NAP              N              NAP                 N           NAP
128          NAP              N              NAP                 N           NAP
197          NAP              N              NAP                 N           NAP
Total/Weighted Average:


Loan                                                                                                     Outparcel or
Pool                                                                                                     Other Release
 No.                    Partial Collateral Release Prepayment Penalty Description                            (Y/N)
---------------------------------------------------------------------------------------------------------------------------
  2     Borrower will make a defeasance payment in an amount equal                                             Y
        to the greater of the Net Proceeds of the Property and 125% of the Allocated Loan Amount for the Property.
  3     Borrower will make a defeasance payment in an amount equal                                             Y
        to the greater of the Net Proceeds of the Property and 125% of the Allocated Loan Amount for the Property.
  4     Borrower will make a defeasance payment in an amount equal                                             Y
        to the greater of the Net Proceeds of the Property and 125% of the Allocated Loan Amount for the Property.
 22     NAP                                                                                                    N
 24     NAP                                                                                                    N
 25     NAP                                                                                                    N
 27     NAP                                                                                                    N
 28     NAP                                                                                                    N
 30     NAP                                                                                                    N
 31     NAP                                                                                                    N
 32     NAP                                                                                                    N
 37     NAP                                                                                                    N
 40     NAP                                                                                                    N
 41     NAP                                                                                                    N
 45     NAP                                                                                                    N
 50     NAP                                                                                                    N
 57     NAP                                                                                                    N
 75     NAP                                                                                                    N
 81     NAP                                                                                                    N
 91     NAP                                                                                                    N
 96     NAP                                                                                                    N
128     NAP                                                                                                    N
197     NAP                                                                                                    N
Total/Weighted Average:


Loan                                                                                                     Substitution  Substitution
Pool                                                                                                        Allowed     Provision
 No.                                    Outparcel or Other Release Description                               (Y/N)     Description
------------------------------------------------------------------------------------------------------------------------------------
  2    Subject to certain conditions, borrower may obtain a release of one or more of three outparcels.        N           NAP
  3    Subject to certain conditions, borrower may obtain a release of one or more of three outparcels.        N           NAP
  4    Subject to certain conditions, borrower may obtain a release of one or more of three outparcels.        N           NAP
 22    NAP                                                                                                     N           NAP
 24    NAP                                                                                                     N           NAP
 25    NAP                                                                                                     N           NAP
 27    NAP                                                                                                     N           NAP
 28    NAP                                                                                                     N           NAP
 30    NAP                                                                                                     N           NAP
 31    NAP                                                                                                     N           NAP
 32    NAP                                                                                                     N           NAP
 37    NAP                                                                                                     N           NAP
 40    NAP                                                                                                     N           NAP
 41    NAP                                                                                                     N           NAP
 45    NAP                                                                                                     N           NAP
 50    NAP                                                                                                     N           NAP
 57    NAP                                                                                                     N           NAP
 75    NAP                                                                                                     N           NAP
 81    NAP                                                                                                     N           NAP
 91    NAP                                                                                                     N           NAP
 96    NAP                                                                                                     N           NAP
128    NAP                                                                                                     N           NAP
197    NAP                                                                                                     N           NAP
Total/Weighted Average:


              Voluntary Partial
Loan        Prepayment Permitted
Pool        (Y/N) (escrows, LOCs,
 No.            other, etc.)                                           Partial Prepayment Description
-----------------------------------------------------------------------------------------------------------------------------
  2                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
  3                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
  4                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 22                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 24                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 25                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 27                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 28                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 30                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 31                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 32                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 37                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 40                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 41                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 45                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 50                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 57                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 75                   N                      NAP
 81                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 91                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
 96                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
128                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
197                   Y                      Subject to certain conditions, Borrower may defease a portion of the Principal.
Total/Weighted Average:


Loan      Day Prepayment
Pool       Allowed (plus
 No.    accrued interest?)     Seasoning    LO   LO End Date    DEF   DEF+1   DEF/YM1    YM    YM1   YM2   6.0%   5.0%   4.8%  4.0%
------------------------------------------------------------------------------------------------------------------------------------
  2          Due Date              2         26   09/04/2014    90
  3          Due Date              2         26   09/04/2014    90
  4          Due Date              2         26   09/04/2014    90
 22          Due Date              1         25   07/04/2014    88
 24          Due Date              1         25   10/04/2014    91
 25          Due Date              1         25   07/31/2014    89
 27          Due Date              3         27   05/31/2014    87
 28          Due Date              0         24   11/04/2014    92
 30          Due Date              2         26   10/04/2009    31
 31          Due Date              1         25   10/04/2014    91
 32          Due Date              1         25   11/04/2014    92
 37          Due Date              4         28   07/31/2011    53
 40          Due Date              1         25   09/30/2009    31
 41          Due Date              2         26   09/04/2011    54
 45          Due Date              2         26   09/04/2011    54
 50          Due Date              2         26   09/30/2014    91
 57          Due Date              1         25   11/04/2009    32
 75          Due Date              2          0      NAP                               116
 81          Due Date              2         26   09/30/2014    91
 91          Due Date              2         26   08/31/2011    54
 96          Due Date              1         25   11/04/2014    92
128          Due Date              0         24   12/04/2014    93
197          Due Date              1         25   10/31/2014    92
Total/Weighted Average:


Loan                                                                                                                        Master
Pool                                                                                                    Correspondent/     Servicer
 No.     3.6%     3.0%   2.4%    2.0%   1.2%    1.0%    Open    YM Formulas    Primary Servicer Fee     Subservicer Fee      Fee
-----------------------------------------------------------------------------------------------------------------------------------
  2                                              4
  3                                              4
  4                                              4
 22                                              7
 24                                              4
 25                                              6
 27                                              6
 28                                              4
 30                                              3
 31                                              4
 32                                              3
 37                                              3
 40                                              4
 41                                              4
 45                                              4
 50                                              3
 57                                              3
 75                                              4
 81                                              3
 91                                              4
 96                                              3
128                                              3
197                                              3
Total/Weighted Average:


Loan    Trustee                        Cooperative                                                                          Coop
Pool    Annual    Administrative        Value as a         Unsold    Sponsor    Investor   Coop    Sponsor    Cutoff LTV   Sponsor/
 No.     Fee        Cost Rate        Rental Property       Percent    Units       Units    Units    Carry     as Rental    Investor
------------------------------------------------------------------------------------------------------------------------------------
  2                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
  3                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
  4                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 22                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 24                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 25                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 27                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 28                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 30                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 31                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 32                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 37                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 40                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 41                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 45                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 50                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 57                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 75                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 81                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 91                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
 96                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
128                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
197                                         NAP               NAP       NAP        NAP      NAP       NAP        NAP          NAP
Total/Weighted Average:

                                  SCHEDULE III

                             PRINCIPAL LOAN SCHEDULE

MSCI 2005-IQ9
PCF Accounting Tape
February 15, 2005

      Single Note/ Multiple Properties
      Cross Collateralized/Cross defaulted







Loan                      Mortgage
Pool                      Loan       Loan
No.                       Seller     Number
-----------------------   --------   ------
                      6   PCF        754180
                      8   PCF        754195
                     10   PCF        754063



















                     11   PCF        754183
                     17   PCF        754119












                     20   PCF        754106




                     38   PCF        754066


                     42   PCF        754188































                     46   PCF        753708



                     79   PCF        754182


                    195   PCF        754169
                    202   PCF        754155

Total/Weighted Average:






                                                               Portfolio
Loan                                                           Name
Pool                      Property                             (if           Street
No.                       Name                                 applicable)   Address                         County
-----------------------   ----------------------------------   -----------   -----------------------------   -----------------
                      6   540 Madison Avenue                   NAP           540 Madison Avenue              New York
                      8   400 Madison Avenue                   NAP           400 Madison Avenue              New York
                     10   Elliot Corporate Center              NAP           875 West Elliot Road            Maricopa



















                     11   Coram Plaza                          NAP           264 Middle Country Road         Suffolk
                     17   University Plaza Office Building     NAP           3110 East Guasti Road           San Bernardino












                     20   Commerce Crossings Office Building   NAP           5200 Commerce Crossings Drive   Jefferson




                     38   7225 West Marcia Road                NAP           7225 West Marcia Road           Milwaukee


                     42   901 Kaiser Road                      NAP           901 Kaiser Road                 Napa































                     46   Loch Raven Shopping Center           NAP           1700 East Northern Parkway      City of Baltimore



                     79   Mariemont Promenade                  NAP           7201 Wooster Pike               Hamilton


                    195   Liberty Square Medical Center        NAP           501 North 17th Street           Lehigh
                    202   The Heidt Building                   NAP           3800 Colonial Boulevard         Lee

Total/Weighted Average:





                                               North
                                               or
Loan                                           South
Pool                                           CA          Zip                                         Property     Property
No.                       City         State   (NCA/SCA)   Code    MSA                                 Type         Sub-Type
-----------------------   ----------   -----   ---------   -----   ---------------------------------   ----------   ---------------
                      6   New York     NY      NAP         10022   New York City                       Office       Urban
                      8   New York     NY      NAP         10022   New York City                       Office       Urban
                     10   Tempe        AZ      NAP         85284   Phoenix-Mesa AZ MSA                 Office       Suburban



















                     11   Coram        NY      NAP         11727   Nassau-Suffolk NY PMSA              Retail       Anchored
                     17   Ontario      CA      SCA         91761   Riverside-San Bernardino CA PMSA    Office       Suburban












                     20   Louisville   KY      NAP         40229   Louisville KY-IN MSA                Office       Suburban




                     38   Milwaukee    WI      NAP         53223   Milwaukee-Racine WI                 Industrial   Warehouse


                     42   Napa         CA      NCA         94558   Vallejo-Fairfield-Napa CA PMSA      Industrial   Warehouse































                     46   Baltimore    MD      NAP         21239   Baltimore MD PMSA                   Retail       Anchored



                     79   Mariemont    OH      NAP         45227   Cincinnati OH-KY-IN PMSA            Retail       Shadow Anchored


                    195   Allentown    PA      NAP         18104   Allentown-Bethlehem-Easton PA MSA   Office       Medical
                    202   Fort Myers   FL      NAP         33912   Fort Myers-Cape Coral FL MSA        Office       Suburban

Total/Weighted Average:




                                                        Cut-Off
                                                        Date                          %
                                                        Balance                       by
Loan                      Number                        (as                           Cut-off
Pool                      of           Original         of                            Date       Cut-Off                 Year
No.                       Properties   Balance          02/01/2005)      Sort         Balance    Date         Units/SF   Built
-----------------------   ----------   --------------   --------------   ----------   -------    ----------   --------   ---------
                      6            1      $75,000,000      $75,000,000   75,000,000       4.9%   02/01/2005    280,830        1970
                      8            1      $65,500,000      $65,500,000   65,500,000       4.3%   02/01/2005    184,859        1929
                     10            1      $23,250,000      $23,163,995   23,163,995       1.5%   02/01/2005    223,392        1998



















                     11            1      $20,755,300      $20,755,300   20,755,300       1.4%   02/01/2005    144,191   1954/2003
                     17            1      $14,700,000      $14,700,000   14,700,000       1.0%   02/01/2005    100,000        2004












                     20            1      $13,000,000      $12,980,585   12,980,585       0.8%   02/01/2005    150,000        2001




                     38            1       $8,320,000       $8,284,539    8,284,539       0.5%   02/01/2005    208,150        1995


                     42            1       $6,900,000       $6,893,773    6,893,773       0.5%   02/01/2005    120,157        1986































                     46            1       $6,000,000       $5,995,744    5,995,744       0.4%   02/01/2005     53,857        2004



                     79            1       $4,260,000       $4,255,837    4,255,837       0.3%   02/01/2005     48,688        1990


                    195            1       $1,450,000       $1,450,000    1,450,000       0.1%   02/01/2005     20,550        1960
                    202            1       $1,350,000       $1,348,592    1,348,592       0.1%   02/01/2005     16,239        2001

Total/Weighted Average:                $1,544,375,825   $1,531,754,421                  100.0%





                                                                                  Percent
                                                                                  Leased
Loan                                                  Owner-Occupied              as           Percent
Pool                      Year        Single-Tenant   >20%             Percent    of           Leased
No.                       Renovated   (Y/N)           (Y/N - %)        Leased     Date         Source
-----------------------   ---------   -------------   --------------   -------    ----------   ---------
                      6        1997   N               N                   97.8%   12/15/2004   Rent Roll
                      8   1999-2000   N               N                   97.6%   01/07/2005   Rent Roll
                     10   NAP         N               N                  100.0%   10/21/2004   Rent Roll



















                     11        2004   N               N                   91.9%   01/28/2005   Rent Roll
                     17   NAP         N               N                   95.5%   01/05/2005   Rent Roll












                     20   NAP         Y               N                  100.0%   12/13/2004   Rent Roll




                     38   NAP         Y               N                  100.0%   09/17/2004   Rent Roll


                     42   NAP         Y               N                  100.0%   12/15/2004   Rent Roll































                     46   NAP         N               N                  100.0%   11/29/2004   Rent Roll



                     79   NAP         N               N                   90.9%   12/21/2004   Rent Roll


                    195        2000   N               N                   97.1%   01/04/2005   Rent Roll
                    202   NAP         N               N                  100.0%   12/08/2004   Rent Roll

Total/Weighted Average:







Loan
Pool                      Borrower
No.                       Name
-----------------------   ---------------------------------------------------------------------------------
                      6   540 Madison Avenue Lease LLC
                      8   400 Madison Avenue Owner LLC
                     10   ARI - ECC, LLC; ARI - ECC 1, LLC; ARI - ECC 2, LLC; ARI - ECC 3, LLC; ARI - ECC
                          4, LLC; ARI - ECC 5, LLC; ARI - ECC 6, LLC; ARI - ECC 7, LLC; ARI - ECC 8, LLC;
                          ARI - ECC 9, LLC; ARI - ECC 10, LLC; ARI - ECC 11, LLC; ARI - ECC 12, LLC; ARI
                          - ECC 13, LLC; ARI - ECC 14 & 15, LLC; ARI - ECC 16, LLC; ARI - ECC 17, LLC; ARI
                          - ECC 18, LLC; ARI - ECC 19, LLC; ARI - ECC 20, LLC; ARI - ECC 22, LLC; ARI - ECC
                          23 &24, LLC; ARI - ECC 25, LLC; ARI - ECC 26, LLC; ARI - ECC 27 &28, LLC














                     11   Inland Western Coram Plaza, L.L.C.
                     17   Ontario/University Partners, L.P.












                     20   PRESCOM, LLC and PRESTON INVESTMENTS, LLC




                     38   Marcia Road, LLC; JB Marcia, LLC; SB Marcia, LLC; Cobre Corporate Center, L.P.


                     42   Attorneys Benefit SPC I, LLC































                     46   Loch Raven Shopping Center LLC



                     79   Mariemont Promenade, LLC


                    195   Liberty Allen Square, LLC
                    202   3800 Colonial Blvd., LLC

Total/Weighted Average:




                                                                                                                Ground
                                                                                                                Lease
                                                                                                                Extinguished
Loan                                                                                                            Upon
Pool                                                                                       Lien     Ownership   Foreclosure
No.                       Sponsor                                                          Status   Interest    (Y/N)
-----------------------   --------------------------------------------------------------   ------   ---------   ------------
                      6   Macklowe, Harry                                                  First    Leasehold   N
                      8   Macklowe, Harry                                                  First    Fee         N
                     10   Gee, Richard D.; Drever, Maxwell; Argus Realty Investors, L.P.   First    Fee         N



















                     11   Inland Western Retail Real Estate Trust, Inc.                    First    Fee         N
                     17   Greene, Theodore; Lisa Hoffman Greene                            First    Fee         N












                     20   Shapin, Lawrence; Amar Desai; Mahendra Patel                     First    Fee         N




                     38   Jarol, Sherwin N.                                                First    Fee         N


                     42   Vallely, Craig; Jerry Lynch                                      First    Fee         N































                     46   Rocks, Samuel; JWR Family LLC; RDR Family LLC                    First    Fee         N



                     79   Hemmer Jr., Paul; David B. Pomeroy II                            First    Fee         N


                    195   Milano, Constantino T.                                           First    Fee         N
                    202   Kamhi, Max                                                       First    Fee         N

Total/Weighted Average:



                                                                       Ground
                                                                       Lease
                                                                       Outside
                          Ground                                       Expiration
Loan                      Lease        Extension   Extension           Date                       Modified
Pool                      Expiration   Options     Options             (Including    Note         Loan       Modification
No.                       Date         (Y/N)       Description         Extensions)   Date         (Y/N)      Description
-----------------------   ----------   ---------   -----------------   -----------   ----------   --------   ------------
                      6   12/31/2037   Y           1; 30 year option   12/31/2067    12/15/2004   N          NAP
                      8   NAP          N           NAP                 NAP           01/07/2005   N          NAP
                     10   NAP          N           NAP                 NAP           10/25/2004   N          NAP



















                     11   NAP          N           NAP                 NAP           01/28/2005   N          NAP
                     17   NAP          N           NAP                 NAP           01/07/2005   N          NAP












                     20   NAP          N           NAP                 NAP           12/13/2004   N          NAP




                     38   NAP          N           NAP                 NAP           09/23/2004   N          NAP


                     42   NAP          N           NAP                 NAP           12/15/2004   N          NAP































                     46   NAP          N           NAP                 NAP           12/01/2004   N          NAP



                     79   NAP          N           NAP                 NAP           12/21/2004   N          NAP


                    195   NAP          N           NAP                 NAP           01/04/2005   N          NAP
                    202   NAP          N           NAP                 NAP           12/13/2004   N          NAP

Total/Weighted Average:





                                                    First                           Maturity
                          First        First        Interest   Maturity             Date
Loan                      P&I          Payment      Only       Date         ARD     of
Pool                      Payment      Date         Period     or           Loan    ARD
No.                       Date         (IO)         (mos)      ARD          (Y/N)   Loan
-----------------------   ----------   ----------   --------   ----------   -----   ----------
                      6   NAP          02/01/2005        103   07/11/2013   N       NAP
                      8   NAP          03/01/2005         60   02/01/2010   N       NAP
                     10   12/01/2004   NAP          NAP        11/01/2011   Y       11/01/2031



















                     11   NAP          03/01/2005         60   02/01/2010   N       NAP
                     17   03/03/2005   NAP          NAP        02/03/2015   N       NAP












                     20   02/01/2005   01/01/2010   NAP        01/01/2012   N       NAP




                     38   11/01/2004   NAP          NAP        10/01/2012   N       NAP


                     42   02/03/2005   NAP          NAP        01/03/2015   N       NAP































                     46   02/01/2005   NAP          NAP        01/01/2015   N       NAP



                     79   02/01/2005   NAP          NAP        01/01/2012   N       NAP


                    195   03/01/2005   NAP          NAP        02/01/2010   N       NAP
                    202   02/01/2005   NAP          NAP        01/01/2012   N       NAP

Total/Weighted Average:




                                                                                                                   Orig.
                                                                                                                   Term
                                                                                         Terms/Description         to
Loan                      ARD                                                            of                        Maturity
Pool                      Rate                                      Lockbox    Lockbox   Springing                 or         Rem.
No.                       Step                                      Status     Type      Lockbox                   ARD        Term
-----------------------   ---------------------------------------   --------   -------   -----------------------   --------   ----
                      6   NAP                                       In-Place   Hard      NAP                            103    102
                      8   NAP                                       In-Place   Hard      NAP                             60     60
                     10   The interest rate shall be adjusted       In-Place   Soft      In any event of default         84     81
                          on the ARD date to be the greater of
                          Initial Interest Rate (5.58%) + 300
                          basis points or the then current yield
                          on the 10 year on the run U.S. Treasury
                          Issue + 300 basis points.














                     11   NAP                                       None       NAP       NAP                             60     60
                     17   NAP                                       None       NAP       NAP                            120    120












                     20   NAP                                       None       NAP       NAP                             84     83




                     38   NAP                                       None       NAP       NAP                             96     92


                     42   NAP                                       None       NAP       NAP                            120    119































                     46   NAP                                       None       NAP       NAP                            120    119



                     79   NAP                                       None       NAP       NAP                             84     83


                    195   NAP                                       None       NAP       NAP                             60     60
                    202   NAP                                       None       NAP       NAP                             84     83

Total/Weighted Average:                                                                                                 125    115





                                                                                            NOI                 Implied
                                                               Monthly    Monthly           DSCR                DSCR       DSCR
Loan                                                           Debt       Debt              (after              @          (after
Pool                      Orig.    Rem.             Loan       Service    Service    NOI    IO        Current   8.00%      IO
No.                       Amort.   Amort   Rate     Constant   (P&I)      (IO)       DSCR   period)   DSCR      Constant   period)
-----------------------   ------   -----   -----    --------   --------   --------   ----   -------   -------   --------   -------
                      6   IO       IO      5.280%      5.353%  NAP        $334,583   2.32   NAP          2.19       1.47   NAP
                      8   IO       IO      5.050%      5.120%  NAP        $279,474   2.24   NAP          2.12       1.36   NAP
                     10      324     321   5.580%      7.176%  $139,040   NAP        1.49   NAP          1.37       1.23   NAP



















                     11   IO       IO      4.550%      4.550%  NAP         $78,697   2.67   NAP          2.58       1.47   NAP
                     17      360     360   5.420%      6.753%   $82,729   NAP        1.50   NAP          1.38       1.17   NAP












                     20      300     299   5.170%      7.134%   $77,290   NAP        1.59   NAP          1.39       1.25   NAP




                     38      360     356   5.680%      6.950%   $48,184   NAP        1.82   NAP          1.69       1.47   NAP


                     42      360     359   5.670%      6.942%   $39,917   NAP        1.37   NAP          1.30       1.13   NAP































                     46      360     359   6.570%      7.640%   $38,201   NAP        1.42   NAP          1.36       1.30   NAP



                     79      360     359   5.350%      6.701%   $23,788   NAP        1.59   NAP          1.44       1.21   NAP


                    195      360     360   5.440%      6.768%    $8,178   NAP        1.79   NAP          1.50       1.27   NAP
                    202      360     359   5.080%      6.501%    $7,313   NAP        2.28   NAP          1.99       1.62   NAP

Total/Weighted Average:      341     329   5.848%                                                     2.05x



                                       Cut-Off
                                       Date
                                       Balance
                                       per                                                                                 Source
Loan                      Annual       Unit      Interest     Balloon                            Cut-Off                   of
Pool                      Debt         or        Accrual      Loan      Balloon       Balloon    Date       Appraised      Current
No.                       Service      SF        Method       (Y/N)     Balance       LTV        LTV        Value          Value
-----------------------   ----------   -------   ----------   -------   -----------   -------    -------    ------------   ---------
                      6   $4,015,000      $267   Actual/360   Y         $75,000,000      57.7%      57.7%   $130,000,000   Appraisal
                      8   $3,353,691      $354   Actual/360   Y         $65,500,000      65.5%      65.5%   $100,000,000   Appraisal
                     10   $1,668,484      $104   Actual/360   Y         $20,270,262      62.8%      71.7%    $32,300,000   Appraisal



















                     11     $944,366      $144   30/360       Y         $20,755,300      53.5%      53.5%    $38,800,000   Appraisal
                     17     $992,744      $147   Actual/360   Y         $12,270,500      60.1%      72.1%    $20,400,000   Appraisal












                     20     $927,478       $87   Actual/360   Y         $11,598,310      65.2%      72.9%    $17,800,000   Appraisal




                     38     $578,207       $40   30/360       Y          $7,267,172      56.8%      64.7%    $12,800,000   Appraisal


                     42     $478,999       $57   Actual/360   Y          $5,804,239      58.0%      68.9%    $10,000,000   Appraisal































                     46     $458,409      $111   Actual/360   Y          $5,179,274      61.7%      71.4%     $8,400,000   Appraisal



                     79     $285,461       $87   Actual/360   Y          $3,804,908      68.6%      76.7%     $5,550,000   Appraisal


                    195      $98,141       $71   Actual/360   Y          $1,347,667      58.6%      63.0%     $2,300,000   Appraisal
                    202      $87,759       $83   Actual/360   Y          $1,198,981      42.1%      47.3%     $2,850,000   Appraisal

Total/Weighted Average:                                                                  50.3%      59.4%






                                                                Original
Loan                                   Rem.      Original       Appraisal                     FIRREA      Phase        Phase
Pool                      Valuation    Tax       Appraised      Report       Capitalization   Appraisal   I            II
No.                       Date         Credits   Value          Date         Rate             (Y/N)       Date         Date
-----------------------   ----------   -------   ------------   ----------   --------------   ---------   ----------   -----
                      6   01/01/2005   NAP       $130,000,000   11/24/2004   NAP              Y           12/01/2004   NAP
                      8   01/01/2005   NAP       $100,000,000   12/07/2004   NAP              Y           12/07/2004   NAP
                     10   08/10/2004   NAP        $32,300,000   08/19/2004   NAP              Y           09/30/2004   NAP



















                     11   10/01/2004   NAP        $38,800,000   12/27/2004   NAP              Y           01/18/2005   NAP
                     17   01/01/2005   NAP        $20,400,000   10/20/2004   NAP              Y           10/21/2004   NAP












                     20   10/06/2004   NAP        $17,800,000   10/27/2004   NAP              Y           11/17/2004   NAP




                     38   08/20/2004   NAP        $12,800,000   09/14/2004   NAP              Y           08/31/2004   NAP


                     42   11/12/2004   NAP        $10,000,000   12/02/2004   NAP              Y           12/14/2004   NAP































                     46   11/05/2004   NAP         $8,400,000   11/09/2004   NAP              Y           01/18/2004   NAP



                     79   11/30/2004   NAP         $5,550,000   12/13/2004   NAP              Y           12/13/2004   NAP


                    195   11/02/2004   NAP         $2,300,000   11/24/2004   NAP              Y           11/17/2004   NAP
                    202   11/15/2004   NAP         $2,850,000   11/30/2004   NAP              Y           11/22/2004   NAP

Total/Weighted Average:






                                                                    Date                    Years
Loan                      Engineering                               of                      of
Pool                      Report                     Underwritten   Operating               Financial
No.                       Date          UCF          NOI            Statement               Information
-----------------------   -----------   ----------   ------------   ---------------------   -----------
                      6   12/02/2004    $8,800,478     $9,331,509   T-12 as of 10/01/2004             3
                      8   01/07/2005    $7,102,881     $7,497,913   T-12 as of 10/01/2004             3
                     10   09/27/2004    $2,278,930     $2,491,151   YE 2003*2.5%                      2



















                     11   01/31/2005    $2,433,191     $2,517,538   Appraisal               NAP
                     17   01/19/2005    $1,373,039     $1,487,491   Appraisal               NAP












                     20   11/04/2004    $1,293,622     $1,472,722   Appraisal               NAP




                     38   09/03/2004      $974,389     $1,049,947   Appraisal               NAP


                     42   12/03/2004      $620,906       $656,952   Appraisal                         2































                     46   12/08/2004      $622,693       $653,124   Appraisal               NAP



                     79   12/10/2004      $410,986       $455,228   Appraisal               NAP


                    195   11/17/2004      $146,812       $175,451   Appraisal                         3
                    202   11/18/2004      $174,830       $200,417   Appraisal                         1

Total/Weighted Average:



                                                                                           %
                                                                    Lease                  NSF
                                                                    Expiration   NSF       of
                                                                    Date         of        the
Loan                                                                of           Largest   Largest
Pool                      Largest                                   Largest      Tenant    Tenant
No.                       Tenant                                    Tenant       (SF)      (%)
-----------------------   ---------------------------------------   ----------   -------   -------
                      6   Sac Capital Management LLC                09/30/2007    48,000      17.1%
                      8   Xroads Solutions Group, LLC               02/28/2013    10,500       5.7%
                     10   University of Phoenix                     09/15/2009    74,071      33.2%



















                     11   Stop & Shop                               11/01/2029    66,194      45.9%
                     17   The University of Phoenix, Inc.           11/30/2011    55,509      55.5%












                     20   YUM! Brands, Inc.                         05/31/2011   150,000     100.0%




                     38   Tree of Life, Inc.                        12/31/2012   208,150     100.0%


                     42   Robert Mondavi Corp                       09/30/2012   120,157     100.0%































                     46   Mars Super Markets, Inc.                  11/30/2024    40,729      75.6%



                     79   Coldwell Banker Residential Real Estate   05/31/2006     7,267      14.9%


                    195   St. Luke's Physician Group, Inc.          07/31/2006     2,600      12.7%
                    202   Heidt & Associates, Inc.                  10/31/2006     8,727      53.7%

Total/Weighted Average:



                                                                             Lease                  %
                                                                             Expiration   NSF       NSF
                                                                             Date         of        of
                                                                             of           2nd       2nd
Loan                      2nd                                                2nd          Largest   Largest
Pool                      Largest                                            Largest      Tenant    Tenant
No.                       Tenant                                             Tenant       (SF)      (%)
-----------------------   ------------------------------------------------   ----------   -------   -------
                      6   Wachovia Bank                                      02/28/2014    32,000      11.4%
                      8   Goldin Associates, LLC                             03/31/2008     9,448       5.1%
                     10   Honeywell International                            08/14/2005    64,800      29.0%



















                     11   Family Dollar                                      12/31/2005     8,000       5.5%
                     17   Fremont Investment & Loan                          12/31/2009    40,000      40.0%












                     20   NAP                                                NAP          NAP       NAP




                     38   NAP                                                NAP          NAP       NAP


                     42   NAP                                                NAP          NAP       NAP































                     46   Ruby Tuesday, Inc.                                 12/19/2024     4,489       8.3%



                     79   Youthland Academy of Mariemont                     05/31/2009     6,600      13.6%


                    195   Greater Lehigh Valley Visiting Nurse Association   05/31/2007     2,000       9.7%
                    202   AllianceOne Incorporated                           01/31/2007     3,379      20.8%

Total/Weighted Average:



                                                                                                   %
                                                                            Lease        NSF       NSF
                                                                            Expiration   of        of
                                                                            of           3rd       3rd
Loan                      3rd                                               3rd          Largest   Largest   Related
Pool                      Largest                                           Largest      Tenant    Tenant    Borrowers
No.                       Tenant                                            Tenant       (SF)      (%)       (Y/N)
-----------------------   -----------------------------------------------   ----------   -------   -------   ---------
                      6   Oracle Corporation                                11/30/2007    20,700       7.4%  Y
                      8   Pokemon USA Inc                                   12/31/2006     8,600       4.7%  Y
                     10   Remington College                                 07/31/2014    46,375      20.8%  N



















                     11   Joyce Leslie, Inc.                                08/31/2010     8,000       5.5%  N
                     17   NAP                                               NAP          NAP       NAP       N












                     20   NAP                                               NAP          NAP       NAP       N




                     38   NAP                                               NAP          NAP       NAP       N


                     42   NAP                                               NAP          NAP       NAP       N































                     46   Wachovia Bank, N.A.                               06/30/2024     3,000       5.6%  N



                     79   The Snooty Fox, Inc.                              04/30/2005     4,200       8.6%  N


                    195   Douglas Tozzoli DPM, P.C.                         03/31/2007     1,900       9.2%  N
                    202   Central Florida Behavioral Health Network, Inc.   12/31/2006     1,780      11.0%  N

Total/Weighted Average:



                                                            Single
                                           Cross            Note
                                           Collateralized   /                                                           Tax
                                           /                Multiple   Crossed                            Description   Escrow
Loan                      Related          Cross            Property   Loan/Multi-property   Additional   of            in
Pool                      Borrower         Defaulted        Loan       Pool                  Collateral   Additional    Place
No.                       List             (Y/N)            (Y/N)      (Y/N)                 (Y/N)        Collateral    (Y/N)
-----------------------   --------------   --------------   --------   -------------------   ----------   -----------   ------
                      6   754195, 754180   N                N          N                     N            NAP           Y
                      8   754195, 754180   N                N          N                     N            NAP           Y
                     10   NAP              N                N          N                     N            NAP           Y



















                     11   NAP              N                N          N                     N            NAP           N
                     17   NAP              N                N          N                     N            NAP           N












                     20   NAP              N                N          N                     N            NAP           N




                     38   NAP              N                N          N                     N            NAP           N


                     42   NAP              N                N          N                     N            NAP           Y































                     46   NAP              N                N          N                     N            NAP           Y



                     79   NAP              N                N          N                     N            NAP           Y


                    195   NAP              N                N          N                     N            NAP           N
                    202   NAP              N                N          N                     N            NAP           N

Total/Weighted Average:


                                                Current                                                    Terms
                                                Tax                                                        or
                          Tax                   Escrow          Ongoing     Tax              Springing     Conditions
                          Service    Initial    Balance         Tax         Reserve          Reserve       for
                          Contract   Tax        as              Escrow      Cap              Requirement   Springing
Loan                      in         Escrow     of              -           ($               for           Tax
Pool                      Place      Amount     2/1/2005        Monthly     and              Tax           Reserve
No.                       (Y/N)      ($)        ($)             ($)         Description)     (Y/N)         Requirement
-----------------------   --------   --------   ----------      ---------   --------------   -----------   -----------
                      6   Y          $262,955           $0       $262,955   NAP              N             NAP
                      8   Y          $149,636           $0       $149,636   NAP              N             NAP
                     10   Y           $45,644           $0        $45,644   NAP              N             NAP



















                     11   Y                $0           $0             $0   NAP              N             NAP
                     17   Y                $0           $0             $0   NAP              N             NAP












                     20   Y                $0           $0             $0   NAP              N             NAP




                     38   Y                $0           $0             $0   NAP              N             NAP


                     42   Y           $38,121           $0         $9,530   NAP              N             NAP































                     46   Y           $13,141           $0         $2,190   NAP              N             NAP



                     79   Y            $8,419           $0         $8,419   NAP              N             NAP


                    195   Y                $0           $0             $0   NAP              N             NAP
                    202   Y                $0           $0             $0   NAP              N             NAP

Total/Weighted Average:



                                                                       Current
                          Interest                                     Insurance        Ongoing       Insurance        Springing
                          on                 Insurance   Initial       Escrow           Insurance     Reserve          Reserve
                          Tax                Escrow      Insurance     Balance          Escrow        Cap              Requirement
Loan                      Escrow             in          Escrow        as               -             ($               for
Pool                      Paid               Place       Amount        of               Monthly       and              Insurance
No.                       to:                (Y/N)       ($)           02/01/2005($)    ($)           Description)     (Y/N)
-----------------------   ----------------   ---------   -----------   --------------   -----------   --------------   -----------
                      6   Primary Servicer   Y                    $0               $0       $10,509   NAP              N
                      8   Primary Servicer   Y                    $0               $0        $6,097   NAP              N
                     10   Primary Servicer   N                    $0               $0            $0   NAP              N



















                     11   Primary Servicer   N                    $0               $0            $0   NAP              N
                     17   Primary Servicer   N                    $0               $0            $0   NAP              N












                     20   Primary Servicer   N                    $0               $0            $0   NAP              N




                     38   Primary Servicer   N                    $0               $0            $0   NAP              N


                     42   Primary Servicer   N                    $0               $0            $0   NAP              N































                     46   Primary Servicer   N                    $0               $0            $0   NAP              N



                     79   Primary Servicer   N                    $0               $0            $0   NAP              N


                    195   Primary Servicer   N                    $0               $0            $0   NAP              N
                    202   Primary Servicer   N                    $0               $0            $0   NAP              N

Total/Weighted Average:

                                                                                                         %
                          Terms                                                                          of
                          or                                                                             Total
                          Conditions    Interest           Deferred      Deferred                        Recommended
                          for           on                 Maintenance   Maintenance     Deferred        Deferred
                          Springing     Insurance          Escrow        Recommended     Maintenance     Maintenance
Loan                      Insurance     Escrow             in            per             Escrow          Amount
Pool                      Reserve       Paid               Place         Report          Amount          Escrowed
No.                       Requirement   to:                (Y/N)         ($)             ($)             (%)
-----------------------   -----------   ----------------   -----------   -------------   -------------   -----------
                      6   NAP           Primary Servicer   N                    $6,000              $0   NAP
                      8   NAP           Primary Servicer   N                    $1,700              $0   NAP
                     10   NAP           Primary Servicer   N                        $0              $0   NAP



















                     11   NAP           Primary Servicer   N                    $4,700              $0   NAP
                     17   NAP           Primary Servicer   N                   $78,232              $0   NAP












                     20   NAP           Primary Servicer   N                        $0              $0   NAP




                     38   NAP           Primary Servicer   N                      $500              $0   NAP


                     42   NAP           Primary Servicer   N                  $291,475              $0   NAP































                     46   NAP           Primary Servicer   N                        $0              $0   NAP



                     79   NAP           Primary Servicer   N                    $5,700              $0   NAP


                    195   NAP           Primary Servicer   N                        $0              $0   NAP
                    202   NAP           Primary Servicer   N                        $0              $0   NAP

Total/Weighted Average:




                                                                                                                        Cap
                                                                                                                        Ex
                                                                                                                        Escrow
Loan                      Deferred                                                                                      in
Pool                      Maintenance                                                                                   Place
No.                       Comments                                                                                      (Y/N)
-----------------------   -------------------------------------------------------------------------------------------   ------
                      6   NAP                                                                                           N
                      8   NAP                                                                                           N
                     10   NAP                                                                                           Y



















                     11   NAP                                                                                           N
                     17   An upfront escrow of $1,214,544.96 has been collected to cover the costs to complete          N
                          construction and is inclusive of amounts referenced in the PCA.











                     20   NAP                                                                                           N




                     38   NAP                                                                                           N


                     42   It is recommended by the third party PCA consultant that the roof of the subject              N
                          property be replaced within the next year. The roof is the tenant's responsibility per the lease and the tenant has acknowledged their responsibility in the estoppel.
                          If the roof is not replaced and all work completed by September 1, 2005, Borrower shall deposit with Lender a letter of credit in an amount equal to $342,470.
                          This is 125% of the PCA's estimated costs to complete the roof replacement.

                          Also, the PCA recommended that the sprinkler system be upgraded to obtain the required inspection certificates and that the pavement will need to be patched and sealed. The costs for these repairs were $10,000 and $8,500, respectively. The tenant is also responsible for these repairs. If the tenant doesn't have the work completed by September
                          1, 2005, we will collect an escrow in an amount equal to 125% of the estimated costs
                          ($23,125). The sprinkler system is currently operable.

                          Other immediate repairs included in the PCA are replacing a rooftop HVAC unit at a cost of
                          $6,500 and replacing a sidewalk ramp at a cost of $1,000, both of which are the responsibility of the tenant. Due to the minimal cost to replace the sidewalk ramp, its current functionality, and the tenant's responsibility, we have not escrowed for this.
                          There are 9 HVAC units that serve the warehouse portion of the building and 2 that serve the office portion, which are new. Of the 9 units serving the warehouse portion of the building, 8 of them are operable. Since the HVAC is the tenant's responsibility and the absence of one unit does not affect the overall functionality of the subject, Lender is not requiring an escrow for such. The tenant will replace the warehouse HVAC units as needed.









                     46   NAP                                                                                           N



                     79   NAP                                                                                           N


                    195   NAP                                                                                           Y
                    202   NAP                                                                                           N

Total/Weighted Average:


                                                              Annual
                                      Ongoing     Ongoing     Cap             Cap              Springing
                          Initial     Cap         Cap         Ex              Ex               Reserve
                          Cap         Ex          Ex          Reserve         Reserve          Requirement
                          Ex          Escrow      Escrow      Requirement     Cap              for
Loan                      Escrow      -           -           per             ($               Cap
Pool                      Amount      Monthly     Annual      SF/Unit         and              Ex
No.                       ($)         ($)         ($)         ($)             Description)     (Y/N)
-----------------------   ---------   ---------   ---------   -------------   --------------   -----------
                      6          $0          $0          $0             NAP   NAP              N
                      8          $0          $0          $0             NAP   NAP              N
                     10          $0      $3,723     $44,678              $0   NAP              N



















                     11          $0          $0          $0             NAP   NAP              N
                     17          $0          $0          $0             NAP   NAP              N












                     20          $0          $0          $0             NAP   NAP              N




                     38          $0          $0          $0             NAP   NAP              N


                     42          $0          $0          $0             NAP   NAP              Y































                     46          $0          $0          $0             NAP   NAP              N



                     79          $0          $0          $0             NAP   NAP              N


                    195     $67,500          $0          $0             NAP   NAP              N
                    202          $0          $0          $0             NAP   NAP              N

Total/Weighted Average:

                          Terms                                        Current
                          or                                           Cap
                          Conditions                                   Ex          Interest
                          for                                          Escrow      on
                          Springing                                    Balance     Cap                TI/LC    Initial
                          Cap                                          as          Ex                 Escrow   TI/LC
Loan                      Ex                                           of          Escrow             in       Escrow
Pool                      Reserve                                      2/1/2005    Paid               Place    Amount
No.                       Requirement                                  ($)         to:                (Y/N)    ($)
-----------------------   ------------------------------------------   ---------   ----------------   ------   -------------
                      6   NAP                                                 $0   Primary Servicer   Y        See Footnote
                      8   NAP                                                 $0   Primary Servicer   Y        See Footnote
                     10   NAP                                             $7,448   Primary Servicer   Y             $500,000



















                     11   NAP                                                 $0   Primary Servicer   N                   $0
                     17   NAP                                                 $0   Primary Servicer   N                   $0












                     20   NAP                                                 $0   Primary Servicer   N                   $0




                     38   NAP                                                 $0   Primary Servicer   N                   $0


                     42   In the event the Borrower has not provided          $0   Primary Servicer   N                   $0






















                          evidence to the Lender that the Deferred
                          Maintenance items described in Schedule 1
                          have been completed by September 1, 2005
                          the shall post a Letter of Credit in the
                          amount of $23,125. Also in the event the
                          Borrower has not provided evidence to the
                          Lender that the roof has been replaced by
                          September 1, 2005 the shall post a Letter
                          of Credit in the amount of $342,470.
                     46   NAP                                                 $0   Primary Servicer   Y             $538,011



                     79   NAP                                                 $0   Primary Servicer   Y        $125,000 LOC


                    195   NAP                                            $67,500   Primary Servicer   N                   $0
                    202   NAP                                                 $0   Primary Servicer   N                   $0

Total/Weighted Average:




                          Ongoing    Annual     TI/LC                  Springing
                          TI/LC      TI/LC      Reserve                Reserve
                          Escrow     Escrow     Cap                    Requirement
Loan                      -          per        ($                     for
Pool                      Monthly    SF/Unit    and                    TI/LC
No.                       ($)        ($)        Description)           (Y/N)
-----------------------   --------   --------   --------------------   -----------
                      6         $0   NAP        NAP                    N
                      8         $0   NAP        NAP                    N
                     10     $9,308         $1   Monthly escrow         Y
                                                payments will cease
                                                after the December
                                                2009 payment.
















                     11         $0   NAP        NAP                    N
                     17         $0   NAP        NAP                    Y












                     20         $0   NAP        NAP                    Y




                     38         $0   NAP        NAP                    Y


                     42         $0   NAP        NAP                    Y































                     46         $0   NAP        NAP                    N



                     79         $0   NAP        NAP                    Y


                    195         $0   NAP        NAP                    N
                    202         $0   NAP        NAP                    N

Total/Weighted Average:


                          Terms
                          or
                          Conditions
                          for
                          Springing
Loan                      TI/LC
Pool                      Reserve
No.                       Requirement
-----------------------   ----------------------------------------------------------------------------------------
                      6   NAP
                      8   NAP
                     10   Beginning March 1, 2008 the Borrower shall begin monthly escrow payments of
                          $70,000 through February 1, 2009 to reimburse Borrower for the cost of the
                          Tenant Improvements and Leasing Commissions associated with University of
                          Phoenix and the Jacobs Engineering spaces. In the event Jacobs Engineering exercises its 5-year renewal option on or before June 1, 2008, the escrow shall cease as of June 1, 2008, provided the space currently leased to
                          Honeywell is, at that time, leased to a creditworthy lessee(s) (other than
                          Borrower or any person or entity affiliated with Borrower) reasonably acceptable to Lender under lease(s) which are otherwise in form and substance reasonably acceptable to Lender and expires no earlier than October 1, 2010.
                          In the event Jacobs Engineering does not exercise its renewal option on or before June 1, 2008, but University of Phoenix exercises its 5-year renewal on or before April 1, 2009, provided the space currently leased to Honeywell is, at that time, leased to a creditworthy lessee(s) (other than Borrower or any person or entity affiliated with Borrower) reasonably acceptable to Lender under a lease(s) which are otherwise in form and substance reasonably acceptable to Lender that expires no earlier than October 1, 2010, the escrow shall cease.
                          Additionally, in the event that any Extraordinary Rentals are payable to the
                          Borrower under any of the Leases, such Extraordinary Rentals shall be paid directly to the Lender to be used for Tenant Improvements and Leasing Commissions.
                     11   NAP
                     17   In the event Fremont gives notice of their right to terminate their lease ending
                          April 1, 2008 on or prior to July 1, 2007 the Borrower shall begin monthly escrow payments of $44,000.00 beginning July 1, 2007 through April 1, 2008. If however,
                          Fremont does not terminate their lease as described above the Borrower shall begin monthly escrow payments of $33,200.00 beginning January 1, 2009 through December 1,
                          2009. Additionally the Borrower shall begin monthly escrow payments for the
                          University of Phoenix space of $ 46,072.47 beginning December 1, 2010 through
                          November 1, 2011. Additionally, the Borrower shall deposit with Lender a monthly escrow of $.83 per square foot of space lease to any renewal or replacement tenant(s)
                          for the space lease by Freemont or Phoenix or any space which is currently vacant and subsequently leased to any tenant. Such cash deposit will commence 12 months prior to the termination and continue through and including the month in which the termination date occurs.
                     20   Beginning November 1, 2009 the Borrower shall begin monthly escrow payments of $81,000 until the entire indebtness is paid in full. If, however, Yum! Brands Inc. exercises their five year renewal option at monthly base rents of no less than $151,441.83 on or before May 31, 2010, the monthly escrow shall be discontinued and the escrow balance disbursed to the Borrower.
                     38   In the event Tree of Life, Inc. does not extend its lease by April 1, 2011 for a five year term according to the terms defined in the loan documents, the Borrower shall begin monthly escrow payments of $62,000.00 beginning April 1, 2011.
                     42   Beginning September 1, 2010 the Borrower shall begin monthly escrow payments of $25,000 through August 1, 2012. However, in the event Robert Mondavi Coporate vacates the premise in its entirety the Borrower shall post a $600,000 Letter of credit immediately or begin the $25,000 monthly escrow payments to be capped at $600,000.




























                     46   NAP



                     79   Beginning February 1, 2006 the Borrower shall either post a $75,000 cash or a letter of credit or begin monthly escrow payments of $2,860 beginning February 1, 2006 capped at
                          $75,000.00
                    195   NAP
                    202   NAP

Total/Weighted Average:


                                                                             Current
                          Current                                            Environmental
                          TI/LC           Interest                           Escrow                              Ongoing
                          Balance         on                 Environmental   Balance           Initial           Environmental
                          as              TI/LC              Escrow          as                Environmental     Escrow
Loan                      of              Escrow             in              of                Escrow            -
Pool                      2/1/2005        Paid               Place           2/1/2005          Amount            Monthly
No.                       ($)             to:                (Y/N)           ($)               ($)               ($)
-----------------------   -------------   ----------------   -------------   ---------------   ---------------   ---------------
                      6              $0   Primary Servicer   N                            $0                $0                $0
                      8              $0   Primary Servicer   N                            $0                $0                $0
                     10        $519,216   Primary Servicer   N                            $0                $0                $0



















                     11              $0   Primary Servicer   N                            $0                $0                $0
                     17              $0   Primary Servicer   N                            $0                $0                $0












                     20              $0   Primary Servicer   N                            $0                $0                $0




                     38              $0   Primary Servicer   N                            $0                $0                $0


                     42              $0   Primary Servicer   N                            $0                $0                $0































                     46        $201,890   Primary Servicer   N                            $0                $0                $0



                     79   $125,000 LOC    Primary Servicer   N                            $0                $0                $0


                    195              $0   Primary Servicer   N                            $0                $0                $0
                    202              $0   Primary Servicer   N                            $0                $0                $0

Total/Weighted Average:


                                                            Terms
                                                            or
                          Environmental     Springing       Conditions      Interest
                          Reserve           Reserve         for             on                 Other
                          Cap               Requirement     Springing       Environmental      Escrows
Loan                      ($                for             Environmental   Escrow             in
Pool                      and               Environmental   Reserve         Paid               Place
No.                       Description)      (Y/N)           Requirement     to:                (Y/N)
-----------------------   ---------------   -------------   -------------   ----------------   -------
                      6   NAP               N               NAP             Primary Servicer   N
                      8   NAP               N               NAP             Primary Servicer   N
                     10   NAP               N               NAP             Primary Servicer   N



















                     11   NAP               N               NAP             Primary Servicer   N
                     17   NAP               N               NAP             Primary Servicer   Y












                     20   NAP               N               NAP             Primary Servicer   N




                     38   NAP               N               NAP             Primary Servicer   N


                     42   NAP               N               NAP             Primary Servicer   N































                     46   NAP               N               NAP             Primary Servicer   N



                     79   NAP               N               NAP             Primary Servicer   N


                    195   NAP               N               NAP             Primary Servicer   Y
                    202   NAP               N               NAP             Primary Servicer   N

Total/Weighted Average:


                                                                               Current
                                                                               Other
                                                                               Escrow       Ongoing     Other
                                                                  Initial      Balance      Other       Reserve          Other
                          Description                             Other        as           Escrow      Cap              Springing
Loan                      of                                      Escrow       of           -           ($               Reserve
Pool                      "Other"                                 Amount       2/1/2005     Monthly     and              Requirement
No.                       Escrows                                 ($)          ($)          ($)         Description)     (Y/N)
-----------------------   -------------------------------------   ----------   ----------   ---------   --------------   -----------
                      6   NAP                                             $0           $0          $0   NAP              N
                      8   NAP                                             $0           $0          $0   NAP              N
                     10   NAP                                             $0           $0          $0   NAP              N



















                     11   NAP                                             $0           $0          $0   NAP              N
                     17   Construction Completion and Free Rent   $1,954,078   $1,954,078          $0   NAP              N












                     20   NAP                                             $0           $0          $0   NAP              N




                     38   NAP                                             $0           $0          $0   NAP              N


                     42   NAP                                             $0           $0          $0   NAP              N































                     46   NAP                                             $0           $0          $0   NAP              Y



                     79   NAP                                             $0           $0          $0   NAP              N


                    195   Occupancy & Insurance Funds               $133,340     $133,340          $0   NAP              N
                    202   NAP                                             $0           $0          $0   NAP              N

Total/Weighted Average:



                          Terms
                          or                                              Interest
                          Conditions                                      on
                          for                                             Other                                        Future
Loan                      Other                                           Escrow             Springing                 Payment
Pool                      Reserve                                         Paid               Escrow      Springing     Changes
No.                       Requirement                                     to:                (Y/N)       Escrow        (Y/N)
-----------------------   ---------------------------------------------   ----------------   ---------   -----------   -------
                      6   NAP                                             Primary Servicer   N           NAP           N
                      8   NAP                                             Primary Servicer   N           NAP           N
                     10   NAP                                             Primary Servicer   Y           TILC          N



















                     11   NAP                                             Primary Servicer   N           NAP           N
                     17   NAP                                             Primary Servicer   Y           TILC          N












                     20   NAP                                             Primary Servicer   Y           TILC          N




                     38   NAP                                             Primary Servicer   Y           TILC          N


                     42   NAP                                             Primary Servicer   Y           TILC,Cap Ex   N































                     46   In the event Mars Super Markets, Inc.           Primary Servicer   Y           Other         N
                          reports negative earnings for two
                          consecutive years, Borrower shall post
                          a Letter of Credit in the amount of $215,000.
                     79   NAP                                             Primary Servicer   Y           TILC          N


                    195   NAP                                             Primary Servicer   N           NAP           N
                    202   NAP                                             Primary Servicer   N           NAP           N

Total/Weighted Average:

                                             Debt
                                             Service   Debt
                                             Payment   Service
                                             Grace     Grace
                                             Period    Period
                                             to        to
Loan                                         Impose    Call
Pool                      Payment     Due    Late      a
No.                       Frequency   Date   Charge    Default
-----------------------   ---------   ----   -------   -------------------------------------------------------------
                      6   Monthly        1         0                                                               5
                      8   Monthly        1         0                                                               5
                     10   Monthly        1         0                                                               5



















                     11   Monthly        1         0                                                               5
                     17   Monthly        3         0                                                               5












                     20   Monthly        1         0                                                               5




                     38   Monthly        1         0   5 days after written notice with a maxium notice required
                                                       of 2 per year or 7 for the loan term unless 2 are consecutive thereafter default occurs without notice.
                     42   Monthly        3         0                                                               5































                     46   Monthly        1         0                                                               5



                     79   Monthly        1         0                                                               5


                    195   Monthly        1         0                                                               5
                    202   Monthly        1         0                                                               5

Total/Weighted Average:


                                                                                                    Balloon
                                                                                                    Payment
                                                                                                    Grace
                                                                                                    Period
                                                                                                    to
Loan                      Default                                                                   Impose
Pool                      Interest                                                                  Late
No.                       %                                                                         Charge
-----------------------   -----------------------------------------------------------------------   -------
                      6   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                      8   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                     10   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0



















                     11   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                     17   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0












                     20   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0




                     38   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0


                     42   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0































                     46   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0



                     79   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0


                    195   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0
                    202   Lesser of 4% plus the current note rate or maximum rate allowed by law.         0

Total/Weighted Average:


                          Balloon
                          Payment
                          Grace
                          Period
                          to
Loan                      Call                                       Assumption
Pool                      a                                          Provision    Assumption/
No.                       Default                                    (Y/N)        Fee
-----------------------   ----------------------------------------   ----------   ---------------------------------------------
                      6                                          5   Y            Unlimited Times at Greater of .5% or $15,000
                      8                                          5   Y            Unlimited Times at Greater of .5% or $15,000
                     10                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000



















                     11                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000
                     17                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000












                     20                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000




                     38   5 days after written notice unless         Y            Unlimited Times at Greater of 1.0% or $15,000
                          maxium notice requirements have been met
                          then default occurs without notice.
                     42                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000































                     46                                          5   Y            2 Times at Greater of 1.0% or $15,000



                     79                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000


                    195                                          5   Y            Unlimited Times at Greater of 1.0% or $12,000
                    202                                          5   Y            Unlimited Times at Greater of 1.0% or $15,000

Total/Weighted Average:




                          Earthquake
                          Zone
                          3
Loan                      or                  Earthquake   Hurricane   Hurricane   Flood   Flood       Environmental
Pool                      4            PML    Insurance    Zone        Insurance   Zone    Insurance   Insurance       SAE     SPE
No.                       (Y/N)        %      (Y/N)        (Y/N)       (Y/N)       (Y/N)   (Y/N)       (Y/N)           (Y/N)   (Y/N)
-----------------------   ----------   ----   ----------   ---------   ---------   -----   ---------   -------------   -----   -----
                      6   N            NAP    Y            N           Y           UAV     Y           N               Y       Y
                      8   N            NAP    Y            N           Y           UAV     Y           N               Y       Y
                     10   N            NAP    N            N           N           UAV     N           N               Y       Y



















                     11   N            NAP    Y            Y           Y           Y       Y           N               Y       Y
                     17   Y            12.0%  N            N           N           UAV     N           N               Y       Y












                     20   N            NAP    Y            N           N           UAV     Y           N               Y       Y




                     38   N            NAP    Y            N           N           UAV     Y           N               Y       Y


                     42   Y            22.0%  Y            N           N           UAV     N           N               Y       Y































                     46   N            NAP    Y            N           N           UAV     Y           N               Y       Y



                     79   N            NAP    N            N           N           UAV     N           N               Y       Y


                    195   N            NAP    N            N           N           UAV     N           N               Y       Y
                    202   N            NAP    N            Y           Y           UAV     N           N               Y       Y

Total/Weighted Average:



                                                                                       Current
                                                                        Current        Additional
                                                                        Additional     Financing    Description   Standstill
                                                                        Financing      Secured      of            Agreement
Loan                      Non-Consolidation   Independent   Revocable   in             by           Current       in
Pool                      Opinion             Director      Trust       Place          Property     Additional    Place
No.                       (Y/N)               (Y/N)         (Y/N)       (Y/N/Silent)   (Y/N)        Financing     (Y/N)
-----------------------   -----------------   -----------   ---------   ------------   ----------   -----------   ----------
                      6   Y                   Y             UAV         N              N            NAP           N
                      8   Y                   Y             UAV         N              N            NAP           N
                     10   N                   N             UAV         N              N            NAP           N



















                     11   N                   N             UAV         N              N            NAP           N
                     17   N                   N             UAV         N              N            NAP           N












                     20   N                   N             UAV         N              N            NAP           N




                     38   N                   N             UAV         N              N            NAP           N


                     42   N                   N             UAV         N              N            NAP           N































                     46   N                   N             UAV         N              N            NAP           N



                     79   N                   N             UAV         N              N            NAP           N


                    195   N                   N             UAV         N              N            NAP           N
                    202   N                   N             UAV         N              N            NAP           N

Total/Weighted Average:



                                         Future
                          Additional     Additional
                          Financing      Financing    Description                                No.                     No.
                          Permitted      Secured      of                         Sec.            of      Sec.            of
Loan                      In             by           Future        Number       8               Sec.    42              Sec.
Pool                      Future         Property     Additional    Times        (Multifamily)   8       (Multifamily)   42
No.                       (Y/N/Silent)   (Y/N)        Financing     Delinquent   (Y/N)           Units   (Y/N)           Units
-----------------------   ------------   ----------   -----------   ----------   -------------   -----   -------------   -----
                      6   N              N            NAP                    0   N               NAP     N               NAP
                      8   N              N            NAP                    0   N               NAP     N               NAP
                     10   N              N            NAP                    0   N               NAP     N               NAP



















                     11   N              N            NAP                    0   N               NAP     N               NAP
                     17   N              N            NAP                    0   N               NAP     N               NAP












                     20   N              N            NAP                    0   N               NAP     N               NAP




                     38   N              N            NAP                    0   N               NAP     N               NAP


                     42   N              N            NAP                    0   N               NAP     N               NAP































                     46   N              N            NAP                    0   N               NAP     N               NAP



                     79   N              N            NAP                    0   N               NAP     N               NAP


                    195   N              N            NAP                    0   N               NAP     N               NAP
                    202   N              N            NAP                    0   N               NAP     N               NAP

Total/Weighted Average:




                                                     Partial
                                                     Collateral    Outparcel   Outparcel
                          Partial      Partial       Release       or          or
Loan                      Collateral   Collateral    Prepayment    Other       Other         Substitution   Substitution
Pool                      Release      Release       Penalty       Release     Release       Allowed        Provision
No.                       (Y/N)        Description   Description   (Y/N)       Description   (Y/N)          Description
-----------------------   ----------   -----------   -----------   ---------   -----------   ------------   ------------
                      6   N            NAP           NAP           N           NAP           N              NAP
                      8   N            NAP           NAP           N           NAP           N              NAP
                     10   N            NAP           NAP           N           NAP           N              NAP



















                     11   N            NAP           NAP           N           NAP           N              NAP
                     17   N            NAP           NAP           N           NAP           N              NAP












                     20   N            NAP           NAP           N           NAP           N              NAP




                     38   N            NAP           NAP           N           NAP           N              NAP


                     42   N            NAP           NAP           N           NAP           N              NAP































                     46   N            NAP           NAP           N           NAP           N              NAP



                     79   N            NAP           NAP           N           NAP           N              NAP


                    195   N            NAP           NAP           N           NAP           N              NAP
                    202   N            NAP           NAP           N           NAP           N              NAP

Total/Weighted Average:

                          Voluntary
                          Partial
                          Prepayment
                          Permitted
                          (Y/N)
                          (escrows,
Loan                      LOCs,        Partial
Pool                      other,       Prepayment
No.                       etc.)        Description
-----------------------   ----------   -----------
                      6   N            NAP
                      8   N            NAP
                     10   N            NAP



















                     11   N            NAP
                     17   N            NAP












                     20   N            NAP




                     38   N            NAP


                     42   N            NAP































                     46   N            NAP



                     79   N            NAP


                    195   N            NAP
                    202   N            NAP

Total/Weighted Average:




                          Day
                          Prepayment
                          Allowed
Loan                      (plus
Pool                      accrued
No.                       interest?)                                                                               Seasoning   LO
-----------------------   --------------------------------------------------------------------------------------   ---------   --
                      6   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25
                      8   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24
                     10   First 5 days of the month; any other day with payment of interest to next P&I due date           3   27



















                     11   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24
                     17   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24












                     20   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25




                     38   First 5 days of the month; any other day with payment of interest to next P&I due date           4   28


                     42   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25































                     46   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25



                     79   First 5 days of the month; any other day with payment of interest to next P&I due date           1    0


                    195   First 5 days of the month; any other day with payment of interest to next P&I due date           0   24
                    202   First 5 days of the month; any other day with payment of interest to next P&I due date           1   25

Total/Weighted Average:







Loan                      LO
Pool                      End
No.                       Date         DEF   DEF+1   DEF/YM1   YM   YM1   YM2    6.00%   5.00%   4.80%   4.00%   3.60%   3.00%
-----------------------   ----------   ---   -----   -------   --   ---   ---   -----   -----   -----   -----   -----   -----
                      6   05/31/2013    75
                      8   12/31/2009    34
                     10   10/31/2010    44



















                     11   02/28/2007                                 32
                     17   11/02/2014    92












                     20   09/30/2011    55




                     38   02/28/2007                                 64


                     42   10/02/2014    91































                     46   09/30/2014    91



                     79   NAP                                        80


                    195   02/28/2007                                 32
                    202   09/30/2011    55

Total/Weighted Average:







Loan                                                                        Primary    Correspondent/   Master     Trustee
Pool                                                             YM         Servicer   Subservicer      Servicer   Annual
No.                        2.40%   2.00%   1.20%   1.00%  Open   Formulas   Fee        Fee              Fee        Fee
-----------------------   -----   -----   -----   -----   ----   --------   --------   --------------   --------   -------
                      6                                      3
                      8                                      2
                     10                                     13



















                     11                                      4
                     17                                      4












                     20                                      4




                     38                                      4


                     42                                      4































                     46                                      4



                     79                                      4


                    195                                      4
                    202                                      4

Total/Weighted Average:




                                           Cooperative
                                           Value
                                           as                                                             Cutoff
Loan                      Administrative   a                                                              LTV
Pool                      Cost             Rental        Unsold    Sponsor   Investor   Coop    Sponsor   as       Coop
No.                       Rate             Property      Percent   Units     Units      Units   Carry     Rental   Sponsor/Investor
-----------------------   --------------   -----------   -------   -------   --------   -----   -------   ------   ----------------
                      6                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                      8                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                     10                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP



















                     11                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                     17                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP












                     20                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP




                     38                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP


                     42                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP































                     46                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP



                     79                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP


                    195                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP
                    202                    NAP           NAP       NAP       NAP        NAP     NAP       NAP      NAP

Total/Weighted Average:

                                   SCHEDULE IV

                                MM LOAN SCHEDULE

                                   SCHEDULE V

                             NCB, FSB LOAN SCHEDULE

                                   SCHEDULE VI

                               WAMU LOAN SCHEDULE

                                  SCHEDULE VII

                               UCMFI LOAN SCHEDULE

                                  SCHEDULE VIII



                               TIAA LOAN SCHEDULE

                                   SCHEDULE IX

             LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS
                                (Section 8.3(e))


Morgan Stanley Mortgage Capital Inc.: [none]
------------------------------------

IXIS REAL ESTATE CAPITAL INC. : [none]
----------------------------

Union Central Mortgage Funding, Inc.: [none]
------------------------------------

Principal Commercial Funding, LLC:  [none]
----------------------------------

Washington Mutual Bank, FA: [none]
---------------------------

Massachusetts Mutual Life Insurance Company: [none]
--------------------------------------------

NSB, FSB: [none]
---------

Teachers Insurance and Annuity Association of America: [none]
------------------------------------------------------

                                   SCHEDULE X

                   CERTAIN ESCROW ACCOUNTS FOR WHICH A REPORT
                        UNDER SECTION 5.1(g) IS REQUIRED
                                     o_____

Morgan Stanley Mortgage Capital Inc.: [none]
-------------------------------------

IXIS REAL ESTATE CAPITAL INC.:  [none]
------------------------------

Union Central Mortgage Funding, Inc.:
-------------------------------------
Ridge Crossing (Loan # 204169); and
Branchville Warehouse (Loan # 204214);

Principal Commercial Funding, LLC:
----------------------------------
University Plaza Office Building (Loan # 754119)

Washington Mutual Bank, FA:  [none]
---------------------------

Massachusetts Mutual Life Insurance Company: [none]
--------------------------------------------

NSB, FSB:  [none]
---------

Teachers Insurance and Annuity Association of America:
------------------------------------------------------
Burbank Medical Plaza

                                   SCHEDULE XI

   LIST OF MORTGAGORS THAT ARE THIRD-PARTY BENEFICIARIES UNDER SECTION 2.3(a)

Morgan Stanley Mortgage Capital Inc.:  [none]
-------------------------------------

IXIS REAL ESTATE CAPITAL INC.:  [none]
------------------------------

Union Central Mortgage Funding, Inc.:  [none]
-------------------------------------

Principal Commercial Funding, LLC:  [none]
----------------------------------

Washington Mutual Bank, FA:  [none]
---------------------------

Massachusetts Mutual Life Insurance Company:
--------------------------------------------
Martin Landing Apartments Phase II;
Martin Landing Apartments Phase I

NSB, FSB:  [none]
---------

Teachers Insurance and Annuity Association of America:  [none]
------------------------------------------------------

                                  SCHEDULE XII

                                    Reserved

                                  SCHEDULE XIII

                                EARN-OUT RESERVES


Morgan Stanley Mortgage Capital Inc.:  [none]
-------------------------------------

IXIS REAL ESTATE CAPITAL INC. :  [none]
-------------------------------

Union Central Mortgage Funding, Inc.:  [none]
-------------------------------------

Principal Commercial Funding, LLC:  [none]
----------------------------------

Washington Mutual Bank, FA:  [none]
---------------------------

Massachusetts Mutual Life Insurance Company:  [none]
--------------------------------------------

NSB, FSB:  [none]
---------

Teachers Insurance and Annuity Association of America:  [none]
------------------------------------------------------

                                  SCHEDULE XIV

    LIST OF MORTGAGE LOANS FOR WHICH A SCHEDULED PAYMENT IS DUE AFTER THE END
                             OF A COLLECTION PERIOD


Morgan Stanley Mortgage Capital Inc.:  [none]
-------------------------------------

IXIS REAL ESTATE CAPITAL INC. :  [none]
-------------------------------

Union Central Mortgage Funding, Inc.:  [none]
-------------------------------------

Principal Commercial Funding, LLC:  [none]
----------------------------------

Washington Mutual Bank, FA:  [none]
---------------------------

Massachusetts Mutual Life Insurance Company:
--------------------------------------------
Windermere II Apartments;
Windermere Apartments;
Willow Creek Apartments;
Westcreek Townhomes;
Westchester Apartments;
The Club at Woodchase;
Silver Pines Senior Apartments;
Plum Creek Apartments;
Pine Valley Apartments;
Parkview Apartments;
Parker Place Apartments;
Park Grand;
Park at Clear Creek;
Martin Landing Apartments Phase II;
Martin Landing Apartments Phase I;
Las Villas Apartments;
Las Lomas Apartments;
Kimberly Park Apartments;
Hillview Apartments;
Foxridge Apartments;
Forest Ridge Apartments;
El Patrimonio Apartments;
Culpepper Landing II;
Culpepper Landing;
Crestview Apartments;
Crescent Pointe Ltp;
College Glen Apartments;
Briar Ridge;
Autumn Ridge Apartments;
Aspenwood Glen Apartments;
Prospect Hills Apartments

NSB, FSB:  [none]
---------

Teachers Insurance and Annuity Association of America:  [none]
------------------------------------------------------

                                   SCHEDULE XV

    LIST OF MORTGAGE LOANS THAT PERMIT VOLUNTARY PRINCIPAL PREPAYMENT WITHOUT
                       PAYMENT OF A FULL MONTH'S INTEREST

Morgan Stanley Mortgage Capital Inc.: [none]
-------------------------------------

IXIS REAL ESTATE CAPITAL INC.:  [none]
------------------------------

Union Central Mortgage Funding, Inc.:  [none]
-------------------------------------

Principal Commercial Funding, LLC:  [none]
----------------------------------

Washington Mutual Bank, FA:  [none]
---------------------------

Massachusetts Mutual Life Insurance Company:  [none]
--------------------------------------------

NSB, FSB:  [none]
---------

Teachers Insurance and Annuity Association of America:  [none]
------------------------------------------------------

                                  SCHEDULE XVI

    RATES USED IN DETERMINATION OF CLASS X-1 AND CLASS X-2 PASS-THROUGH RATES

    2/15/2005    0.0000000                   10/15/2006    5.8144700
    3/15/2005    5.5707800                   11/15/2006    5.9383800
    4/15/2005    5.9412000                   12/15/2006    5.8140900
    5/15/2005    5.8175000                    1/15/2007    5.8139100
    6/15/2005    5.9409200                    2/15/2007    5.8137300
    7/15/2005    5.8171700                    3/15/2007    5.8137800
    8/15/2005    5.9406500                    4/15/2007    5.9377000
    9/15/2005    5.9405000                    5/15/2007    5.8132600
   10/15/2005    5.8166500                    6/15/2007    5.9374300
   11/15/2005    5.9402200                    7/15/2007    5.8129100
   12/15/2005    5.8163000                    8/15/2007    5.9371600
    1/15/2006    5.8161300                    9/15/2007    5.9370100
    2/15/2006    5.8159500                   10/15/2007    5.8123800
    3/15/2006    5.8159500                   11/15/2007    5.9367200
    4/15/2006    5.9394900                   12/15/2007    5.8120100
    5/15/2006    5.8154200                    1/15/2008    5.9364300
    6/15/2006    5.9391800                    2/15/2008    5.8116400
    7/15/2006    5.8150500                    3/15/2008    5.8115300
    8/15/2006    5.9388700                    4/15/2008    5.9359900
    9/15/2006    5.9387000                    5/15/2008    5.8110800
    6/15/2008    5.9356700                    5/15/2010    5.8735000
    7/15/2008    5.8106800                    6/15/2010    5.9982100
    8/15/2008    5.9353500                    7/15/2010    5.8731000
    9/15/2008    5.9351900                    8/15/2010    5.9978900
   10/15/2008    5.8100700                    9/15/2010    5.9977200
   11/15/2008    5.9348500                   10/15/2010    5.8724700
   12/15/2008    5.8096500                   11/15/2010    5.9973900
    1/15/2009    5.8094500                   12/15/2010    5.8727200
    2/15/2009    5.8092400                    1/15/2011    5.8725100
    3/15/2009    5.8093600                    2/15/2011    5.8722800
    4/15/2009    5.9340200                    3/15/2011    5.8724400
    5/15/2009    5.8086400                    4/15/2011    5.9970100
    6/15/2009    5.9336700                    5/15/2011    5.8716300
    7/15/2009    5.8082200                    6/15/2011    5.9966400
    8/15/2009    5.9333000                    7/15/2011    5.8711600
    9/15/2009    5.9331100                    8/15/2011    5.9962600
   10/15/2009    5.8075400                    9/15/2011    5.9960600
   11/15/2009    5.9327300                   10/15/2011    5.8704300
   12/15/2009    5.8070900                   11/15/2011    6.0006600
    1/15/2010    5.8107800                   12/15/2011    5.8771400
    2/15/2010    5.8152500                    1/15/2012    6.0777700
    3/15/2010    5.8824800                    2/15/2012    5.9693000
    4/15/2010    5.9985200

                                  SCHEDULE XVII


                      CLASS A-AB PLANNED PRINCIPAL BALANCE

    2/15/2005      $43,800,000.00             8/15/2009      $43,800,000.00
    3/15/2005      $43,800,000.00             9/15/2009      $43,800,000.00
    4/15/2005      $43,800,000.00            10/15/2009      $43,800,000.00
    5/15/2005      $43,800,000.00            11/15/2009      $43,800,000.00
    6/15/2005      $43,800,000.00            12/15/2009      $43,800,000.00
    7/15/2005      $43,800,000.00             1/15/2010      $43,800,000.00
    8/15/2005      $43,800,000.00             2/15/2010      $43,772,351.95
    9/15/2005      $43,800,000.00             3/15/2010      $42,165,000.00
   10/15/2005      $43,800,000.00             4/15/2010      $40,808,000.00
   11/15/2005      $43,800,000.00             5/15/2010      $39,359,000.00
   12/15/2005      $43,800,000.00             6/15/2010      $37,988,000.00
    1/15/2006      $43,800,000.00             7/15/2010      $36,526,000.00
    2/15/2006      $43,800,000.00             8/15/2010      $35,141,000.00
    3/15/2006      $43,800,000.00             9/15/2010      $33,750,000.00
    4/15/2006      $43,800,000.00            10/15/2010      $32,268,000.00
    5/15/2006      $43,800,000.00            11/15/2010      $30,863,000.00
    6/15/2006      $43,800,000.00            12/15/2010      $29,367,000.00
    7/15/2006      $43,800,000.00             1/15/2011      $27,948,000.00
    8/15/2006      $43,800,000.00             2/15/2011      $26,522,000.00
    9/15/2006      $43,800,000.00             3/15/2011      $24,838,000.00
   10/15/2006      $43,800,000.00             4/15/2011      $23,397,000.00
   11/15/2006      $43,800,000.00             5/15/2011      $21,866,000.00
   12/15/2006      $43,800,000.00             6/15/2011      $20,411,000.00
    1/15/2007      $43,800,000.00             7/15/2011      $18,865,000.00
    2/15/2007      $43,800,000.00             8/15/2011      $17,396,000.00
    3/15/2007      $43,800,000.00             9/15/2011      $15,919,000.00
    4/15/2007      $43,800,000.00            10/15/2011      $15,719,094.00
    5/15/2007      $43,800,000.00            11/15/2011      $15,519,094.00
    6/15/2007      $43,800,000.00            12/15/2011      $15,319,094.00
    7/15/2007      $43,800,000.00             1/15/2012      $15,119,094.00
    8/15/2007      $43,800,000.00             2/15/2012      $14,919,094.00
    9/15/2007      $43,800,000.00             3/15/2012      $14,719,094.00
   10/15/2007      $43,800,000.00             4/15/2012      $14,519,094.00
   11/15/2007      $43,800,000.00             5/15/2012      $14,319,094.00
   12/15/2007      $43,800,000.00             6/15/2012      $14,119,094.00
    1/15/2008      $43,800,000.00             7/15/2012      $13,873,598.93
    2/15/2008      $43,800,000.00             8/15/2012      $12,626,383.00
    3/15/2008      $43,800,000.00             9/15/2012      $11,373,000.00
    4/15/2008      $43,800,000.00            10/15/2012      $11,173,000.00
    5/15/2008      $43,800,000.00            11/15/2012      $10,973,000.00
    6/15/2008      $43,800,000.00            12/15/2012      $10,773,000.00
    7/15/2008      $43,800,000.00             1/15/2013      $10,573,000.00
    8/15/2008      $43,800,000.00             2/15/2013      $10,373,000.00
    9/15/2008      $43,800,000.00             3/15/2013      $10,173,000.00
   10/15/2008      $43,800,000.00             4/15/2013       $9,973,000.00
   11/15/2008      $43,800,000.00             5/15/2013       $9,773,000.00
   12/15/2008      $43,800,000.00             6/15/2013       $9,573,000.00
    1/15/2009      $43,800,000.00             7/15/2013       $9,373,000.00
    2/15/2009      $43,800,000.00             8/15/2013       $9,056,150.00
    3/15/2009      $43,800,000.00             9/15/2013       $7,739,000.00
    4/15/2009      $43,800,000.00            10/15/2013       $6,361,000.00
    5/15/2009      $43,800,000.00            11/15/2013       $5,031,000.00
    6/15/2009      $43,800,000.00            12/15/2013       $3,639,000.00
    7/15/2009      $43,800,000.00             1/15/2014       $2,296,000.00
    2/15/2014         $997,000.00             3/15/2014               $0.00